PRELIMINARY OFFERING CIRCULAR, DATED SEPTEMBER 25, 2024

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

OFFERING CIRCULAR

SCIENTURE HOLDINGS, INC.

1,739,130 SHARES OF COMMON STOCK

By this offering circular (the “Offering Circular”), Scienture Holdings, Inc. (f/k/a TRxADE HEALTH, INC.), a Delaware corporation, is offering, on a “best-efforts” basis, a maximum of 1,739,130 shares of its common stock, par value $0.00001 per share (the “Offered Shares”), at a fixed price of $10.50 to $12.50 per share (to be fixed by post-qualification supplement), pursuant to Tier 2 of Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”), as promulgated by the United States Securities and Exchange Commission (the “SEC”). There is no minimum purchase requirement for investors in this offering. For more information regarding our securities, see “Description of Securities.”

This offering is being conducted on a “best-efforts” basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. None of the proceeds received will be placed in an escrow or trust account. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 13 of this Offering Circular, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence within two days of SEC qualification. This offering will terminate at the earliest of (i) the date on which the maximum amount of Offered Shares has been sold, (ii) the date which is one year after this offering is qualified by the SEC, or (iii) the date on which this offering is earlier terminated by us, in our sole discretion. For more information, see “Plan of Distribution.”

	Price to Public(1)	Underwriting Discounts and Commissions(2)	Proceeds to Company(3)	Proceeds to Other Persons
Per Share:	$11.50	$0.805	$10.695	$0
Total Minimum:	$0	$0	$0	$0
Total Maximum:	$12.50	$0.875	$11.625	$0.00

(1)	Assumes a public offering price of $11.50, which represents the midpoint of the offering price range of $10.50 to $12.50 per share.

(2)	We have engaged Aegis Capital Corp., member FINRA/SIPC (“the “Placement Agent”), to act as placement agent for this offering, in exchange for a fee of 7% of the aggregate offering price of the Offered Shares sold.

(3)	Does not account for the payment of expenses of this offering, which are estimated at $207,500. For more information, see “Plan of Distribution.”

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SCNX”. On September 20, 2024, the last reported sale price of our common stock under our former symbol “MEDS” was $7.59 per share. Our principal business address is 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634, our telephone number is (800) 261-0281 and our website address is www.scienture.com.

Investing in our securities is speculative and involves substantial risks. You should purchase Offered Shares only if you can afford a complete loss of your investment. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 herein, as well as our periodic and current reports filed with the Securities and Exchange Commission, which are incorporated by reference into this Offering Circular. You should read the entire Offering Circular carefully before you make your investment decision.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution – State Law Exemption and Offerings to Qualified Purchasers” on page 132. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is [●], 2024.

ABOUT THIS OFFERING CIRCULAR

Scienture Holdings, Inc. and its consolidated subsidiaries are referred to herein as “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

We incorporate by reference important information into this Offering Circular. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this Offering Circular as well as additional information described under “Information Incorporated By Reference,” before deciding to invest in our securities.

Neither we nor the Placement Agent have authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this Offering Circular. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this Offering Circular and the documents incorporated by reference in this Offering Circular is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this Offering Circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this Offering Circular and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Offering Circular must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this Offering Circular outside the United States. This Offering Circular does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Offering Circular by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks and Tradenames

Our logo and some of our trademarks and tradenames are used in this Offering Circular. This Offering Circular may also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this Offering Circular may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market and Industry Data

The market data and certain other statistical information used throughout this Offering Circular are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this Offering Circular, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this Offering Circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to the Company, is also based on our good faith estimates.

Available Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors” page of our website at www.scienture.com. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at the corporate address and telephone number set forth in this Offering Circular. Our website address is www.scienture.com. The information on, or that may be accessed through, our website is not incorporated by reference into this Offering Circular and should not be considered a part of this Offering Circular.

1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains statements that constitute forward-looking statements which are subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Some of the statements in this Offering Circular constitute forward-looking statements because they relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These factors include those set forth below and those disclosed in the section titled “Risk Factors” below. Forward-looking statements in this Offering Circular may include, for example, statements about:

●	Risks related to our history of operating losses and that our operations may not become profitable;

●	Claims relating to alleged violations of intellectual property rights of others;

●	Technical problems with our websites;

●	Risks relating to implementing our acquisition strategies, and the risk that acquisitions will likely be dilutive to our stockholders and we may not realize the anticipated benefits of certain strategic transactions that we pursue or effect;

●	Our ability to manage our growth;

●	Negative effects on our operations associated with the opioid pain medication health crisis;

●	Regulatory and licensing requirement risks;

●	Risks related to changes in the U.S. healthcare environment;

●	The status of our information systems, facilities and distribution networks;

●	Risks associated with the operations of our more established competitors;

●	Regulatory changes;

●	Healthcare fraud;

●	Our ability to respond to general economic conditions, including financial market volatility and disruption, elevated levels of inflation, and declining economic conditions in the United States;

●	Changes in laws or regulations relating to our operations;

●	Privacy laws;

●	System errors;

●	Dependence on current management;

●	Our growth strategy; and

●	Other risks disclosed below under, and incorporated by reference in, “Risk Factors.”

The forward-looking statements contained in this Offering Circular are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, those factors described under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

2

We use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates,” “targets” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this Offering Circular involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in the section titled “Risk Factors” in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statements in this Offering Circular should not be regarded as a representation by us that our plans and objectives will be achieved.

We have based the forward-looking statements included in this Offering Circular on information available to us on the date of this Offering Circular, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements in this Offering Circular, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all the information that you should consider in making your investment decision. Before investing in our common stock, you should read the entire Offering Circular carefully, including the sections entitled “Risk Factors,” “Discussion and Analysis of Financial Condition and Results of Operations of TRxADE HEALTH, Inc. (n/k/a Scienture Holdings, Inc.)” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scienture LLC,” and the consolidated financial statements and the related notes contained in this Offering Circular.

Company Overview

We historically focused on health services IT assets and operations aimed at digitalizing the retail pharmacy experience via an online pharmaceutical marketplace. Our current primary operations are conducted through our wholly owned subsidiary, Integra Pharma Solutions, LLC (“IPS”), which is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

More recently, we acquired a wholly owned subsidiary, Scienture LLC, which is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system and cardiovascular diseases. Scienture LLC is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Available Information

Our principal business address is 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 and our telephone number is (800) 261-0281. We maintain our corporate website at www.scienture.com (this website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Offering Circular). Information on our website does not constitute a part of, nor is it incorporated in any way, into this Offering Circular and should not be relied upon in connection with making an investment decision. We make available free of charge on www.scienture.com/investors our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. We may from time to time provide important disclosures to investors by posting them in the “Investors” section of our website.

3

Our common stock was listed previously on Nasdaq under the symbol “MEDS” and is listed currently on Nasdaq under the symbol “SCNX.” We file annual, quarterly, and current reports, proxy statements and other information with the SEC and are subject to the requirements of the Exchange Act. These filings are available to the public on the SEC’s website at http://www.sec.gov.

Status as a Public Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

Summary of Risk Factors

We are subject to numerous risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, results of operations, financial condition, and/or cash flows. You should carefully consider the risks discussed in the section titled “Risk Factors,” including the following risks, before investing in our common stock.

Risks Related to Our Business

●	We have been unprofitable, have recently generated net losses, and we may incur losses in the future.
●	We hold a clinical-stage biopharmaceutical company with a limited operating history, which may make it difficult to evaluate its current business and predict its future success and viability.
●	We need additional capital which may not be available when needed or on commercially acceptable terms, thereby casting substantial doubt on our ability to continue as a going concern. Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates. To the extent outstanding loan conversion rights associated with our existing indebtedness are exercised, there will be dilution to our stockholders.

4

●	It is likely that any efforts we may make to acquire a business will result in substantial additional dilution to our stockholders.
●	Due to the significant resources required to develop our product pipeline, and depending on our ability to access capital, we must prioritize the development of certain product candidates over others and we may fail to expend our limited resources on product candidates or indications that may have been more profitable or for which there is a greater likelihood of success.
●	Our business is highly dependent on the success of certain product candidates. If we are unable to successfully complete clinical development, obtain regulatory approval for or commercialize one or more of our product candidates, or if we experience delays in doing so, our business will be materially harmed.
●	We are dependent upon our current management, who may have conflicts of interest. Our ability to develop product candidates and our future growth depends on attracting, hiring and retaining key personnel and recruiting additional qualified personnel.
●	Our business is subject to rigorous regulatory and licensing requirements.
●	Our growth depends in part on the success of our strategic relationships with third parties. Some of these third parties may be located outside of the United States.

Risks Related to Our Industry

●	A significant number of plaintiffs have filed lawsuits relating to the manufacturing, marketing or distribution of certain prescription medications.
●	Changes to the U.S. healthcare environment may not be favorable to us.
●	Consolidation in the U.S. healthcare industry may negatively impact our results of operations.
●	The successful development of pharmaceutical products involves a lengthy and expensive process and is highly uncertain.

Risks Related to Our Legal and Regulatory Requirements

●	We are subject, directly or indirectly, to federal and state healthcare, fraud, abuse false claims, and other laws and regulations as well as health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face investigations and substantial penalties. Furthermore, it may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.
●	We may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of our product candidates and adversely impact our business and results of operations.
●	Even if we obtain regulatory approval for any of our product candidates, we will be subject to ongoing regulatory requirements, which may result in significant additional expenses. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.
●	Even if we are able to commercialize any of our product candidates, the third-party payor coverage and reimbursement status of newly-approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.
●	Our third party collaborators and service providers are, or may become, subject to a variety of stringent and evolving privacy and data security laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to privacy and data security. Any actual or perceived failure to comply with such obligations could expose us to significant fines or other penalties and otherwise harm our business and operations.
●	Healthcare legislative reform measures may have a negative impact on our business and results of operations.

5

Risks Related to Our Technology and Intellectual Property

●	We may not be able to protect our intellectual property and trade secret rights throughout the world. If our efforts to protect our intellectual property rights are inadequate, we may not be able to compete effectively in our market.
●	We depend on in-licensed intellectual property. If we fail to comply with our obligations under intellectual property licenses with third parties, we could lose license rights that are important to our business.
●	If we or our licensors are unable to obtain and maintain patent protection for our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our product candidates, and our ability to successfully commercialize our product candidates may be adversely affected.
●	Changes to patent law in the United States and in foreign jurisdictions could diminish the value of our patents in general, thereby impairing our ability to protect our product candidates.
●	If we do not obtain patent term extension for our current product candidates, our business may be materially harmed.
●	We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be distracting, expensive, time consuming, and unsuccessful.
●	We may be subject to claims challenging the inventorship or ownership of our intellectual property or asserting that we violated intellectual property rights of others, the outcome of which would be uncertain. These claims could be extremely costly to defend, could require us to pay significant damages and limit our ability to operate, and could distract our personnel from normal responsibilities.
●	Our business and operations depend on the proper functioning of information systems, critical facilities and distribution networks, including those of our third party collaborators and service providers. These information systems may be subject to cyber-attacks, security breaches, compromises or other incidents, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand, material disruption of our development programs and operations, or other adverse consequences.

Risks Related to Accounting Matters

●	We have identified material weaknesses in our internal control over financial reporting and controls and procedures which could, if not remediated, adversely affect our ability to report our financial condition, cash flows and results of operations in a timely and accurate manner and/or increase the risk of future misstatements, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock and/or debt securities to decline.

Risks Related to Our Governing Documents and Delaware Law

●	Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.
●	Our directors have the right to authorize the issuance of shares of preferred stock and additional shares of our common stock.
●	Anti-takeover provisions may impede the acquisition of the Company.

Risks Related to the Offering and Our Common Stock

●	We incur significant costs to ensure compliance with federal laws and Nasdaq reporting and corporate governance requirements.
●	We may not be able to comply with Nasdaq’s continued listing standards.
●	The exercise of outstanding warrants, options and other securities that are exercisable into shares of our common stock will be dilutive to our existing stockholders.
●	Our common stock price is likely to be highly volatile because of several factors, including a limited public float.
●	There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.
●	Our management will have broad discretion over the use of the net proceeds from this offering.

6

General Risk Factors

●	U.S. and global economic conditions could materially adversely affect the Company’s business, results of operations, financial condition and growth.
●	Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.
●	We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.
●	Levels or types of insurance may not be adequate to cover claims.
●	Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

Offering Summary

Common Stock Offered	The Offered Shares, 1,739,130 shares of common stock, are being offered by the Company in a “best efforts” offering.

Offering Price Per Share	$10.50 to $12.50 per Offered Share (to be fixed by post-qualification supplement).

Common Stock Outstanding Before the Offering	8,576,795 shares of common stock.

Common Stock Outstanding After the Offering	10,315,925 shares of common stock, assuming all of the Offered Shares are sold hereunder.

Minimum Number of Shares to Be Sold in This Offering	None.

Investor Suitability Standards	The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act.

Termination of this Offering	This offering will terminate at the earliest of (i) the date on which all of the Offered Shares have been sold, (ii) the date which is one year from this offering being qualified by the SEC, and (iii) the date on which this offering is earlier terminated by us, in our sole discretion. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds of this offering for capital expenditures, working capital, or for other general corporate purposes, or a combination thereof. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. Our Offered Shares should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully read the section titled “Risk Factors” beginning on page 13 and the other information included in this Offering Circular for a discussion of factors you should consider carefully before deciding to invest in our common stock. See “Risk Factors.”

Nasdaq Symbol	Our common stock was listed previously on Nasdaq under the symbol “MEDS” and, as of September 23, 2024, is listed on Nasdaq under the symbol “SCNX”.

7

Unless otherwise indicated, all information contained in this Offering Circular assumes the sale of all of the shares offered hereby at an assumed public offering price of $11.50 per share, which represents the midpoint of the offering price range herein. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 8,576,795 shares outstanding as of September 20, 2024 and excludes:

●	190,242 shares issuable upon exercise of warrants;

●	1,575,900 shares issuable upon conversion of preferred stock; and

●	23,930 shares issuable upon exercise of options.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Exchange Act. Our continuing reporting obligations under Regulation A are deemed to be satisfied as long as we comply with our Section 13(a) reporting requirements.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA of TRxADE HEALTH, INC. (n/k/a Scienture holdings, Inc.)

The following tables present our summary financial data and should be read together with TRxADE HEALTH, Inc.’s audited consolidated financial statements for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TRxADE HEALTH, Inc. (n/k/a Scienture Holdings, Inc.” from the aforementioned periods appearing elsewhere in this Offering Circular. TRxADE HEALTH, Inc.’s financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$7,719,993	$314
Accounts receivable, net	13,091	-
Inventory	6,439	968
Prepaid expenses	797,383	50,724
Notes receivable, related party	1,300,000	1,300,000
Other receivables	2,230,797	1,224,702
Deferred offering costs	69,444	-
Current assets of discontinued operations	7,297	176,355
Total current assets	12,144,444	2,753,063
Property, plant and equipment, net	6,500	7,500
Deposits	22,039	10,531
Investments	2,500,000	-
Operating lease right-of-use assets	175,550	191,216
Noncurrent assets of discontinued operations	-	9,570,603
Total assets	$14,848,533	$12,532,913

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$726,266	$1,463,014
Accrued liabilities	500,454	160,214
Other current liabilities	5,441	67,831
Contingent funding liabilities	-	1,246,346
Lease liability, current	32,608	32,595
Warrant liability	1,631,974	736,953
Current liabilities of discontinued operations	5,346	7,849,402
Total current liabilities	2,902,089	11,556,355
Lease liability, net of current portion	160,996	176,909
Noncurrent liabilities of discontinued operations	-	257,296
Total liabilities	3,063,085	11,990,560

Stockholders’ equity (deficit):

Common stock	14	9
Additional paid-in capital	38,290,315	33,788,284
Accumulated deficit	(26,504,881)	(33,245,940)
Total stockholders’ equity	11,785,448	542,353
Total liabilities and stockholders’ equity	$14,848,533	$12,532,913

8

	December 31,	December 31,
	2023	2022
Assets
Current Assets
Cash	$151,908	$1,094,894
Accounts receivable, net	821,804	629,921
Inventory	968	65,523
Prepaid assets	107,774	104,461
Notes receivable	1,300,000	-
Other receivables	370,608	-
Current assets of discontinued operations	-	198,324
Total Current Assets	2,753,062	2,093,123

Property, plant and equipment, net	277,009	65,214
Intangible assets and capitalized software, net	8,962,688	-
Security deposits	10,531	49,029
Operating lease right-of-use assets	529,623	1,051,815
Noncurrent assets of discontinued operations	-	450,845
Total Assets	$12,532,913	$3,710,026

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	2,082,054	527,984
Accrued liabilities	400,987	271,230
Other current liabilities	70,310	67,517
Contingent funding liabilities	1,246,346	108,036
Lease liabilities – current portion	139,705	196,872
Notes payable – current portion	6,530,000	166,667
Warrant liability	736,953	588,533
Purchase price payable	350,000	-
Current liabilities of discontinued operations	-	219,952
Total Current liabilities	11,556,355	2,146,791

Long Term Liabilities
Lease liabilities – net of current portion	409,205	887,035
Notes payable	25,000	333,333

Total Liabilities	11,990,560	3,367,159

Stockholders’ Equity

Common stock	9	6
Additional paid-in capital	33,788,284	20,482,666
Retained deficit	(33,245,940)	(19,719,536)
Total TRxADE Health, Inc stockholders’ equity	542,353	763,136
Non-controlling interest in subsidiary	-	(420,269)
Total stockholders’ equity	542,353	342,867

Total Liabilities and Stockholders’ Equity	$12,532,913	$3,710,026

9

	Six Months Ended
	June 30,			Percent
	2024	2023	Change	Change
Revenues	$18,699	$842,882	$(824,183)	-98%
Cost of sales	19,402	719,484	(700,082)	-97%
Gross (loss) profit	(703)	123,398	(124,101)	-101%
Operating expenses:
Wage and salary expense	534,644	337,893	196,751	58%
Professional fees	688,689	324,297	364,392	112%
Accounting and legal expense	510,755	373,015	137,740	37%
Technology expense	138,289	52,875	85,414	162%
General and administrative (less stock-based compensation expense)	5,091,316	394,277	4,697,039	1191%
Warrants and options expense	24,266	22,217	2,049	9%
Total operating expenses	6,987,959	1,504,574	5,483,385	364%
Change in fair value of warrant liability	(895,021)	(1,368,628)	473,607	-35%
Interest income	103,952	4,198	99,754	2376%
Loss on disposal of asset	(374,968)	(352,244)	(22,724)	100%
Interest expense	(103,464)	(243,126)	139,662	-57%
Net loss from operations	(8,258,162)	(3,340,976)	(4,917,185)	147%
Income from discontinued operations	27,670,294	688,145	26,982,149	3921%
Net income (loss)	$19,412,132	$(2,652,831)	$22,064,964	-832%

	Years Ended December 31,
	2023	2022

Revenues	$8,272,214	$10,250,168
Cost of sales	5,673,957	4,730,897
Gross Profit	2,598,257	5,519,271
Operating Expenses:
Loss on inventory investment	-	875,250
Wage and salary expense	2,698,178	3,581,089
Professional fees	1,466,567	466,735
Accounting and legal expense	1,534,377	829,751
Technology expense	1,376,908	993,185
General and administrative	2,785,633	1,689,230
Total operating expenses	9,861,663	8,435,240
Operating Loss	(7,263,406)	(2,915,969)
Change in fair value of warrant liability	(148,420)	825,544
Interest income	4,198	20,989
Goodwill impairment	(5,129,115)	-
Gain on disposal of asset	-	2,200
Other income	14,543	-
Interest expense	(1,198,346)	(336,206)
Total nonoperating income (expense)	(6,457,140)	512,527
Net loss from continuing operations	(13,720,546)	(2,403,442)
Net loss on discontinued operations	(4,123,028)	(1,506,426)
Net Loss	(17,843,574)	(3,909,868)

10

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA of scienture LLC.

The following tables present our summary financial data and should be read together with Scienture LLC’s audited consolidated financial statements for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 and accompanying notes and information in “Scienture LLC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” from the aforementioned periods appearing elsewhere in this Offering Circular. Scienture LLC’s financial statements are prepared and presented in accordance with GAAP. Scienture’s historical results are not necessarily indicative of its future results.

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$114,210	$1,123,878
Accounts receivable	-	66,414
Other receivables	485	485
Total Current Assets	114,695	1,190,777
Operating lease, right of use asset	61,579	64,091
Total Assets	$176,273	$1,254,868

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$884,581	$107,175
Accrued expenses and other liabilities	1,198,822	332,212
Convertible notes	-	3,665,220
Operating lease liability	22,567	21,403
Total Current Liabilities	2,105,970	4,126,010
Long-term convertible notes, net of debt discount	1,734,661	1,625,117
Operating Lease Liability, non current	39,319	42,893
Development agreement liability	1,285,000	-
Total Liabilities	5,164,950	5,794,020

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $ .0001 par value, 3,365,657 authorized, issued and outstanding	337	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	10,835,257	6,849,064
Accumulated deficit	(15,824,770)	(11,388,956)
Total stockholders’ deficit	(4,988,676)	(4,539,152)
Total Liabilities and Stockholders’ Deficit	$176,273	$1,254,868

11

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$1,123,878	$604,813
Accounts receivable	66,414	-
Other receivables	485	485
Total Current Assets	1,190,777	605,298
Operating lease, right of use asset	64,091	-
Total Assets	$1,254,868	$605,298

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	107,175	393,676
Accrued expenses and other liabilities	332,211	83,494
Convertible notes	3,665,220	2,950,000
Operating lease liability	21,404	-
Total Current Liabilities	4,126,010	3,427,170
Long-term convertible debt, net of debt discount	1,625,117	-
Operating lease liability, non current	42,893	-
Total Liabilities	5,794,020	3,427,170

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 2,400,000 authorized, issued and outstanding	240	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	6,849,064	6,325,355
Accumulated deficit	(11,388,956)	(9,147,967)
Total stockholders’ deficit	(4,539,152)	(2,821,872)
Total Liabilities and Stockholders’ Deficit	$1,254,868	$605,298

	Six Months Ended June 30,
	2024	2023
Revenue	$-	$800,000

Operating Expenses:
Research and development	1,520,947	946,435
General and administrative	1,413,893	267,236
Termination fee	1,285,000	-
Total operating expenses	4,219,841	1,213,670

Loss from Operations	(4,219,841)	(413,670)

Other Income (Expense)
Other income	11,931	18,304
Interest expense	(227,905)	(76,203)
Total other expense	(215,974)	(57,900)

Net Loss	$(4,435,814)	$(471,570)

	Year Ended December 31,
	2023	2022

Net revenue	$800,000	$300,000

Operating Expenses:
Research and development	2,029,812	3,061,492
General and administrative expenses	719,318	880,110
Total operating expenses	2,749,210	3,941,602

Loss from Operations	(1,949,210)	(3,641,602)

Other Income (Expense)
Dividend income	2,401	-
Interest income (expense), net	(312,577)	(76,351)
Miscellaneous income	18,397	9,574
Total other expense	(291,779)	(66,777)

Net Loss	$(2,240,989)	$(3,708,378)

12

RISK FACTORS

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition and results of operations. The market price of shares of our Common Stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in this section are forward- looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

The risks discussed below are not exhaustive and are based on certain assumptions made by us. Investors are encouraged to perform their own investigation with respect to the business, financial condition and operating results of the Company. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, financial condition or results of operations. The following discussion should be read in conjunction with our financial statements and the notes thereto included elsewhere in this Registration Statement.

You should carefully consider the following risk factors in addition to the other information included in this Registration Statement before deciding whether to invest in our Common Stock. You should not consider this list to be a complete statement of all risks and uncertainties. Please see the section titled “Where You Can Find More Information” in this Registration Statement.

Risks Related to Our Business

We have been unprofitable, have recently generated net losses, and we may incur losses in the future.

We did not generate any revenues in the first quarter of 2024 and revenues generated from our consolidated operations for the years ended December 31, 2023 and 2022 were $8,272,214 and $10,250,168, respectively.

We incurred a net loss of $13,720,546 for during the year ended December 31, 2023, compared to a net loss of $2,403,442 for the year ended December 31, 2022. We may incur other losses in the foreseeable future due to the significant costs associated with our business operations, including costs associated with maintaining industry regulatory and licensure compliance. We also incur significant compliance costs associated with maintaining SEC regulatory and financial reporting requirements, as well as costs to maintain minimum listing requirements of Nasdaq. We cannot assure you that our operations will annually generate sufficient revenues to fund our continuing operations or to fully implement our business plan, and thereafter sustain profitability in any future period.

13

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a business, the implementation and execution of our business plan, and the regulatory environment affecting the distribution of pharmaceuticals in which we operate.

We operate a clinical-stage biopharmaceutical company with a limited operating history, which may make it difficult to evaluate its current business and predict its future success and viability.

We hold a clinical-stage biopharmaceutical company with a limited operating history. Scienture LLC was formed in 2019 and its operations to date have been limited to organizing and staffing its company, business planning, raising capital, identifying and developing its product candidates for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases, securing intellectual property rights, and planning and undertaking preclinical studies and clinical trials. Scienture LLC has not yet demonstrated an ability to generate revenues, obtain regulatory approvals, manufacture any product on a commercial scale or arrange for a third party to do so on its behalf or conduct sales and marketing activities necessary for successful product commercialization. Scienture LLC’s limited operating history as a company makes any assessment of its future success and viability subject to significant uncertainty. Scienture LLC will encounter risks and difficulties frequently experienced by early-stage biopharmaceutical companies in rapidly evolving fields, and Scienture has not yet demonstrated an ability to successfully overcome such risks and difficulties. If Scienture does not address these risks and difficulties successfully, its business will suffer.

The success of our business depends primarily upon its ability to identify, develop, and commercialize product candidates, including our existing product candidates: SCN-102, SCN-104, SCN-106, and SCN-107. We only have one product candidate, SCN-102, for which it has conducted pivotal clinical studies to date, and we will be required to similarly perform pivotal clinical studies for the other products in its pipeline in order to obtain regulatory approval for these earlier stage candidates. Our business depends heavily on its ability to obtain FDA approval for SCN-102 and successfully launch this product candidate and do the same for the other products in its pipeline. We do not know whether it will be able to develop any products of commercial value. We do not have any products approved for commercial sale and have not generated any revenue from product sales to date. We will continue to incur significant research and development and other expenses related to its preclinical and clinical development and ongoing operations. As a result, we are not profitable and has incurred losses in each period since its inception. Net losses and negative cash flows have had, and likely will continue to have, an adverse effect on our financial condition. Scienture LLC’s net losses totaled $3.7 million and $2.2 million for the years ended December 31, 2022 and December 31, 2023, respectively. Scienture LLC’s net losses totaled $4.4 million and $471 thousand for the six months ended June 30, 2023 and 2024, respectively. As of June 30, 2024, Scienture LLC has not yet generated revenues and had an accumulated deficit of $15.8 million. We expect to continue to incur significant losses for the foreseeable future, and we expect these losses to increase as we continue our research and development of, and seek regulatory approvals for, our product candidates.

We anticipate that our expenses will increase substantially if, and as, we:

●	advance its product candidates through clinical development;

●	seek regulatory approvals for Scienture’s product candidates that successfully complete clinical trials;

●	hire additional clinical, quality control, medical, scientific and other technical personnel to support the clinical development of Scienture’s product candidates;

●	experience an increase in headcount as Scienture expands its research and development organization and market development and pre-commercial planning activities;

14

●	undertake any pre-commercial or commercial activities to establish sales, marketing and distribution capabilities, including in relation to its product candidates;

●	seek to identify, acquire and develop additional product candidates, including through business development efforts to invest in or in-license other technologies or product candidates;

●	maintain, expands and protects its intellectual property portfolio;

●	make milestone, royalty or other payments due under any future in-license or collaboration agreements; and

●	make milestone, royalty, interest or other payments due under any future financing or other arrangements with third parties.

Biopharmaceutical product development entails substantial upfront capital expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, secure market access and reimbursement and become commercially viable, and therefore any investment in us is highly speculative. Accordingly, you should consider our prospects, factoring in the costs, uncertainties, delays and difficulties frequently encountered by companies in clinical development, especially clinical-stage biopharmaceutical companies such as us. Any predictions you make about our future success or viability may not be as accurate as they would otherwise be if it had a longer operating history or a history of successfully developing and commercializing pharmaceutical products. We may encounter unforeseen expenses, difficulties, complications, delays and other known or unknown factors in achieving Scienture’s business objectives.

Additionally, our expenses could increase beyond our expectations if we are required by the FDA or other comparable regulatory authorities to perform clinical trials in addition to those that we currently expect, or if there are any delays in establishing appropriate manufacturing arrangements for or in completing its clinical trials or the development of any of our product candidates.

We need additional capital which may not be available when needed or on commercially acceptable terms, thereby casting substantial doubt on our ability to continue as a going concern. Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates. To the extent outstanding loan conversion rights associated with our existing indebtedness are exercised, there will be dilution to our stockholders.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. As of June 30, 2024, the Company had an accumulated deficit of $26.5 million. After the Company’s MMS disposition, the Company had $3.5 million in cash. The Company received $7.5 million in May 2024 pertaining to the final payment of the MMS disposition. As of June 30, 2024, Scienture had $109,000 in cash and cash equivalents and $5,000 in money market securities.

Scienture LLC’s activities of developing biopharmaceutical products, including conducting preclinical studies and clinical trials, is a very time-consuming, expensive and uncertain process that takes years to complete. Moving forward, we expect our expenses to continue to increase in connection with our ongoing activities, particularly as we conduct clinical trials of, and seek regulatory and marketing approval for, our product candidates. Even if our current or future product candidates are approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product candidate. Because of the numerous risks and uncertainties associated with research and development of product candidates, we are unable to predict the timing or amount of our working capital requirements.

15

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations with existing cash, cash equivalents, short-term investments, and any future equity or debt financings and upfront and milestone and royalty payments, if any, received under any future licenses or collaborations. While the Company believes that its cash as of the date of this Registration Statement will be sufficient to meet its funding requirements during the next 12 months, this belief may prove to be wrong as we could utilize available capital resources sooner than we expect. We will eventually need to raise additional capital or secure debt funding to support on-going operations. This may include raising additional financing on an opportunistic basis in the future. For example, we may seek to raise equity capital or obtain additional capital in the near term due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for current or future operating plans.

Attempting to secure additional financing may divert management from day-to-day activities, which may adversely affect our ability to develop product candidates. Our future capital requirements will depend on many factors, including but not limited to:

●	the scope, timing, progress, costs and results of discovery, preclinical development and clinical trials for our current or future product candidates;

●	the number of clinical trials required for regulatory approval of our current or future product candidates;

●	the costs, timing and outcome of regulatory review of any of our current or future product candidates;

●	the costs associated with acquiring or licensing additional product candidates, technologies or assets, including the timing and amount of any milestones, royalties or other payments due in connection with our acquisitions and licenses;

●	the cost of manufacturing clinical and commercial supplies of our current or future product candidates;

●	the costs and timing of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending any intellectual property-related claims, including any claims by third parties that we are infringing upon their intellectual property rights;

●	the effectiveness of our approach at identifying target patient populations and utilizing our approach to enrich our patient population in our clinical trials;

●	our ability to maintain existing, and establish new, strategic collaborations or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement;

●	the costs and timing of future commercialization activities, including manufacturing, marketing, sales and distribution, for any of our product candidates for which we receive marketing approval;

●	the revenue, if any, received from commercial sales of our product candidates for which we receive marketing approval;

●	expenses to attract, hire and retain skilled personnel;

●	our ability to establish a commercially viable pricing structure and obtain approval for coverage and adequate reimbursement from third-party and government payors;

●	the effect of macroeconomic trends including inflation and rising interest rates;

●	addressing any potential supply chain interruptions or delays;

●	the effect of competing technological and market developments; and

●	the extent to which we acquire or invests in business, products and technologies.

16

We anticipate that the sources of capital available to us will be through the sale of equity and debt, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. Our ability to raise additional funds will depend on financial, economic, political and market conditions and other factors, over which we may have no or limited control. The issuance of additional securities, whether equity or debt, or the possibility of such issuance, may cause the market price of our shares to decline. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues, our financial position, and liquidity. Furthermore, we could be forced to delay, limit, reduce or terminate product development programs, future commercialization efforts or other operations.

On September 2023, Scienture LLC entered into a Loan and Security Agreement dated September 8, 2023, by and between NV Finance LLC, a Nebraska Limited Liability Company (“NVK”) and Scienture LLC (the “NVK Loan Agreement”) for a principal amount of $2,000,000. The loan is due upon maturity, together with all unpaid interest expense, in September 2025. The outstanding balance under the NVK debt is convertible, at NVK’s option at any time, into common stock. NVK is entitled to receive warrants to purchase shares of Scienture LLC’s common stock. Scienture LLC entered into a Consent and Waiver on July 25, 2024 (the “NVK Consent and Waiver”), regarding the NVK loan in connection with the business combination with TRxADE HEALTH, Inc. Under the NVK Consent and Waiver, the warrants previously granted to NVK were converted into 5.25% warrants on a fully diluted basis, equaling 500,526 shares of outstanding common stock of Scienture LLC and placed in escrow. Any such conversion by NVK will result in dilution to holders of the Company’s common stock. Conversely, should NVK not exercise its conversion right prior to maturity of the loan, Scienture LLC would need to obtain additional financing to fund its cash payment obligations thereunder.

If we raise additional capital through the sale of equity or convertible debt securities or we issue any equity or convertible debt securities in connection with a collaboration agreement or other contractual arrangement, our stockholders’ ownership interests also will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of stockholders.

Debt financing, if available, may result in increased fixed payment obligations and involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends or acquiring, selling or licensing intellectual property rights or assets, which could adversely impact the ability to conduct our business.

If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies, future revenue streams or product candidates or grant licenses on terms that may not be favorable to us. We could also be required to seek funds through arrangements with collaborators or others at an earlier stage than otherwise would be desirable. Any of these occurrences may have a material adverse effect on our business, operating results and prospects.

Market conditions and changes in financial regulations and policies can impact the viability of financial institutions. In the event of failure of any of the financial institutions where we maintain cash and cash equivalents, there can be no assurance that we would be able to access uninsured funds in a timely manner or at all. Any inability to access or delay in accessing these funds could adversely affect our business and financial position. In addition, changes in regulations governing financial institutions are beyond our control and difficult to predict; consequently, the impact of such changes on our business and results of operations is difficult to predict and may have an adverse effect on us.

These matters, when considered in the aggregate, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time, which is defined as within one year after the date that our condensed financial statements are issued. The financial herein do not contain any adjustments to reflect the possible future effects on the classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

17

It is likely that any efforts we may make to acquire a business will result in substantial additional dilution to our stockholders.

Our existing resources will likely be insufficient to support business operations for a significant period of time. Furthermore, with any business combination or acquisition in which we engage, we will likely issue shares of our common stock rather than paying cash for the business. Moreover, if we raise capital for any operations in the future or issue stock for a business combination or acquisition, such action will require the issuance of equity or debt securities which will likely result in substantial dilution to our existing stockholders. Although we will attempt to minimize the dilutive impact of any future business acquisition or capital-raising activities, we cannot offer any assurance that we will be able to do so.

Indebtedness and liabilities could limit the cash flow available for our operations, including under Scienture LLC’s outstanding secured convertible debt, expose us to risks that could adversely affect our business, financial condition, and results of operations.

In September 2023, Scienture LLC incurred $2 million of indebtedness under a Loan and Security Agreement dated September 8, 2023, by and between NVK Finance LLC, a Nebraska Limited Liability Company (“NVK”) and Scienture LLC (the “NVK Loan Agreement”) in connection with the business combination of NVK with Scienture LLC. In the future, we may incur indebtedness to meet financing needs or otherwise refinance existing indebtedness. Indebtedness could have significant negative consequences for our security holders and our business, results of operations, and financial condition by, among other things:

Increasing vulnerability to adverse economic and industry conditions;

●	Limiting our ability to obtain additional financing;
●	Requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the amount of cash available for other purposes;
●	Limiting our flexibility to plan for, or react to, changes in our business; and
●	Placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Scienture LLC’s obligations under the NVK loan agreement are secured by a first priority security interest in all of Scienture LLC’s assets, including its intellectual property rights. Accordingly, Scienture LLC’s failure to perform its obligations under the NVK loan agreement could result in NVK selling to foreclose on this collateral. Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves to pay amounts due under any indebtedness incurred.

Due to the significant resources required to develop our product pipeline, and depending on our ability to access capital, we must prioritize the development of certain product candidates over others and we may fail to expend our limited resources on product candidates or indications that may have been more profitable or for which there is a greater likelihood of success.

Our lead product candidate, SCN-102, for the treatment of hypertension, is currently under FDA review. Our other product candidates and programs are at various stages of development, and we have not yet initiated clinical trials for these other candidates in our pipeline. We seek to support Scienture LLC in rapidly advancing discovery and development of transformational medicines for patients suffering from CNS and CVS diseases.

Due to the significant resources required for the development of our product candidates, we must decide which product candidates and indications to pursue and advance and the amount of resources to allocate to each. Our decisions concerning the allocation of research, development, collaboration, management and financial resources toward particular product candidates, therapeutic areas or indications may not lead to the development of viable commercial products and may divert resources away from better opportunities. If we make incorrect determinations regarding the viability or market potential of any of our product candidates or misread trends in the pharmaceutical industry, in particular for CNS and CVS diseases, our business, financial condition and results of operations could be materially and adversely affected. As a result, we may fail to capitalize on viable commercial products or profitable market opportunities, be required to forego or delay pursuit of opportunities with other product candidates or other diseases and disease pathways that may later prove to have greater commercial potential than those we choose to pursue, or relinquish valuable rights to such product candidates through collaboration, licensing or royalty arrangements in cases in which it would have been advantageous for us to invest additional resources to retain sole development and commercialization rights.

18

Our business is highly dependent on the success of certain product candidates. If we are unable to successfully complete clinical development, obtain regulatory approval for or commercialize one or more of our product candidates, or if we experience delays in doing so, our business will be materially harmed.

We have not completed the development of any product candidates. Although we have initiated development for product candidates, all of these candidates, other than SCN-102, remain in early-stage clinical or preclinical development. Our future success and ability to generate revenue from our product candidates is dependent on our ability to successfully develop, obtain regulatory approval for and commercialize one or more of our product candidates. Even if approved by the FDA, SCN-102 will require substantial additional investment for commercialization, clinical development, regulatory review, and approval in one or more jurisdictions. If any of our product candidates encounters safety or efficacy problems, development delays, regulatory issues or other problems, our development plans and business would be materially harmed.

We may not have the financial resources to continue development of our product candidates, particularly if we experience any issues that delay or prevent regulatory approval of, or our ability to commercialize, product candidates, including:

●	our inability to demonstrate to the satisfaction of the FDA or other comparable regulatory authorities that our product candidates are safe and effective;

●	insufficiency of our financial and other resources to complete the necessary clinical trials and preclinical studies;

●	negative or inconclusive results from our clinical trials, preclinical studies or the clinical trials of others for product candidates similar to ours, leading to a decision or requirement to conduct additional clinical trials or preclinical studies or abandon a program;

●	product-related adverse events experienced by subjects in our clinical trials, including unexpected toxicity results, or by individuals using drugs or therapeutic biologics similar to our product candidates;

●	delays in submitting an Investigational New Drug (“IND”) application or other regulatory submission to the FDA or other comparable regulatory authorities, or delays or failure in obtaining the necessary approvals from regulators to commence a clinical trial or a suspension or termination, or hold, of a clinical trial once commenced;

●	conditions imposed by the FDA or other comparable regulatory authorities regarding the scope or design of our clinical trials;

●	poor effectiveness of our product candidates during clinical trials;

●	better than expected performance of control arms, such as placebo groups, which could lead to negative or inconclusive results from our clinical trials;

●	delays in enrolling subjects in our clinical trials;

●	high drop-out rates of subjects from our clinical trials;

●	inadequate supply or quality of product candidates or other materials necessary for the conduct of our clinical trials;

●	higher than anticipated clinical trial or manufacturing costs;

19

●	unfavorable FDA or comparable regulatory authority inspection and review of our clinical trial sites;

●	failure of our third-party contractors or investigators to comply with regulatory requirements or the clinical trial protocol or otherwise meet their contractual obligations in a timely manner, or at all;

●	delays and changes in regulatory requirements, policies and guidelines, including the imposition of additional regulatory oversight around clinical testing generally or with respect to our therapies in particular; or

●	varying interpretations of data by the FDA or other comparable regulatory authorities.

In addition, clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not guarantee regulatory approval in any other country. We may in the future conduct one or more of our clinical trials with one or more trial sites that are located outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to conditions imposed by the FDA, and there can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any trial that we conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and could delay or permanently halt our development of the applicable product candidates.

We have attempted to expand, and may further explore, the expansion of our business beyond our legacy business model, and those efforts may not prove successful or we may encounter difficulties in managing our growth thereby harming our business or increasing our risk of failure.

For the foreseeable future, we intend to pursue an aggressive growth strategy for the expansion of our operations through increased product development and marketing (or acquisitions of business operations and assets outside of our legacy operations). Our ability to rapidly expand our operations will depend upon many factors, including our ability to work in a regulated environment, market value-added products effectively to independent pharmacies, establish and maintain strategic relationships with suppliers, and obtain adequate capital resources on acceptable terms. Any restrictions on our ability to expand may have a materially adverse effect on our business, results of operations, and financial condition. Accordingly, we may be unable to achieve our targets for sales growth, and our operations may not be successful or achieve anticipated operating results.

Additionally, our growth may place a significant strain on our managerial, administrative, operational, and financial resources and our infrastructure. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively. This will require us to, among other things:

●	implement additional management information systems;

●	further develop our operating, administrative, legal, financial, and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within our company;

●	locate additional office space;

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing, and client service and support organizations; and

●	manage our expanding international operations.

As a result, we may lack the resources to deploy our services on a timely and cost-effective basis. Failure to accomplish any of these requirements could impair our ability to deliver services in a timely fashion or attract and retain new customers.

20

Our growth may involve targeting strategic relationships with, or acquisitions of, companies involved in industries that are outside and different from our legacy operations, which focused on the healthcare and pharmaceutical industries. For example, during the year ended December 31, 2023, we acquired Superlatus, a diversified food technology company. These transactions, if successful, may result in a change of our focus, a change in the composition of our management, and otherwise result in the Company entering new businesses in which we do not have substantial prior experience. As a result, these transactions may not prove successful or may result potential negative effects that prevent us from realizing the benefits of such transaction and, in turn, have a material adverse impact on our stock price, financial condition, results of operations and liquidity.

We expect to experience significant growth in the number of employees and contractors as well as the scope of our operations, particularly in the areas of regulatory affairs and sales, marketing and distribution, as well as to support our public company operations. To manage these growth activities, we must continue to implement and improve our managerial, operational, quality and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Our management may need to devote a significant amount of its attention to managing these growth activities. Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion or relocation of our operations, retain key employees, or identify, recruit and train additional qualified personnel. Our inability to manage the expansion or relocation of its operations effectively may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could also require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If we are unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate revenues could be reduced and we may not be able to implement our business strategy, including the successful commercialization of our product candidates.

Our acquisitions and investments in new businesses and new products, services, and technologies is inherently risky, could disrupt our ongoing businesses, may not generate the intended benefits, and could have a material adverse effect on our operating results, could dilute our stockholders’ ownership, could increase our debt, or could cause us to incur significant expense.

We have invested and expect to continue to invest in new businesses, products, services, and technologies. Such endeavors may involve significant risks and uncertainties, including insufficient revenues from such investments to offset any new liabilities assumed and expenses associated with these new investments, inadequate return of capital on our investments, distraction of management from current operations, and unidentified issues not discovered in our due diligence of such strategies and offerings that could cause us to fail to realize the anticipated benefits of such investments and incur unanticipated liabilities. Because these new ventures are inherently risky, no assurance can be given that such strategies and offerings will be successful and will not adversely affect our reputation, financial condition, and operating results. To date we have taken losses and/or write-downs on several businesses, products, services, and technologies. For example:

●	We had $725,973 of loss on impairment of goodwill for the fiscal year ended December 31, 2020, in connection with the acquisition of Community Specialty Pharmacy, LLC.

●	We designed and invested resources into the “Bonum Health Hub,” a self-enclosed, free standing virtual examination room, which was launched by the Company’s wholly owned subsidiary, Bonum Health, LLC, in November 2019 and was expected to be operational in April 2020. However, the Company does not anticipate installations moving forward, and took a write off of the hubs purchased on June 30, 2021, in the amount of $143,891, which was included under loss on inventory investments in the statement of operations for the year ended December 31, 2021.

●	We also used resources and funding to create a Health Passport application during 2020 and 2021, which was planned to store a user’s health and vaccination status and allow confirmation thereof via a QR code. We did not generate any revenue from this product and the product was discontinued at the end of December 2021.

21

●	We had $792,500 of loss on impairment of intangible assets related to our investment in the joint venture SOSRx, LLC formed in February 2022. The subsidiary did not generate material revenue and in February 2023 the Company voluntarily withdrew from the joint venture agreement. The asset impairment is reflected in the statement of operations for the year ended December 31, 2022, as impairment of intangible asset. Additionally, the Company contributed a cash investment of $275,000 in February 2022 when the joint venture was formed, and the Company did not recover this investment as part of the withdrawal settlement.

●	We recorded a loss of $875,250 in connection with CSP Test Kits purchased for our Community Specialty Pharmacy that were later deemed inappropriate for distribution by the FDA. The inventory was written down and was recorded as loss on inventory investment in the statement of operations during the year ended December 31, 2022.

●	During the year ended December 31, 2023, we acquired Superlatus through a merger transaction. However, due to various complications with the post-closing integration, we elected to divest Superlatus in March 2024.

We do not know if we will be able to identify acquisitions or strategic relationships we deem suitable, whether we will be able to successfully complete any such transactions on favorable terms, if at all, or whether we will be able to successfully integrate any acquired business, product or technology into our business or retain any key personnel, contractors, or third party relationships. Our ability to successfully grow through strategic transactions depends upon our ability to identify, negotiate, complete and integrate suitable target businesses, technologies or products and to obtain any necessary financing. These efforts could be expensive and time-consuming and may disrupt our ongoing business and prevent management from focusing on our operations.

To finance any acquisitions, investments, or strategic alliances, shares of the Company’s common stock may be issued as consideration, which could dilute the ownership of stockholders of the Company. If the price of the Company’s common stock is low or volatile, we may be unable to consummate any acquisitions, investments or strategic alliances using our common stock as consideration. Additional funds may not be available on terms that are favorable to us, or at all.

We are dependent upon our current management, who may have conflicts of interest. Our ability to develop product candidates and our future growth depends on attracting, hiring and retaining key personnel and recruiting additional qualified personnel.

Our success depends upon the continued contributions of our key management and scientific personnel, many of whom have substantial experience with developing therapies, identifying potential product candidates and building the technologies related to the clinical development of our product candidates. However, some of officers and directors have duties and affiliations with other companies. Involvement of our officers and directors in other businesses may present a conflict of interest regarding decisions they make for the Company or with respect to the amount of time available for the Company.

Given the specialized nature of CNV and CVS diseases and our approach, there is an inherent scarcity of experienced personnel in these fields. As we continue developing product candidates, we will require personnel with medical, scientific, or technical qualifications specific to each program. The loss of any of our officers or directors, in particular our current management team consisting of Shankar Hariharan, Narasimhan Mani, Rahul Surana, Suren Ajjarapu, or Prashant Patel, could have a materially adverse effect upon our business and future prospects.

The Company holds, on behalf of and for the benefit of Mr. Ajjarapu, a personal disability insurance policy providing for a $1,500,000 lump sum benefit, payable to Mr. Ajjarapu, in the event of Mr. Ajjarapu’s disability. The premiums on such policy will be paid by the Company for so long as Mr. Ajjarapu is employed by the Company. The Company also holds a $4,000,000 key-man life insurance policy on the life of Mr. Ajjarapu, and a $1,500,000 lump sum disability insurance policy on Mr. Ajjarapu, providing for the Company as beneficiary of such policies. The Company does not hold key-man life insurance policies for any other employees.

22

Despite our efforts to retain valuable employees, members of our team may terminate employment on short notice. The competition for qualified personnel in the biotechnology and biopharmaceutical industries is intense, and our future success depends upon our ability to attract, retain, and motivate highly skilled scientific, technical and managerial employees. We face competition for personnel from other companies, universities, public and private research institutions, and other organizations. If our recruitment and retention efforts are unsuccessful in the future, it may be difficult for us to implement our business strategy, which would have a material adverse effect on our business.

In addition, our clinical operations and research and development programs depend on our ability to attract and retain highly skilled scientists, data scientists, and engineers, particularly in New York, New Jersey, Massachusetts and Pennsylvania. There is powerful competition for skilled personnel in these geographical markets, and we may experience, difficulty in hiring and retaining employees with appropriate qualifications on acceptable terms, or at all. Many of the companies with which we compete for experienced personnel have greater resources than we do. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached legal obligations, resulting in a diversion of our time and resources and, potentially, damages. In addition, job candidates and existing employees often consider the value of the stock awards they receive in connection with their employment. If the perceived benefits of stock awards decline, it may harm our ability to recruit and retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects would be harmed.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the Private Placement Warrants, holders may exercise such Private Placement Warrants on a “cashless basis.”

On October 4, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor. The Purchase Agreement provided for the sale and issuance by the Company of an aggregate of: (i) 61,334 shares of the Company’s common stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 40,116 shares of common stock, and (iii) warrants (the “Private Placement Warrants”) to purchase up to 177,537 shares of common stock.

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the Private Placement Warrants at the time that holders wish to exercise such warrants, they will be able to exercise them on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the Private Placement Warrants will be fewer than it would have been had such holders exercised their Private Placement Warrants for cash. Pursuant to the terms of the Purchase Agreement, we filed a registration statement to register the shares of common stock issuable upon the exercise of the Private Placement Warrants (the “Private Placement Warrant Shares”). We have agreed to keep such registration statement effective at all times until the investor holds no Private Placement Warrants or Private Placement Warrant Shares. However, we cannot assure you that we will be able to do so. If the Private Placement Warrants are exercised on a “cashless” basis, we will not receive any consideration from such exercises.

The issuance and sale of common stock upon exercise of the Private Placement Warrants may cause substantial dilution to existing stockholders and may also depress the market price of our common stock.

The Private Placement Warrants are exercisable for up to 177,537 shares of common stock, provided that the Private Placement Warrants contain a provision limiting each holder’s ability to exercise the warrants if such exercise would cause the holder’s (or any affiliate of any such holder) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock (which may be increased or decreased with 61 days prior written notice from the holder, to up to 9.99% of the Company’s issued and outstanding shares of common stock). The ownership limitation does not prevent such holder from exercising some of the Private Placement Warrants, selling those shares, and then exercising the rest of the Private Placement Warrants, while still staying below the 4.99% limit. In this way, the holder of the Private Placement Warrants could sell more than this limit while never actually holding more shares than this limit allows. If the holder of the Private Placement Warrants chooses to do this, it will cause substantial dilution to the then holders of our common stock.

23

If exercises of the Private Placement Warrants and sales of Private Placement Warrant Shares take place, the price of our common stock may decline. In addition, the Private Placement Warrant Shares may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the Private Placement Warrant holders, then the value of our common stock will likely decrease.

The Private Placement Warrants have certain anti-dilutive rights.

The Private Placement Warrants include full ratchet anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the warrant agreement evidencing the Private Placement Warrants, are deemed to have granted, issued or sold, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the Private Placement Warrants upon the occurrence of such event, as described in greater detail in the warrant agreement, subject to a defined minimum exercise price. Such anti-dilution rights, if triggered, could result in a significant decrease in the exercise price of the Private Placement Warrants, which could result in significant dilution to existing shareholders.

The Private Placement Warrants are accounted for as liabilities and the changes in value of such Private Placement Warrants may have a material effect on our financial results.

Private Placement Warrants, with certain terms as included in the Purchase Agreement should be accounted for as liability instruments. As a result, the Company recorded warrant liability on the balance sheet as of December 31, 2022. Under the liability accounting treatment, the Company is required to measure the fair value of these instruments at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. In the event the Private Placement Warrants are required to be accounted for under liability accounting treatment, we will recognize noncash gains or losses due to the quarterly fair valuation of these warrants which could be material. The impact of changes in fair value on our earnings may have an adverse effect on the market price of our common stock and/or our stockholders’ equity, which may make it harder for us to, or prevent us from, meeting the continued listing standards of Nasdaq.

Provisions of the Private Placement Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Private Placement Warrants could make it more difficult or expensive for a third party to acquire us. The securities prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Private Placement Warrants. Further, the Private Placement Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such warrants at a price described in such warrants. These and other provisions of the Private Placement Warrants could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

Our business is subject to rigorous regulatory and licensing requirements.

As described in greater detail in the sections “Description of Business” and “Risk Factors – Risks Related to Our Legal and Regulatory Requirements,” our business is highly regulated in the United States, at both the federal and state level, and in foreign countries. If we fail to comply with regulatory requirements, or if allegations are made that we fail to comply, our results of operations and financial condition could be adversely affected.

To lawfully operate our businesses, we are required to obtain, and hold permits, product registrations, licenses and other regulatory approvals from, and to comply with operating and security standards of, numerous governmental bodies. Failure to maintain or renew necessary permits, product registrations, licenses or approvals, or to comply with required standards, could have an adverse effect on our results of operations and financial condition. We are also required to comply with various state pricing gouging laws. Products that we source and distribute must also comply with regulatory requirements.

24

Noncompliance or concerns over noncompliance may result in suspension of our ability to distribute or import products, product bans, recalls or seizures, or criminal or civil sanctions, which, in turn, could result in product liability claims and lawsuits, including class actions.

Our quarterly results have in the past, and may in the future, fluctuate significantly due to certain non-recurring sales of products.

Our quarterly revenues have in the past and may in the future fluctuate significantly due to certain non-recurring sales of products and associated costs of revenues therewith, which may be compounded in our year over year financial results. We expect that any revenue we generate will fluctuate from quarter to quarter and year to year as a result of the revenue generated from any approved products, license agreements, development milestones, and collaboration license agreements.

Our net earnings and other operating results could be affected by numerous factors, including:

●	the level of market acceptance for any approved product candidate, underlying demand for that product, and wholesalers’ buying patterns;

●	variations in the level of expenses related to our development programs;

●	the success of product development and clinical trial activities through all phases of clinical development;

●	our execution of any collaborative, licensing, or similar commercial arrangements, and the timing of payments we may make or receive under these arrangements;

●	any delays in regulatory review and approval of product candidates in clinical development;

●	the timing of any regulatory approvals, if received, of additional indications for existing products;

●	potential side effects of our products and future products that could delay or prevent commercialization, cause an approved drug to be taken off the market, or result in litigation;

●	any intellectual property infringement lawsuit in which we may become involved;

●	our ability to maintain an effective sales and marketing infrastructure;

●	our dependency on third-party manufacturers to supply or manufacture products and product candidates;

●	competition from existing products, new products, or potential generics to our products or to competitive products that may emerge;

●	regulatory developments affecting our products and product candidates;

●	increased costs as a result of inflation, unstable economic conditions and geopolitical events, including increases in compensation and professional expenses, cost of goods sold, and research and development expenses;

●	changes in reimbursement environment and regulatory changes; and

●	changes in the size of our investment portfolio and interest rates.

As such, we believe that quarter-to-quarter comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

25

Our growth depends in part on the success of our strategic relationships with third parties. Some of these third parties may be located outside of the United States.

In order to grow our business, we anticipate that we will need to continue to depend on our relationships with third parties, including our technology providers. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. Our competitors may be effective in providing incentives to third parties to favor their products or services, or utilization of, our products and services. In addition, acquisitions of our partners by our competitors could result in a decrease in the number of our current and potential customers. If we are unsuccessful in establishing or maintaining our relationships with third parties, our ability to compete in the marketplace or to grow our revenue could be impaired and our results of operations may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased customer use of our products or increased revenue.

We do not own or operate manufacturing facilities for the production of clinical or commercial quantities of our product candidates, and we lack the resources and the capabilities to do so. Our current strategy is to outsource all manufacturing of its product candidates to third parties, including in jurisdictions outside of the United States such as China. As such, we currently rely on third-party manufacturers to provide all of the API and the final drug product formulation of all of our product candidates that are being used in our clinical trials and preclinical studies. If we were to need an alternate manufacturer, we would incur added costs and delays in identifying and qualifying any such replacement. In addition, we typically order raw materials, API and drug product and services on a purchase order basis and do not enter into long-term dedicated capacity or minimum supply arrangements with any commercial manufacturer. We may not be able to timely secure needed supply arrangements on satisfactory terms, or at all. Our failure to secure these arrangements as needed could have a material adverse effect on our ability to complete the development of our product candidates or, to commercialize them, if approved. We may be unable to conclude agreements for commercial supply with third-party manufacturers or may be unable to do so on acceptable terms. There may be difficulties in scaling up to commercial quantities and formulation of our product candidates, and the costs of manufacturing could be prohibitive.

Many of the third-party manufacturers we rely on have only recently begun working with us and have limited or no experience manufacturing our API and final drug products. If our manufacturers have difficulty or suffer delays in successfully manufacturing material that meets our specifications, it may limit supply of our product candidates and could delay our clinical trials.

Even if we are able to establish and maintain arrangements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	the failure of the third-party manufacturer to comply with applicable regulatory requirements and reliance on third parties for manufacturing process development, regulatory compliance and quality assurance;

●	manufacturing delays if our third-party manufacturers give greater priority to the supply of other products over our product candidates or otherwise do not satisfactorily perform according to the terms of the agreement between parties;

●	limitations on supply availability resulting from capacity and scheduling constraints of third parties;

●	the failure of the third-party manufacturer to produce materials with acceptable quality on a larger scale;

26

●	the possible breach of manufacturing agreements by third parties because of factors beyond our control;

●	the possible termination or non-renewal of the manufacturing agreements by the third party, at a time that is costly or inconvenient to us; and

●	the possible misappropriation of our proprietary information, including our trade secrets and know-how.

If we do not maintain its key manufacturing relationships, we may fail to find replacement manufacturers or develop our own manufacturing capabilities, which could delay or impair our ability to obtain regulatory approval for our product candidates. If we do find replacement manufacturers, we may not be able to enter into agreements with them on terms and conditions favorable to us and there could be a substantial delay before new facilities could be qualified and registered with the FDA and other comparable regulatory authorities.

Additionally, if any third-party manufacturer with whom we contract fail to perform its obligations, we may be forced to manufacture the materials ourself, for which we may not have the capabilities or resources, or enter into an agreement with a different manufacturer. In either scenario, our clinical trials supply could be delayed significantly as we establish alternative supply sources. In some cases, the technical skills required to manufacture our product candidates may be unique or proprietary to the original manufacturer and we may have difficulty, or there may be contractual restrictions prohibiting us from, transferring such skills to a back-up or alternate supplier, or we may be unable to transfer such skills at all. In addition, if we are required to change third-party manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations. We will also need to verify, such as through a manufacturing comparability study, that any new manufacturing process will produce its product candidate according to the specifications previously submitted to the FDA or other comparable regulatory authorities. We may be unsuccessful in demonstrating the comparability of clinical supplies, which could require the conduct of additional clinical trials. The delays associated with the verification of a new third-party manufacturer could negatively affect our ability to develop product candidates or commercialize our products in a timely manner or within budget. Furthermore, a third-party manufacturer may possess technology related to the manufacture of our product candidates that such third party owns independently. This would increase our reliance on such third-party manufacturer or require us to obtain a license from such third-party manufacturer in order to have another third party manufacture our product candidates.

If any of our product candidates are approved by any regulatory agency, we intend to utilize arrangements with third-party contract manufacturers for the commercial production of those products. This process is difficult and time consuming and we may face competition for access to manufacturing facilities as there are a limited number of contract manufacturers operating under cGMPs that are capable of manufacturing our product candidates. Consequently, we may not be able to reach agreement with third-party manufacturers on satisfactory terms, which could delay commercialization.

Some of our manufacturers are located outside of the United States, including in China. There is currently significant uncertainty about the future relationship between the United States and various other countries, including China, with respect to trade policies, treaties, government regulations and tariffs. Increased tariffs or pending legislation that would impose federal contracting or federal funding limitations on parties directly using or connected to those using the services or equipment of certain foreign entities with known or alleged associations with foreign adversaries could potentially disrupt our existing supply chains and impose additional costs on our business. In particular, certain Chinese biotechnology companies and commercial manufacturing organizations may become subject to trade restrictions, sanctions, and other regulatory requirements by the U.S. government, which could restrict or even prohibit our ability to work with such entities, thereby potentially disrupting our supplies and manufacturing. Additionally, it is possible further tariffs may be imposed that could affect imports of any Active Pharmaceutical Ingredients (“APIs”) used in our product candidates in the future, or our business may be adversely impacted by retaliatory trade measures taken by China or other countries, including restricted access to such raw materials used in its product candidates. Given the unpredictable regulatory environment in China and the United States and uncertainty regarding how the U.S. or foreign governments will act with respect to tariffs, international trade agreements and policies, further governmental action related to tariffs, additional taxes, contracting matters, regulatory changes or other retaliatory trade measures in the future could occur with a corresponding detrimental impact on our business and financial condition.

27

Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, seizures or voluntary recalls of product candidates, operating restrictions and criminal prosecutions, any of which could significantly affect supplies of our product candidates. The facilities used by our contract manufacturers to manufacture our product candidates must be evaluated by the FDA. We do not control the manufacturing process of, and is completely dependent on, its contract manufacturing partners for compliance with cGMPs. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or other comparable regulatory authorities, we may not be able to secure and/or maintain regulatory approval for our product candidates manufactured at these facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA finds deficiencies or a comparable foreign regulatory authority does not approve these facilities for the manufacture of our product candidates or if it withdraws any such approval in the future, we may need to find alternative manufacturing facilities, which would significantly impact our ability to develop, obtain regulatory approval for or market our approved product candidates. Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA and comparable foreign regulatory requirements could adversely affect our clinical research activities and our ability to our its product candidates and market our products, if approved.

The FDA or other comparable regulatory authorities require manufacturers to register manufacturing facilities, and also inspect these facilities to confirm compliance with cGMPs.

Contract manufacturers may face manufacturing or quality control problems causing drug substance production and shipment delays or a situation where the contractor may not be able to maintain compliance with the applicable cGMP requirements. Any failure to comply with cGMP requirements or other FDA and other comparable regulatory requirements could adversely affect our clinical research activities and our ability to develop our product candidates and market our products following approval, if obtained.

Furthermore, should we decide to use any APIs in any of our product candidates that are proprietary to one or more third parties, we would need to maintain licenses to those APIs from those third parties. If we are unable to gain or continue to access rights to such APIs prior to conducting preclinical toxicology studies intended to support clinical trials, we may need to develop alternate product candidates from these programs by either accessing or developing alternate APIs, resulting in increased development costs and delays in commercialization of these product candidates. If we are unable to gain or maintain continued access rights to the desired APIs on commercially reasonable terms or develop suitable alternate APIs, we may not be able to commercialize product candidates from these programs.

We may seek to collaborate with third parties and may not be able to implement these collaborations on commercially acceptable terms, if at all. The success of certain of our product candidates may depend in significant part on the success of such collaborations.

We plan to opportunistically pursue strategic partnerships if we believe that these partnerships can accelerate the development or maximize the market potential of our product candidates. Likely collaborators may include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies and biotechnology companies. In addition, if we are able to obtain regulatory approval for product candidates from foreign regulatory authorities, we may enter into partnerships or collaborations with international biotechnology or pharmaceutical companies for the commercialization of such product candidates.

28

We face significant competition in seeking appropriate collaborators. Whether we reach a definitive agreement for a partnership or collaboration will depend, among other things, upon our assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed partnerships or collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the potential differentiation of our product candidates from competing product candidates, design or results of clinical trials, the likelihood of approval by the FDA or other comparable regulatory authorities and the regulatory pathway for any such approval, the potential market for the product candidate, the costs and complexities of manufacturing and delivering the product to patients and the potential of competing products. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available for partnership or collaboration and whether such a partnership or collaboration could be more attractive than the one with the Company for our product candidate. If we elect to increase expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms or at all. If we do not have sufficient funds, we may not be able to further develop product candidates or bring them to market and generate product revenue.

Partnerships and collaborations are each complex and time-consuming to negotiate and document. Further, business combinations among large pharmaceutical companies could result in a reduced number of potential future collaborators. Any partnership or collaboration agreement that we enter into in the future may contain restrictions on our ability to enter into potential partnerships or collaborations or to otherwise develop specified product candidates. We may not be able to negotiate partnerships or collaborations on a timely basis, on acceptable terms, or at all. If we are unable to do so, we may have to curtail the development of the product candidate for which we are seeking to collaborate, reduce or delay development programs, delay potential commercialization or reduce the scope of any sales or marketing activities, or increase expenditures and undertake development or commercialization activities at our own expense.

We may have limited control over the amount and timing of resources that our collaborators will dedicate to the development or commercialization of our product candidates. Our ability to generate revenues from these arrangements will depend on any future collaborators’ abilities to successfully perform the functions assigned to them in these arrangements. In addition, any future collaborators may have the right to abandon research or development projects and terminate applicable agreements, including funding obligations, prior to or upon the expiration of the agreed upon terms.

Collaborations involving our product candidates pose a number of risks, including the following:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not perform their obligations as expected;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs, based on clinical trial results, changes in the collaborators’ strategic focus or available funding or external factors, such as an acquisition, which divert resources or create competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates;

●	a collaborator with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	disagreements with collaborators, including disagreements over proprietary rights, including trade secrets and intellectual property rights, contract interpretation, or the preferred course of development might cause delays or termination of the research, development or commercialization of product candidates, might lead to additional responsibilities for us with respect to product candidates, or might result in litigation or arbitration, any of which would be time-consuming and expensive;

29

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaboration agreements may not lead to development or commercialization of product candidates in the most efficient manner or at all. If any future collaborator is involved in a business combination, we could decide to delay, diminish or terminate the development or commercialization of any licensed product candidate.

We have relied upon and plan to continue to rely on third parties, such as Contract Research Organizations (“CROs”), clinical data management organizations, medical institutions and clinical investigators, to conduct our clinical trials and expect to rely on these third parties to conduct clinical trials of any other product candidate that we develop. Our ability to complete clinical trials in a timely fashion depends on a number of key factors. These factors include protocol design, regulatory and Institutional Review Board approval, patient enrollment rates and compliance with GCPs. Generally, we rely on our third-party partners to accurately report their results. Our reliance on third parties for clinical development activities may impact or limit our control over the timing, conduct, expense and quality of our clinical trials. Moreover, the FDA requires that we to comply with GCPs for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of clinical trial sponsors, principal investigators, clinical trial sites and Institutional Review Boards. For certain commercial prescription drug products, manufacturers and other parties involved in the supply chain must also meet chain of distribution requirements and build electronic, interoperable systems for product tracking and tracing and for notifying the FDA of counterfeit, diverted, stolen and intentionally adulterated products or other products that are otherwise unfit for distribution in the United States.

We remain responsible for ensuring that each of our trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards. Our failure or the failure of third parties to comply with the applicable protocol, legal and regulatory requirements and scientific standards can result in rejection of our clinical trial data or other sanctions. If we or our third-party clinical trial providers or third-party CROs do not successfully carry out these clinical activities, our clinical trials or the potential regulatory approval of a product candidate may be delayed or be unsuccessful. Additionally, if we or our third-party contractors fail to comply with applicable GCPs for any reason, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our product candidates, which would delay the regulatory approval process. We cannot be certain that, upon inspection, the FDA will determine that any of our clinical trials comply with GCPs. We are also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under our agreements with such contractors, we cannot control whether or not they devote sufficient time, skill and resources to our ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties, including clinical investigators, do not successfully carry out their contractual duties, meet expected deadlines or conduct its clinical trials in accordance with regulatory requirements or its stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. In such an event, our financial results and the commercial prospects for any product candidates that we seek to develop could be harmed, our costs could increase and our ability to generate revenues could be delayed, impaired or foreclosed.

30

We also rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or regulatory approval of our product candidates or commercialization of any resulting products, producing additional losses and depriving us of potential product revenue.

In addition, we rely on wholesalers and attempt to structure our agreements with such wholesalers to ensure that we are appropriately and predictably compensated for the services we provide. We cannot control the frequency or magnitude of pharmaceutical price changes. We might be unable to renew agreements with wholesalers in a timely and favorable manner. These risks might have a materially adverse impact on our business operations and our financial positions or results of operations.

Any of the third-party organizations we utilize may terminate our engagements with us under certain circumstances. The replacement of an existing CRO or other third party may result in the delay of the affected trials or otherwise adversely affect our efforts to obtain regulatory approvals and commercialize our product candidates. We may not be able to enter into alternative arrangements or do so on commercially reasonable terms. In addition, even if there are suitable replacements for one or more of these service providers, there is a natural transition period when a new service provider begins work. As a result, delays may occur, which could negatively impact our ability to meet our expected clinical development timelines and harm our business, financial condition and prospects.

Our third-party manufacturing partners may be unable to increase the scale of production or product yield of our product candidates, resulting in increased manufacturing costs and delays in commercialization of our products. Furthermore, changes in methods of manufacturing our product candidates could result in additional costs or delays.

In order to produce sufficient quantities to meet the demand for clinical trials and, if approved, subsequent commercialization of our product candidates, our third-party manufacturers will be required to increase production and optimize manufacturing processes while maintaining the quality of our product candidates. The transition to larger scale production could prove difficult. In addition, if our third-party manufacturers are not able to optimize their manufacturing processes to increase the product yield for our product candidates, or if such third party manufacturers are unable to produce increased amounts of our product candidates while maintaining the same quality, then we may not be able to meet the demands of clinical trials or market demands. This could decrease our ability to generate profits and have a material adverse impact on our business and results of operations.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through preclinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as the vendors used to manufacture drug product or manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA notification or FDA approval. This could delay or prevent completion of clinical trials, require conducting bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay or prevent approval of our product candidates and jeopardize our ability to commence sales and generate revenue.

We are currently facing and may in the future face difficulties in sourcing products and inventory due to a variety of causes.

At times, we have to date experienced issues with the availability of certain products, resulting in product allocation and delivery delays, which has not to date, had a material adverse effect on our results of operations. We might also experience difficulties and delays in sourcing products and inventory due to a variety of causes in the future, such as: difficulties in complying with the legal requirements for export or import of pharmaceuticals or components; suppliers’ failures to satisfy production demand; manufacturing or supply problems such as inadequate resources; real or perceived quality issues; and advanced deposits which are at risk of return if product is not delivered. Difficulties in product manufacturing or access to raw materials could result in supplier production shutdowns, product shortages and other supply disruptions. Any of these risks might have a materially adverse impact on our business operations and our financial position or results of operations.

31

We have in the past, and may in the future, not be able to sell our inventory at or above the price we acquired such inventory for, and have in the past, and may in the future, be forced to write-down inventory and certain of our other assets which may have a material adverse effect on our balance sheet.

Due to the supply and demand nature of our pharmaceutical business especially in connection with the rapidly changing regulations, and varying demand of certain medications the inventory of products we have acquired, or may acquire in the future, has been/may be, acquired at a cost higher than the price at which we may be able to resell such products. As a result, in the past we have not be able to, and in the future we may not be able to, make a profit on such sales and have in the past and may in the future, have to write down a significant portion of our inventory. During the years ended December 31, 2023 and 2022, write down to market value was $4,265,399 and $0 respectively. A significant write down of assets may have a material adverse effect on our balance sheet and results of operations.

A significant amount of our revenues has historically been due to only a small number of customers and we depend on a small number of major wholesalers, and if we were to lose any of those customers or suppliers, our results of operations would be adversely affected.

During the years ended December 31, 2023 and 2022, no sales to any specific customer represented greater than 10% of revenue. In the event our customers do not pay us amounts owed, sales to such customers cease or we are unable to find new customers moving forward, it could have a materially adverse effect on our results of operations. We have a working relationship with over 25 wholesalers and a large buying group. Although we believe those entities are satisfied with their business relationship with the Company, if supply chain vendors decide to no longer to do business with the Company, and we are unable to find additional entities to step into their shoes, the resulting supplier void would materially and adversely affect our competitiveness in the marketplace, and could cause a material adverse effect on our results of operations.

We will need to expand our member base or our profit margins to attain profitability.

Currently, we are aware of the competitiveness of the group of suppliers that participate within our industry and intend to price products accordingly. However, price is not the only factor that influences where retail pharmacies will obtain their product. Quality fulfillment services are also important, and retail pharmacies have historically received quality fulfillment services from the major ADR distributors. In order to be more competitive, we must improve our customer service and fulfillment efforts, because the independent retail pharmacy has for years considered this element of the fulfillment process as important as price. Other factors influencing the pharmacies purchasing behavior in the future will be changes brought upon by the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”), which regulates some aspects of pharmaceutical spending and pricing. Management believes that we should benefit substantially from our pricing and product knowledge that is offered by our platform.

Profitability may be further increased as a result of lower cost of goods, should the Company build stronger relationships with manufacturers and other larger buying groups that serve wholesalers and distributors. On a larger scale, those margins are expected to drop depending upon the breadth of products provided in the market and the sale turn rates required. We are currently undertaking a significant effort to increase our membership base through attendance at annual conferences and other strategies. We intend to expand our e-mail marketing strategy based on our competitive price advantages and unique distribution services.

We may not receive products or receive refunds for deposited amounts and may experience losses in connection with such deposits.

We might not receive products or the return of funds on deposits that have been provided. In the event we do not receive the return of our deposits (through litigation or otherwise), this will cause us financial harm and as a result the Company has taken a significant charge on our financial statements by taking a loss in the amount of such deposit amount. Additionally, in the future we may provide additional deposits for products which may be material, which deposits may not be refunded timely, if at all, and which products may not be delivered, or may be defective or unusable. Any significant losses of deposited funds could have a material adverse effect on our financial condition, results of operations and the value of our securities. In the past we (or our subsidiaries) have been involved in litigation with suppliers and disputes regarding deposits made with third parties, including litigation involving Studebaker Defense Group, LLC and Sandwave Group Dsn Bhd. These disputes previously resulted in the Company recording a loss on inventory investments.

32

We do not have a traditional credit facility with a financial institution, which may adversely impact our operations.

We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of such a facility could adversely impact our operations, as it may constrain our ability to have available the working capital for equipment purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our business development efforts. Without credit facilities, we could be forced to cease operations and investors in our securities could lose their entire investment.

We offer limited credit to the pharmacies which limits the amount of the orders that they place and may result in us losing business and a reduction in our revenues.

We currently offer a limited amount of credit to our pharmacy members. Such limited credit reduces the risk that such members do not pay for products; however, it also limits the amount of revenue we generate per member. We believe that if we were to increase the amount of credit we provide to members we would generate more revenues, but bear more risk of non-payment. We are currently exploring increasing the amount of credit we provide to members, which may in turn result in an increase in receivables and write-offs.

We may be subject to lawsuits.

From time to time, we may be subject to legal proceedings and claims in the ordinary course of business. Such claims, even if lacking merit, could result in the expenditure of significant financial and managerial resources.

In August 2022 and April 2023, Scienture LLC entered into exclusive license and commercial agreements with Kesin Pharma Corporation (“Kesin”), a related party, pursuant to which Scienture LLC granted the exclusive license rights to commercialize two of its potential products, SCN-102 and SCN-104, to Kesin for use in the United States. In March 2024, Scienture LLC and Kesin agreement to terminate those agreements and agreed that Scienture LLC would pay Kesin a total gross amount of $1.3 million upon commercialization of either SCN-102 or SCN-104 via a royalty arrangement. This agreement also requires that if the full $1.3 million has not been repaid within two years of the earlier of i) commercial launch of a product or ii) 120 days after FDA approval of a product, then interest will accrue prospectively at a rate of 8% annually on the unpaid balance. In August 2024, Kesin demanded immediate payment of the full amount under this agreement, alleging it is payable in connection with the consummation Scienture LLC’s business combination with the Company. We have disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, we will vigorously defend it. Any litigation arising from this matter could be costly and may divert management’s attention from the day-to-day operations of our business. We would have to obtain financing to fund any amounts payable under this agreement.

Risks Related to Our Industry

A significant number of plaintiffs have filed lawsuits relating to the manufacturing, marketing or distribution of certain prescription medications.

A significant number of counties, municipalities and other plaintiffs, including a number of state attorney generals, have filed lawsuits against pharmaceutical manufacturers, pharmaceutical wholesale distributors, retail chains and others relating to the manufacturing, marketing or distribution of certain prescription medications. The defense and resolution of future lawsuits and events relating to these lawsuits could have a material adverse effect on our results of operations, financial condition, cash flows or liquidity or have adverse reputational or operational effects on our business. Other legislative, regulatory or industry measures related to the public health crisis involving the abuse of prescription opioid pain medication and the distribution of these medications could affect our business in ways that we may not be able to predict.

33

Changes to the U.S. healthcare environment may not be favorable to us.

Over a number of years, the U.S. healthcare industry has undergone significant changes designed to increase access to medical care, improve safety and patient outcomes, contain costs and increase efficiencies. These changes include adoption of the ACA, a general decline in Medicare and Medicaid reimbursement levels, efforts by healthcare insurance companies to limit or reduce payments to pharmacies and providers, the basis for payments beginning to transition from a fee-for-service model to value-based payments and risk-sharing models, and the industry shifting away from traditional healthcare venues like hospitals and into clinics, physician offices and patients’ homes.

We expect the U.S. healthcare industry to continue to change significantly in the future. Possible changes include repeal and replacement of major parts of the ACA, further reduction or limitations on governmental funding at the state or federal level, efforts by healthcare insurance companies to further limit payments for products and services or changes in legislation or regulations governing prescription pharmaceutical pricing, healthcare services or mandated benefits. These possible changes, and the uncertainty surrounding these possible changes, may cause healthcare industry participants to reduce the number of products and services they purchase from us or the price they are willing to pay for our products and services, which could adversely affect us.

Consolidation in the U.S. healthcare industry may negatively impact our results of operations.

In recent years, U.S. healthcare industry participants, including distributors, manufacturers, suppliers, healthcare providers, insurers and pharmacy chains, have consolidated or formed strategic alliances. Consolidations create larger enterprises with greater negotiating power, and also could result in the possible loss of a customer where the combined enterprise selects one distributor from two incumbents. If this consolidation trend continues, it could adversely affect our results of operations.

We expect, in part, to compete with pharmaceutical distributors, buying groups, software products, and various start-up drug companies. Many of these companies have substantially greater financial and manufacturer-backed resources, longer operating histories, greater name recognition and more established relationships in the industry than us. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may establish a more favorable footing in the pharmaceutical industry with respect to pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The successful development of pharmaceutical products involves a lengthy and expensive process and is highly uncertain.

Successful development of pharmaceutical products involves a lengthy and expensive process, is highly uncertain, and is dependent on numerous factors, many of which are beyond our control. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:

●	clinical trial results may show the product candidates to be less effective than expected;

●	failure to receive the necessary regulatory approvals or a delay in receiving such approvals, which, among other things, may be caused by patients who fail the trial screening process, slow enrollment in clinical trials, patients dropping out of trials, patients lost to follow-up, length of time to achieve trial endpoints, additional time requirements for data analysis or New Drug Application (“NDA”) or similar foreign application preparation, discussions with the FDA or other comparable regulatory authority, FDA or other comparable regulatory request for additional preclinical or clinical data (such as long-term toxicology studies) or unexpected safety or manufacturing issues;

34

●	preclinical study results may show the product candidate to be less effective than desired or to have harmful side effects;

●	failure to receive the necessary post-marketing approval requirements; or

●	the proprietary rights of others and their competing products and technologies may prevent our product candidates from being commercialized.

Furthermore, the length of time necessary to complete clinical trials and submit an application for marketing approval for a final decision by a regulatory authority varies significantly from one product candidate to the next and from one country or jurisdiction to the next and may be difficult to predict.

Even if a product is approved, the FDA may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials and/or reporting as conditions of approval. Regulators of other countries and jurisdictions have their own procedures for the approval of product candidates with which we must comply prior to marketing in those countries or jurisdictions.

Even if we are successful in obtaining marketing approval, commercial success of any approved products will also depend in large part on the availability of coverage and adequate reimbursement from third-party payors, including government payors such as the Medicare and Medicaid programs and managed care organizations in the United States or country-specific governmental organizations in foreign countries, which may be affected by existing and future healthcare reform measures designed to reduce the cost of healthcare. Third-party payors could require us to conduct additional studies, including post-marketing studies related to the cost effectiveness of a product, to qualify for reimbursement, which could be costly and divert our resources. If government and other healthcare payors were not to provide coverage and adequate reimbursement for our products once approved, market acceptance and commercial success would be reduced. Even if we are able to obtain coverage and adequate reimbursement for approved products, there may be features or characteristics of our products, such as dose preparation requirements, that prevent our products from achieving market acceptance by the healthcare or patient communities.

In addition, if any of our product candidates receive marketing approval, we will be subject to significant regulatory obligations regarding the submission of safety and other post-marketing information and reports and registration, and will need to continue to comply (or ensure that our third-party providers comply) with current Good Manufacturing Practices (“cGMPs”) and Good Clinical Practices (“GCPs”) for any clinical trials that we conduct post-approval. In addition, there is always the risk that we, a regulatory authority or a third party might identify previously unknown problems with a product post-approval, such as adverse events of unanticipated severity or frequency. Compliance with these requirements is costly, and any failure to comply or other issues with our product candidates post-approval could adversely affect our business, financial condition and results of operations.

There are inherent risks associated with our operations within the pharmaceutical distribution market.

There are inherent risks involved with doing business within the pharmaceutical distribution market, including:

●	Improperly manufactured products may prove dangerous to the end consumer.

●	Products may become adulterated by improper warehousing methods or modes of shipment.

●	Counterfeit products or products with fake pedigree papers.

●	Unlicensed or unlawful participants in the distribution channel.

●	Risk with default and the assumption of credit loss.

●	Regulatory risks.

●	Risk related to the loss of supply, or the loss of a number of suppliers, or in the delay of obtaining the supply of drugs.

35

Although all of our end-user agreements require our customers to indemnify us and for any and all liabilities resulting from our participation in the pharmaceutical distribution industry, we cannot assure you that the parties required to provide such indemnification will have the financial resources to do so. Additionally, although we have evaluated appropriate state statutes and federal laws pertaining to pharmaceutical distribution in an effort to diminish our risks, the Board of Pharmacy for each state is responsible for interpreting their state laws, and their interpretations may not comport with our analysis. It is also possible that any third-party logistics arrangements may disrupt service, create a loss of income, or other unforeseen disruptions should the service provider experience any legal, financial or other difficulties of their own.

Rapid technological change in our industry presents us with significant risks and challenges.

Our industry is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. Our success will depend on our ability to develop or to acquire and market new services. There is no guarantee that we will possess the resources, either financial or personnel, for the research, design and development of new applications or services, or that we will be able to utilize these resources successfully and avoid technological or market obsolescence. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future applications and services becoming uncompetitive or obsolete.

Risks Related to Our Legal and Regulatory Requirements

We are subject, directly or indirectly, to federal and state healthcare, fraud, abuse false claims, and other laws and regulations as well as health data privacy and security laws and regulations, contractual obligations and self-regulatory schemes. If we are unable to comply, or have not fully complied, with such laws, we could face investigations and substantial penalties. Furthermore, it may be difficult and costly for us to comply with the extensive government regulations to which our business is subject.

Our operations are subject to extensive regulation by the U.S. federal and state governments. Healthcare providers and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of any product candidates for which we obtain marketing approval. Our operations and our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors may subject us to various federal and state fraud and abuse laws and other healthcare laws, including, without limitation, the federal Anti-Kickback Statute, the federal civil and criminal false claims laws and the law commonly referred to as the Physician Payments Sunshine Act and regulations. These laws will impact, among other things, our clinical research, as well as our proposed sales and marketing programs.

We may be subject to health information privacy and security laws by the federal government, the states and other jurisdictions in which we may conduct our business. In particular, we may be subject to regulations promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which establishes privacy and security standards that limit the use and disclosure of individually identifiable health information, known as “protected health information,” and requires the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. We are directly subject to certain provisions of the regulations as a “Business Associate” through our relationships with customers. We are also directly subject to the HIPAA privacy and security regulations as a “Covered Entity” with respect to our operations as a healthcare clearinghouse, specialty pharmacy and medical surgical supply business. If we are unable to properly protect the privacy and security of protected health information entrusted to us, we could be found to have breached our contracts with our customers. Further, if we fail to comply with applicable HIPAA privacy and security standards, we could face civil and criminal penalties. Although we have implemented and continue to maintain policies and processes to assist us in complying with these regulations and our contractual obligations, we cannot provide assurances regarding how these regulations will be interpreted, enforced or applied by the government and regulators to our operations. In addition to the risks associated with enforcement activities and potential contractual liabilities, our ongoing efforts to comply with evolving laws and regulations at the federal and state level might also require us to make costly system purchases /or modifications from time to time. For more information, see “Scienture’s Business–Government Regulation–Other Healthcare Laws.”

36

We also may be subject to extensive, and frequently changing, local, state and federal laws and regulations relating to healthcare fraud, waste and abuse. Local, state and federal governments continue to strengthen their position and scrutiny over practices involving fraud, waste and abuse affecting Medicare, Medicaid and other government healthcare programs. Many of the regulations applicable to us, including those relating to marketing incentives, are vague or indefinite and have not been interpreted by the courts. The regulations may be interpreted or applied by a prosecutorial, regulatory, or judicial authority in a manner that could require us to make changes in our operations. If we fail to comply with applicable laws and regulations, we could become liable for damages and suffer civil and criminal penalties, including the loss of licenses or our ability to participate in Medicare, Medicaid and other federal and state healthcare programs.

In addition, we may be subject to the operating and security standards of the Drug Enforcement Administration, the FDA, various state boards of pharmacy, state health departments, the U.S. Department of Health and Human Services (“HHS”), the Centers for Medicare & Medicaid Services (“CMS”), and other comparable agencies. We are also subject to certain state laws relating to price gouging. Although we have enhanced our procedures to ensure compliance, a regulatory agency or tribunal may conclude that our operations are not compliant with applicable laws and regulations. In addition, we may be unable to maintain or renew existing permits, licenses or any other regulatory approvals or obtain without significant delay, future permits, licenses or other approvals needed for the operation of our businesses. Any noncompliance by us with applicable laws and regulations or the failure to maintain, renew or obtain necessary permits and licenses could lead to litigation and have a material adverse impact on our results of operations.

Because of the breadth of these laws and the limited statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. The shifting compliance environment and the need to build and maintain robust and expandable systems to comply with multiple jurisdictions with different compliance and/or reporting requirements increases the possibility that a healthcare company may run afoul of one or more of the requirements.

If our operations are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, imprisonment, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations.

Regulatory changes could harm our business.

Many of our products and services are intended to function within the structure of the healthcare financing and reimbursement system currently being used in the United States. In recent years, the healthcare industry in the United States has changed significantly in an effort to enhance efficiencies, reduce costs and improve patient outcomes. These changes have included cuts in Medicare and Medicaid reimbursement levels, changes in the basis for payments, shifting away from fee-for-service and towards value-based payments and risk-sharing models, increases in the use of managed care, and consolidation in the healthcare industry generally. We expect that the healthcare industry in the United States will continue to change and evolve in the near future.

The enactment of new rules and regulations could adversely affect our business. Depending on future enforcement or additional rules and regulations created around it, pharmaceutical pricing controls could be established, resulting in substantially reduced margins and limited reimbursement for pharmacies and all other healthcare provider bases. At the federal level, track and trace legislation requiring the use of pharmaceutical pedigree may restrict and disrupt the movement of pharmaceuticals along the supply chain should the cost of complying with this legislation be too burdensome for smaller suppliers. These changes may adversely affect our cash flow, profitability, and growth.

37

A portion of our business involves the distribution of pharmaceuticals, which can be subject to both price deflation and price inflation. Continued volatility in the availability, pricing trends or reimbursement of these generic drugs, or significant fluctuations in the nature, frequency and magnitude of generic pharmaceutical launches, could have a material adverse impact on our results of operations. Additionally, any future changes in drug pricing could be significantly different than our projections. Drug manufacturers are increasingly challenging the validity or enforceability of patents on branded pharmaceutical products. During the pendency of these legal challenges, a generic drugs manufacturer may begin manufacturing and selling a generic version of the branded product prior to the final resolution of its legal challenge over the branded product’s patent. To the extent we source, contract manufacture, and distribute such generic products, the brand-name company could assert infringement claims against us. While we generally obtain indemnification against such claims from generic manufacturers as a condition of distributing their products, these rights may not be adequate or sufficient to protect us.

Pedigree tracking laws and regulations could increase our regulatory burdens.

Congress and state and federal agencies, including state boards of pharmacy and departments of health and the FDA, have made increased efforts in the past year to regulate the pharmaceutical distribution system in order to prevent the introduction of counterfeit, adulterated or mislabeled drugs into the pharmaceutical distribution system (otherwise known as “pedigree tracking”). In November 2013, Congress passed (and President Barack Obama signed into law) the Drug Quality and Security Act (the “DQSA”). The DQSA establishes federal standards requiring supply-chain stakeholders to participate in an electronic, interoperable, lot-level prescription drug track-and-trace system. The law also preempts state drug pedigree requirements and establishes new requirements for drug wholesale distributors and third-party logistics providers, including licensing requirements in states that had not previously licensed such entities.

In addition, the Food and Drug Administration Amendments Act of 2007 requires the FDA to establish standards and identify and validate effective technologies for the purpose of securing the pharmaceutical supply chain against counterfeit drugs. These standards may include track-and-trace or authentication technologies, such as radio frequency identification devices, 2D data matrix barcodes, and other similar technologies. On March 26, 2010, the FDA released the Serialized Numerical Identifier (the “SNI”) guidance for manufacturers who serialize pharmaceutical packaging. To date we have been able to accommodate these SNI regulations in our distribution operations. The DQSA and other pedigree tracking laws and regulations have increased the overall regulatory burden and costs associated with our pharmaceutical distribution business and have had a material adverse impact on our results of operations.

We may be unable to obtain regulatory approval for our product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization of our product candidates and adversely impact our business and results of operations.

We have submitted an NDA to the FDA for our lead candidate, SCN-102. However, we have not yet received approval of this NDA and have not prepared or submitted an NDA or submitted similar filings to comparable foreign regulatory authorities for any other product candidates. An NDA or other similar regulatory filing requesting approval to market a product candidate must include extensive preclinical and clinical data and supporting information to establish that the product candidate is safe, effective, pure and potent for each desired indication. The NDA or other similar regulatory filing must also include significant information regarding the chemistry, manufacturing and controls for the product.

The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States and other countries, and such regulations differ from country to country. We are not permitted to market any product candidate in the United States or in any foreign countries until we receive the requisite approval from the applicable regulatory authorities of such jurisdictions.

38

The FDA or any foreign regulatory bodies can delay, limit or deny approval of a product candidate for many reasons, including:

●	our inability to demonstrate to the satisfaction of the FDA or the applicable foreign regulatory body that the product candidate is safe and effective for the requested indication;

●	the FDA’s or the applicable foreign regulatory agency’s disagreement with our trial protocol or the interpretation of data from preclinical studies or clinical trials;

●	our inability to demonstrate that the clinical and other benefits of a product candidate outweigh any safety or other perceived risks;

●	the FDA’s or the applicable foreign regulatory agency’s requirement for additional preclinical studies or clinical trials;

●	the FDA’s or the applicable foreign regulatory agency’s non-approval of the formulation, labeling or specifications of a product candidate;

●	the FDA’s or the applicable foreign regulatory agency’s failure to approve our manufacturing processes and facilities or the facilities of third-party manufacturers upon which we rely; or

●	the potential for approval policies or regulations of the FDA or the applicable foreign regulatory agencies to significantly change in a manner rendering our clinical data insufficient for approval.

Of the large number of pharmaceutical products in development, only a small percentage successfully complete the FDA or other regulatory bodies’ approval processes and are commercialized.

Even if we eventually complete clinical testing and receive approval from the FDA or applicable foreign agencies for our product candidates, the FDA or the applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials which may be required after approval. The FDA or the applicable foreign regulatory agency also may approve a product candidate for a more limited indication or a narrower patient population than we originally requested, and the FDA, or applicable foreign regulatory agency, may not approve it with the labeling that we believe is necessary or desirable for the successful commercialization.

Any delay in obtaining, or inability to obtain, applicable regulatory approval would delay or prevent commercialization of our product candidates and would materially adversely impact our business and prospects.

Even if we obtain regulatory approval for any of our product candidates, we will be subject to ongoing regulatory requirements, which may result in significant additional expenses. Additionally, our product candidates, if approved, could be subject to labeling and other restrictions, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

If any of our product candidates are approved by the FDA or a comparable foreign regulatory authority, they will be subject to extensive and ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and listing, as well as continued compliance with cGMPs and GMPs for any clinical trials that we conduct post-approval. Any regulatory approvals that we receive for our product candidates may also be subject to limitations on the approved indicated uses, including the duration of use, for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing studies, including Phase 4 clinical trials, and surveillance to monitor the safety and efficacy of the product. The FDA may also require a Risk Evaluation and Mitigation Strategy in order to approve our product candidates, which could entail requirements for a medication guide, physician communication plans or additional elements to ensure safe use, such as restricted distribution methods, patient registries and other risk minimization tools.

39

Manufacturers and manufacturers’ facilities are required to comply with extensive FDA and comparable foreign regulatory authority requirements, including ensuring that quality control and manufacturing procedures conform to cGMP regulations and implementing tracking and tracing requirements for certain prescription pharmaceutical products. As such, we and our contract manufacturers will be subject to continual review and inspections to assess compliance with cGMPs and adherence to commitments made in any approved marketing application. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance, including manufacturing, production, and quality control.

We will have to comply with requirements concerning advertising and promotion for our product candidates. Promotional communications with respect to prescription drugs are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote any of our products for indications or uses for which they do not have approval. However, companies may share truthful and not misleading information that is otherwise consistent with a product’s FDA approved labeling. We also must submit new or supplemental applications and obtain approval for certain changes to the product labeling or manufacturing processes for our products, if approved.

If we discover previously unknown problems with any of our product candidates, such as adverse events of unanticipated severity or frequency, or problems with the facility where they manufactured, or if the FDA disagrees with the promotion, marketing or labeling of our products, the FDA may impose restrictions on us, including requiring withdrawal from the market. If we fail to comply with applicable regulatory requirements, the FDA and other regulatory authorities may, among other things:

●	issue warning letters or other regulatory enforcement action;

●	impose injunctions, fines or civil or criminal penalties;

●	suspend or withdraw regulatory approval;

●	suspend any ongoing clinical studies;

●	refuse to approve pending applications or supplements to approved applications;

●	require revisions to the labeling, including limitations on approved uses or the addition of additional warnings, contraindications or other safety information, including boxed warnings;

●	impose a Risk Evaluation and Mitigation Strategy, which may include distribution or use restrictions;

●	require the conduct of an additional post-market clinical trial or trials to assess the safety of the product;

●	impose restrictions on our operations, including closing our contract manufacturers’ facilities where regulatory inspections identify observations of noncompliance requiring remediation; or

●	restrict the marketing of the product, require a product recall, seizure or detention, or refuse to permit the import or export of the product.

Any government action or investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our product candidates. If regulatory sanctions are applied or if regulatory approval is withdrawn, our operating results will be adversely affected.

40

Moreover, the policies of the FDA and of other regulatory authorities may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad. In addition, if we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may be subject to enforcement action and we may not achieve or sustain profitability.

We intend to use certain regulatory pathways to seek regulatory approval of several of our product candidates. If the FDA concludes that our marketing applications no longer qualify for these regulatory pathways, then our applications may not be accepted by the FDA for review and approval of our products may be delayed.

We intend to seek FDA approval for certain product candidates through the Section 505(b)(2) regulatory pathway. Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, (the “Hatch-Waxman Amendments”), and permits the submission of an NDA where at least some of the information required for approval comes from preclinical studies or clinical trials not conducted by or for the applicant and for which the applicant has not obtained a right of reference. The FDA interprets Section 505(b)(2) of the FDCA to permit the applicant to rely upon the FDA’s previous findings of safety and efficacy for an approved product. The FDA requires submission of information needed to support any changes to a previously approved drug, such as published data or new studies conducted by the applicant or clinical trials demonstrating safety and efficacy. The FDA could require additional information to sufficiently demonstrate safety and efficacy to support approval. If the FDA later determines our applications for any of our product candidates do not meet the requirements of Section 505(b)(2), or that additional information is needed to support a marketing application for such candidates we are planning to develop under the Section 505(b)(2) pathway, we could experience delays in submitting a marketing application or in obtaining marketing approval. Moreover, even if we obtain approval for our product candidates under the Section 505(b)(2) regulatory pathway, the approval may be subject to limitations on the indicated uses for which they may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

We may seek priority review designation for our product candidates. We might not receive such designation, and even if we do, such designation may not lead to faster regulatory review or approval.

If the FDA determines that a product candidate offers a treatment for a serious condition and, if approved, the product would provide a significant improvement in safety or effectiveness, the FDA may designate the product candidate for priority review. A priority review designation means that the goal for the FDA to review an application is six months, rather than the standard review period of ten months. We may request priority review for one or more of our product candidates. The FDA has broad discretion with respect to whether or not to grant priority review status, so even if we believe a product candidate for such designation or status, the FDA may decide not to grant it. Moreover, a priority review designation does not necessarily result in an expedited regulatory review or approval process or necessarily confer any advantage with respect to approval compared to conventional FDA procedures. Receiving priority review from the FDA does not guarantee approval within the six-month review cycle or at all.

We may seek orphan drug designation from the FDA for our product candidates. We may be unable to obtain such designation or, if obtained, to maintain the benefits associated with orphan drug status, including the potential for non-patent market exclusivity.

We may seek orphan drug designation for certain of our product candidates, but we may not be able to obtain such designation or maintain the benefits associated with orphan drug designation (if obtained), including the potential for non-patent market exclusivity. Under the Orphan Drug Act, the FDA may designate a drug or biologic as an orphan drug if it is a product intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States, or a patient population of 200,000 or more in the United States where there is no reasonable expectation that the cost of developing the product will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user-fee waivers.

41

Generally, if a product with an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to a period of marketing exclusivity, which precludes the FDA from approving another marketing application for the same product and indication for that time period, except in limited circumstances. Any competitor developing the same product in the same indication with orphan drug designation may block our ability to obtain orphan drug exclusivity in the future if the competitor receives marketing approval before we do. The applicable exclusivity period is seven years in the United States.

Even if we obtain orphan drug exclusivity, that exclusivity may not effectively protect our product from competition because different products can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same product for the same condition if the FDA concludes that the later product is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the product to meet the needs of patients with the rare disease or condition or if another product with the same active moiety is determined to be safer, more effective, or represents a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a product nor gives the product any advantage in the regulatory review or approval process.

If regulatory authorities approve generic versions of our products, or do not grant our products a sufficient period of market exclusivity before approving a generic version, our ability to generate revenue may be adversely affected.

Once an NDA is approved, including under the 505(b)(2) pathway, the product covered thereby becomes a “reference listed drug” in the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations,” commonly known as the Orange Book. Manufacturers may seek approval of generic versions of reference listed drugs through submission of Abbreviated New Drug Applications and may obtain therapeutical equivalence evaluations for 505(b)(2) pathway drugs under the Food and Drug Omnibus Reform Act’s expanded authorities, in the United States. In support of an Abbreviated New Drug Application, a generic manufacturer need not conduct clinical trials to assess safety and efficacy. Rather, the applicant generally must show that its product has the same active ingredient(s), dosage form, strength, route of administration and conditions of use or labelling as the reference listed drug and that the generic version is bioequivalent to the reference listed drug, meaning it is absorbed in the body at the same rate and to the same extent. Generic products may be significantly less costly to bring to market than the reference listed drug and companies that produce generic products are generally able to offer them at lower prices. Thus, following the introduction of a generic drug, a significant percentage of the sales of any branded product or reference listed drug is typically lost to the generic product.

Generic drug manufacturers may seek to launch generic products following the expiration of any applicable exclusivity period we obtain if any of our products is approved, even if we still have patent protection. In particular, competition that our lead candidate, SCN-102, could face from generic versions could materially and adversely affect our future revenue, profitability, and cash flows and substantially limit our ability to obtain a return on the investments we have made in SCN-102.

Even if we obtain FDA approval for a product candidate in the United States, we may never obtain approval for or successfully commercialize that candidate outside of the United States, which would limit our ability to realize a product’s full market potential.

In order to market a candidate outside of the United States, we must obtain marketing authorizations and comply with numerous and varying regulatory requirements of other countries regarding quality, safety and efficacy. Clinical trials conducted in one country may not be accepted by foreign regulatory authorities, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional administrative review periods. Seeking foreign regulatory approval could result in difficulties and costs for us and require additional non-clinical studies or clinical trials, which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our product candidates in those countries. We do not have experience in obtaining regulatory approval in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approval in international markets is delayed, our target market for our product candidates will be reduced and we would not be able to realize the full market potential of our product candidates.

42

Even if we are able to commercialize any of our product candidates, the third-party payor coverage and reimbursement status of newly-approved products are uncertain. Failure to obtain or maintain adequate coverage and reimbursement for our product candidates could limit our ability to market those products and decrease our ability to generate revenue.

The availability and adequacy of coverage and reimbursement by governmental healthcare programs such as Medicare and Medicaid, private health insurers and other third-party payors in the United States are essential for most patients to be able to afford treatments such as our products or product candidates, if approved. Our ability to achieve acceptable levels of coverage and reimbursement for drug treatments by governmental authorities, private health insurers and other organizations will have an effect on our ability to successfully commercialize our products, and potentially attract additional collaboration partners to invest in the development of our product candidates. We cannot be sure that adequate coverage and reimbursement in the United States, the EU or elsewhere will be available for our products or any products that we may develop, and any reimbursement that may become available may be decreased or eliminated in the future. For more information, see “Scienture’s Business–Government Regulation– Pharmaceutical Coverage, Pricing, and Reimbursement.”

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs, biologics and medical devices will be covered. The Medicare and Medicaid programs increasingly are used as models for how private payors and other governmental payors develop their coverage and reimbursement policies for drugs, biologics and medical devices. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for our products or product candidates.

Moreover, increasing efforts by governmental and third-party payors in the United States and abroad to cap or reduce healthcare costs may cause such organizations to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for our products or product candidates. We expect to experience pricing pressures in connection with the sale of our products and product candidates due to the trend toward managed healthcare, the increasing influence of health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs, medical devices and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

We are developing a drug-device combination product, which may result in additional regulatory risks.

Our SCN-104 injection pen will be regulated as a drug-device combination product. We currently plan to develop this product as a combination of a small molecule drug product administered using a disposable, multiple fixed dose injection pen. There may be additional regulatory risks for drug-device combination products. We may experience delays in obtaining regulatory approval of SN-104 given the increased complexity of the review process when approval of the product and a delivery device is sought under a single marketing application. In the United States, each component of a combination product is subject to the requirements established by the FDA for that type of component, whether a drug, biologic or device. The delivery device will be subject to FDA design control device requirements which comprise among other things, design verification, design validation (including human factors testing), and testing to assess performance, cleaning, and robustness. Delays in or failure of the studies conducted by us, or failure of us, our collaborators, if any, or our third-party providers or suppliers to maintain compliance with regulatory requirements could result in increased development costs, delays in or failure to obtain regulatory approval, and associated delays in SCN-104 reaching the market.

Our third party collaborators and service providers are, or may become, subject to a variety of stringent and evolving privacy and data security laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to privacy and data security. Any actual or perceived failure to comply with such obligations could expose us to significant fines or other penalties and otherwise harm our business and operations.

In the ordinary course of our business, we and the third parties upon which we rely (such as our third party CROs and other contractors and consultants) collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data, business plans, transactions, financial information and data we collect about trial participants in connection with clinical trials. Our data processing activities subject us to numerous evolving privacy and data security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to privacy and data security.

43

The legislative and regulatory framework for the processing of personal data worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. In the United States, numerous federal, state and local laws and regulations, including federal health information privacy laws, state information security and data breach notification laws, federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws) govern the processing of health-related and other personal data.

At the state level, numerous U.S. states—including California, Virginia, Colorado, Connecticut and Utah—have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording individuals certain rights concerning their personal data. Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. While these states exempt some data processed in the context of clinical trials, these developments may further complicate compliance efforts, and increase legal risk and compliance costs for us and the third parties upon whom we rely.

Additionally, we may be subject to new laws governing the privacy of consumer health data. For example, Washington’s My Health My Data Act broadly defines consumer health data, creates a private right of action to allow individuals to sue for violations of the law, imposes stringent consent requirements and grants consumers certain rights with respect to their health data, including to request deletion of their information. Connecticut and Nevada have also passed similar laws regulating consumer health data. These various privacy and data security laws may impact our business activities, including our identification of research subjects, relationships with business partners and ultimately the marketing and distribution of our products.

Outside the United States, an increasing number of laws, regulations, and industry standards may govern privacy and data security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”) and the United Kingdom’s GDPR (collectively, “GDPR”) impose strict requirements for processing personal data.

GDPR establishes stringent requirements regarding the processing of personal data, including (i) strict requirements relating to processing of sensitive data (such as health data), ensuring there is a legal basis or condition to justify the processing of personal data, where required, (ii) strict requirements relating to obtaining consent of individuals, (iii) expanded disclosures about how personal data is to be used, (iv) limitations on retention of information, (v) implementing safeguards to protect the security and confidentiality of personal data, where required, (vi) providing notification of data breaches, (v) maintaining records of processing activities, and (vii) documenting data protection impact assessments where there is high risk processing and taking certain measures when engaging third-party processors.

Under GDPR, companies may face temporary or definitive bans on data processing and other corrective activities, fines, and private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. Non-compliance could also result in a material adverse effect on our business, financial position and results of operations.

44

In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activities activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to privacy and data security laws, we are contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. We are also bound by other contractual obligations related to privacy and data security, and our efforts to comply with such obligations may not be successful.

We may publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding privacy and data security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to privacy and data security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our privacy and data security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable privacy and data security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations (including, as relevant, clinical trials); inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If we obtain approval of any of our product candidates and we are found to have improperly promoted off-label uses of such products, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The government has also imposed consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

45

Healthcare legislative reform measures may have a negative impact on our business and results of operations.

In the United States and some foreign jurisdictions, there have been, and continue to be, several legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of product candidates, restrict or regulate post-approval activities, and affect our ability to profitably sell any product candidates for which we obtain marketing approval. For more information, see “Scienture’s Business– Other Regulatory Requirements–Healthcare Reform.”

Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives. In 2010, the ACA was passed, which substantially changed the way healthcare is financed by both the government and private insurers, and significantly impacts the U.S. pharmaceutical industry.

There are continued efforts to challenge the ACA. There are also efforts to broaden healthcare coverage. U.S. lawmakers also have explored proposals to reduce drug prices, including requiring price transparency and drug importation measures. These proposals might result in significant changes in the pharmaceutical value chain as manufacturers, PBM, managed care organizations and other industry stakeholders look to implement new transactional flows and adapt their business models.

Provincial governments in Canada that provide partial funding for the purchase of pharmaceuticals and independently regulate the sale and reimbursement of drugs have sought to reduce the costs of publicly funded health programs. For example, provincial governments have taken steps to reduce consumer prices for generic pharmaceuticals and, in some provinces, change professional allowances paid to pharmacists by generic manufacturers.

Many European governments provide or subsidize healthcare to consumers and regulate pharmaceutical prices, patient eligibility and reimbursement levels in order to control government healthcare system costs. Some European governments have implemented or are considering austerity measures to reduce healthcare spending. These measures exert pressure on the pricing and reimbursement timelines for pharmaceuticals and may cause our customers to purchase fewer of our products and services or influence us to reduce prices.

The continuing efforts of the government, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce costs of healthcare may adversely affect:

●	the demand for any of our product candidates, if approved;

●	the ability to set a price that we believe is fair for any of our product candidates, if approved;

●	our ability to generate revenues and achieve or maintain profitability;

●	the level of taxes that we are required to pay; and

●	the availability of capital.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical and biologic products. In addition, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

46

We cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing testing and other requirements.

We cannot predict what healthcare reform initiatives may be adopted in the future. We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and additional downward pressure on the price that we receive for any approved drug. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our drugs.

Inadequate funding for the FDA and other government agencies, including from government shutdowns, or other disruptions to these agencies’ operations, could hinder such agencies’ ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product candidates to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years the United States government has shut down several times and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical FDA, SEC and other government employees and stop critical activities. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

Risks Related to Our Technology and Intellectual Property

We may not be able to protect our intellectual property and trade secret rights throughout the world. If our efforts to protect our intellectual property rights are inadequate, we may not be able to compete effectively in our market.

We may not be able to pursue patent coverage of our product candidates in certain countries outside of the United States. Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States may be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. The breadth and strength of our or our licensors’ patents issued in foreign jurisdictions or regions may not be the same as the corresponding patents issued in the United States. Consequently, we may not be able to prevent third parties from practicing our or our licensors’ inventions in all countries outside the United States, or from selling or importing products made using our or our licensors’ inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to certain territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our product candidates and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

47

In addition to seeking patents for some of our product candidates, we also rely on trade secrets, including unpatented know-how, technology, and other proprietary information, to maintain our competitive position. We seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors, and other third parties. We also enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time consuming, and the outcome is unpredictable. If we are unable to prevent unauthorized material disclosure of our intellectual property to third parties, we may not be able to establish or maintain a competitive advantage in the market, which could materially adversely affect our business, operating results and financial condition. If we choose to go to court to stop a third party from using any of our trade secrets, we may incur substantial costs. These lawsuits may consume our time and other resources even if successful. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. As a result, we may encounter significant problems in protecting and defending our intellectual property both in the United States and abroad. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protections, particularly those relating to biotechnology and biopharmaceutical products. This difficulty with enforcing patents could make it difficult for us to stop the infringement of our or our licensors’ patents or marketing of competing products otherwise generally in violation of our proprietary rights. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our or our licensors’ patents at risk of being invalidated or interpreted narrowly, put our or our licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We depend on in-licensed intellectual property. If we fail to comply with our obligations under intellectual property licenses with third parties, we could lose license rights that are important to our business.

Scienture LLC is a party to a Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), an exclusive and royalty-bearing intellectual property license agreement. In connection with our efforts to expand our pipeline of product candidates, we expect to enter into additional license agreements in the future. We expect that any future license agreements we may enter into may impose various diligence, milestone payment, royalty, insurance, and other obligations on us. If we fail to comply with these obligations, our licensors may have the right to terminate the relevant agreement, in which event we would not be able to develop or market the products covered by such licensed intellectual property, or to pursue other remedies.

We may not be able to obtain licenses at a reasonable cost or on reasonable terms, or at all. Furthermore, if we lose intellectual property rights licensed under existing agreements or fail to obtain future licenses, we may be required to expend considerable time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected proprietary technologies and product candidates, which could harm our business significantly.

48

If we or our licensors are unable to obtain and maintain patent protection for our product candidates, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to our product candidates, and our ability to successfully commercialize our product candidates may be adversely affected.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our product candidates, their respective components, formulations, combination therapies, methods used to manufacture them and methods of treatment that are important to our business. If we or our licensors does not adequately protect our or our licensors’ intellectual property rights, competitors may be able to erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. We and our licensors seek to protect our proprietary position by filing patent applications in the United States and abroad related to our product candidates that are important to our business. We may in the future also license or purchase patent applications filed by others. If we or our licensors are unable to secure or maintain patent protection with respect to our product candidates and any proprietary product candidates and technology we develop, our business, financial condition, results of operations, and prospects could be materially harmed.

If the scope of the patent protection we or our licensors obtain is not sufficiently broad, we may not be able to prevent others from developing and commercializing products and technology similar or identical to our product candidates or otherwise maintain a competitive advantage. The degree of patent protection we require to successfully compete in the marketplace may be unavailable or severely limited in some cases and may not adequately protect our rights or permit us to gain or keep any competitive advantage. We cannot provide any assurances that any of our or our licensors’ patents have, or that any of our or our licensors’ pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect our product candidates or otherwise provide any competitive advantage. In addition, to the extent that we license intellectual property, we cannot make assurances that those licenses will remain in force.

Even if our owned and licensed patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage. The scope of the invention claimed in a patent application can be significantly reduced before the patent is issued, and this scope can be reinterpreted after issuance. Any patents that eventually issue may be challenged, narrowed or invalidated by third parties. Consequently, we do not know whether any of our product candidates will be protectable or remain protected by valid and enforceable patent rights. Our competitors or other third parties may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

The patent prosecution process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, we may not pursue or obtain patent protection in all relevant markets. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we do not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering product candidates that we license from third parties and are reliant on our licensors. Therefore, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business. If such licensors fail to maintain such patents, or lose rights to those patents, the rights we have licensed may be reduced or eliminated.

Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally 20 years after it is filed. Various extensions may be available; however, the life of a patent, and the protection it affords, is limited. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases, at all. Therefore, we cannot be certain that we or our licensors were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability, and commercial value of our and our licensors’ patent rights are highly uncertain. Our and our licensors’ pending and future patent applications may not result in patents being issued which protect our product candidates or which effectively prevent others from commercializing competitive products.

49

The issuance of a patent is not conclusive as to its inventorship, scope, validity, or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. There may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim. There also may be prior art of which we are aware, but which we do not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. We or our licensors may in the future, become subject to a third-party pre-issuance submission of prior art, opposition, derivation, revocation, re-examination, post-grant and inter partes review, or interference proceeding and other similar proceedings challenging our patent rights or the patent rights of others in the USPTO or other foreign patent office. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated, or held unenforceable, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our product candidates.

Furthermore, given the amount of time required for the development, testing, and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our product candidates.

In addition, we rely on certain of our licensors to prosecute patent applications and maintain patents and otherwise protect the intellectual property we license from them and may continue to do so in the future. We have limited control over these activities or any other intellectual property that may be related to our in-licensed intellectual property. For example, we cannot be certain that such activities by these licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. We have limited control over the manner in which our licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights or defend certain of the intellectual property that is licensed to us. It is possible that any licensors’ infringement proceeding or defense activities may be less vigorous than had we conducted them.

Moreover, some of our owned and in-licensed patents and patent applications may in the future be co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. In addition, we or our licensors may need the cooperation of any such co-owners of our owned and in-licensed patents in order to enforce such patents against third parties, and such cooperation may not be provided to us or our licensors. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies. Our patent protection could be reduced or eliminated for non-compliance with these requirements.

We cannot be certain that an allowed patent application will become an issued patent because there may be events that cause withdrawal of the allowance of a patent application. For example, after a patent application has been allowed, but prior to being issued, material that could be relevant to patentability may be identified. In such circumstances, the applicant may pull the application from allowance in order for the USPTO to review the application in view of the new material. We cannot be certain that the USPTO will issue the application in view of the new material. Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign countries may require the payment of maintenance fees or patent annuities during the lifetime of a patent application and/or any subsequent patent that issues from the application. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application. Such noncompliance can result in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. Such an event could have a material adverse effect on our business.

50

Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

If we or one of our licensing partners initiates legal proceedings against a third party to enforce a patent covering our product candidates, the defendant could counterclaim that the patent covering our product candidates, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are various grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review and equivalent proceedings in foreign jurisdictions (such as opposition proceedings). Such proceedings could result in revocation or amendment to our or our licensors’ patents in such a way that they no longer cover our product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel, our licensors and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if we are otherwise unable to adequately protect our or our licensors’ rights, we would lose at least part, and perhaps all, of the patent protection on our product candidates. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize or license our technology and product candidates.

Changes to patent law in the United States and in foreign jurisdictions could diminish the value of our patents in general, thereby impairing our ability to protect our product candidates.

As is the case with other biotechnology and biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology and biopharmaceutical industry involves both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain. Patent reform legislation in the U.S. and other countries could increase those uncertainties and costs. Passed in 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”) made a number of significant changes to U.S. patent law, including provisions affecting the way patent applications are prosecuted, redefining prior art and providing more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act transformed the U.S. patent system into a “first-to-file” system, effective on March 16, 2013 and has impacted our business by making it more difficult to obtain patent protection for our inventions and increasing the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Moreover, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our or our licensors’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our or our licensors’ ability to obtain new patents or to enforce our or our licensors’ existing patents and patents that we or our licensors might obtain in the future. We cannot predict how future decisions by the courts, Congress or the USPTO may impact the value of our or our licensors’ patents. Similarly, any adverse changes in the patent laws of other jurisdictions could have a material adverse effect on our business and financial condition. Changes in the laws and regulations governing patents in other jurisdictions could similarly have an adverse effect on our ability to obtain and effectively enforce our patent rights.

51

If we do not obtain patent term extension for our current product candidates, our business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of our current product candidates, one or more of our or our licensors’ U.S. patents may be eligible for limited patent term extension under the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply for a patent extension within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we believe we are entitled to, our competitors may obtain approval of competing products sooner than we would expect, and our business, financial condition, results of operations, and prospects could be materially harmed.

We may become involved in lawsuits to protect or enforce our intellectual property rights, which could be distracting, expensive, time consuming, and unsuccessful.

Competitors may infringe our patents or the patents of our licensors. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time consuming. In addition, in an infringement proceeding, a court may decide that our patents or our licensors’ patents are invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing. Defense against these assertions, non-infringement, invalidity or unenforceability regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign our infringing products, which may be impossible or require substantial time and monetary expenditure.

Post-grant proceedings provoked by third parties or brought by the USPTO may be brought to determine the validity or priority of inventions with respect to our patents or patent applications or those of our licensors. An unfavorable outcome could result in a loss of our current patent rights and could require us to cease using the related technology or require us to obtain license rights from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Litigation or post-grant proceedings may result in a decision adverse to our interests and, even if successful, may result in substantial costs and distract our management, employees, and contractors. We may not be able to prevent, alone or with our licensors, misappropriation of our trade secrets or confidential information, particularly in countries where the laws may not protect those rights as fully as those within the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, our licensors may have rights to file and prosecute such claims, and we are reliant on them.

We may be subject to claims challenging the inventorship or ownership of our intellectual property or asserting that we violated intellectual property rights of others, the outcome of which would be uncertain. These claims could be extremely costly to defend, could require us to pay significant damages and limit our ability to operate, and could distract our personnel from normal responsibilities.

Our commercial success depends upon our ability and the ability of our collaborators to commercialize, develop, manufacture, market, and sell our product candidates without infringing the proprietary rights of third parties. We have yet to conduct comprehensive freedom to operate searches to determine whether we would infringe patents issued to third parties. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our product candidates, including interference proceedings before the USPTO. Third parties may assert infringement claims against us based on existing patents or patents that may be granted in the future. If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing its product candidates. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing product. In addition, we could be found liable for monetary damages. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

52

If a third party alleges that we infringe its intellectual property rights, we may face a number of issues, including, but not limited to:

●	infringement and other intellectual property misappropriation which, regardless of merit, may be expensive and time-consuming to litigate and may divert management’s attention from our core business;

●	substantial damages for infringement or misappropriation, which we may have to pay if a court decides that the product or technology at issue infringes on or violates the third-party’s rights, and, if the court finds we have willfully infringed intellectual property rights, we could be ordered to pay treble damages and the patent owner’s attorneys’ fees;

●	an injunction prohibiting us from manufacturing, marketing or selling our product candidates, or from using our proprietary technologies, unless the third party agrees to license its patent rights to us;

●	even if a license is available from a third party, we may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights protecting our product candidates; and

●	we may be forced to try to redesign our product candidates or processes so they do not infringe third-party intellectual property rights, an undertaking which may not be possible or which may require substantial monetary expenditures and time.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, results of operations, financial condition and prospects.

Third parties may assert that we are employing their proprietary technology without authorization. Patents issued in the United States by law enjoy a presumption of validity that can be rebutted only with evidence that is “clear and convincing,” a heightened standard of proof. There may be issued third-party patents of which we are currently unaware with claims to compositions, formulations, methods of manufacture or methods for treatment related to the use or manufacture of our product candidates. Patent applications can take many years to issue. There may be currently pending patent applications which may later result in issued patents that may be infringed by our product candidates. Moreover, we may fail to identify relevant patents or incorrectly conclude that a patent is invalid, not enforceable, exhausted, or not infringed by its activities. If any third-party patents, held now or obtained in the future by a third party, were found by a court of competent jurisdiction to cover the manufacturing process of our product candidates, constructs or molecules used in or formed during the manufacturing process, or any final product or methods use of the product, the holders of any such patents may be able to block our ability to commercialize the product unless we obtained a license under the applicable patents, or until such patents expire or they are finally determined to be held invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover any aspect of our formulations, any combination therapies or patient selection methods, the holders of any such patent may be able to block our ability to develop and commercialize the product unless we have obtained a license or until such patent expires or is finally determined to be held invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all. If we are unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, our ability to commercialize our product candidates may be impaired or delayed, which could in turn significantly harm our business. Even if we obtain a license, such license may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, if the breadth or strength of protection provided by our patents and patent applications are threatened, it could dissuade companies from collaborating with us to license, develop or commercialize our product candidates.

53

Parties making claims against us may seek and obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize our product candidates. Defense of these claims, regardless of their merit, could involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign its infringing product candidates, which may be impossible or require substantial time and monetary expenditure. We cannot predict whether any such license would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, we may need or may choose to obtain licenses from third parties to advance its research or allow commercialization of its product candidates. We may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize its product candidates, which could harm our business significantly.

We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights. Disputes regarding ownership or inventorship of intellectual property can also arise in other contexts, such as collaborations and sponsored research. If we are subject to a dispute challenging our rights in or to patents or other intellectual property, such a dispute could be expensive and time-consuming. If we are unsuccessful, we could lose valuable rights in intellectual property that we regard as our own.

This is especially relevant as some of our employees and contractors may have been previously employed at, or may have previously provided or may be currently providing consulting services to, universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. We could in the future be subject to claims that we or our employees and contractors have inadvertently or otherwise used or disclosed alleged trade secrets or other confidential information of former employers or competitors. Although we try to ensure that our employees and contractors do not use the proprietary information or know how of others in their work for us, we may be subject to claims that we caused an employee or contractor to breach the terms of his or her non-competition or non-solicitation agreement, or that we or our employees or contractors have, inadvertently or otherwise, used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or competitor. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management.

European patents and patent applications could be challenged in the recently created Unified Patent Court for the European Union.

We or our licensors’ European patents and patent applications could be challenged in the recently created Unified Patent Court (“UPC”) for the European Union. We may decide to opt out our European patents and patent applications from the UPC. However, if certain formalities and requirements are not met, our European patents and patent applications could be challenged for non-compliance and brought under the jurisdiction of the UPC. We cannot be certain that our or our licensors’ European patents and patent applications will avoid falling under the jurisdiction of the UPC, if we decide to opt out of the UPC. Under the UPC, a granted European patent would be valid and enforceable in numerous European countries. A successful invalidity challenge to a European patent under the UPC would result in loss of patent protection in those European countries. Accordingly, a single proceeding under the UPC could result in the partial or complete loss of patent protection in numerous European countries, rather than in each validated European country separately as such patents always have been adjudicated. Such a loss of patent protection could have a material adverse impact on our business and our ability to commercialize our technology and product candidates and, resultantly, on our business, financial condition, prospects and results of operations.

54

Our business and operations depend on the proper functioning of information systems, critical facilities and distribution networks, including those of our third party collaborators and service providers. These information systems may be subject to cyber-attacks, security breaches, compromises or other incidents, which could result in additional costs, loss of revenue, significant liabilities, harm to our brand, material disruption of our development programs and operations, or other adverse consequences.

Our business depends on the proper functioning of our critical information systems, facilities and our distribution networks as well as those of third parties upon which we rely to process sensitive data. As a result, we and the third parties upon which we rely face a variety of evolving threats that could cause cyber-attacks, security breaches, compromises, or other incidents. Although we take steps to develop and maintain systems and controls designed to protect our sensitive data, systems and infrastructure, there can be no assurance that our internal technology systems and infrastructure, or those of third parties upon which we rely, will be sufficient to protect against a cyber-attack, security breach, compromise or other incident such as an industrial espionage attack, ransomware, or insider threat attack, which may compromise our system infrastructure or lead to the loss, destruction, alteration or dissemination of, or damage to, our sensitive data. Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors.

The risk of a cyber-attack, security breach, compromise, or other incident has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Such risks come from a variety of evolving threats, including but not limited to, social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, attacks enhanced or facilitated by AI, telecommunications failures, earthquakes, fires, floods, and other similar threats.

Individuals engage in and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, us and the third parties upon which we rely, may be vulnerable to a heightened risk of cyber-attacks, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services.

We also face increased risks of a cyber-attack, security breach, compromise, or other incident due to our reliance on internet technology and the number of our employees and contractors who work on a hybrid basis at home, in the office, or other public spaces. This may create additional opportunities for cybercriminals to exploit vulnerabilities. Additionally, business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies that were not found during due diligence of such acquired or integrated entities.

In addition, our reliance on third-party service providers could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks. We rely on third-party service providers and technologies to operate critical business systems to process sensitive data in a variety of contexts and our ability to monitor these third parties’ information security practices is limited. These third parties may not have adequate information security measures in place and if our third-party service providers experience a cyber-attack, security breach, compromise or incident, or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

We may be unable to detect vulnerabilities in our information technology systems and infrastructure on a timely basis or until after a cyber-attack, security breach, compromise, or other incident has occurred. Further, we may experience delays in developing and deploying remedial measures designed to adequately address any such identified vulnerabilities.

55

We may in the future experience threats, compromises, breaches or security incidents related to our data and systems. If we, or a third party upon whom we rely, experience a cyber-attack, security breach, compromise, or other incident, or are perceived to have experienced a cyber-attack, security breach, compromise, or other incident, we may experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including individual and group claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other potentially significant harms. Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our privacy and data security obligations.

Further, applicable privacy and data security obligations may require us to notify relevant stakeholders of a cyber-attack, security breach, compromise, or other incident. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. In addition, cyber-attacks, security breaches, compromises, or other incidents may cause stakeholders (including investors and potential customers) to stop supporting our business, deter new customers from using our products, and negatively impact our ability to grow and operate our business.

If we were to experience a cyber-attack, security breach, compromise, or other incident that causes interruptions in our operations, the incident could result in a material disruption of our product development programs.

In the past, we had an incident with an email account being compromised and an attempt was made to get us to wire outgoing money. We did not fall victim to the attempt, conducted a thorough investigation, performed cleanup procedures, and instituted additional security measures to mitigate the risk of this incident from occurring in the future. Risk mitigation includes the board of directors inquiring with the information technology department on the status of cyber risks management, on a quarterly basis.

There may be losses or unauthorized access to or releases of confidential information, including personally identifiable information, that could subject us to significant reputational, financial, legal and operational consequences.

Our business may require us to use, transmit and store confidential information including, among other things, personally identifiable information (“PII”) with respect to our customers, employees, and contractors. We devote significant resources to network and data security, including through the use of encryption and other security measures intended to protect its systems and data. But these measures cannot provide absolute security, and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect our reputation, financial condition and operating results. Our business also may require us to share confidential information with third parties. Although we take steps to secure confidential information that is provided to third parties, such measures are not always effective and losses or unauthorized access to or releases of confidential information occur and could materially adversely affect our reputation, financial condition and operating results.

In addition to the risks relating to general confidential information described above, we also may be subject to obligations relating to health data and payment card data. Health data is subject to additional privacy, security and breach notification requirements, and we could be subject to audit by governmental authorities regarding our compliance with these obligations. If we fail to adequately comply with these rules and requirements, or if health data is handled in a manner not permitted by law or under our agreements with healthcare institutions, we could be subject to litigation or government investigations, may be liable for associated investigatory expenses, and could also incur significant fees or fines.

Under payment card rules and obligations, if cardholder information is potentially compromised, we could be liable for associated investigatory expenses and could also incur significant fees or fines if we fail to follow payment card industry data security standards. We could also experience a significant increase in payment card transaction costs or lose the ability to process payment cards if we fail to follow payment card industry data security standards, which would materially adversely affect our reputation, financial condition and operating results.

56

Our use, or the use by our third party collaborators and service providers, of new and evolving technologies, such as artificial intelligence (“AI”) and machine learning (“ML”), may result in spending additional resources and present new risks and challenges that can impact our business, including by posing security and other risks to our sensitive data. As a result, we may be exposed to reputational harm, other adverse consequences, and liability.

The use of new and evolving technologies, such as AI/ML, in our operations, and the operations of third parties upon which we rely presents new risks and challenges that could negatively impact our business. The use of certain AI/ML technologies can give rise to intellectual property risks, including compromises to proprietary intellectual property and intellectual property infringement. Additionally, several jurisdictions around the globe, including Europe and certain U.S. states, have proposed, enacted, or are considering, laws governing the development and use of AI/ML, such as the European Union’s AI Act. We expect other jurisdictions will adopt similar laws. Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making, which may be incompatible with our use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML, or prevent or limit our use of AI/ML. For example, the Federal Trade Commission has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot use AI/ML or our use is restricted, our business may be less efficient, or we may be at a competitive disadvantage.

The rapid evolution of AI/ML will require the application of significant resources to design, develop, test and maintain our products and services to help ensure that AI/ML is implemented in accordance with applicable law and regulation and in a socially responsible manner and to minimize any real or perceived unintended harmful impacts. Our vendors may in turn incorporate AI/ML tools into their own offerings, and the providers of these AI/ML tools may not meet existing or rapidly evolving regulatory or industry standards, including with respect to privacy and data security. Further, bad actors around the world use increasingly sophisticated methods, including the use of AI/ML, to engage in illegal activities involving the theft and misuse of sensitive data. Any of these effects could damage our reputation, result in the loss of valuable property and information, cause us to breach applicable laws and regulations, and adversely impact our business.

We may be subject to claims that we wrongfully hired an employee from a competitor or that our employees have misappropriated intellectual property, including trade secrets of their former employers.

Companies primarily conducting their business on the internet, in the technology sector, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

If our trademarks and trade names are not adequately protected then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We rely on both registration and common law protection for our trademarks. We may not be able to protect our rights to these trademarks and trade names or may be forced to stop using these names, which we need for name recognition by potential partners or customers in our markets of interest. During the trademark registration process, we may receive so called “Office Actions” from the USPTO objecting to the registration of our trademark. Although we would be given an opportunity to respond to those objections, we may be unable to overcome such rejections. In addition, in the USPTO and in comparable agencies in many foreign jurisdictions, third parties are given an opportunity to oppose pending trademark applications and/or to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively and our business may be adversely affected.

57

System errors or failures of our platform or services to conform to specifications could cause unforeseen liabilities or injury, harm our reputation and have a material adverse impact on our results of operations.

The software and technology services that we operate are complex. As with complex systems offered by others, our software and technology services may contain errors, especially when first introduced. Failure of a customer’s system to perform in accordance with our documentation could constitute a breach of warranty and could require us to incur additional expenses in order to make the system comply with the documentation. If such failure is not remedied in a timely manner, it could constitute a material breach under a contract, allowing the client to cancel the contract, obtain refunds of amounts previously paid, or assert claims for significant damages.

Our websites may encounter technical problems and service interruptions.

Our websites may, in the future, experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

Risks Related to Accounting Matters

We have identified material weaknesses in our internal control over financial reporting and controls and procedures which could, if not remediated, adversely affect our ability to report our financial condition, cash flows and results of operations in a timely and accurate manner and/or increase the risk of future misstatements, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock and/or debt securities to decline.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. As reported in our Annual Report on Form 10-K for the year ended December 31, 2023, our Chief Executive Officer and Interim Chief Financial Officer have determined that our disclosure controls and procedures were not effective. Additionally, our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Based on reviews conducted by management, we have concluded that a material weakness exists and has existed since approximately 2014 in the Company’s internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified in our controls and procedures as of December 31, 2023, included the fact that (1) the Company did not maintain a fully integrated financial consolidation and reporting system throughout the period and as a result, extensive manual analysis, reconciliation and adjustments were required in order to produce financial statements for external reporting purposes, and (2) the Company does not currently have a sufficient complement of technical accounting and external reporting personnel commensurate to support standalone external financial reporting under public company or SEC requirements. Specifically, the Company did not effectively segregate certain accounting duties due to the small size of its accounting staff and maintain a sufficient number of adequately trained personnel necessary to anticipate and identify risks critical to financial reporting and the closing process. In addition, there were inadequate reviews and approvals by the Company’s personnel of certain reconciliations and other processes in day-to-day operations due to the lack of a full complement of accounting staff.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible.

58

Since 2014, when the material weakness became effective, the Company has identified certain remediation actions and has implemented many efforts are not complete and remain in process. If we do not complete our remediation in a timely manner or if our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses in our internal controls and/or controls and procedures are discovered or occur in the future, it may materially adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner and there will continue to be an increased risk of future misstatements. Although we regularly review and evaluate internal controls systems to allow management to report on the effectiveness of our internal controls over financial reporting and controls and procedures, we may discover additional weaknesses in our internal controls over financial reporting or disclosure controls and procedures. The next time we evaluate our internal controls over financial reporting and disclosure controls and procedures, if we identify one or more new material weaknesses or have been unable to timely remediate our existing material weaknesses, we would be unable to conclude that our internal controls over financial reporting or disclosure controls and procedures are effective. If we are unable in the future to conclude that our internal controls over financial reporting or our disclosure controls and procedures are effective, we may not be able to report our financial condition and results of operations in a timely and accurate manner, which could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline. In addition, any potential future restatements could subject us to additional adverse consequences, including sanctions by the SEC, stockholder litigation and other adverse actions. Moreover, we may be the subject of further negative publicity focusing on such financial statement adjustments and resulting restatement and negative reactions from our stockholders, creditors or others with whom we do business. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares of common stock to decline.

Risks Related to Our Governing Documents and Delaware Law

Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers or directors.

Our certificate of incorporation limits the monetary liability of our directors, officers, and employees. It also provides for indemnification as follows: “To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.”

There are specific provisions in our certificate of incorporation that limits the liability of our directors for monetary damages to the Company and the Company’s stockholders, including as a result of a breach of their fiduciary duties, except to the extent such exception from liability is not permitted under the DGCL. We also have contractual indemnification obligations under our employment and engagement agreements with our executive officers and directors, as well as pursuant to indemnification agreements.

This limitation of liability and our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares.

59

Our directors have the right to authorize the issuance of shares of preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

Anti-takeover provisions may impede the acquisition of the Company.

Certain provisions of the DGCL have anti-takeover effects and may inhibit a non-negotiated merger or other business combination, notwithstanding the fact that our certificate of incorporation provides that we are not subject to Section 203 of the DGCL, which relates to certain restrictions on business combinations with interested stockholders. These provisions are intended to encourage any person interested in acquiring the Company to negotiate with, and to obtain the approval of, our directors, in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of the Company, including an acquisition in which the stockholders might otherwise receive a premium for their shares. In addition, we can also authorize “blank check” preferred stock, which could be issued by our Board of Directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock.

Our bylaws require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, and if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our bylaws require that unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of Delaware General Corporation Law or the certificate of incorporation or bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or such indispensable parties consenting to the personal jurisdiction of the Court of Chancery within 10 days following any determination by the Court of Chancery that an indispensable party is not subject to such personal jurisdiction); provided that, if the Court of Chancery of the State of Delaware dismisses any action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our bylaws. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

60

As described above, our bylaws provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Our stockholders have no right to call special meetings of stockholders.

Our bylaws provide that special meetings of our stockholders may be called only by the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as the chairperson of the board of directors, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

Provisions in our certificate of incorporation and bylaws may inhibit a takeover of us, which could limit the value of our securities and could entrench management.

Our certificate of incorporation and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares and the requirement to receive the affirmative vote of holders of at least two-thirds of the outstanding capital stock of the Company to amend any provision of the bylaws of the Company, without Board of Directors approval (which Board of Directors approved amendments may be affected solely by the Board of Directors, without stockholder approval, subject to certain exceptions, without stockholder approval), which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Risks Related to the Offering and Our Common Stock

We incur significant costs to ensure compliance with federal laws and Nasdaq reporting and corporate governance requirements.

We incur significant costs associated with our public company reporting requirements and with applicable federal laws and Nasdaq corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC and Nasdaq. The Nasdaq rules include requiring us to maintain independent directors, comply with other corporate governance requirements and pay annual listing and stock issuance fees. All of such SEC and Nasdaq obligations require a commitment of additional resources including, but not limited to, additional expenses, and may result in the diversion of our senior management’s time and attention from our day-to-day operations. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

61

We may not be able to comply with Nasdaq’s continued listing standards.

Our common stock was approved for listing on Nasdaq under the symbol “MEDS” in February 2020. Notwithstanding such listing, there can be no assurance any broker will be interested in trading our stock. Therefore, it may be difficult to sell your shares of common stock if you desire or need to sell them. Our former underwriters are not obligated to make a market in our securities, and even if they do make a market, they can discontinue market-making at any time without notice. We cannot provide any assurance that an active and liquid trading market in our securities will develop or, if developed, that such a market will continue.

There is also no guarantee that we will be able to maintain our listing on Nasdaq for any period of time by perpetually satisfying Nasdaq’s continued listing requirements. Our failure to continue to meet these requirements may result in our securities being delisted from Nasdaq. At times, including during our 2023 fiscal year, we have received deficiency notices from Nasdaq regarding our inability, to comply with various of the continued listing rules (including stockholders’ equity requirements, publicly held share requirements, and timely filing requirements). In the past we have taken steps to attempt to regain compliance with these listing rules, however, in the future we may be unable to remain in compliance with Nasdaq’s continued listing requirements or remedy any deficiencies. If our common stock were to be delisted from Nasdaq, it would likely reduce the liquidity of our common stock, and, among other things, may decrease the attractiveness of our common stock to the investment community, and make it more difficult for us to issue equity securities for capital raising purposes or for acquisitions.

We are currently prohibited from filing any new registration statements on Form S-3 and we are currently prohibited from using our Shelf Form S-3.

Due to our failure to timely file certain Exchange Act reports, we are currently prohibited from using Form S-3 to register securities with the SEC. Separately, our ability to use our previously effective shelf Form S-3, is suspended. As a result, we are required to use Form S-1, a longer-form registration statement, for offerings and are currently prohibited from undertaking at-the-market offerings.

Our common stock has in the past been a “penny stock” under SEC rules, and may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

In the past (including immediately prior to our common stock being listed on Nasdaq in February 2020), our common stock was a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). While our common stock is not now considered a “penny stock” because it is listed on Nasdaq, if we are unable to maintain that listing, unless we maintain a per-share price above $5.00, our common stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

62

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock may be classified as a “penny stock” in the future.

The exercise of outstanding warrants, options and other securities that are exercisable into shares of our common stock will be dilutive to our existing stockholders.

As of the date of this Registration Statement, we had outstanding various warrants, stock options and other securities that are exercisable into shares of our common stock.

For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding securities will also dilute the ownership interests of our existing stockholders.

The availability of these shares for public resale, as well as any actual resales of these shares, could adversely affect the trading price of our common stock. Certain of the shares of common stock underlying outstanding options will be available for resale immediately in the public market without restriction.

We cannot predict the size of future issuances of our common stock pursuant to the exercise of outstanding options or warrants, or the effect, if any, that future issuances and sales of shares of our common stock may have on the market price of our common stock. Sales or distributions of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may cause the market price of our common stock to decline.

We have not historically paid or declared any dividends on our common stock and do not expect to pay or declare cash dividends in the future on a regular basis, if at all.

Although we declared special cash dividends in the first and third quarters of 2024, those dividends were declared as the result of a sale various business assets and not paid from cash generated in our operations. The Company has not historically paid or declared any dividends on our common stock or preferred stock. Any future dividends on common stock will be declared at the discretion of our Board of Directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate. As such, the return on your investment, if any, has historically been dependent solely on an increase, if any, in the market value of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

63

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in our industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their shares. The market price of our common stock may continue to be volatile.

The market price of our common stock will likely continue to be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as conditions or trends in the industry in which we operate or sales of our common stock. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

64

Our Chief Executive Officer and Interim Chief Financial Officer are two of our largest stockholders and, as a result, they can exert influence over us and have actual or potential interests that may differ from yours.

Mr. Suren Ajjarapu, our Chief Executive Officer, and Mr. Prashant Patel, our Interim Chief Financial Officer, acting together, may be able to influence many matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control, and could deprive our stockholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our company and may affect the market price of our stock.

Further, Mr. Ajjarapu and Mr. Patel may have interests that differ from those of other holders of our common stock. As a result, Mr. Ajjarapu and Mr. Patel may vote the shares they own or control or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through this influence, Mr. Ajjarapu and Mr. Patel can influence our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and the composition of our Board of Directors.

Our common stock may continue to be followed by only a limited number of analysts and there may continue to be a limited number of institutions acting as market makers for our common stock.

For the foreseeable future, our common stock is unlikely to be followed by a significant number of market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed, and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock are determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock or where shares are to be issued to our officers, directors and applicable consultants. Our Board of Directors has authority, without action or vote of the stockholders, but subject to Nasdaq rules and regulations (which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock), to issue all or part of the authorized but unissued shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our securities under this offering for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds. See “Use of Proceeds.” Accordingly, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

65

General Risk Factors

U.S. and global economic conditions could materially adversely affect the Company’s business, results of operations, financial condition and growth.

Adverse macroeconomic conditions, including inflation, slower growth or recession, new or increased tariffs, changes to fiscal and monetary policy, tighter credit, higher interest rates, high unemployment and currency fluctuations could have a material adverse impact on demand for our products and services. In addition, consumer confidence and spending could be adversely affected in response to financial market volatility, negative financial news, conditions in the real estate and mortgage markets, declines in income or asset values, changes to fuel and other energy costs, labor and healthcare costs and other economic factors.

In addition to an adverse impact on demand for our products, uncertainty about, or a decline in, U.S. or global economic conditions could have a significant impact on our suppliers, the pharmaceutical industry as a whole, our network of independent pharmacies and other partners. Potential effects include financial instability, inability to obtain credit to finance operations and purchases of the Company’s products, payment defaults and insolvency.

A downturn in the economic environment could also lead to increased credit and collectability risk on the Company’s receivables; limitations on the Company’s ability to raise new funding through the sale of debt or equity; reduced liquidity; and declines in the value of the Company’s securities. These and other economic factors could materially adversely affect the Company’s business, results of operations, financial condition and growth.

Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on our business, cash flow, financial condition or results of operations.

Changes in tax laws or regulations that are applied adversely to us or our customers may have a material adverse effect on its business, cash flow, financial condition or results of operations. New income, sales and use or other tax laws or regulations could be enacted at any time, which could adversely affect our business operations and financial performance. Further, existing tax laws and regulations could be interpreted, modified or applied adversely to us. These events could require us to pay additional taxes on a prospective or retroactive basis, as well as penalties, interest and other costs for past amounts deemed to be due. New laws, or laws that are changed, modified or newly interpreted or applied, also could increase our compliance, operating and other costs, as well as the costs of our products.

Further, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) enacted many significant changes to the U.S. tax laws, some of which were further modified by the Coronavirus Aid, Relief, and Economic Security Act, and may be modified in the future by the current of a future presidential administration. Among other changes, the Tax Act amended the Code to require that certain research and experimental expenditures be capitalized and amortized over five years if incurred in the United States or fifteen years if incurred in foreign jurisdictions for tax years beginning after December 31, 2021. Although the U.S. Congress has considered legislation that would defer, modify, or repeal the capitalization and amortization requirement, there is no assurance that such changes will be made. If the requirement is not deferred, repealed or otherwise modified, it may increase our cash taxes and effective tax rate. In addition, it is uncertain if and to what extent various states will conform to current federal law, or any newly enacted federal tax legislation. Changes in corporate tax rates, the realization of net operating losses, and other deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses could have a material impact on the value of our deferred tax assets and could increase our future tax expense.

We may apply working capital and future funding to uses that ultimately do not improve our operating results or increase the value of our securities.

In general, we have complete discretion over the use of our working capital and any new investment capital we may obtain in the future. Because of the number and variety of factors that could determine our use of funds, our ultimate expenditure of funds (and their uses) may vary substantially from our current intended operating plan for such funds.

66

We intend to use existing working capital and future funding to support the development of our products and services, product purchases in our wholesale distribution division, the expansion of our marketing, or the support of operations to educate our customers. We will also use capital for market and network expansion, acquisitions, and general working capital purposes. However, we do not have more specific plans for the use and expenditure of our capital. Our management has broad discretion to use any or all of our available capital reserves. Our capital could be applied in ways that do not improve our operating results or otherwise increase the value of a stockholder’s investment.

Levels or types of insurance may not be adequate to cover claims.

Although we maintain current and active insurance policies, we cannot guarantee that all levels and types of insurance will be adequate to cover claims brought against us.

Claims, litigation, government investigations, and other proceedings may adversely affect our business and results of operations.

We may be subject to actual and threatened claims, litigation, reviews, investigations, and other proceedings, including proceedings relating to goods and services offered by us and by third parties, and other matters. Any of these types of proceedings, including currently pending proceedings as discussed herein, may have an adverse effect on us because of legal costs, disruption of our operations, diversion of management resources, negative publicity, and other factors. The outcomes of these matters are inherently unpredictable and subject to significant uncertainties. Determining legal reserves and possible losses from such matters involves judgment and may not reflect the full range of uncertainties and unpredictable outcomes. Until the final resolution of such matters, we may be exposed to losses in excess of the amount recorded, and such amounts could be material. Should any of our estimates and assumptions change or prove to have been incorrect, it could have a material effect on our business, consolidated financial position, results of operations, or cash flows. In addition, it is possible that a resolution of one or more such proceedings, including as a result of a settlement, could require us to make substantial future payments, prevent us from offering certain products or services, require us to change our business practices in a manner materially adverse to our business, requiring development of non-infringing or otherwise altered products or technologies, damaging our reputation, or otherwise having a material effect on our operations.

DILUTION

If you purchase shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common shares after this offering. Our net tangible book value as of June 30, 2024, was $9.0 million or $6.41 per common share.

“Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding.

After giving effect to the sale by us in this offering of shares at an assumed public offering price of $11.50 per share, and after deducting the estimated placement agent discounts and commissions and estimated offering expenses that we will pay, our adjusted net tangible book value per share as of June 30, 2024, would have been approximately $2.44 per common share. This amount represents an immediate decrease in net tangible book value of $3.97 per share to existing stockholders and an immediate dilution of $9.06 per share to purchasers in this offering.

The following table illustrates this dilution:

Assumed public offering price per share	$11.50
Net tangible book value per share as of June 30, 2024	$6.41
Decreases in net tangible book value per share attributable to this offering	$3.97
As adjusted net tangible book value per share after this offering	$2.44
Dilution per share to new investors	$9.06

The above table is based on 1,406,348 common shares outstanding as of June 30, 2024, and excludes:

●	267,165 shares issuable upon exercise of warrants;

67

●	1,628,058 shares issuable upon conversion of preferred stock

●	43,062 shares issuable upon conversion of a convertible note; and

●	23,930 shares issuable upon exercise of options.

However, certain events occurring after June 30, 2024, may have a material impact on the extent to which your interest will be diluted as a result of this offering. On July 9, 2024, the Company announced the declaration of a special cash dividend of one dollar and fifty cents ($1.50) per share of common stock for a total aggregate amount of $2,187,759. The special cash dividend was paid on or about July 24, 2024. On July 25, 2024, the Company issued 291,555 shares of common stock and 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock (“Series X Preferred Stock”) in connection with the Company’s acquisition of Scienture LLC. Each share of Series X Preferred Stock converted into one share of the Company’s common stock on September 20, 2024.

Accounting for the two events described above, our net tangible book value as of June 30, 2024, would have been $6.8 million or $0.80 per common share.

After giving effect to the sale by us in this offering of shares at an assumed public offering price of $11.50 per share, deducting the estimated placement agent discounts and commissions and estimated offering expenses that we will pay, and accounting for the special cash dividend paid on or about July 24, 2024, the issuance of common stock in connection with the acquisition of Scienture LLC, and the conversion of all Series X Preferred Stock, our adjusted net tangible book value per share as of June 30, 2024, would have been approximately $2.44 per common share. This amount represents an immediate increase in net tangible book value of $1.64 per share to existing stockholders and an immediate increase of $13.94 per share to purchasers in this offering.

The following table illustrates this increase:

Assumed public offering price per share	$11.50
Net tangible book value per share as of June 30, 2024	$0.80
Increases in net tangible book value per share attributable to this offering	$1.64
As adjusted net tangible book value per share after this offering	$2.44
Increase in per share to new investors	$13.94

The above table is based on 8,524,616 common shares outstanding as of June 30, 2024, and excludes:

●	267,165 shares issuable upon exercise of warrants;

●	43,062 shares issuable upon conversion of a convertible note; and

●	23,930 shares issuable upon exercise of options.

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at an assumed per share price of $11.50, which represents the midpoint of the offering price range herein. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	434,783	869,565	1,304,348	1,739,130
Gross proceeds	$5,000,005	$9,999,998	$15,000,002	$19,999,995
Offering expenses (1)	$(1,607,500)	$(1,607,500)	$(1,607,500)	$(1,607,500)
Net proceeds	$3,392,505	$8,392,498	$13,392,502	$18,392,495

(1)	Represents placement agent fees, legal and accounting fees and expenses, and out-of-pocket costs of escrow and clearing agent. See “Plan of Distribution.”

We intend to use the net proceeds of this offering for capital expenditures, working capital, or for other general corporate purposes, or a combination thereof. Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company.

As of the date of this Offering Circular, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this Offering Circular. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

DIVIDEND POLICY

Although we declared special cash dividends in the first and third quarters of 2024 equal to $8.00 per share of common stock, and $1.50 per share of common stock, respectively, we have not historically paid or declared any cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors have historically relied on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

MARKET INFORMATION

Our common stock was approved for listing on Nasdaq under the symbol “MEDS” on February 13, 2020. Prior to that, it traded on the OTCQB Market under the symbol “TRXD.” As of September 23, 2024, our common stock is listed on Nasdaq under the symbol “SCNX.” At present, there is a limited market for our common stock.

68

Holders

As of September 20, 2024, we had 8,576,795 shares of common stock outstanding, held by 90 stockholders of record, not including holders who hold their shares in street name, and 15,759 shares of Series B Preferred stock outstanding, held by thirteen (13) stockholders of record.

DESCRIPTION OF BUSINESS

Corporate and Organizational History

Background of XCEL

We were incorporated in Delaware on July 15, 2005, as “Bluebird Exploration Company” (“Bluebird”). Bluebird was originally formed to engage in the exploitation of mineral properties. In December 2008, Bluebird changed its name to “Xcellink International, Inc.” (“XCEL”), and subsequently announced that its business plan was being expanded to include the development and marketing of platform-independent customer-centric payment systems and methodologies. XCEL was unable to raise the funds necessary to implement its business strategy, and never generated any revenue. On January 9, 2014, Trxade Group, Inc., a then privately held Nevada corporation, merged with and into XCEL, and XCEL changed its name to “Trxade Group, Inc.” On June 1, 2021, the Company changed its name from “Trxade Group, Inc” to “TRxADE HEALTH, INC.” On September 20, 2024, the Company changed its name from “TRxADE HEALTH, INC.” to “Scienture Holdings, Inc.”

Background of Trxade

PharmaCycle LLC, a Nevada limited liability company (“PharmaCycle”), was formed in August 2010 by Prashant Patel, our President, Chief Operating Officer, and Interim, to serve as a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. In January 2013, PharmaCycle converted into a Florida corporation and changed its name to Trxade, Inc. (“Trxade Florida”). In May 2013, Trxade Florida created a new wholly-owned subsidiary, Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”). Trxade Nevada acquired Trxade Florida pursuant to a reverse triangular merger, resulting in Trxade Florida becoming a wholly-owned subsidiary of Trxade Nevada (the “Nevada-Florida Merger”). The sole purpose of the Nevada-Florida Merger was to provide for a holding company to own Trxade Florida, the operating company. Immediately following the Nevada-Florida Merger, Messrs. Ajjarapu and Patel collectively owned 99% of Trxade Nevada.

Reverse Merger with Trxade

On September 26, 2008, Mark Fingarson, the former President, sole Director and controlling shareholder of XCEL, sold 80,000,000 shares of XCEL (prior to the Merger Reverse Split and Reverse Stock Splits (each discussed and defined below)). On November 22, 2013, Trxade Nevada acquired Mr. McIntyre’s controlling interest of 80,000,000 shares in XCEL pursuant to a Purchase and Sale Agreement dated November 7, 2013. At the time of the sale, XCEL had 104,160,000 shares of common stock issued and outstanding, including the 80,000,000 shares of stock acquired by Trxade Nevada (prior to the Merger Reverse Split and Reverse Stock Split(s) (each discussed and defined below)).

On December 16, 2013, Trxade Nevada and XCEL entered into a definitive merger agreement (the “Merger Agreement”) providing for the merger (the “Merger”) of Trxade Nevada with and into XCEL, with XCEL continuing as the surviving corporation. The Merger closed on January 8, 2014. Under the terms of the Merger Agreement, we amended our certificate of incorporation and changed our name to “Trxade Group, Inc.,” and changed our trading symbol to “TRXD”.

69

Recapitalization of Common Stock by a Reverse Split and Increase of Authorized Shares of Stock

We also reversed our issued and outstanding stock at the ratio of one for one thousand (1:1,000) shares effective upon the closing of the Merger (the “Merger Reverse Split”). In connection with the Merger Reverse Split, 104,160,000 outstanding shares of our common stock, including the 80,000,000 shares held by Trxade Nevada, were exchanged for 104,160 post-Merger Reverse Split shares of common stock. As a result of the Merger, Trxade Nevada stockholders holding 28,800,000 shares of common stock and 670,000 shares of Series A Preferred Stock converted their shares on a one-to-one basis into 28,800,000 shares of our common stock and 670,000 shares of our Series A Preferred Stock, for an aggregate total of 29,470,000 shares. Further, 100,000 shares of our common stock (on a post-Reverse Split basis and considering the Reverse Stock Split(s) (discussed below)) were issued following the Merger in connection with the conversion of our promissory notes. The 80,000,000 pre-Merger shares held by Trxade Nevada, which amounted to 13,334 shares (on a post-Reverse Split basis and taking into account the Reverse Stock Split(s)), reverted to treasury stock of the Company. Except as otherwise disclosed, the share amounts in the paragraph above have not been adjusted for the Merger Reverse Split or the Reverse Stock Split.

February 2020 Reverse Stock Split and NASDAQ Capital Market Listing

In February 2020, the Company effected a 1-for-6 reverse stock split of the then outstanding common stock in order to allow us to meet the initial listing criteria of Nasdaq.

Our common stock was approved for listing on Nasdaq under the symbol “MEDS”, on February 13, 2020.

June 2023 Reverse Stock Split.

In June 2023 the Company effected a 1-for-15 reverse stock split of its issued and outstanding common stock.

Subsidiaries

We currently own 100% of Scienture LLC, Trxade, Inc., Integra Pharma Solutions, LLC, Bonum Health, Inc., and Bonum Health, LLC. During the year ended December 31, 2023, and a portion of the quarter ended March 31, 2024, Trxade, Inc., operated a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Scienture LLC is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases.

Integra Pharma Solutions, LLC (“IPS” d.b.a. Trxade Prime), is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

Bonum Health, LLC (“Bonum Health”), was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward.

Superlatus Merger

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Superlatus is a diversified food technology company with distribution capabilities and systems to optimize food security and population health via innovative Consumer Packaged Goods (“CPG”) products, agritech, foodtech, plant-based proteins and alt-protein and includes wholly-owned subsidiary, Sapientia, Inc. (“Sapientia”), a food tech business.

On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Merger.

70

Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company, representing 19.99% of the then total issued and outstanding common stock of the Company after the consummation of the Merger and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169. Upon consummation of the Merger, the Company continued to trade under the current ticker symbol “MEDS.”

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Merger and 15,759 shares of Company’s Series B Preferred Stock, with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. As described below, in March 2024 the Company divested of its interest in Superlatus.

Dispositions

SOSRx, LLC (“SOSRx”) was formed on February 15, 2022. The Company entered into a relationship with Exchange Health, LLC (“Exchange Health”), a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. SOSRx, a Delaware limited liability company, was formed, which was owned 51% by the Company and 49% by Exchange Health. SOSRx did not generate material revenue and in February of 2023, the Company voluntarily withdrew from the joint venture agreement.

On January 20, 2023, the Company entered into Membership Interest Purchase Agreements to sell 100% of the outstanding membership interests of the Company’s former subsidiaries, Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS” d.b.a DelivMeds). The Company also agreed to enter into a Master Service Agreement to operate the businesses prior to closing. The transactions contemplated by the Membership Interest Purchase Agreements closed on August 22, 2023.

On February 16, 2024, the Company, together with Trxade, Inc., and Micro Merchant Systems, Inc. (“MMS”) entered into an asset purchase agreement (the “APA”) under which MMS agreed to purchase for cash substantially all of the assets of Trxade, Inc. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the APA. Trxade, Inc. operated a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services.

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the SPA, the Company sold all of the issued and outstanding stock of Superlatus Inc., to the Buyer. The $1.00 purchase price for the Stock was delivered to the Company at the closing, which occurred simultaneously with the execution of the SPA. As a result of the transaction Superlatus is no longer a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of Buyer.

Historical Business

We historically focused on health services IT assets and operations aimed at digitalizing the retail pharmacy experience via an online pharmaceutical marketplace. Our current primary operations are conducted through our wholly-owned subsidiary, Integra Pharma Solutions, LLC (“IPS”), which is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

We began operations as Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) in August of 2010 and spent over two years creating and enhancing our web-based services. The Company changed its name on June 1, 2021, from “Trxade Group, Inc” to “TRxADE HEALTH, INC.” Our services provided pricing transparency, purchasing capabilities and other value-added services on a single platform focused on serving the nation’s approximately 19,397 independent pharmacies with annual purchasing power of $67.1 billion (according to the National Community of Pharmacists Association’s 2021 Digest). Our national wholesale supply partners and manufacturers were able to fulfill orders on our platform in real-time and provide pharmacies and wholesale suppliers with cost-saving payment terms and next-day delivery capabilities in unrestrictive states. We expanded significantly since 2015 and served approximately 14,400+ registered members on our sales platform.

71

Trxade.com previously operated the Company’s web-based pharmaceutical marketplace engaged in promoting and enabling commerce among independent pharmacies, small chains, hospitals, clinics, and alternate dispensing sites with large pharmaceutical suppliers nationally. That marketplace had over 60 national and regional pharmaceutical suppliers providing over 120,000 branded and generic drugs, including over-the-counter drugs (OTCs), and drugs available for purchase by pharmacists. We served approximately 14,400+ registered members, providing access to Trxade’s proprietary pharmaceutical database and data analytics regarding medication pricing. We generated revenue from these services by charging a transaction fee to the seller of the products for sales conducted via the Trxade platform. The buyers did not bear the cost of transaction fees for the purchases that they made, nor did they pay a fee to join or register with our platform. In February 2024 we divested substantially all of our assets related to our web-based pharmaceutical marketplace previously operated through TRxADE, Inc. Substantially all of our revenues during Fiscal 2023, Fiscal 2022, and Fiscal 2021 were from platform revenue generated on www.rx.trxade.com, product sales through Integra Pharma Solutions, LLC, and prescription sales through Community Specialty Pharmacy, LLC.

We previously had a number of products and services focused on the US market in operation and business assets, which are described below.

Integra Pharma Solutions, LLC. IPS is intended to serve as our logistics company for pharmaceutical distribution. We currently distribute through our manufacturer and strategic distribution partners prescription medication, medical devices and over the counter medication to over 1,600 pharmacies and medical clinics across 38 states.

Trxade Prime. Trxade Prime previously allowed pharmacy members on the Trxade platform to process, consolidate and ship purchase orders that were placed directly with Trxade suppliers via Trxade Prime. This service was provided at no cost, with the goal of offering a single tool with one low order minimum, one invoice, one package and one delivery from multiple quality wholesalers and distributors. Revenue had been generated from this service through our IPS subsidiary, which provided the consolidation of the orders.

Bonum Health Application. The “Bonum Health app,” previously provided an overall healthcare experience comparable to a primary care practitioner, and an online portal as a personal electronic medical record and scheduling system was available on a subscription basis, primarily as a stand-alone telehealth software application that could be licensed on a business-to-business (B2B) model to clients as an employment health benefit for the clients’ employees. Revenue was generated from this service through our Bonum subsidiary.

Bonum+ Business to Business (B2B). Bonum+ previously bundled telehealth, a COVID-19 risk assessment tool and a Personal Protective Equipment (PPE) purchasing tool, through a secure mobile dashboard for corporate clients. The B2B platform eased pressure on employees who were required to report any relevant health issues daily, centralizing communication and contact tracing to deliver risk scores. This allowed employers to monitor employee COVID-19 risk profiles and streamlined the ordering of new PPE as needed. An integrated artificial intelligence (AI) tool offered health recommendations and connects employees with board certified physicians, as needed. No revenue was generated from this product.

SOSRx, LLC. On February 15, 2022, the Company entered into a relationship with Exchange Health, LLC (“Exchange Health”), a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. SOSRx, LLC (“SOSRx”) was formed, which was owned 51% by the Company and 49% by Exchange Health. SOSRx did not generate material revenue and in February of 2023, the Company voluntarily withdrew from the joint venture agreement.

Superlatus. As of December 31, 2023, Superlatus, Inc. (“Superlatus”) was a wholly owned subsidiary of the Company as a result of a merger transaction that closed in July 2023. Superlatus is a diversified food technology company with distribution capabilities and systems to optimize food security and population health via innovative Consumer Packaged Goods products, agritech, foodtech, plant-based proteins and alt-protein and includes wholly-owned subsidiary, Sapientia, Inc., a food tech business. Subsequent to December 31, 2023, the Company divested its entire interest in Superlatus.

72

Current Business – Scienture LLC

Overview

Scienture LLC is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (“CNS”) and cardiovascular (“CVS”) diseases. We refer to the combined business of the Company and Scienture LLC as “Scienture.”

Scienture is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Scienture was originally incorporated in Delaware and commenced operations in 2019. In connection with our acquisition in July 2024, Scienture became a wholly owned subsidiary of the Company. Scienture’s principal executive offices are located in Commack, New York.

Scienture’s Strategy

Scienture’s mission is to improve the lives of patients suffering from CNS and CVS diseases. Scienture’s vision is to be a leader in the industry by developing and commercializing new medicines for the treatment of CNS and CVS diseases. Key elements of Scienture’s strategy to achieve this vision include:

●	Advance product candidates through clinical studies and toward commercialization. Scienture is in various stages of clinical development for the product candidates in its pipeline, and it intends to move these programs efficiently toward being commercially available to patients, subject to approval by the FDA. Scienture is working to obtain regulatory approval of its first product candidate, SCN-102.

●	Drive growth and profitability. Using dedicated sales and marketing resources in the U.S., which Scienture is in the process of building, Scienture will seek to drive the revenue growth of its product candidates approved for marketing by the FDA.

●	Continue to grow pipeline. Scienture will continue to evaluate and seek to develop additional product candidates that it believes have significant commercial potential through Scienture’s internal research and development efforts.

●	Target strategic business development opportunities. Scienture is exploring a broad range of strategic opportunities. This may include in-licensing products and entering into co-promotion and co-development partnerships for Scienture’s product candidates, although no agreements have been reached.

73

Research and Development and Product Portfolio

Scienture is committed to the development of innovative product candidates in the CNS and CVS therapeutic areas, including the following:

Scienture does not have any product candidates approved for sale and has not generated any revenue from product sales. Scienture will not generate revenue from product sales unless and until it successfully obtains regulatory approval for its product candidates. Scienture is engaged in a variety of research and development efforts including development of a pipeline of novel product candidates for the treatment of various disease conditions. Scienture has devoted and will continue to devote significant resources to research and development activities. Scienture expects to incur significant expenses as Scienture continues advancing its product candidates towards FDA approval and expanding product indications for approved products and its intellectual property portfolio. Scienture’s expectations regarding its research and development programs are subject to risks, including the risk that Scienture’s financial condition and results of operations for fiscal year 2024 and beyond may be materially and adversely affected by delays and failures in the completion of clinical development of its product candidates, which could increase its costs or delay or limit our ability to generate revenues.

SCN-102 (ARBLITM - Losartan Oral Suspension)

SCN-102 is an oral liquid formulation of losartan potassium in development under the 505(b)(2) pathway, for (i) treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old, (ii) reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy, and (iii) treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension. Currently, there are no FDA-approved liquid formulations of losartan potassium. SCN-102 has shown close comparability to the immediate-release tablet and, if approved, would be the first FDA approved oral liquid formulation of losartan on the market.

Scienture submitted an IND application to the FDA in September 2022. Multiple human pharmacokinetics studies were performed, showing close comparability with the oral solid dosage form. In October 2023, Scienture submitted an NDA for losartan potassium oral suspension to the FDA. In December 2023, the FDA accepted the NDA for review and assigned a Prescription Drug User Fee Act (“PDUFA”) target action date of August 19, 2024. Despite responding during the FDA’s review to information requests related to chemistry, manufacturing, and controls (“CMC”), pharmacovigilance, clinical, microbiology and labeling, the FDA issued a Complete Response Letter to Scienture focused on the CMC information submitted. Scienture is working expeditiously to prepare the requested information to resubmit the NDA as a Class 1 resubmission, which carries a two (2) month review and action period following FDA’s receipt.

SCN-104 (Multi-dose Dihydroergotamine (DHE) Mesylate injection pen)

The SCN-104 injection pen is a disposable, multiple fixed dose, single entity combination product comprised of a small molecule drug, SCN-104, which is administered using a customized injection pen. The SCN-104 injection pen is being developed via the 505(b)(2) regulatory pathway. The SCN-104 injection pen is in development for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

As shown in third party studies of DHE, SCN-104’s mechanism of action for its antimigraine effect is due to its potential action as an agonist at the serotonin 5-HT1D receptors. SCN-104 is intended for subcutaneous administration. SCN-104 is also intended for acute use and is not intended for chronic administration.

74

Scienture believes the SCN-104 injection pen may offer a significant improvement, in terms of usability and patient acceptability, on the current standard of care in the market (ampoules for injection). The intended pen delivery system was designed with patients in mind to carry multiple doses, have a lower volume of injection, and utilize shielded needles to avoid unnecessary exposure.

Scienture has had initial discussions with the FDA to align on a path forward for this development program. The formulation has been scaled up to enable future commercial scale production and the pen has been optimized for commercial use. Several pharmacokinetics studies have shown comparability between SCN-104 and the currently available marketed injection product. Scienture is initiating manufacturing activities and planning to conduct bioequivalence studies. Scienture plans to initiate a Phase 1 single dose study in healthy adults in 2025, following submission of an IND, if the IND is cleared by the FDA.

SCN-106 (Potential Biosimilar)

Scienture is developing a potential biosimilar, SCN-106, based on a reference product that is a thrombolytic agent that binds to fibrin in clots and converts entrapped plasminogen to plasmin. SCN-106 is a sterile, purified glycoprotein that is synthesized using the complementary DNA for natural human tPA obtained from a Chinese hamster ovary cell-line.

Scienture is working with an external partner to develop a biosimilar product that utilizes the same mechanism(s) of action for the proposed condition of use, and has the same route of administration, dosage form, and strength as the reference product.

The CMC development program is focused on establishing the analytical similarity of SCN-106 to the reference product. Multiple clones of CHO cells have been produced to synthesize lots of SCN-106 which were screened for similarity to the reference product for several key biochemical quality attributes as well as overall protein yield and finalization of a lead clone.

Scienture completed a Biosimilar Initial Advisory meeting with the FDA in June 2023 to discuss the CMC, non-clinical, and clinical studies required for regulatory approval.

SCN-107 (Bupivacaine Long-Acting Injection)

SCN-107 is a long-acting injection suspension formulation of a non-opioid analgesic that is indicated for postsurgical local and regional analgesia. Scienture’s long-acting formulation, SCN-107, is a novel microsphere-based formulation of bupivacaine that comprises the drug in polymer-based microspheres and is intended to provide pain management over a period of 5-7 days. The product candidate is designed to potentially provide longer term post-surgical pain relief compared to the currently available products in the market.

Based on initial discussions with FDA regarding this program, Scienture believes this product candidate would require at least one Phase 3 clinical trial to support submission of a marketing application.

Scienture anticipates submitting an IND and, if cleared by the FDA, initiating a Phase 1 single dose study in healthy adults in 2025 to conduct an initial assessment of safety and tolerability of SCN-107.

Sales and Marketing

Scienture intends to market its products through its own sales forces in the U.S. and seek strategic collaborations with other pharmaceutical companies to commercialize its products outside of the U.S. Scienture is in the process of building a commercial sales and marketing operation in the U.S., through a partnership with a Contract Sales Organization, to support sales of Scienture’s products. Once approved, this sales and marketing organization will include a combination of field teams, virtual sales representatives and omnichannel marketing to effectively reach Health Care Providers (“HCPs”) and offer patient education. Scienture’s promotional efforts are expected to further include developing a market access strategy to obtain commercial and government payor coverage for its products. In addition, Scienture intends to partner with a third party logistics provider (“3PL”) and have internal sales operations and analytics teams to provide state-of-the-art distribution capabilities to wholesalers, pharmacies, institutional buying groups and hospitals. Scienture believes its commercial operations infrastructure, once established, will enable it to effectively target healthcare providers to support and grow its products subsequent to market entry.

75

Customers

The majority of Scienture’s product sales, if its products are approved by the FDA, are expected to be to pharmaceutical wholesalers, specialty pharmacies, and distributors who, in turn, would sell such products to pharmacies, hospitals, long term care institutions and other customers, potentially including federal and state entities.

Market and Competition

Scienture is engaged in segments of the pharmaceutical industry that are highly competitive and rapidly changing. Many large pharmaceutical and biotechnology companies, academic institutions, governmental agencies, and other public and private research organizations are commercializing or pursuing the development of products utilizing the same molecules or compounds or for the same indications that Scienture is currently pursuing or may target in the future.

Hypertension

Hypertension (high blood pressure) is a CVS condition, when the pressure in the blood vessels is too high (140/90 mmHg or higher). According to the CDC, hypertension, or high blood pressure, affects nearly half of adults in the United States, or 119.9 million people. Hypertension is defined as a systolic blood pressure of 140 mmHg or higher, and diastolic blood pressure of 90 mmHg or higher. Hypertension is a risk factor for stroke and heart disease, which are leading causes of death in the U.S. Factors that increase the risk of having high blood pressure include: older age, genetics, being overweight or obese, not being physically active, high-salt diet and drinking too much alcohol. Hypertension is clinically diagnosed if, when blood pressure is measured on two different days, the systolic blood pressure readings on both days is ≥140 mmHg and/or the diastolic blood pressure readings on both days is ≥ 90 mmHg.

The hypertension market has increased with the commercial launch of several branded products in recent years, as well as the launch of generic versions of branded drugs, such as Prinvil, Lotensin, Cozaar, Cardizem, Apresoline, Nitrostat and Toprol-XL. Treatment options for hypertension in the U.S. market can be broadly classified across the following product classes, Angiotensin-converting enzyme (ACE) inhibitors, Angiotensin II receptor blockers (ARBs), Beta-Blockers, Diuretics and Calcium Channel Blockers.

Scienture’s product candidate SCN-102, ARBLITM (Losartan Oral Suspension 10mg/mL), is a ready to use oral suspension of losartan for increased patient convenience and ease of dosing. Losartan is classified as an ARB for treating hypertension and is one of the highest prescribed molecules for this indication. Current products in the market containing losartan are available only as oral solids, which can be further compounded to a liquid formulation. Scienture believes that ARBLITM, if approved by the FDA, would be the first liquid formulation of losartan on the market that does not require compounding and has reduced dosing volume and long-term shelf life at room temperature storage.

Migraine

Migraine is a painful, complex neurological disorder consisting of recurring painful attacks that can significantly impact quality of life. Migraine headaches are often characterized by throbbing pain, extreme sensitivity to light or sound, and potentially nausea and vomiting. The World Health Organization categorizes migraine as one of the most disabling medical illnesses worldwide. The American Research Foundation categorizes migraine as the third most prevalent illness in the world, and nearly 1 in 4 U.S. households includes someone with migraines. Migraine is estimated to affect over 39 million individuals in the U.S.

Current products in the market that are available to treat migraine headaches, include CGRP antagonists (calcitonin gene related peptide), which is a class of products first introduced in 2018 (Nurtec, Ubrelvy), Botox, branded and generic versions of triptans (Imitrex, Maxalt, Relpax), and ergot alkaloids (Ergotamine and Dihydroergotamine (DHE)).

76

Scienture’s product candidate, SCN-104, is supplied in a multi-dose pen-based delivery system for self-injection and increased patient convenience. The product candidate is in development for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

Thrombotically Occluded Catheter (CVAD) Management

Catheters, which are a type of a Central Venous Access Device (“CVAD”), are employed to deliver life-sustaining therapies. They can be used for short-term or long-term infusion of antibiotics, parenteral nutrition, chemotherapy, blood and blood products in patients with limited peripheral access. More than 7 million CVADs are inserted each year in patients in the United States. Occlusion of catheters while in use can complicate patient care by interrupting the administration of medications and solutions, delaying or disrupting therapies and leading to additional procedures such as catheter replacement. Occlusion is the most common noninfectious complication in the long-term use of CVADs and may occur soon after insertion of a device or develop at any time. About 58% of catheter occlusions are thrombotic, resulting from the formation of a thrombus within, surrounding, or at the tip of the catheter.

Scienture’s product candidate, SCN-106, is a thrombolytic agent currently in development. Scienture plans to develop SCN-106 through the FDA’s 351(k) pathway for biosimilars.

Postoperative Pain

Post-surgery pain, also known as postoperative pain, is pain that a patient experiences after a surgical procedure. Pain can be caused by a number of factors, including: the type of procedure, the size of the operation, and medications used during surgery. Chronic pain can negatively impact a patient’s rehabilitation, quality of life, and the results of the procedure.

Current drug product treatments available in the market for treating postoperative pain include IV and oral opioids, injectable local anesthetics, and steroidal and non-steroidal analgesics. Marketed products include branded and generic versions of Celebrex, Ketalar, Exparel, Lyrica, Neurontin and Astromorph.

Scienture’s product candidate, SCN-107, is a microsphere based long-acting injection of Bupivacaine, a local anesthetic, in development for postsurgical analgesia. SCN-107 is designed to be a non-opioid treatment regimen with rapid onset of action and analgesia that is intended to provide coverage over a period of 5-7 days.

Manufacturing

Scienture currently depends on third-party commercial manufacturing organizations (“CMOs”) for all manufacturing operations, including the production of raw materials, finished dosage form product, and product packaging for both its planned commercial scale manufacturer and the products used in its preclinical and clinical research. Scienture does not own or operate manufacturing facilities for the production of any of its product candidates nor does Scienture have plans to develop its own manufacturing operations in the foreseeable future to support clinical trials or commercial production. Scienture currently employs internal resources to manage its manufacturing contractors.

Scienture is in discussion with CMOs headquartered in North America, Europe and Asia for its pipeline product candidates. These CMOs offer a comprehensive range of commercial contract manufacturing and packaging services.

If Scienture fails to produce its products and product candidates in the volumes that Scienture requires on a timely basis, or fails to comply with stringent regulations applicable to pharmaceutical drug manufacturers, Scienture may face delays in the development and commercialization of its products and product candidates or be required to withdraw its products from the market for risks associated with manufacturing and supply of its products and product candidates.

77

License Agreements

On May 26, 2020, Scienture LLC entered into Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), for certain intellectual property rights. Under the Innocore License, Innocore granted Scienture a worldwide exclusive, milestone, royalty-bearing and sublicensable license to certain patent rights for the research and development of SCN-107 in postsurgical local and regional analgesia. Pursuant to the Innocore License, Scienture is required to make low single-digit percentage royalty payments based on annual net sales of licensed products for the first three years of sales on a country-by-country basis, subject to a low single digit increase as of the fourth year of sales on a country-by-country basis. Scienture is required to remunerate Innocore for the development of the licensed product, subject to a limit of $0.4 million for certain safety and toxicity studies which will be deducted from certain development and regulatory milestones as described below. Scienture is required to make development and regulatory milestone payments up to €2.7 million in the aggregate, commercial sale milestone payments of up to €18.875 million in the aggregate, and maintenance fees of €0.25 million annually, subsequent to the first regulatory filing, until the date that Scienture begins making royalty payments based on annual net sales, up to €0.5 million of which may be credited toward the regulatory milestone payments.

Intellectual Property

Overview

Scienture continues to build its intellectual property portfolio to provide protection for its technologies, products, and product candidates. Scienture seeks patent protection, where appropriate, both in the U.S. and internationally for products and product candidates.

Scienture’s intended objective is to protect its innovations and proprietary products by, among other things, filing patent applications in the U.S. and abroad, including Europe, Canada, and other countries when appropriate. Scienture also relies on trade secrets, know-how, proprietary knowledge, continuing technological innovation, and in-licensing opportunities to develop and maintain its proprietary position. Scienture cannot be sure that patents will be granted with respect to its pending patent applications or with respect to any patent applications filed by it in the future, nor can Scienture be sure that any of its existing patents or any patents that may be granted to it in the future will be commercially useful in protecting its technology or its products. Scienture cannot be sure that any patents, if granted, will sustain a legal challenge.

Patent Portfolio

SCN-102

SCN-102 will soon have two orange book listable formulation composition and method of use patents in the U.S. One of them is already issued (Patent #: 11,890,273, Issue Date: February 6, 2024, titled “Losartan Liquid Formulations and Methods of Use”) and the other patent application is allowed, with the issue fee paid on July 24, 2024 (Appl. No. 18/421,405; Filing Date: January 24, 2024, titled “LOSARTAN LIQUID FORMULATIONS AND METHODS OF USE”). A third application is pending (Appl. No. 18/061,819, Filing Date: December 5, 2022).

SCN-104

SCN-104 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/757,924; Filing Date: June 23, 2022).

SCN-106

SCN-106 is a potential biosimilar and considered by the Company to be part of its product development portfolio, however the Company is not pursuing patent protection for this product.

SCN-107

SCN-107 has a formulation composition and method of use application pending in the U.S. (Appl. No. 17/996,995; Filing Date: October 24, 2022). Applications in Canada and Europe are currently pending.

78

Collaborations and Licensing Arrangements

Scienture LLC entered into exclusive license and commercial agreements on August 28, 2022 and April 24, 2023, with Kesin Pharma Corporation (“Kesin”), a related party, pursuant to which Scienture granted the exclusive license rights to commercialize SCN-102 and SCN-104, respectively to Kesin for use in the United States of America (together, the “Kesin Agreement”). In consideration of the rights granted, Scienture received milestone payments and reimbursement of costs actually incurred related to SCN-102 and SCN-104.

On March 13, 2024, the parties terminated the Kesin Agreement by entering a Confidential Termination Agreement (the “Kesin Termination Agreement”), and the parties agreed that Scienture LLC would pay Kesin a total gross amount of $1.285 million upon commercialization of either SCN-102 or SCN-104 via a royalty arrangement. The Kesin Termination Agreement also requires that if the full $1.285 million has not been repaid within two years of the earlier of (i) commercial launch of a product or (ii) 120 days after FDA approval of a product, then interest will accrue prospectively at a rate of 8% annually on the unpaid balance.

In August 2024, Kesin demanded immediate payment of the full amount under the Kesin Termination Agreement, alleging the full amount is payable in connection with the consummation Scienture’s business combination with the Company. Scienture has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture will vigorously defend it.

Government Regulation

U.S. Drug Development Process

In the United States, pharmaceutical products are subject to extensive regulation by the FDA. The Federal Food, Drug, and Cosmetic Act (the “FDCA”) and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Scienture, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory authorities of the countries in which Scienture wishes to conduct studies or seek approval of its product candidates. Failure to comply with applicable United States requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending applications, withdrawal of an approval, warning or untitled letters, clinical holds, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, civil penalties, and criminal prosecution.

FDA approval is required before any new unapproved product or a product with certain changes to a previously approved product, including a new use of a previously approved drug, can be marketed in the United States. The steps required to be completed by the FDA before a drug may be marketed in the United States generally include the following:

●	completion of preclinical laboratory tests, animal studies, and formulation studies performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations;

●	submission to the FDA of an IND application for human clinical testing, which must become effective before human clinical trials may begin and must be updated annually or when significant changes are made;

●	approval by an independent institutional review board (“IRB”) or ethics committee at each clinical site before the clinical trial is commenced;

●	performance of adequate and well-controlled human clinical trials in accordance with applicable IND regulations, good clinical practices (“GCPs”) requirements and other clinical-trial related regulations to establish the safety and efficacy of the proposed drug for each indication;

●	preparation and submission to the FDA of an NDA or biologics license application (“BLA”), after completion of all pivotal clinical trials, which includes not only the results of the clinical trials, but also, detailed information on the chemistry, manufacture and quality controls for the product candidate and proposed labeling;

79

●	satisfactory completion of an FDA Advisory Committee review, if applicable;

●	a determination by the FDA within 60 days of its receipt of an NDA or BLA to file the application for review;

●	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed drug is produced to assess compliance with current good manufacturing practices (“GMPs”) regulations and of selected clinical trial sites to assess compliance with GCPs; and

●	FDA review and approval of the NDA or BLA to permit commercial marketing of the product for particular indications for use in the United States.

Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease.

Preclinical and Clinical Development

Preclinical tests include laboratory evaluation of product chemistry, formulation, and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements, including GLP. The results of preclinical testing are submitted to the FDA as part of an IND application along with other information, including information about the product candidate, chemistry, manufacturing and controls, any available human data or literature to support the use of the product candidate and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

An IND application must become effective before human clinical trials may begin. The IND application automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day period, raises safety concerns or questions relating to one or more proposed clinical trials and places the clinical trial on clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. The FDA may also impose clinical holds on a product candidate at any time before or during clinical trials due to safety concerns, non-compliance or other issues affecting the integrity of the trial. Accordingly, submission of an IND application may or may not result in the FDA allowing clinical trials to commence and, once begun, issues may arise that could cause the trial to be suspended or terminated.

Clinical trials involve the administration of the investigational drug product to human subjects under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with GCP, an international standard meant to protect the rights and health of clinical research participants and to define the roles of clinical trial sponsors, administrators, and monitors; as well as (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol involving testing on United States patients and subsequent protocol amendments must be submitted to the FDA as part of the IND. Furthermore, an independent IRB or ethics committee for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. An IRB is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits.

Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objects. The FDA may order the temporary, or permanent, discontinuation of a clinical trial at any time, or impose other sanctions, if it believes that the clinical trial is not being conducted in accordance with FDA requirements. Further, an IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions. Some trials also include oversight by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may recommend a clinical trial to be halted if it determines that there is an unacceptable safety risk for subjects or other grounds, such as futility.

80

Clinical trials to support an NDA or BLA for marketing approval are typically conducted in three sequential phases, but the phases may overlap or be combined. In Phase 1 clinical trials, the investigational product is typically introduced into a limited population of healthy human subjects or patients with the target disease or condition. These trials are designed to test the safety, dosage tolerance, pharmacokinetics and pharmacological actions of the investigational product, to identify side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. Phase 2 clinical trials usually involve administering the investigational product to a limited patient population with the specified disease or condition to evaluate the preliminarily efficacy, dosage tolerance, and optimum dosage, and to identify possible adverse effects and safety risks. Phase 3 clinical trials are typically undertaken in a larger number of patients, typically at geographically dispersed clinical trial sites, to provide substantial evidence of clinical efficacy and to further test for safety in an expanded and diverse patient population. These clinical trials are intended to permit the FDA to evaluate the overall benefit-risk relationship of the investigational product and to provide adequate information for the labeling of the product candidate.

In reviewing an NDA or BLA, the FDA will consider all information submitted in the application, including the results of all clinical trials conducted. In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be made a condition to approval of the NDA or BLA. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and further document clinical benefit in the case of drugs approved under accelerated approval regulations. Failure to exhibit due diligence with regard to conducting Phase 4 clinical trials could result in the withdrawal of approval for products.

Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the biological characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with current GMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

During all phases of clinical development, regulatory agencies require extensive monitoring and auditing of all clinical activities, clinical data, and clinical study investigators. Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA, and written IND safety reports must be submitted to the FDA and the investigators for serious and unexpected suspected adverse events, findings from other studies suggesting a significant risk to humans exposed to the product candidate, findings from animal or in vitro testing that suggest a significant risk for human subjects, and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure.

NDA and BLA Submission and Review

Assuming successful completion of the required clinical testing in accordance with all applicable regulatory requirements, an NDA or BLA application which includes, among other information, the results of product development, preclinical studies and clinical trials is submitted to the FDA. FDA approval of the application is required before marketing of the product may begin in the United States. The application must include, among other things, the results of all trials and preclinical testing, and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, controls and proposed labeling. The cost of preparing and submitting an NDA or BLA is substantial.

81

The FDA has 60 days from its receipt of an NDA or BLA to either issue a Refuse to File Letter or accept the NDA or BLA for filing, indicating that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs and BLAs. Under applications subject to the performance goals of the PDUFA, the FDA has a goal of responding to standard review NDAs and BLAs within ten months after it accepts the application for filing, or, if the application qualifies for priority review, six months after the FDA accepts the application for filing, but this timeframe can be extended, such as by the submission of major amendments by applicants during the review period. The FDA reviews an application to determine, among other things, whether the product is safe and effective and the facility in which it is manufactured, processed, packed or held meets standards designed to assure the product’s continued safety, purity and potency.

The FDA may refer applications for novel drug products, or drug products that present difficult questions of safety or efficacy, to an advisory committee—typically a panel that includes clinicians and other experts—for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an application, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. Additionally, the FDA will inspect the facility or the facilities at which the proposed product is manufactured. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

After the FDA evaluates the application and conducts inspections of the manufacturing facilities where the investigational product and/or its drug substance will be produced, it issues either an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the drug with approved prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter generally outlines the deficiencies in the submission, except that where the FDA determines that the data supporting the application are inadequate to support approval, the FDA may issue the Complete Response Letter without first conducting required inspections or reviewing proposed labeling. In issuing the Complete Response Letter, the FDA may require substantial additional clinical data and/or other significant, expensive, and time-consuming requirements related to clinical trials, preclinical studies and/or manufacturing. If a Complete Response Letter is issued, the applicant may either resubmit the NDA or BLA, addressing all of the deficiencies identified in the letter, withdraw the application or request a hearing. The FDA has committed to reviewing resubmissions of the NDA or BLA addressing such deficiencies in two or six months depending on the type of information included. Even if such data are submitted, however, the FDA may ultimately decide that the NDA or BLA does not satisfy the criteria for approval.

If regulatory approval of a product is granted, such approval will be granted for a particular indication(s) and may include limitations on the indicated use(s) for which such product may be marketed. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling or may condition the approval of the application on other changes to the proposed labeling, development of adequate controls and specifications, or a commitment to conduct post-market testing or clinical trials and surveillance to monitor the effects of approved products. As a condition of NDA or BLA approval, the FDA may require a risk evaluation and mitigation strategy (“REMS”) to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use (“ETASU”). ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for REMS can materially affect the potential market and profitability of the product. Moreover, product approval may also be conditioned on substantial post-approval testing, such as Phase 4 post-market studies, and surveillance to monitor the product’s safety or efficacy, and the FDA may limit further marketing of the product based on the results of these post-approval studies. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or BLA, or NDA or BLA supplement before the change can be implemented. An NDA or BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA and BLA supplements as it does in reviewing NDAs and BLAs. As with new NDAs and BLAs, the review process is often significantly extended by requests for additional information or clarification.

82

505(b)(2) NDA Approval Process

Section 505(b)(2) of the FDCA provides an alternate regulatory pathway for the FDA to approve a new product and permits reliance for such approval on published literature or an FDA finding of safety and effectiveness for a previously approved drug product. Specifically, section 505(b)(2) permits the filing of an NDA where one or more of the investigations relied upon by the applicant for approval were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Typically, 505(b)(2) applicants must perform additional trials to support the change from the previously approved drug and to further demonstrate the new product’s safety and effectiveness. The FDA may then approve the new product candidate for all or some of the labeled indications for which the referenced product has been approved, as well as for any new indication sought by the section 505(b)(2) applicant.

Regulation of Combination Products in the United States

Certain products may be comprised of components, such as drug components and device components, that would normally be regulated under different types of regulatory authorities, and frequently by different centers at the FDA. These products are known as combination products. Specifically, under regulations issued by the FDA, a combination product may be:

●	a product comprised of two or more regulated components that are physically, chemically, or otherwise combined or mixed and produced as a single entity;

●	two or more separate products packaged together in a single package or as a unit and comprised of drug and device products, device and biological products, or biological and drug products;

●	a drug, or device, or biological product packaged separately that according to its investigational plan or proposed labeling is intended for use only with an approved individually specified drug, or device, or biological product where both are required to achieve the intended use, indication, or effect and where upon approval of the proposed product the labeling of the approved product would need to be changed, e.g., to reflect a change in intended use, dosage form, strength, route of administration, or significant change in dose; or

●	any investigational drug, or device, or biological product packaged separately that according to its proposed labeling is for use only with another individually specified investigational drug, device, or biological product where both are required to achieve the intended use, indication, or effect.

Under the FDCA and its implementing regulations, the FDA is charged with assigning a center with primary jurisdiction, or a lead center, for review of a combination product. The designation of a lead center generally eliminates the need to receive approvals from more than one FDA component for combination products, although it does not preclude consultations by the lead center with other components of FDA. The determination of which center will be the lead center is based on the “primary mode of action” of the combination product. Thus, if the primary mode of action of a drug-device combination product is attributable to the drug product, the FDA center responsible for premarket review of the drug product would have primary jurisdiction for the combination product. The FDA has also established an Office of Combination Products to address issues surrounding combination products and provide more certainty to the regulatory review process. That office serves as a focal point for combination product issues for agency reviewers and industry. It is also responsible for developing guidance and regulations to clarify the regulation of combination products, and for assignment of the FDA center that has primary jurisdiction for review of combination products where the jurisdiction is unclear or in dispute.

A combination product with a drug primary mode of action generally would be reviewed and approved pursuant to the drug approval processes under the FDCA. In reviewing the NDA application for such a product, however, FDA reviewers in the drug center could consult with their counterparts in the device center to ensure that the device component of the combination product met applicable requirements regarding safety, effectiveness, durability and performance. In addition, under FDA regulations, combination products are subject to current GMP requirements applicable to both drugs and devices, including the Quality System regulations applicable to medical devices.

83

Post-Approval Requirements

Once an NDA or BLA is approved, a product will be subject to pervasive and continuing regulation by the FDA including, among other things, requirements relating to current GMPs, quality controls, record-keeping, reporting of adverse experiences, periodic reporting, product sampling and distribution, and advertising and promotion of the product. For instance, the FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet. Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by Scienture and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the practice of medicine by physicians or their choice of treatments. The FDA does, however, regulate manufacturer’s communications on the subject of off-label use of their products.

In addition, quality control, drug manufacture, packaging, and labeling procedures must continue to conform to current GMPs after approval. Drug manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA, and certain state agencies for compliance with current GMPs, which impose certain organizational, procedural and documentation requirements with respect to manufacturing and quality assurance activities. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from current GMPs and impose reporting requirements upon Scienture and any third-party manufacturers that Scienture may decide to use. NDA or BLA holders using contract manufacturers, laboratories or packagers are responsible for the selection and monitoring of qualified firms, and, in certain circumstances, qualified suppliers to these firms. Drug manufacturers and other parties involved in the drug supply chain for prescription drug products must also comply with product tracking and tracing requirements and notify the FDA of counterfeit, diverted, stolen and intentionally adulterated products or products that are otherwise unfit for distribution in the United States. The discovery of violative conditions, including failure to conform to current GMPs, could result in enforcement actions that interrupt the operation of any such facilities or the ability to distribute products manufactured, processed or tested by them. Accordingly, manufacturers must continue to expend time, money, and effort in the areas of production and quality-control to maintain compliance with current GMPs.

The FDA may withdraw product approvals or request product recalls if a company fails to comply with regulatory standards or is not maintained, if problems occur following initial marketing, or if previously unrecognized problems are subsequently discovered. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical trials to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

●	restrictions on the marketing or manufacturing of a product, complete withdrawal of the product from the market or product recalls;

●	fines, warning letters or holds on post-approval clinical trials;

●	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of existing product approvals;

●	product seizure or detention, or refusal of the FDA to permit the import or export of products;

●	consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs;

84

●	mandated modification of promotional materials and labeling and the issuance of corrective information;

●	the issuance of safety alerts, Dear Healthcare Provider letters, press releases and other communications containing warnings or other safety information about the product; or

●	injunctions or the imposition of civil or criminal penalties.

U.S. Patent Term Restoration

Depending upon the timing, duration and specifics of the potential FDA approval of Scienture’s product candidates, some of its U.S. patents may be eligible for limited patent term extension. The Hatch-Waxman Amendments permit a patent restoration term, often referred to as patent term extension, of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, patent term restoration cannot extend the remaining term of a patent beyond a total of 14 years from the product’s approval date. The patent term restoration period is generally one-half the time between the effective date of an IND and the submission date of an NDA plus the time between the submission date of an NDA and the approval of that application. Only one patent applicable to an approved drug is eligible for the extension and the application for the extension must be submitted prior to the expiration of the patent. The U.S. Patent and Trademark Office, in consultation with the FDA, reviews and approves or denies the application for any patent term extension or restoration.

U.S. Marketing Exclusivity

Market exclusivity provisions under the FDCA can also delay the submission or the approval of certain marketing applications, including 505(b)(2) applications. The FDA provides three years of marketing exclusivity for an NDA (including a 505(b)(2) application), or supplement to an existing NDA, if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application. Three-year exclusivity is typically awarded to innovative changes to a previously-approved drug product, such as new indications, dosage forms or strengths. This three-year exclusivity covers only the modification for which the drug received approval on the basis of the new clinical investigations and does not prohibit the FDA from approving applications for drugs that do not have the innovative change, such as generic copies of the original, unmodified drug product. Three-year exclusivity blocks approval of 505(b)(2) applications and Abbreviated New Drug Applications (“ANDAs”), but will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the nonclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and effectiveness. Orphan drug exclusivity, as described above, may offer a seven-year period of marketing exclusivity, except in certain circumstances. Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods, including exclusivity attaching to certain patent certifications. This six-month exclusivity, which runs from the end of other exclusivity protection and patent terms, may be granted based on the voluntary completion of a pediatric trial in accordance with an FDA-issued “Written Request” for such a trial, provided that at the time pediatric exclusivity is granted there is not less than nine months of term remaining.

Biosimilars and Exclusivity

The ACA, which was signed into law in March 2010, included a subtitle called the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”). The BPCIA established a regulatory scheme authorizing the FDA to approve biosimilars and interchangeable biosimilars. A biosimilar is a biological product that is highly similar to an existing FDA-licensed “reference product.” The FDA has issued multiple guidance documents outlining an approach to review and approval of biosimilars. Under the BPCIA, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product.” In order for the FDA to approve a biosimilar product, it must find that there are no clinically meaningful differences between the reference product and proposed biosimilar product in terms of safety, purity and potency. For the FDA to approve a biosimilar product as interchangeable with a reference product, the agency must find that the biosimilar product can be expected to produce the same clinical results as the reference product, and (for products administered multiple times) that the biologic and the reference biologic may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biologic.

85

Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date of approval of the reference product. The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved. Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full BLA for such product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. The BPCIA also created certain exclusivity periods for biosimilars approved as interchangeable products. Since the passage of the BPCIA, many states have passed laws or amendments to laws, including laws governing pharmacy practices, which are state regulated, to regulate the use of biosimilars.

Orphan Drug Designation

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition—generally a disease or condition with either a patient population that affects fewer than 200,000 individuals in the United States or a patient population greater than 200,000 individuals in the United States and there is no reasonable expectation that the cost of developing and making available the drug will be recovered from sales of the drug in the United States. Orphan drug designation must be requested before submitting an NDA or BLA. After the FDA grants orphan drug designation, the generic identity of the product and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

The first applicant to receive FDA approval for a particular active ingredient to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that product, for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same product for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or if the FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of the patients with the disease or condition for which the product was designated. Orphan drug exclusivity does not prevent the FDA from approving a different product for the same disease or condition, or the same product for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA or BLA application user fee.

A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan drug designation. In addition, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Fast Track Designation and Breakthrough Therapy Designation

The FDA is required to facilitate the development, and expedite the review, of drugs that are intended for the treatment of a serious or life-threatening disease or condition which demonstrate the potential to address unmet medical needs for the condition, and accordingly, the FDA has established the fast track designation and breakthrough therapy designation programs.

A product candidate is eligible for fast track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast track designation applies to the combination of the product and the specific indication for which it is being studied. Under the fast track program, the sponsor of a drug candidate may request that the FDA designate the candidate for a specific indication as a fast track product concurrent with, or after, the filing of the IND for the candidate. The FDA must determine if the product candidate qualifies for fast track designation within 60 days of receipt of the sponsor’s request. Fast track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review of sections of the applicant’s NDA or BLA before the application is complete. This rolling review is available if the applicant provides, and the FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. However, the FDA’s time period goal for reviewing an application does not begin until the last section of the application is submitted. Additionally, the fast track designation may be withdrawn by the FDA if the FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

86

Under the FDA’s breakthrough therapy program, a sponsor may seek FDA designation of its product candidate as a breakthrough therapy if the product candidate is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that it may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough therapy designation comes with all of the benefits of fast track designation. The FDA may take other actions appropriate to expedite the development and review of the product candidate, including intensive guidance on an efficient product development program beginning as early as Phase 1, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Priority Review

A product is eligible for priority review if it has the potential to provide a significant improvement in safety or effectiveness in the treatment, diagnosis or prevention of a serious disease or condition. A priority review means that the goal for the FDA to review an application is six months, rather than the standard review of ten months under current PDUFA guidelines. Under the current PDUFA agreement, these six-and ten-month review periods are measured from the “filing” date rather than the receipt date for NDAs for new molecular entities, which typically adds approximately two months to the timeline for review and decision from the date of submission. Most products that are eligible for fast track designation are also likely to be considered appropriate to receive a priority review.

Pediatric Information

Under the Pediatric Research Equity Act (the “PREA”), NDAs and BLAs, or supplements to NDAs and BLAs, must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective. The FDA may grant full or partial waivers, or deferrals, for submission of data. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of FDA-regulated products, including drugs and combination products, are required to register and disclose certain clinical trial information. Information related to the product, patient population, phase of investigation, trial sites and investigators, and other aspects of the clinical trial is then made public as part of the registration. Sponsors are also obligated to disclose the results of their clinical trials after completion. Competitors may use this publicly available information to gain knowledge regarding the progress of development programs. Disclosure of the results of these trials can be delayed until the new product or new indication being studied has been approved. Failure to timely register a covered clinical study or to submit study results as provided for in the law can give rise to civil monetary penalties and also prevent the non-compliant party from receiving future grant funds from the federal government. The Final Rule on ClinicalTrials.gov registration and reporting requirements became effective in 2017, and both the National Institutes of Health and the FDA have signaled the government’s willingness to begin enforcing those requirements against non-compliant clinical trial sponsors.

87

Other Regulatory Requirements

Health Care Laws

Pharmaceutical companies are subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which they conduct their business that may constrain the financial arrangements and relationships through which Scienture researches, as well as sell, market and distribute any products for which Scienture obtains marketing authorization. Such laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, and transparency laws and regulations related to drug pricing and payments and other transfers of value made to physicians and other healthcare providers. If Scienture’s operations are found to be in violation of any of such laws or any other governmental regulations that apply, Scienture may be subject to penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, integrity oversight and reporting obligations, exclusion from participation in federal and state healthcare programs and responsible individuals may be subject to imprisonment. Scienture may be subject to:

●	The federal Anti-Kickback Statute, which prohibits, among other things, persons or entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, the purchase, lease, order, arrangement, or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act or federal civil monetary penalties;

●	The federal civil and criminal false claims laws and civil monetary penalty laws, such as the federal False Claims Act, which impose criminal and civil penalties and authorize civil whistleblower or qui tam actions, against individuals or entities for, among other things: knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent; knowingly making, using or causing to be made or used, a false statement of record material to a false or fraudulent claim or obligation to pay or transmit money or property to the federal government or knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. Manufacturers can be held liable under the federal False Claims Act even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The federal False Claims Act also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the federal False Claims Act and to share in any monetary recovery;

●	The federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created new federal criminal statutes that prohibit a person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters; similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”) and their respective implementing regulations, including the Final Omnibus Rule published in January 2013, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates, independent contractors or agents of covered entities, that perform services for them that involve the creation, maintenance, receipt, use, or disclosure of, individually identifiable health information relating to the privacy, security and transmission of individually identifiable health information. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, there may be additional federal, state and non-U.S. laws which govern the privacy and security of health and other personal information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts;

88

●	The U.S. federal transparency requirements under the ACA, including the provision commonly referred to as the Physician Payments Sunshine Act, and its implementing regulations, which requires applicable manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other licensed health care practitioners and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members;

●	Federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement and/or discounts on approved products; and

●	Federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers.

Additionally, Scienture is subject to state and foreign equivalents of each of the healthcare laws and regulations described above, among others, some of which may be broader in scope and may apply regardless of the payor. Many U.S. states have adopted laws similar to the federal Anti-Kickback Statute and False Claims Act, and may apply to Scienture’s business practices, including, but not limited to, research, distribution, sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental payors, including private insurers. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers and/or the Pharmaceutical Research and Manufacturers of America’s Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state and require the registration of pharmaceutical sales representatives. There are ambiguities as to what is required to comply with these state requirements and if Scienture fails to comply with an applicable state law requirement Scienture could be subject to penalties. State and foreign laws, including for example the European Union General Data Protection Regulation, which became effective in May 2018, also govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. There are ambiguities as to what is required to comply with these state requirements and if Scienture fails to comply with an applicable state law requirement Scienture could be subject to penalties.

The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry.

Ensuring that Scienture’s internal operations and future business arrangements with third parties comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Scienture’s business practices do not comply with current or future statutes, regulations, agency guidance or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Scienture’s operations are found to be in violation of any of the laws described above or any other governmental laws and regulations that may apply to us, Scienture may be subject to significant penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, the exclusion from participation in federal and state healthcare programs, individual imprisonment, reputational harm,  and the curtailment or restructuring of Scienture’s operations, as well as additional reporting obligations and oversight if Scienture becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws. Further, defending against any such actions can be costly and time consuming, and may require significant financial and personnel resources. Therefore, even if Scienture is successful in defending against any such actions that may be brought against it, its business may be impaired. If any of the physicians or other providers or entities with whom Scienture expects to do business are found to not be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs and imprisonment. If any of the above occur, Scienture’s ability to operate its business and its results of operations could be adversely affected.

89

Healthcare Reform

Payors, whether domestic or foreign, or governmental or private, are developing increasingly sophisticated methods of controlling healthcare costs and those methods are not always specifically adapted for new technologies such as gene therapy and therapies addressing rare diseases such as those Scienture is developing. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact Scienture’s ability to sell its products profitably. In particular, in 2010, the ACA was enacted, which, among other things, subjected biologic products to potential competition by lower-cost biosimilars; increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program; extended the Medicaid Drug Rebate program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; subjected manufacturers to new annual fees and taxes for certain branded prescription drugs; created a Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

In addition, other legislative and regulatory changes have been proposed and adopted in the United States since the ACA was enacted.

●	The Budget Control Act of 2011 and subsequent legislation, among other things, created measures for spending reductions by Congress that include aggregate reductions of Medicare payments to providers of 2% per fiscal year, which remain in effect through 2031. Due to the Statutory Pay-As-You-Go Act of 2010, estimated budget deficit increases resulting from the American Rescue Plan Act of 2021, and subsequent legislation, Medicare payments to providers will be further reduced starting in 2025 absent further legislation. The U.S. American Taxpayer Relief Act of 2012 further reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

●	On April 13, 2017, CMS published a final rule that gives states greater flexibility in setting benchmarks for insurers in the individual and small group marketplaces, which may have the effect of relaxing the essential health benefits required under the ACA for plans sold through such marketplaces.

●	On May 30, 2018, the Right to Try Act, was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a pharmaceutical manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act.

●	On May 23, 2019, CMS published a final rule to allow Medicare Advantage Plans the option of using step therapy for Part B drugs.

Additionally, there has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices.  Specifically, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, and review the relationship between pricing and manufacturer patient programs.

90

In August 2022, the Inflation Reduction Act of 2022 (the “IRA”), was signed into law. The IRA includes several provisions that may impact Scienture’s business, depending on how various aspects of the IRA are implemented. Provisions that may impact Scienture’s business include a $2,000 out-of-pocket cap for Medicare Part D beneficiaries, the imposition of new manufacturer financial liability on most drugs in Medicare Part D, permitting the U.S. government to negotiate Medicare Part B and Part D pricing for certain high-cost drugs and biologics without generic or biosimilar competition, requiring companies to pay rebates to Medicare for drug prices that increase faster than inflation, and delay until January 1, 2032 the implementation of the HHS rebate rule that would have limited the fees that pharmacy benefit managers can charge. Further, under the IRA, orphan drugs are exempted from the Medicare drug price negotiation program, but only if they have one orphan designation and for which the only approved indication is for that disease or condition.  If a product receives multiple orphan designations or has multiple approved indications, it may not qualify for the orphan drug exemption. The implementation of the IRA is currently subject to ongoing litigation challenging the constitutionality of the IRA’s Medicare drug price negotiation program. The effects of the IRA on Scienture’s business and the healthcare industry in general is not yet known.

President Biden has issued multiple executive orders that have sought to reduce prescription drug costs. In February 2023, HHS also issued a proposal in response to an October 2022 executive order from President Biden that includes a proposed prescription drug pricing model that will test whether targeted Medicare payment adjustments will sufficiently incentivize manufacturers to complete confirmatory trials for drugs approved through FDA’s accelerated approval pathway. Although a number of these and other proposed measures may require authorization through additional legislation to become effective, and the Biden administration may reverse or otherwise change these measures, both the Biden administration and Congress have indicated that they will continue to seek new legislative measures to control drug costs.

Scienture expects that additional U.S. federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that the U.S. Federal Government will pay for healthcare drugs and services, which could result in reduced demand for Scienture’s drug candidates or additional pricing pressures.

Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain drug access and marketing cost disclosure and transparency measures, and designed to encourage importation from other countries and bulk purchasing. Legally mandated price controls on payment amounts by third-party payors or other restrictions could harm Scienture’s business, financial condition, results of operations and prospects. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. This could reduce the ultimate demand for Scienture’s drugs or put pressure on its drug pricing, which could negatively affect its business, financial condition, results of operations and prospects.

Pharmaceutical Coverage, Pricing, and Reimbursement

The success of Scienture’s product candidates, if approved, depends on the availability of coverage and adequate reimbursement from third-party payors. Scienture cannot be sure that coverage and reimbursement will be available for, or accurately estimate the potential revenue from, its product candidates or assure that coverage and reimbursement will be available for any product that it may develop. Patients who are provided medical treatment for their conditions generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Coverage and adequate reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to new product acceptance.

Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, decide which drugs and treatments they will cover and the amount of reimbursement. Coverage and reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that use of a product is:

●	a covered benefit under its health plan;

91

●	safe, effective and medically necessary;

●	appropriate for the specific patient;

●	cost-effective; and

●	neither experimental nor investigational.

In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors. As a result, obtaining coverage and reimbursement approval of a product from a government or other third-party payor is a time-consuming and costly process that could require Scienture to provide to each payor supporting scientific, clinical and cost-effectiveness data for the use of Scienture’s products on a payor-by-payor basis, with no assurance that coverage and adequate reimbursement will be obtained. In the United States, the principal decisions about reimbursement for new medicines are typically made by CMS. CMS decides whether and to what extent a new medicine will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. Even if Scienture obtains coverage for a given product, the resulting reimbursement payment rates might not be adequate for Scienture to achieve or sustain profitability or may require co-payments that patients find unacceptably high. Additionally, third-party payors may not cover, or provide adequate reimbursement for, long-term follow-up evaluations required following the use of product candidates, once approved. Patients are unlikely to use Scienture’s product candidates, once approved, unless coverage is provided and reimbursement is adequate to cover a significant portion of their cost. There is significant uncertainty related to insurance coverage and reimbursement of newly approved products. It is difficult to predict at this time what third-party payors will decide with respect to the coverage and reimbursement for Scienture’s product candidates.

Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. Scienture cannot be sure that reimbursement will be available for any product candidate that it commercializes and, if reimbursement is available, the level of reimbursement. In addition, many pharmaceutical manufacturers must calculate and report certain price reporting metrics to the government, such as average sales price and best price. Penalties may apply in some cases when such metrics are not submitted accurately and timely. Further, these prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs. Payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives.

Scienture expects that healthcare reform measures that may be adopted in the future may result in more rigorous coverage criteria and in additional downward pressure on the price that Scienture receives for any approved product. The implementation of cost containment measures or other healthcare reforms may prevent Scienture from being able to generate revenue, attain profitability, or commercialize Scienture’s products. Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. Scienture cannot be sure whether additional legislative changes will be enacted, or whether existing regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals or clearances of Scienture’s product candidates, if any, may be.

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal product or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of Scienture’s product candidates. Historically, products launched in the European Union do not follow price structures of the United States and generally prices tend to be significantly lower.

92

Environmental Matters

Scienture’s operations and those of its third-party manufacturers and suppliers are subject to national, state and local environmental laws. Scienture has made, and intends to continue to make, expenditures and undertake efforts to comply with applicable laws. Scienture believes the safety procedures utilized by it for the handling and disposing hazardous materials comply with the standards prescribed by applicable laws and regulations.

Human Capital

Scienture’s success begins and ends with our people. Scienture’s solid progress to date reflects the talent and hard work of all of its employees. Scienture considers the intellectual capital of its employees to be an essential driver of its business and key to its future prospects. Attracting, developing, and retaining talented people in technical, marketing, sales, research, and other positions is crucial to executing its strategy and its ability to compete effectively.

Talent Acquisition, Retention and Development

Scienture’s key human capital objectives are to attract, retain and develop the highest quality talent. Scienture employs various human resource programs in support of these objectives. Scienture’s ability to recruit and retain such talent depends on a number of factors, including compensation and benefits, talent development and career opportunities, and the work environment.

Scienture attracts and rewards its employees by providing market competitive compensation and benefit packages, including incentives and recognition plans that extend to all levels in its organization. To that end, Scienture offers a comprehensive total rewards program aimed at health, home-life, and financial needs of its employees. Scienture’s total rewards package includes market-competitive pay, broad-based stock grants, bonuses, healthcare benefits, retirement savings plans, paid time off and family leave, an Employee Assistance Program, and mental health services.

Scienture is committed to the safety, health, and security of its employees. Scienture believes a hazard-free environment is critical for the success of its business. Throughout Scienture’s operations, Scienture strives to ensure that all its employees have access to safe workplaces that allow them to succeed in their jobs. Scienture’s experience and continuing focus on workplace safety has enabled it to preserve business continuity without sacrificing its commitment to keeping its colleagues and workplace visitors safe.

Inclusion and Diversity

Scienture places a strong value on collaboration, inclusion, and diversity, and believes that working together leads to better outcomes for its customers. This extends to the way Scienture employees treat each other as team members. Scienture strives to create an environment where innovative ideas can flourish by demonstrating respect for each other and valuing the diverse opinions, backgrounds, and viewpoints of employees. Scienture believes a diverse and inclusive workplace results in business growth and encourages increased innovation, retention of talent, and a more engaged workforce.

Facilities

Scienture’s corporate headquarters is located at 20 Austin Blvd, Commack, NY 11725, which is 2,000 square feet of office space with a lease termination date of July 31, 2026. Scienture believe its facilities are sufficient to meet its current needs for the foreseeable future.

93

Legal Proceedings

From time to time, Scienture may be involved in various claims and legal proceedings. Scienture is not currently a party to any material legal proceedings.

Status as a Public Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates equals or exceeds $700 million as of the last business day of the preceding second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last business day of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates equals or exceeds $700 million as of the last business day of that year’s second fiscal quarter.

Employees

Currently, the Company and Scienture collectively employ approximately fourteen (14) full-time employees and five (5) part-time employees. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees and consultants to be satisfactory.

Seasonality

Our business is not directly affected by seasonal fluctuations but is affected indirectly by the fall and winter flu season, to the extent it leads to an increased demand for certain generic pharmaceuticals.

94

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS of trxade health, inc. (n/k/a Scienture Holdings, Inc.)

Unless the context requires otherwise, references to the “Company,” “we,” “us,” “our,” and “Trxade” in this discussion and analysis refer specifically to TRxADE HEALTH, INC. and its consolidated subsidiaries as it existed before July 25, 2024. This information should be read in conjunction with the interim unaudited financial statements and the notes thereto, and the audited financial statements and notes thereto, included in this Registration Statement. Unless otherwise stated or the context otherwise requires, comparisons from one period to another are to the same period of the prior fiscal year.

Summary of The Information Contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying consolidated financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Company Overview. Discussion of our business and overall analysis of financial and other highlights affecting us, to provide context for the remainder of MD&A.
●	Recent Events. Summary of material transactions occurring during the three and six months ended June 30, 2024.
●	Liquidity and Capital Resources. An analysis of changes in our consolidated balance sheets and cash flows and discussion of our financial condition.
●	Results of Operations. An analysis of our financial results comparing the three and six months ended June 30, 2024, and 2023.
●	Critical Accounting Policies. Accounting estimates that we believe are important to understanding the assumptions and judgments incorporated in our reported financial results and forecasts.

Company Overview

The Company owns, as of June 30, 2024, 100% of Trxade, Inc., Integra Pharma Solutions, LLC and Bonum Health, LLC. Through February 16, 2024, Trxade, Inc., operated a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC (“IPS” d.b.a. Trxade Prime), is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

Bonum Health, LLC (“Bonum Health”), was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward. The Company is in the process of dissolving Bonum Health, Inc. and Bonum Health, LLC and expects those entities are each to be dissolved shortly after the date of this Quarterly Report. The Company has begun the process to administratively dissolve Bonum Health.

Scienture Merger

On July 25, 2024, the Company completed its acquisition of Scienture LLC. As consideration for the Mergers, at the effective time of the First Merger (the “First Effective Time”), the equity interests of Scienture LLC issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,555 shares of the Company’s common stock which represents 19.99% of the number of shares of common stock issued and outstanding immediately prior to the effective time of the First Merger, and (ii) 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock.

Scienture LLC is a New York based, pre-revenue pharmaceutical research company. The Scienture team is a highly experienced team of industry professionals who are passionate about developing unique specialty product concepts and solutions that bring enhanced value to patients and healthcare systems. Scienture’s assets in development are across therapeutics areas, indications and cater to different market segments. Scienture’s mission is to identify, develop and bring to market innovative technology-based products to address unmet medical needs. Its targeted portfolio consists of short term and long-term opportunities with efficient development, regulatory, and go to market strategies.

Superlatus Merger

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

95

On July 31, 2023 , the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Superlatus Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Superlatus Merger.

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Superlatus Merger and 15,759 shares of Company’s Series B Preferred Stock, with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. As described below, in March 2024 the Company divested its entire interest in Superlatus.

Dispositions

On February 16, 2024, the Company, together with Trxade, Inc., and Micro Merchant Systems, Inc. (“MMS”) entered into an asset purchase agreement (the “APA”) under which MMS agreed to purchase for cash substantially all of the assets of Trxade, Inc. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the APA. Trxade, Inc. operated a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. The purchase price paid at closing was $22,660,182. Pursuant to the terms and conditions of the APA, because MMS received $1,600,000 or greater in certain collections from third parties resulting from any products or services sold, or provided, by the business assets and operations acquired from Trxade, Inc. during the period ending on the four-month anniversary of the closing date, Trxade, Inc. was due an additional $7,500,000 payment from MMS. The Company received the $7,500,000 milestone payment in May 2024.

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the SPA, the Company sold all of the issued and outstanding stock of Superlatus Inc., to the Buyer. The $1.00 purchase price for the stock was delivered to the Company at the closing, which occurred simultaneously with the execution of the SPA. As a result of the transaction Superlatus ceased to be a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of Buyer.

Recent Events

On May 23, 2024, the Company received a notice (the “Notice”) from the Nasdaq Listing Qualifications Department indicating that the Company was not compliant with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the SEC. The Notice indicates that the Company must, no later than July 22, 2024, submit a plan to regain compliance with respect to the filing requirement. Following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the due date of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024 (the “Form 10-Q”), or until November 18, 2024, for the Company to regain compliance. However, as a result of filing this Form 10-Q, the Company believes it has fully regained compliance with the Nasdaq Listing Rule.

96

On July 25, 2024, the Company entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture, Inc., a Delaware corporation (“Scienture”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture, Inc. continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture, Inc. merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity. In connection with the transactions, the Company changed its name from “TRxADE HEALTH, INC.” to “Scienture Holdings, Inc.” and Merger Sub II, as the surviving entity of the Mergers, changed its name from “MEDS Merger Sub II, LLC” to “Scienture LLC,” each effective as of September 20, 2024. Scienture LLC is a pharmaceutical company based in Commack, New York, and focuses on developing unique specialty product concepts and solutions that bring enhanced value to patients and healthcare systems. Scienture LLC is in the process of developing various assets across therapeutics areas, indications and cater to different market segments.

Liquidity and Capital Resources

Cash

Cash was $7,719,993 as of June 30, 2024, compared to $314 as of December 31, 2023. The increase in cash was primarily due to the proceeds in February 2024 and May 2024 related to the disposition of certain assets of Trxade Inc. to MMS as described above. We expect that our future available capital resources will consist primarily of cash generated from operations, remaining cash balances, borrowings, and additional funds raised through sales of debt and/or equity securities.

Liquidity

Cash, current assets, current liabilities, short term debt and working capital at the end of each period were as follows:

	June 30,	December 31,		Percent
	2024	2023	Change	Change
Cash	$7,719,993	$314	$7,719,679	2,458,496%
Current assets (excluding cash)	$4,424,451	$2,752,749	$1,671,702	61%
Current liabilities	$2,902,089	$11,556,355	$(8,654,266)	-75%
Working capital	$9,242,355	$(8,803,292)	$18,045,647	-205%

Our principal sources of liquidity have historically been cash provided by operations, sales of business assets and operations from time to time, sales of equity, and borrowings under various debt arrangements. Our principal uses of cash have been for operating expenses, technology development, and acquisitions. We anticipate these uses will continue to be our principal sources of, and uses of, cash in the future.

The increase in cash as of June 30, 2024, compared to December 31, 2023, was primarily due to the proceeds received in February 2024 and May 2024 resulting from the disposition of assets of Trxade Inc. to MMS as described above.

Special Cash Dividend

On March 6, 2024, the Company announced the declaration of a special cash dividend of eight dollars ($8.00) per share of common stock, payable to stockholders of record as of March 18, 2024, with the dividend being paid on March 22, 2024. The special dividend of $12,671,072 was paid using a portion of the proceeds from the closing of the sale of the Company’s Trxade assets.

On July 9, 2024, the Company announced the declaration of a special cash dividend of one dollar and fifty cents ($1.50) per share of common stock, payable to stockholders of record as of July 19, 2024, with the dividend being paid on or about July 24, 2024. The special dividend was $2,187,759 paid using a portion of the proceeds received in May 2024 in connection with the February 2024 sale of the Trxade Inc.’s web-based market platform assets.

97

Liquidity Outlook Cash Explanation

Cash Requirements

Our primary objectives for the remainder of 2024 are expected to be the integration of Scienture LLC’s assets and operations into our company and the continued implementation of their business plan as well as the continued development and operational expansions on our Trxade Prime platform, and to complete potential strategic transactions of our business-to-consumer subsidiaries, which may include a potential sale, spin-off, fund raising, combination or other strategic transaction, and also include the winding down of such entities. There can be no assurance that our operations will generate significant positive cash flow, or that additional funds will be available to us, through borrowings or otherwise, on favorable terms if required in the future, or at all. We may also raise additional funding in the future through the sale of equity.

We estimate our operating expenses and working capital requirements for the next 12 months to be approximately as follows:

Projected Expenses from July 2024 to June 2025	Amount
General and administrative (1)	$4,800,000
Total	$4,800,000

(1) Includes estimated wages and payroll, legal and accounting, marketing, rent and web development.

We may require additional funding in the future to implement on our business plan and potentially to expand or complete acquisitions. The sources of this capital are expected to be equity investments and notes payable. Our plan for the next twelve months is to continue using the same marketing and management strategies to promote our Integra Pharma Solutions assets and operations, exploring strategic transactions involving our corporate assets, while also seeking to expand our and Scienture operations organically or through acquisitions, as funding and opportunities arise. In the event we require additional funding, we plan to raise that through the sale of debt or equity, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues.

We believe that we have adequate cash to implement our plan to operate a business-to-business web-based marketplace focused on the United States pharmaceutical industry. Our core service is designed to bring the nation’s independent pharmacies and accredited national suppliers of pharmaceuticals together to provide efficient and transparent buying and selling opportunities.

Cash Flows

The following table summarizes our Consolidated Statements of Cash Flows for the following periods:

	Six Months Ended
	June 30,			Percent
	2024	2023	Change	Change
Net loss from continuing operations	$(8,258,163)	$(3,340,976)	$(4,917,186)	147%
Net cash provided by (used in):
Net cash used in operating activities from continuing operations	$(5,197,913)	$(1,259,477)	$(3,938,435)	313%
Net cash (used in) provided by operating activities from discontinued operations	$(769,805)	$656,512	$(1,426,318)	-217%
Operating Activities

Net cash used in investing activities from continuing operations	$(2,500,000)	$(138,875)	$(2,361,125)	1700%
Net cash provided by investing activities from discontinued operations	$29,931,815	$420,269	$29,511,546	7022%
Investing Activities

Net cash used in financing activities from continuing operations	$(13,891,011)	$(44,024)	$(13,846,987)	31453%
Net cash used in financing activities from discontinued operations	$(5,000)	$-	$(5,000)	0%
Financing Activities
Net change in cash	$7,568,085	$(365,595)	$7,933,681	-2170%

98

Cash used in operations for the six months ended June 30, 2024, was $5,967,718, compared to cash used in operations for the six months ended June 30, 2023, of $602,965. The increase in cash used in operations for the six months ended June 30, 2024, compared to June 30, 2023, was mainly due to our net loss and cash used in operating assets and liabilities in 2024.

Cash provided by investing activities for the six months ended June 30, 2024, was $27,431,815 and cash provided by investing activities was $281,394 for the six months ended June 30, 2023. The increase in cash provided by investing activities is related to the disposition of Trxade, Inc. and Superlatus, Inc., partially offset by investment in securities of $2,500,000.

Cash used in financing activities for the six months ended June 30, 2024, was $13,896,011 compared to cash used in financing activities for the six months ended June 30, 2023, which was $44,024. The increase was mainly due to repayment of the net balance of the contingent funding liability of $1,246,346 and payment of dividends of $12,671,072.

Results of Operations

The following selected consolidated financial data should be read in conjunction with the unaudited consolidated financial statements and the notes to these statements included above.

Three Month Period Ended June 30, 2024, compared to Three Month Period Ended June 30, 2023

	Three Months Ended
	June 30,			Percent
	2024	2023	Change	Change
Revenues	$18,699	$366,526	$(347,827)	-95%
Cost of sales	19,402	299,387	(279,985)	-94%
Gross (loss) profit	(703)	67,139	(67,842)	-101%
Operating expenses:
Wage and salary expense	312,049	156,300	155,749	100%
Professional fees	509,136	188,343	320,793	170%
Accounting and legal expense	171,708	124,799	46,909	38%
Technology expense	86,674	27,579	59,095	214%
General and administrative (less stock-based compensation expense)	414,977	162,117	252,860	156%
Warrants and options expense	444	7,783	(7,339)	-94%
Total operating expenses	1,494,988	666,921	828,066	124%
Change in fair value of warrant liability	(165,132)	(1,448,519)	1,283,387	-89%
Interest income	41,031	-	41,031	100%
Interest expense	(4,949)	(180,734)	175,785	-97%
Net loss from operations	(1,624,741)	(2,229,035)	604,296	-27%
(Loss) income from discontinued operations	(209,161)	254,157	(463,318)	-182%
Net (loss) income	$(1,833,902)	$(1,974,878)	$140,976	-7%

There are $18,699 in revenues for the three months ended June 30, 2024. Revenues decreased by $347,827, compared to the same period ended June 30, 2023, primarily because of the disposition of the assets and operations of Trxade, Inc. completed in February 2024 which resulted in the Company having fewer revenue generating operations when compared to the comparable period in 2023.

99

For the three-month period ended June 30, 2024, cost of goods sold and gross (loss) profit were $19,402 and $(703), and $299,387 and $67,139, all respectively for the same period in 2023. Gross profit as a percentage of sales was (3.76)% for the three months ended June 30, 2024, compared to 18.32% for the three months ended June 30, 2023.

Wages and salary expense increased by $155,749 for the three months ended June 30, 2024, to $312,049 compared to $156,300 for the comparable period in 2023. The increase is primarily due to increase in salary of COO and CEO of IPS during the three months ended June 30, 2024, as compared to the same period in 2023.

Professional fees increased by $320,793 to $509,136 compared to $188,343 for the comparable period in 2023. The increase was primarily due to increase in Board members’ fees and consulting expense.

Accounting and legal expenses increased by $46,909 for the three months ended June 30, 2024, to $171,708 compared to $124,799 for the comparable period in 2023. The increase is primarily due to more in amount of legal services during the three months ended June 30, 2024, as compared to the same period in 2023.

General and administrative expenses (including stock-based compensation expense) increased by $245,521 for the three months ended June 30, 2024, to $415,421 compared to $169,900 for the comparable period in 2023. The increase was mainly due to increase in tax salt expense.

Technology expense increased $59,095 for the three months ended June 30, 2024, to $86,674 compared to $27,579 for the comparable period in 2023. The increase was mainly due to increased software expense and software support expense.

We had interest expense of $4,949 for the three months ended June 30, 2024, compared to interest expense of $180,734 for the three months ended June 30, 2023. The decrease is due to the sale of note payable of Superlatus, Inc. consequent to sale of its equity interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

We recognized a loss on the change in the fair value of the warrant liability of $165,132 for the three months ended June 30, 2024, compared to a loss of $1,448,519 during the three months ended June 30, 2023.

During the three months ended June 30, 2024, the Company incurred a net loss from continuing operations of $1,624,741 compared to a net loss from continuing operations of $2,229,035 for the three months ended June 30, 2023. The decrease in net loss is mainly driven by lower loss on change in fair value of warrant liability in 2024.

Net loss from discontinued operations increased by $463,318 to a net loss of $209,161 for the three months ended June 30, 2024, compared to a net income from discontinued operations of $254,157 for the three months ended June 30, 2023. The increase was primarily due to discontinue of operations of Bonum in April 2024 and the results of operations of Bonum shown in discontinued operations.

100

Six Month Period Ended June 30, 2024, compared to Six Month Period Ended June 30, 2023

	Six Months Ended
	June 30,			Percent
	2024	2023	Change	Change
Revenues	$18,699	$842,882	$(824,183)	-98%
Cost of sales	19,402	719,484	(700,082)	-97%
Gross (loss) profit	(703)	123,398	(124,101)	-101%
Operating expenses:
Wage and salary expense	534,644	337,893	196,751	58%
Professional fees	688,689	324,297	364,392	112%
Accounting and legal expense	510,755	373,015	137,740	37%
Technology expense	138,289	52,875	85,414	162%
General and administrative (less stock-based compensation expense)	5,091,316	394,277	4,697,039	1191%
Warrants and options expense	24,266	22,217	2,049	9%
Total operating expenses	6,987,959	1,504,574	5,483,385	364%
Change in fair value of warrant liability	(895,021)	(1,368,628)	473,607	-35%
Interest income	103,952	4,198	99,754	2376%
Loss on disposal of asset	(374,968)	(352,244)	(22,724)	100%
Interest expense	(103,464)	(243,126)	139,662	-57%
Net loss from operations	(8,258,162)	(3,340,976)	(4,917,185)	147%
Income from discontinued operations	27,670,294	688,145	26,982,149	3921%
Net income (loss)	$19,412,132	$(2,652,831)	$22,064,964	-832%

There are $18,699 in revenues for the six months ended June 30, 2024. Revenues decreased by $824,183, compared to the same period ended June 30, 2023, primarily because of the disposition of the assets and operations of Trxade, Inc. completed in February 2024 which resulted in the Company having fewer revenue generating operations when compared to the comparable period in 2023.

For the six-month period ended June 30, 2024, cost of goods sold and gross (loss) profit were $19,402 and $(703), and $719,484 and $123,398, all respectively for the same period in 2023. Gross profit as a percentage of sales was (3.76)% for the six months ended June 30, 2024, compared to 14.64% for the six months ended June 30, 2023.

Wages and salary expense increased by $196,751 for the six months ended June 30, 2024, to $534,644 compared to $337,893 for the comparable period in 2023. The increase is primarily due to increase in salary of COO and CEO of IPS during the six months ended June 30, 2024, as compared to the same period in 2023.

Professional fees increased by $364,392 to $688,689 compared to $324,297 for the comparable period in 2023. The increase was primarily due to increase in Board members’ fees and consulting expense.

Accounting and legal expenses increased by $137,740 for the six months ended June 30, 2024, to $510,755 compared to $373,015 for the comparable period in 2023. The increase is primarily due to increase in amount of legal services during the six months ended June 30, 2024, as compared to the same period in 2023.

General and administrative expenses (including stock-based compensation expense) increased by $4,699,088 for the six months ended June 30, 2024, to $5,115,582 compared to $416,494 for the comparable period in 2023. The increase was mainly due to shares issued for services at fair value of $4,450,919 and increase in tax salt expense.

Technology expense increased by $85,414 for the six months ended June 30, 2024, to $138,289 compared to $52,875 for the comparable period in 2023. The increase was mainly due to increased software expense and software support expense.

We had interest expense of $103,464 for the six months ended June 30, 2024, compared to interest expense of $243,126 for the six months ended June 30, 2023. The decrease is due to the sale of note payable of Superlatus, Inc. consequent to sale of its equity interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

We recognized a loss on the change in the fair value of the warrant liability of $895,021 for the six months ended June 30, 2024, compared to a loss of $1,368,628 during the six months ended June 30, 2023.

During the six months ended June 30, 2024, the Company incurred a net loss from continuing operations of $8,258,162 compared to a net loss from continuing operations of $3,340,976 for the six months ended June 30, 2023. The increase in net loss is mainly driven by stock compensation in 2024.

101

Net income from discontinued operations increased by $26,982,149 to a net income of $27,670,294 for the six months ended June 30, 2024, compared to a net income from discontinued operations of $688,145 for the six months ended June 30, 2023. The increase was primarily due to the disposal of Trxade, Inc., partially offset by loss on disposal of Superlatus, Inc. during the six months ended June 30, 2024.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue Recognition

In general, the Company accounts for revenue recognition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers.”

Integra Pharma Solutions, LLC (“IPS”) is a licensed wholesaler of brand, generic and non-drug products to Customers. Integra LLC takes orders for products, creates invoices for each order and recognizes revenue at the time the Customer receives the product. Customer returns are not material. Step One: Identify the contract with the Customer – Integra LLC requires that an application and a credit card for payment be completed by the Customer prior to the first order. Each transaction is evidenced by an order form sent by the Customer and an invoice for the product is sent by Integra LLC. The collection is probable based on the application and credit card information provided prior to the first order. Step Two: Identify the performance obligations in the contract – Each order is distinct and evidenced by the shipping order and invoice. Step Three: Determine the transaction price – The consideration is variable if product is returned. The variability is determined based on the return policy of the product manufacturer. There are no sales or volume discounts. The transaction price is determined at the time of the order evidenced by the invoice. Step Four: Allocate the transaction price – There is no difference between contract price and “stand-alone selling price”. Step Five: Recognize revenue when or as the entity satisfies a performance obligation – The Revenue is recognized when the Customer receives the product.

The Urgent Company, Inc., was wholly-owned subsidiary, is a retail and distribution provider of prepackaged, prepared foods. Subsequent to December 31, 2023, we divested our interest in The Urgent Company, Inc.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. Stock option forfeitures are recognized at the date of employee termination. Effective January 1, 2019, the Company adopted ASU 2018-07 for the accounting of share-based payments granted to non-employees for goods and services.

Recently Issued Accounting Standards

For more information on recently issued accounting standards, see “NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION”, to the Notes to Consolidated Financial Statements included herein.

102

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SCIENTURE LLC

You should read the following discussion and analysis of Scienture’s financial condition and results of operations together with Scienture’s consolidated financial statements and related notes thereto, appearing elsewhere in this Offering Circular. In addition to historical information, some of the information in this discussion and analysis contains forward-looking statements reflecting our current expectations and involving risk and uncertainties. For example, statements regarding our expectations as to our plans and strategy for our business, future financial performance, expense levels, and liquidity sources are forward-looking statements. Our actual results and the timing of those events could differ materially from those discussed in our forward-looking statements because of many factors, including those set forth under the “Risk Factors” section and elsewhere in this Offering Circular.

Unless the content requires otherwise, the words “Scienture,” “we,” and “our” in this discussion and analysis refer to Scienture LLC as it existed before July 25, 2024. These terms are used solely for the convenience of the reader.

Overview

Scienture is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) and cardiovascular (CVS) diseases. Scienture is developing a broad range of novel product candidates including new potential treatments for hypertension, migraine, pain and thrombosis and other related disorders.

Research and Development and Product Portfolio

Scienture is committed to the development of innovative product candidates in the CNS and CVS therapeutic areas, including the following:

Scienture does not have any product candidates approved for sale and has not generated any revenue from product sales. Scienture will not generate revenue from product sales unless and until it successfully obtains regulatory approval for its product candidates. We are engaged in a variety of research and development efforts including development of a pipeline of novel product candidates for the treatment of various disease conditions. We have devoted and will continue to devote significant resources to research and development activities. Scienture expects to incur significant expenses as we continue advancing our product candidates towards FDA approval; and expanding product indications for approved products and our intellectual property portfolio. Scienture’s expectations regarding our research and development programs are subject to risks, including the risk that Scienture’s financial condition and results of operations for fiscal year 2024 and beyond may be materially and adversely affected by delays and failures in the completion of clinical development of our product candidates, which could increase our costs or delay or limit our ability to generate revenues.

103

SCN-102 (ARBLITM - Losartan Oral Suspension)

SCN-102 is an oral liquid formulation of losartan potassium, in development, under the 505(b)(2) pathway, for (i) treatment of hypertension, to lower blood pressure in adults and children greater than 6 years old, (ii) reduction of the risk of stroke in patients with hypertension and left ventricular hypertrophy, and (iii) treatment of diabetic nephropathy with an elevated serum creatinine and proteinuria in patients with type 2 diabetes and a history of hypertension. Currently, there are no FDA-approved liquid formulations of losartan potassium. SCN-102 has shown close comparability to the immediate-release tablet and, if approved, would be the first FDA-approved oral liquid formulation of losartan on the market.

Scienture submitted an IND application to the FDA in September 2022. Multiple human pharmacokinetics studies were performed, showing close comparability with the oral solid dosage form. In October 2023, we submitted an NDA for losartan potassium oral suspension to the FDA. In December 2023, the FDA accepted the NDA for review and assigned a PDUFA target action date of August 19, 2024. Despite responding during the FDA’s review, to information requests related to CMC, pharmacovigilance, clinical, microbiology and labeling, the FDA issued a Complete Response Letter to Scienture focused on the CMC information submitted. Scienture is working expeditiously to prepare the requested information to resubmit the NDA as a Class 1 resubmission, which carries a two (2) month review and action period following FDA’s receipt.

SCN-104 (Multi-dose Dihydroergotamine (DHE) Mesylate injection pen)

The SCN-104 injection pen is a disposable, multiple fixed dose, single entity combination product comprised of a small molecule drug, SCN-104, which is administered using a customized injection pen. The SCN-104 injection pen is being developed via the 505(b)(2) regulatory pathway. The SCN-104 injection pen is in development for the acute treatment of migraine headaches with or without aura and the acute treatment of cluster headache episodes.

As shown in third party studies of DHE, SCN-104’s mechanism of action for its antimigraine effect is due to its potential action as an agonist at the serotonin 5-HT1D receptors. SCN-104 is intended for subcutaneous administration. SCN-104 is also intended for acute use and is not intended for chronic administration.

We believe the SCN-104 injection pen may offer a significant improvement, in terms of usability and patient acceptability, on the current standard of care in the market (ampoules for injection). The intended pen delivery system was designed with patients in mind to carry multiple doses, have a lower volume of injection, and utilize shielded needles to avoid unnecessary exposure.

Scienture has had initial discussions with the FDA to align on a path forward for this development program. The formulation has been scaled up to enable future commercial scale production and the pen has been optimized for commercial use. Several pharmacokinetics studies have shown comparability between SCN-104 and the currently available marketed injection product. Scienture is initiating manufacturing activities and planning to conduct bioequivalence studies. Scienture plans to initiate a Phase 1 single dose study in healthy adults in 2025 following submission of an IND, if the IND is cleared by the FDA.

SCN-106 (Potential Biosimilar)

Scienture is developing a potential biosimiliar SCN-106, based on a reference product that is a thrombolytic agent that binds to fibrin in clots and converts entrapped plasminogen to plasmin. SCN-106 is a sterile, purified glycoprotein that is synthesized using the complementary DNA for natural human tPA obtained from a Chinese hamster ovary cell-line.

Scienture is working with an external partner to develop a biosimilar product that utilizes the same mechanism(s) of action for the proposed condition of use, and has the same route of administration, dosage form, and strength as the reference product.

The CMC development program is focused on establishing the analytical similarity of SCN-106 to the reference product. Multiple clones of CHO cells have been produced to synthesize lots of SCN-106 which were screened for similarity to the reference product for several key biochemical quality attributes as well as overall protein yield and finalization of a lead clone.

Scienture completed a Biosimilar Initial Advisory meeting with the FDA in June 2023 to discuss the CMC, non-clinical, and clinical studies required for regulatory approval.

104

SCN-107 (Bupivacaine Long-Acting Injection)

SCN-107 is a long acting injection suspension formulation of a non-opioid analgesic that is indicated for postsurgical local and regional analgesia. Scienture’s long-acting formulation, SCN-107, is a novel microsphere-based formulation of bupivacaine that comprises the drug in polymer-based microspheres and is intended to provide pain management over a period of 5-7 days. The product candidate is designed to potentially provide longer term post-surgical pain relief compared to the currently available products in the market.

Based on initial discussions with the FDA regarding this program, Scienture believes this product candidate would require at least one Phase 3 clinical trial to support submission of a marketing application.

Scienture anticipates submitting an IND and, if cleared by the FDA, initiating a Phase 1 single dose study in healthy adults in 2025 to conduct an initial assessment of safety and tolerability of SCN-107.

Collaborations

On May 26, 2020, Scienture entered into Feasibility Study and Animal Trial Material Manufacturing Agreement with Innocore Technologies, B.V. (“Innocore”), as amended on December 2, 2022 (the “Innocore License”), for certain intellectual property rights. Under the Innocore License, Innocore granted Scienture a worldwide exclusive, milestone, royalty-bearing and sublicensable license to certain patent rights for the research and development of SCN-107 in postsurgical local and regional analgesia. Pursuant to the Innocore License, Scienture and Innocore are required to jointly research, develop and manufacture the licensed product, including by adhering to a development and manufacturing plan, and Scienture must launch and market the licensed product as soon as commercially feasible.

Critical Accounting Estimates

The significant accounting policies and basis of presentation for Scienture’s consolidated financial statements are described in Note 2, Summary of Significant Accounting Policies, in the Notes to Scienture’s Consolidated Financial Statements, included elsewhere herein. Scienture’s consolidated financial statements are prepared in accordance with GAAP, requiring Scienture to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and other related disclosures. Some judgments can be subjective and complex, and therefore, actual results could differ materially from those estimates under different assumptions or conditions.

The preparation of Scienture’s financial statements in conformity with GAAP requires Scienture to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. To the extent there are material differences between Scienture’s estimates and the actual results, Scienture’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by Scienture include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;

●	accruals for estimated liabilities;

●	lease term,

●	the valuation of stock-based compensation awards; and

●	provisions for income taxes and related valuation allowances and tax uncertainties.

105

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. Scienture accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Scienture entered into a Consent and Waiver on July 25, 2024 (the “NVK Consent and Waiver”), regarding that certain Loan and Security Agreement dated September 8, 2023, by and between NVK Finance LLC, a Nebraska Limited Liability Company (“NVK”) and Scienture (the “NVK Loan Agreement”) in connection with the business combination with the Company. The NVK Loan Agreement granted 4% warrants on a fully diluted basis to NVK to purchase common stock of Scienture. Under the NVK Consent and Waiver, these warrants were converted into 5.25% warrants on a fully diluted basis, equaling 500,526 shares of outstanding common stock of Scienture and placed in escrow.

Scienture also issued 2% warrants on a fully diluted basis to purchase common stock of Scienture to Nanocapital II, LLC, in connection with the closing of the NVK Loan Agreement. As a condition to the closing of the merger in July 2024, these warrants were converted into 190,677 shares of outstanding common stock of Scienture. Scienture no longer has any warrants outstanding. NVK is entitled to receive warrants to purchase 0.5 shares of Company common stock with respect to each share of Company common stock issued upon any conversion of Scienture’s loan agreement with NVK discussed below.

Stock-Based Compensation

Scienture’s stock-based compensation expense relates to stock options. Stock compensation expense is based on their grant date fair value. The fair values of stock-based compensations are recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest. Scienture estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. Scienture has estimated volatility by reference to the historical volatilities of Scienture and those of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities. Realization of the future tax benefits related to the net deferred tax assets is dependent on many factors including Scienture’s ability to generate taxable income. Management believes that, at a minimum, it is more likely than not that future taxable income may not be sufficient to realize the recorded assets.

Revenue Recognition

Scienture’s main revenue source has been milestone payments and reimbursement of costs related to the products. Revenue has been recognized when such development milestone events take place, and the amounts are due to be received. The Kesin Agreement under which Scienture has recognized revenue in the past was terminated in March 2024.

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services. Scienture adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

106

To determine revenue recognition for arrangements that Scienture determines are within the scope of ASC 606, Scienture performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. Scienture only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, Scienture assessed the goods or services promised within each contract and determined those that were performance obligations and assessed whether each promised good or service was distinct. Scienture then recognizes as revenue the transaction price allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Results of Operations

Six Months ended June 30, 2024 and Six Months Ended June 30, 2023

Revenues

Scienture recognized revenues of $0.8 million in the six months ended June 30, 2023. There was no revenue recorded in the six months ended June 30, 2024; this is the result of the termination of the Kesin Agreement, under which Scienture had recognized revenue related primarily to milestone payments and reimbursement of costs related to the products in the U.S. in prior periods.

Research and Development Expense (“R&D”)

R&D expenses were $1.5 million and $1.0 million for the six months ended June 30, 2024 and 2023, respectively. This increase is a result of the timing of activities with the contract manufacturing organization related to SCN-102 (product stability and regulatory activities) and SCN-104 (device development, assembly set-up, and scale-up).

Termination Fee

Termination Fee is a charge of $1.285 million and $0.0 in the six months ended June 30, 2023 and 2024, respectively, to record an obligation to Kesin upon entry into the Kesin Termination Agreement. This activity is associated with R&D and is reported separately from R&D due to materiality.

General and Administrative Expense (“G&A”)

G&A expenses were $1.4 million and $0.3 for the six months ended June 30, 2024 and 2023, respectively. This increase of $1.1 million is primarily a result of external legal and professional fees to support of the business combination that occurred in July 2024. Remaining costs are primarily internal employee-related costs and office-related charges.

Other Income (Expense)

Other income includes primarily interest and dividends earned from cash, cash equivalents, and marketable securities holdings. Interest expense is associated with unpaid interest on convertible debt, which was converted into Scienture equity, and in turn Company common stock, in the merger, and a loan agreement with NVK.

Income Tax Expense

As Scienture continues to operate at a loss, no provision for federal or state income tax has been recognized.

107

Net Earnings

Scienture continues to operate at a net loss which amounted to $4.4 million and $0.5 million for the six months ended June 30, 2024 and 2023, respectively. This increase in loss of $3.0 million is a result of the costs associated with development work for SCN-102 and SCN-104, entry into the Kesin Termination Agreement and legal and professional fees for the merger that occurred in July 2024.

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenues

Revenues consist primarily of milestone payments and reimbursement of costs related to the product candidates in the U.S. under the agreement with Kesin, which was subsequently terminated. Scienture recognized revenues of $0.8 million and $0.3 million in 2023 and 2022, respectively. The increase in revenue of $0.5 million or 167% was a result of an increase in development work on SCN-104 that was reimbursed by Kesin as well as achievement of a regulatory milestone on SCN-102 under Scienture’s agreement with Kesin which was terminated in May 2024.

Research and Development Expense (“R&D”)

R&D expenses were $2.0 million and $3.1 million for the twelve months ended December 31, 2023 and 2022, respectively. This decrease in expense is a result of the submission of SCN-102 to the FDA in the fourth quarter of 2023. Scienture was incurring significant spend on two projects, SCN-102 and SCN-104, in 2022 with SCN-102 being submitted to the FDA 2023.

General and Administrative Expense (“G&A”)

G&A expenses were $0.7 million and $0.9 million for the twelve months ended December 31, 2023 and 2022, respectively. This decrease of $0.2 million, or 22%, is a result of lower employee-related costs which was a reduction in variable compensation to employees. Scienture also experienced a decrease in insurance related costs.

Other Income (Expense)

Interest expense is associated with unpaid interest on convertible debt and a loan agreement with NVK. The interest expense increase is a result of the NVK loan agreement only starting in the third quarter of 2023 and a second convertible note issued in 2023. Other income includes primarily interest and dividends earned from cash, cash equivalents, and marketable securities holdings. Miscellaneous income is from funds received in association with the Employee Retention Tax Credit (“ERC”) that the federal government made available to Scienture.

Income Tax Expense

As Scienture continues to operate at a loss, no provision for federal or state income tax has been recognized.

Net Earnings

Scienture continues to operate at a net loss which amounted to $2.2 million and $3.7 million for the twelve months ended December 31, 2023 and 2022, respectively. This reduction in loss of $1.5 million, or 41%, is a result of the reduction in R&D spend with the filing of SCN-102 combined with the increase in outstanding debt to fund operations.

Cash Flows

Six Months Ended June 30, 2024 and Six Months ended June 30, 2023

Operating Activities

Net cash used in operating activities is comprised of two components: cash used in operating loss; and cash used from changes in working capital. The net cash used in operating activities was $1.0 million for the six months ended June 30, 2024. This use of cash was for the payment of employees and employee-related expenses, and external spend with contract research/manufacturing organizations to support SCN-002 and SCN-004.

108

Net cash used in operating activities was $0.6 million for the six months ended June 30, 2023, primarily driven by our Scienture’s net loss of $0.5 million and cash used from changes in working capital of $0.2 million.

Investing & Financing Activities

Scienture had no investing activities in the six months ended June 30, 2024 or 2023.

Scienture had no financing activities in the six months ended June 30, 2024. During the six months ended June 30, 2023, Scienture received $0.4 million from the proceeds of convertible notes.

Year ended December 31, 2023 and year ended December 31, 2022

Net change in cash and cash equivalents generated $1.1 million and $0.6 million for the twelve months ended December 31, 2023 and 2022, respectively. This increase of $0.5 million or 83% is a result of issuance of debt securities to finance operations of the company.

Operating Activities

Net cash used by operating activities is comprised of two components: cash used in operating loss and cash used from changes in working capital. The net cash used in operating activities was $2.2 million and $3.4 million for the twelve months ended December 31, 2023 and 2022, respectively. The decrease of $1.2 million or 35% is primarily a result of submission of SCN-102 to FDA in the third quarter of 2023. This use of cash was for the payment of employees and employee-related expenses, and external spend with contract research/manufacturing organizations to support SCN-002 and SCN-004.

Investing Activities

Scienture had no investing activities for the years ended December 31, 2023 and 2024.

Financing Activities

Scienture had cash from financing activities representing inflows of $2.7 million and $0.9 million for the twelve months ended December 31, 2023 and 2022, respectively. These funds were the result of the issuance of short-term convertible securities and longer-term debt discussed above. These funds were primarily used to finance ongoing development activities.

Liquidity and Capital Resources

Scienture’s cash and cash equivalents and money market securities are as follows (dollars in thousands) as of June 30, 2024:

June 30, 2024
Cash and cash equivalents	$109
Money market securities	$5
Total	$114

Since inception Scienture has generated losses. Scienture has financed its operations primarily with cash raised through equity or debt financing. Scienture expects that proceeds from equity and/or debt financings will constitute a significant component of the funding for Scienture’s operations, particularly before it is able to generate revenues, which will require obtaining FDA approval of a product candidate or entering collaboration, out-license or similar agreements.

109

Scienture’s ability to continue as a going concern in the next twelve months is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results. Following the completion of the merger in July 2024, Scienture expects its current cash resources, together with those of its parent company, to be sufficient to fund its operations through September 2024. Management intends to seek to raise capital through equity and/or debt issuances, and to seek to generate revenue after any FDA approval of its product candidates.

Scienture expects to consider raising additional capital through financings or equity securities of the Company, and/or debt, new collaborative arrangements; strategic alliances; or financing from other sources, including in conjunction with opportunistic business development initiatives. Scienture will continue to actively manage its capital structure and to consider all financing opportunities that could strengthen its long-term financial profile. There can be no assurance that any such financing opportunities will be available on acceptable terms, if at all.

If additional funds are raised through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, Scienture may be required to relinquish valuable rights to its technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us. If we are unable to raise capital when needed or on acceptable terms, it would have a negative impact on our financial condition and we could be forced to delay, reduce or eliminate our research, clinical trials, product development or future commercialization efforts.

Scienture’s material cash requirements include the following contractual and other obligations.

Outstanding Debt

As of June 30, 2024, Scienture had $2,000,000 of debt outstanding, none of the principal of which is payable within 12 months.

In September 2023, Scienture entered a loan agreement with NVK for $2,000,000, which bears interest at a rate of Prime + 7.0% per annum, which, as of June 30, 2024, was 15.50% per annum, payable in cash at maturity. This debt is due upon maturity, together with all unpaid interest expense, in September 2025. The outstanding balance under the NVK debt is convertible at the option of NVK at any time into common stock of the combined company equivalent to a fully-diluted valuation of Scienture of $60,000,000. In addition, NVK shall receive 0.5 warrants (at a basis of $0.0001) for each share issued to them at the time of conversion. Scienture’s obligations under the loan agreement with NVK are secured by a first priority security interest in all of its assets, including its intellectual property rights.

On July 1, 2024, Scienture issued a Demand Promissory Note payable to Pushpa Shankar in the amount of $215,000. Interest will accrue immediately, computed daily, at the rate per annum equal to minimum applicable federal rate.

On July 10, 2024, Scienture issued a Demand Promissory Note payable to Srivatsav, LLC in the amount of $50,000. Interest will accrue immediately, computed daily, at the rate per annum equal to minimum applicable federal rate.

Contract Termination Obligation

In March 2024, Kesin and Scienture terminated the Kesin Agreement, and the parties agreed that Scienture would pay Kesin a total gross amount of $1.285 million upon commercialization of SCN-102 or SCN-104 via a royalty arrangement. This agreement also requires that if the full $1.285 million has not been repaid within two years of the earlier of (i) commercial launch or (ii) 120 days from FDA approval, then interest will accrue prospectively at a rate of 8% annually on the unpaid balance.

In August 2024, Kesin demanded immediate payment of the full amount under this agreement, alleging it is payable in connection with the consummation of Scienture’s business combination with the Company. Scienture has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture will vigorously defend it.

110

Leases

Scienture’s operating lease commitments for administrative office continues through December 31, 2026, with fixed payments of $0.1 million, with $0.03 million payable within 12 months of June 30, 2024.

Funding Requirements

Scienture expects its operating expenses to increase substantially in future years in connection with ongoing activities, particularly as it continues the research and development of, continue or initiate clinical trials of, and seek marketing approval for any current and future product candidates, including SCN-102. In addition, Scienture has begun to incur costs for pre-commercial preparatory activities and, if marketing approval is obtained for any product candidates, Scienture expects to incur significant commercialization expenses related to product sales, marketing, manufacturing and distribution. In addition, inflation may affect the use of capital resources by increasing our cost of labor, research and clinical trial expenses. Accordingly, there will be a need to obtain substantial additional funding in connection with continuing operations. If Scienture is unable to raise capital when needed or on attractive terms, it would be forced to delay, reduce or eliminate research and development programs or future commercialization efforts.

Scienture anticipates that its expenses will increase substantially as it:

●	seeks to develop current and future clinical and preclinical product candidates;

●	scales up clinical and regulatory capabilities;

●	adapts regulatory compliance efforts to incorporate requirements applicable to marketed products;

●	establishes a sales, marketing and distribution capabilities and scales up external manufacturing capabilities to commercialize any product candidates for which regulatory approval may be obtained, including SCN-102;

●	maintains, expands and protects the intellectual property portfolio;

●	hires additional internal or external clinical, manufacturing and scientific personnel or consultants;

●	adds operational, financial and management information systems and personnel, including personnel to support product development efforts; and

●	incurs additional legal, accounting and other expenses in operating as part of a public company.

Because of the numerous risks and uncertainties associated research, development and commercialization of product candidates, Scienture is unable to estimate the exact amount of its working capital requirements. Future funding requirements will depend on and could increase significantly as a result of many factors, including:

●	the scope, progress, results and costs of preclinical studies and clinical trials;

●	the scope, prioritization and number of research and development programs;

●	the costs, timing and outcome of regulatory review of product candidates;

●	the ability to establish and maintain collaborations on favorable terms, if at all;

●	the extent to which obligations to reimburse exist, or entitled to reimbursement of, clinical trial costs under collaboration agreements, if any;

111

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing intellectual property rights and defending intellectual property-related claims;

●	the costs of securing manufacturing arrangements for commercial production; and

●	the costs of establishing or contracting for sales and marketing capabilities if regulatory approvals are obtained to market product candidates.

Identifying potential product candidates and conducting preclinical studies and clinical trials is a time- consuming, expensive and uncertain process that takes many years to complete, and may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, product candidates, if approved, may not achieve commercial success. Commercial revenues, if any, will be derived from sales of product candidates that Scienture does not expect to be commercially available for the next couple of years, if at all, other than SCN-102, with respect to which Scienture received a Complete Response Letter on August 19, 2024, focused on the CMC information submitted. Scienture is working expeditiously to prepare the requested information to resubmit the NDA as a Class 1 resubmission, which potentially could make SCN-102 commercially available if approved by the FDA. Accordingly, the need to continue to rely on additional financing to achieve Scienture’s business objectives will exist. Adequate additional financing may not be available on acceptable terms, or at all.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the information of our directors and executive officers, including their age, as of September 25, 2024.

Name	Age	Positions and Offices Held with Company	Director Since
Suren Ajjarapu	53	Chairman of the Board, Chief Executive Officer and Secretary	01/2014
Prashant Patel	50	President, Chief Operating Officer, Interim Principal Financial/Accounting Officer and Director	01/2014
Donald G. Fell	78	Director	01/2014
Mayur Doshi	62	Director	05/2024
Subbarao Jayanthi	54	Director	06/2024
Shankar Hariharan	67	Director	07/2024
Narasimhan Mani	50	Director	07/2024

The following is a brief description of the education and business experience of our current directors and executive officers:

Suren Ajjarapu, Chairman of the Board, Chief Executive Officer and Secretary

Mr. Ajjarapu has served as Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Group, Inc., a Nevada corporation (“Trxade Nevada”) (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. He has also served as Chairman and Chief Executive Officer of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a special purpose acquisition company, since December 2022, served as Chairman and Chief Executive Officer of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a special purpose acquisition company, since March 2023, served as Chairman and Chief Executive Officer of PowerUp Acquisition Corp. (NASDAQ: PWUP), a special purpose acquisition company, since August 2023, and served as a director and the Chief Executive Officer of Integrated Wellness Acquisition Corp (NYSE: WEL), a special purpose acquisition company, since January 2024 and February 2024, respectively. Mr. Ajjarapu served as Chairman and Chief Executive Officer of Aesther Healthcare Acquisition Corp. (NASDAQ: AEHA), a special purpose acquisition company, from June 2021 until the completion of its initial business combination in February 2023. Mr. Ajjarapu now serves as a director of the post-combination company Ocean Biomedical, Inc. (NASDAQ: OCEA). Mr. Ajjarapu served as Chairman and Chief Executive Officer of Semper Paratus Acquisition Corporation (NASDAQ: LSGT), a special purpose acquisition company, from June 2023 until the completion of its initial business combination in February 2024. Mr. Ajjarapu now serves as a director of the post-combination company Tevogen Bio Holdings Inc. (NASDAQ: TVGN). Mr. Ajjarapu also serves as a director and the Chief Executive Officer of Danam Health, Inc. Mr. Ajjarapu has served on the board of directors of Kano Energy, Inc, which is involved in developing renewable natural gas sites in USA, since 2018. Mr. Ajjarapu has also served as Chairman of Feeder Creek Group, Inc., since March 2018. Feeder Creek Group, Inc. is a company involved in developing renewable natural gas sites in Iowa.

112

Mr. Ajjarapu was a Founder, Chief Executive Officer and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, Chief Operating Officer, and Director of Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University.

Prashant Patel, President, Chief Operating Officer, Interim Principal Financial/Accounting Officer and Director

Mr. Patel has served as our full-time President and Chief Operating Officer, and as a director, since our acquisition of TRxADE Nevada on January 8, 2014. Effective March 6, 2023, Mr. Patel, was appointed as Interim Principal Financial/Accounting Officer of the Company since March 2023. Mr. Patel also serves as a director, the President, and the Chief Operating Officer of Danam Health, Inc. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over twenty years of experience in retail pharmacy and pharmaceutical logistics, and the founder of several pharmacies in the Tampa Bay, Florida area. Mr. Patel has been President and Member of Board of Directors of Trxade Nevada since August 2010. Since October 2008, Mr. Patel has been Managing Member of APAA LLC, a pharmacy and CEO of Pharmaceutical Returns of America LLC, a pharmaceutical reverse distributor. Mr. Patel graduated from Nottingham University School of Pharmacy and practiced in the United Kingdom before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, United Kingdom.

Donald G. Fell, Director

Mr. Fell has served as an independent director of our company since January 2014. Mr. Fell has also served as a director of Kernel Group Holdings, Inc. (NASDAQ: KRNL), a special purpose acquisition company, since December 2022, served as a director of Oceantech Acquisitions I Corp. (NASDAQ: OTEC), a special purpose acquisition company, since March 2023, served as a director of PowerUp Acquisition Corp. (NASDAQ: PWUP), a special purpose acquisition company, since August 2023, and served as a director of Integrated Wellness Acquisition Corp (NYSE: WEL), a special purpose acquisition company, since February 2024. Mr. Fell served as a director of Aesther Healthcare Acquisition Corp. (n/k/a Ocean Biomedical, Inc. (NASDAQ: OCEA)), a special purpose acquisition company, from June 2021 until the completion of its initial business combination in February 2023. Mr. Fell served as a director of Semper Paratus Acquisition Corporation (n/k/a Tevogen Bio Holdings Inc. (NASDAQ: TVGN)), a special purpose acquisition company, from June 2023 until the completion of its initial business combination in February 2024.

He is presently Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct professor of economics for the University of Colorado, Colorado, Springs. From 1995 – 2012, Mr. Fell held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute. He has also served as visiting professor of economics at the University of LaRochelle, France, and as adjunct professor of economics at both Illinois State University and The Ohio State University. Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and is all but dissertation (ABD) in economics from Illinois State University. Through his work with the Foundation for Teaching Economics and the University of Colorado, Colorado Springs he has conducted graduate institutes on economic policy and environmental economics in 44 states, throughout Canada, the Islands and Eastern Europe.

113

Mayur Doshi, Director

Mr. Doshi is President and Chief Executive Officer of AlfaGene Bioscience, Inc. He has successfully initiated several companies and for the last ten years has been the Chief Executive Officer of Apogee Pharma. He has over 20 years of experience in the global generic pharmaceutical market. He is a trained chemist and seasoned entrepreneur with extensive experience in active pharmaceutical ingredients. He has more than twenty years of pharmaceutical and bio-tech industry experience; entering the generic pharmaceutical industry in 1988. He is Chairman and Managing Director of Apogee Pharma, Inc., a major importer of APIs. He works closely with his clients assisting them in bringing new generic drugs to market, including Barr Pharmaceuticals, DuPont Pharmaceuticals, Sandoz, Wyeth and Watson. He is also a major investor in a generic pharmaceutical company and is the founder of, and primary investor in, AlfaGene. He worked and managed extensively in the pharmaceutical industry and created a multimillion dollar company. Mr. Doshi also serves as a philanthropist for various organizations.

Subbarao Jayanthi, Director

Subbarao Jayanthi, is the Managing Partner of RxC International, LLC and has been with the company since May 2013. RxC International is a strategy consulting firm advising biopharma companies on growth strategies and while at the firm Mr. Jayanthi has advised senior executives and board members at several biopharma companies on corporate strategy, portfolio strategy, and licensing/M&A transactions in the US, EU, and Japan. Mr. Jayanthi is also a Board Member and Chief Business Officer of Interlude Biopharma, a GI company with three late-stage novel medications under development for gastrointestinal disorders. He is also a Senior Advisor to Modig Life Sciences, a rare disease company developing an antisense oligonucleotide for a fatal neurodegenerative disease. Before this, Subbarao was the head of business planning at Daiichi Sankyo, a Top 20 global biopharma company. He spent a decade in leadership positions at global strategy consulting firms such as BCG and others, earlier in his career. He has authored books on biopharma commercialization, value chain management, and investments. He has an MBA in strategy, finance, and marketing from Kellogg School of Management at Northwestern University.

Shankar Hariharan, Director

Dr. Hariharan has over 37 years of experience in successfully leading branded, specialty and generic pharmaceutical businesses and has held several leadership positions at Scienture, Forest Labs, Par Pharmaceuticals and Amneal Pharmaceuticals. He most recently was the founder, president and chief executive officer of Scienture. At Amneal in his role as the Executive Vice President and Chief Scientific Officer, he oversaw Global Research & Development, Global Regulatory Affairs, and Specialty Product Development and was instrumental in the company achieving significant revenue growth (>$1.5B) with high profit margins. Prior to joining Amneal, Dr. Hariharan founded DermAct, an R&D organization specializing in new molecule discovery and product development for key indications in Dermatology, leading to the company’s successful acquisition. Dr. Hariharan obtained his bachelor’s degree in pharmacy at the Banaras Hindu University (BHU) in India and his Ph.D. in Pharmaceutical Sciences at Northeastern University in Boston, Massachusetts. Dr. Hariharan currently serves on the Board of Depymed, Inc. and on the Advisory Board of New Rhein Healthcare, LLC and MAA Laboratories.

Narasimhan Mani, Director

Dr. Mani is an experienced healthcare professional with over 25 years of experience in the pharmaceutical industry. He most recently served as the President and Chief Executive Officer for Kesin Pharma Corporation, a Specialty Pharma company with a focus on commercializing specialty and brand products. His past roles include serving as the Chief Executive Officer of Xiromed LLC, a Generics and Specialty drug product company and as the VP, Global Corporate Strategy and BD, at Amneal Pharmaceuticals where he led all the company’s strategic initiatives across Global Strategy, Portfolio Management, Business Development and Commercial Operations. His previous experiences also include being the Corporate Finance and Strategic Planning Leader at Johnson & Johnson in New Brunswick, NJ in the pharmaceutical and medical device sectors. He also worked as a Research Scientist and Product Development leader during his time at Forest Laboratories and Par Pharmaceuticals. He is an invited member of the Executives-in-Residence at New Rhein Healthcare Investors, a life-sciences focused private equity firm and serves on the board of directors at Corsair Pharma, Inc., one of their portfolio companies. Dr. Mani’s journey in the pharmaceutical and healthcare space began with his B.Pharm (Hons.) from BITS, Pilani, India which he completed in 1995. His subsequent graduate degrees include M.S. Analytical Chemistry, from the University of Oklahoma, Norman in 1998, Ph.D. in Pharmaceutics, from the University of Georgia, Athens in 2003 and MBA in Finance and Marketing, from Columbia Business School, New York, NY in 2008. Dr. Mani is also the recipient of the 2021 Outstanding 50 Asian Americans in Business Award in September 2021.

114

Family Relationships

There are no family relationships among any of our directors or executive officers.

Director Independence

The Board annually determines the independence of each director and nominee for election as a director, as defined in the listing standards of Nasdaq and applicable laws. The Board makes these determinations in accordance with Nasdaq’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Donald G. Fell, Mayur Doshi and Subbarao Jayanthi are independent. Due to the fact that Mr. Suren Ajjarapu serves as our Chief Executive Officer and Mr. Prashant Patel serves as our President and interim Chief Financial officer, such persons are not independent. A majority of the Board is comprised of independent directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an employee or a former employee of the Company. During 2023, none of our executive officers (A) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (B) served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (C) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Additionally, no Compensation Committee member (1) was, during the fiscal year, an officer or employee of the registrant; (2) was formerly an officer of the registrant (except as discussed above); or (3) had any relationship requiring disclosure by the Company under Section 404 of Regulation S-K.

Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

115

EXECUTIVE COMPENSATION

2023 Summary Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)*	Option Awards ($)*	All Other Compensation ($)		Total ($)
Suren Ajjarapu	2023	$360,000		-	243,075	$-	24,934	(3)	$628,009
Chairman of the Board, Chief Executive Officer, and Secretary	2022	$354,231	(1)	-	60,000	$-	16,647	(4)	$414,230

Prashant Patel	2023	$150,000		-	43,650	$-	-		$193,650
President, Chief Operating Officer, Interim Principal Financial/ Accounting Officer and Director	2022	$147,038	(2)	-	10,000	$-	-		$157,038

*	Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2023. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the officer upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

(1)	The amount shown reflects compensation under an employment agreement with the Company.

(2)	The amount shown reflects compensation under an at will employment agreement with the Company.
(3)	Represents the car allowance of $1,000 per month and a disability insurance policy paid for by the Company.

(4)	Represents the car allowance of $1,000 per month and a disability insurance policy paid for by the Company.

Narrative Disclosure to 2023 Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary and long-term incentive compensation in the form of equity awards and other benefits, as described below.

2022 Reduced Officer Compensation

Effective September 1, 2022, the Board and Compensation Committee, with the approval of each of the following officers, agreed to reduce the annual cash compensation payable to Suren Ajjarapu, Prashant Patel, and Janet Huffman, in an effort to conserve cash.

Specifically, effective beginning on September 1, 2022, the cash salaries of the officers set forth below were reduced in the following amounts, applied pro rata for the 2022 fiscal year, which reductions in salary remained in place until January 1, 2023 (further described below):

Officer	Position with Company	Reduced Cash Salary	Shares of the Company’s Common Stock In Lieu of Reduced Cash Salary
Suren Ajjarapu	Chief Executive Officer and Secretary	$60,000	51,724
Prashant Patel	President, Chief Operating Officer and Interim Principal Financial/ Accounting Officer	$10,000	8,620
Janet Huffman(1)	Former Chief Financial Officer	$25,000	21,551

(1)	Effective February 27, 2023, Ms. Janet Huffman, the Company’s former Chief Financial Officer notified the Company of the termination of her Offer Letter dated February 3, 2022. Effective March 1, 2023, Ms. Huffman also transitioned from Chief Financial Officer to a consulting relationship with the Company. Effective March 6, 2023, Prashant Patel, a member of the Board, the President and the Chief Operating Officer of the Company, was appointed as Interim Principal Financial/Accounting Officer of the Company.

116

In lieu of the reduced cash salary payable to each officer, the Board and Compensation Committee agreed to issue such officers shares of the Company’s common stock as set forth in the table above under “Shares of the Company’s Common Stock In Lieu of Reduced Cash Salary,” equal to the amount of reduced cash salary set forth in the table above, divided by the closing sales price of the Company’s common stock on Nasdaq on August 31, 2022, the date approved by the Board.

The shares of common stock issuable to the officers, vested at the rate of 1/4th of such shares on each of September 30, 2022, October 31, 2022, November 30, 2022, and December 31, 2022, subject to each applicable officer’s continued service to the Company on such dates and subject to the restricted stock award agreements entered into evidence such awards.

The reductions in officer compensation were documented by amendments to the employment agreements with each officer. Mr. Ajjarapu’s agreement also clarified that any severance payment paid to Mr. Ajjarapu under the terms of his employment agreement, described above, would reduce any Change of Control Payment payable to Mr. Ajjarapu under the terms of his agreement, as amended.

The reductions in cash salary discussed above were implemented in order for the Company to conserve cash and reduce its cash operating expenses.

All of the awards discussed above were issued under the Incentive Plan and all restricted stock awards discussed above were evidenced by restricted stock grant agreements.

2023 Increased Officer Compensation

Effective January 1, 2023, the Board and the Compensation Committee, increased the annual salaries of each of Mr. Ajjarapu, Mr. Patel and Ms. Huffman to the levels of their salaries prior to the September 1, 2022, decreases discussed above. Mr. Ajjarapu’s annual salary was increased back to $360,000 per year, Mr. Patel’s annual salary was increased back to $150,000 per year. There were no changes made to terms of the restricted stock shares discussed above.

The increases in officer salaries were documented by amendments to the employment agreements with each officer. The amendments also clarified that the equity compensation issuable to each officer was additional compensation and not specifically a result of the reduction in salaries effective on September 1, 2022, and that the amount of reduced salary from September 1, 2022, to December 31, 2022 was forgiven by each officer.

Compensation Recovery and Clawback Policies

The Board has adopted a Clawback Policy (the “Clawback Policy”) designed to comply with Section 10D of the Exchange Act of 1934, the rules promulgated thereunder, and the listing standards of the national securities exchange on which the Company’s securities are listed. The Clawback Policy is attached as Exhibit 97.1 to the Company’s Annual Report on Form 10-K/A filed with the SEC on May 3, 2024.

Compensation Risk Assessment

The Compensation Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on the Company.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, all Named Executive Officers and directors are beneficial owners of stock of the Company.

117

Rule 10b5-1 Trading Plans

Our executive officers and directors are encouraged to conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances.

Pledging of Shares

Employees, officers and directors of the Company are prohibited from pledging the Company’s securities as collateral for a loan. Additionally, shares of the Company’s stock may not be held in a margin account.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information as of December 31, 2023, concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Suren Ajjarapu	5/13/2019	1,111	-	-	$39.60	05/13/2029

Prashant Patel	5/13/2019	1,111	-	-	$39.60	05/13/2029

Employment Agreements with Our Named Executive Officers

Suren Ajjarapu, Chief Executive Officer and Secretary

Effective on April 14, 2020, we entered into an employment agreement with Mr. Suren Ajjarapu, our Chief Executive Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Ajjarapu to serve as our Chief Executive Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Ajjarapu to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement and to serve as the Chairman of the Board.

118

Pursuant to the terms of the agreement, Mr. Ajjarapu’s annual compensation package includes (1) a base salary of $360,000 per year ($300,000 for the 2020 fiscal year), subject to annual increases as determined in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee and Mr. Ajjarapu (“Performance Metrics”). Additionally, in the event that Mr. Ajjarapu meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (which requirement was met for the 2020 fiscal year, and which salary was automatically increased), Mr. Ajjarapu’s Base Salary is increased by 20%. Mr. Ajjarapu is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Ajjarapu’s performance bonus metrics include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Ajjarapu and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after (a) December 31, 2020, in connection with the 2020 Performance Metrics; and (b) the end of such calendar year for subsequent years. For the year ended December 31, 2020, Mr. Ajjarapu was awarded 49,020 shares of restricted common stock (the “2020 Restricted Stock”), valued at $372,062, based on the closing sales price of the Company’s common stock on the effective date of grant, which vested in full. Mr. Ajjarapu may also receive additional bonuses awarded from time to time in the discretion of the Board and/or Compensation Committee and the Board (in cash, options or other forms of equity) or the Compensation Committee may waive or change the performance metrics associated with his performance bonus in their discretion. Mr. Ajjarapu’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Ajjarapu is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Ajjarapu to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Ajjarapu from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Ajjarapu has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Ajjarapu obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Ajjarapu’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Ajjarapu, any act of misappropriation of funds or embezzlement by Mr. Ajjarapu, Mr. Ajjarapu committing any act of fraud, or Mr. Ajjarapu being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Ajjarapu suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Ajjarapu.

Mr. Ajjarapu may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Ajjarapu reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Ajjarapu, (iii) Mr. Ajjarapu’s compensation is reduced without his consent, or we fail to pay to Mr. Ajjarapu any compensation due to him upon five days written notice from Mr. Ajjarapu informing us of such failure, or (iv) if Mr. Ajjarapu is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Ajjarapu for “good reason”, Mr. Ajjarapu must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Ajjarapu’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

119

In the event that Mr. Ajjarapu’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Ajjarapu’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Ajjarapu, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Ajjarapu (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Ajjarapu’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Ajjarapu’s equity-based compensation immediately vests to Mr. Ajjarapu and any outstanding stock options held by Mr. Ajjarapu can be exercised by Mr. Ajjarapu until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Ajjarapu’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Ajjarapu a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Ajjarapu on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on April 14, 2020, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Ajjarapu’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Ajjarapu, or by us for “cause”, Mr. Ajjarapu is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Ajjarapu was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Ajjarapu immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Ajjarapu.

If Mr. Ajjarapu’s employment is terminated by Mr. Ajjarapu for “good reason”, or by us without “cause”, Mr. Ajjarapu is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Ajjarapu will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Ajjarapu is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Ajjarapu is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Ajjarapu is subject to non-solicitation covenants during the term of the agreement.

120

Although Mr. Ajjarapu will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2022 Reduced Officer Compensation” and “2023 Increased Officer Compensation” above.

Prashant Patel, President, Chief Operating Officer and Interim Principal Financial/Accounting Officer

Effective March 31, 2024, we entered into an employment agreement with Mr. Prashant Patel, our President, Chief Operating Officer and Interim Principal Financial/Accounting Officer, which replaced and superseded his prior employment agreement with the Company.

The agreement, which provides for Mr. Patel to serve as our President Chief Operating Officer, has a term extending through December 31, 2025, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. The agreement also requires the Board, subject to certain exceptions, to nominate Mr. Patel to serve on the Board at each stockholders’ meeting which occurs during the term of the agreement.

Pursuant to the terms of the agreement, Mr. Patel’s annual compensation package includes (1) a base salary of $350,000 per year, subject to annual increases as determined in the sole discretion of the Chief Executive Officer, and as discussed below (the “Base Salary”), and (2) a performance bonus equal to up to 100% of his Base Salary each year, based on the Company meeting certain performance metrics as determined from time to time by the Compensation Committee of the Board (“Performance Metrics”). Additionally, in the event that Mr. Patel meets at least 70% of the requirements for any annual performance bonus, as determined in the reasonable discretion of the Compensation Committee of the Board (the “Compensation Committee”), Mr. Patel’s Base Salary will increase by 20%. Mr. Patel is eligible for the Base Salary increase on an annual basis, with such increases being cumulative. Such increases in Base Salary do not require an amendment to the agreement. Mr. Patel’s performance bonus metrics are to be added to the agreement and the Company currently contemplates that such metrics will include specific company performance goals and objectives, including revenue goals, app downloads, and net operating income milestones, as may be modified or added to from time to time with the mutual approval of Mr. Patel and the Compensation Committee. The determination of whether the Performance Metrics have been met are determined in the reasonable discretion of the Compensation Committee, no later than 90 days after the end of such calendar year. Mr. Patel may also receive additional bonuses awarded from time to time in the discretion of the Compensation Committee (in cash, options or other forms of equity). Mr. Patel is also paid an automobile allowance of $1,000 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans.

The agreement requires Mr. Patel to devote at least 75% of his business time and efforts to Company business. The agreement also prohibits Mr. Patel from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the manufacture, distribution, wholesale and sale of Restricted Products, healthcare services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Patel has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means pharmaceutical drugs and other healthcare products and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Patel obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Patel’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Patel, any act of misappropriation of funds or embezzlement by Mr. Patel, any act of fraud by Mr. Patel, or Mr. Patel being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Patel suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Patel.

121

Mr. Patel may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of Chief Compliance Officer of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Patel reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Patel, (iii) Mr. Patel’s compensation is reduced without his consent, or we fail to pay to Mr. Patel any compensation due to him upon five days written notice from Mr. Patel informing us of such failure, or (iv) if Mr. Patel is also then serving as a member of the Board and is not re-nominated by the Board to serve as a member of the Board at any annual meeting of stockholders of the Company; provided, however, prior to any such termination by Mr. Patel for “good reason”, Mr. Patel must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Patel’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Patel’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Patel’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Patel, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Patel (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Patel’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Patel’s equity-based compensation immediately vests to Mr. Patel and any outstanding stock options held by Mr. Patel can be exercised by Mr. Patel until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Patel’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Patel a lump sum payment, payable on the same date as the Change of Control Payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Patel on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board; (b) a merger or consolidation of us whether or not approved by our Board, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board, a majority of the Board consists of persons who are not members of the Board on March 31, 2024, except in the event that such slate of directors is proposed by a committee of the Board or the Board; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Patel’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Patel, or by us for “cause”, Mr. Patel is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Patel was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Patel immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Patel.

122

If Mr. Patel’s employment is terminated by Mr. Patel for “good reason”, or by us without “cause”, Mr. Patel is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for eighteen (18) months, plus the pro rata amount of any discretionary bonus and performance bonus he would have been due for the following eighteen (18) months (with any metrics being extrapolated based on the last four (4) full prior quarters of the Company’s operations prior to termination). Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Patel will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. Mr. Patel is also to receive, if he elects, continued health insurance under COBRA, paid for by the Company, for eighteen (18) months following the termination date (subject to certain rights which reduce such obligation if Mr. Patel is covered by health insurance with a substantially similar level of insurance as prior to the termination).

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Patel is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Patel will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

See also “2022 Reduced Officer Compensation” and “2023 Increased Officer Compensation” above.

DIRECTOR COMPENSATION

Summary Independent Director Compensation Table

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-executive director of the Company for some portion or all of 2023. Other than as set forth in the table and described more fully below, the Company did not pay any fees, make any equity or non-equity awards, or pay any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in cash	Stock Awards*	Option Awards**	All Other Compensation	Total

Donald G. Fell(1)	$48,677	$100,000	$-	$-	$148,677
Charles L. Pope(2)	$-	$-	$-	-	$-
Jeff Newell (3)	$30,375	$108,250	$-	-	$138,625
Michael L. Peterson (4)	$41,250	$100,000	$55,000	-	$196,250
Candice Beaumont (5)	$-	$-	$-	-	$-

* Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of restricted shares and option awards are set forth in the Critical Accounting Estimates as disclosed in our Consolidated Financial Statements for the year ended December 31, 2023. The amount reported in this column reflects the accounting cost for these awards and does not correspond to the actual economic value that may be received by the director upon the vesting of the restricted shares, the exercise of the stock options, or any sale of the underlying shares of common stock.

** Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with the Black-Scholes option pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company estimates volatility by reference to the historical volatilities of the Company. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

(1) As of December 31, 2023. Mr. Fell had been awarded $215,178 in vested stock options and $100,000 in vested common stock of the Company.

123

(2) Mr. Pope resigned from the Board effective January 3, 2023. Mr. Pope did not receive any fees or other compensation for serving on the Board during a portion of 2023.

(3) As of December 31, 2023, Mr. Newell had been awarded $108,250 in vested stock awards.

(4) As of December 31, 2023, Mr. Peterson had been awarded $159,650 in stock options and $100,000 in common stock of the Company.

(5) Ms. Beaumont was appointed to the Board on July 31, 2023, and then resigned from the Board effective April 10, 2024. Ms. Beaumont did not receive any fees or other compensation for serving on the Board during a portion of 2023.

Independent Director Compensation Policy

Each independent member of the Board is to receive an annual grant of restricted common stock of the Company equal to $55,000 in value, on April 1st of each year (or such date thereafter as the awards are approved by the Board), and valued on such same date, based on the closing sales price on such date (or the first business day thereafter), which restricted stock awards will vest at the rate of 1/4th of such awards over the following four calendar quarters, subject to such directors continued service to the Company.

The Company has also entered into an indemnification agreement with each member of the Board.

2023 Independent Director Compensation

Effective on August 13, 2023, the Board approved the issuance of 12,222 shares of the Company’s common stock to each of Mr. Fell and Mr. Peterson for services rendered to the Company during fiscal 2023, which shares were valued at $110,000. The Board also approved the issuance of 14,056 shares of the Company’s common stock to Jeff Newell for services rendered during fiscal 2023. The shares vest at the rate of 1/4th of such shares immediately on the grant date, and 1/4th of such shares on each of October 1, 2023, January 1, 2024, and April 1, 2024, subject to each applicable independent director’s continued service to the Company on such dates. Additionally, the Board approved 10,000 shares with immediate vesting to each Board member to recognize the significant additional work for various financing, sales, acquisitions, operations restructuring.

All of the awards discussed above were issued under the Incentive Plan and all restricted stock awards discussed above were evidenced by Restricted Stock Grant Agreements.

Changes in Independent Director Cash Compensation

Also on August 31, 2022, in an effort to conserve cash for operations, the Board approved a reduction in the annual cash retainer payable to independent members of the Board from $35,000 per year to $26,750 per year, effective as of September 1, 2022. However, effective January 1, 2023, the annual cash retainer payable to each independent member of the Board was increased back to $35,000.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of September 20, 2024 by (i) each Named Executive Officer, (ii) each member of our Board, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of the Company’s common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of the Company’s common stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

124

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of the Company’s common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 20, 2024, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 8,576,795 shares of the Company’s common stock outstanding as of September 20, 2024.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the Company’s stockholders described below.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of September 20, 2024, (a) the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 6308 Benjamin Rd, Suite 708, Tampa, FL 33634. All of the securities reported below are shares of the Company’s common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (1)	211,214	2.5%
Prashant Patel, Interim CFO, Director, COO, and President (2)	177,798	2.1%
Donald G. Fell, Director (3)	37,407	*
Mayur Doshi, Director (4)	66,450	*
Subbarao Jayanthi, Director	—	—
Shankar Hariharan, Director (5)	2,370,383	27.6%
Narasimhan Mani, Director (6)	1,415,515	16.5%
All executive officers, directors and director nominees as a Group (seven persons)	4,278,767	49.9%

Greater than 5% Stockholders:
-	-	-

* Less than 1%.

(1) Includes (i) 86,092 shares of the Company’s common stock owned directly by Mr. Ajjarapu, (ii) 34,844 shares of the Company’s common stock owned by the Surendra Ajjarapu Revocable Trust of 2007, which Mr. Ajjarapu claims beneficial ownership of, as Trustee, (iii) 89,167 shares of the Company’s common stock owned by the Sandhya Ajjarapu Revocable Trust of 2007, which shares Mr. Ajjarapu is therefore deemed to beneficially own, and (iv) options to purchase 1,111 shares of the Company’s common stock granted in 2019, that are exercisable within 60 days of September 20, 2024.

(2) Includes (i) 112,242 shares of the Company’s common stock owned directly by Mr. Patel, (ii) 27,778 shares of the Company’s common stock owned by Rina Patel, Mr. Patel’s wife, which Mr. Patel claims beneficial ownership of, (iii) 36,667 shares of the Company’s common stock owned by the Patel Trust 2010, which Mr. Patel claims beneficial ownership of, as Trustee; and (iv) options to purchase 1,111 shares of the Company’s common stock granted in 2019, that are exercisable within 60 days of September 20, 2024.

125

(3) Includes (i) 35,163 shares of the Company’s common stock owned by DG Fell Consulting which Mr. Fell claims beneficial ownership of, and (ii) 2,244 shares of the Company’s common stock issuable upon the exercise of stock options that are exercisable within 60 days of September 20, 2024.

(4) Includes 66,450 shares of the Company’s common stock owned by Alfagen Pharma LLC, which Mr. Doshi claims beneficial ownership of.

(5) Includes (i) 1,998,679 shares of the Company’s common stock owned directly by Dr. Hariharan and (ii) 371,704 shares of the Company’s common stock owned by Pushpa Shankar, Dr. Hariharan’s wife, which Dr. Hariharan claims beneficial ownership of.

(6) Includes 1,415,515 shares of the Company’s common stock owned directly by Dr. Mani.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed or otherwise disclosed above under “Executive Compensation” and “Director Compensation,” which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since the beginning of the 2023, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2022 and 2023, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive Compensation” and “Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Transactions with Related Persons

On April 1, 2023, and July 1, 2023, the Company entered into a relationship with Scietech, LLC (“Scietech”) in an independent contractor agreement to consult on increasing sales on the Integra Pharma Solutions, LLC (“IPS”) and Trxade, Inc. platforms. The agreement was for an annual fee of $400,000 to be split equally between IPS and Trxade, Inc. A 31% investor in Scietech is the spouse of the interim CFO, Prashant Patel, which qualifies as a related party. The company was chosen because they were the most qualified to perform the desired qualifications.

On November 21, 2023, but effective September 14, 2023, the Company issued a promissory note to Danam Health, Inc. (the “Danam Note”) in the amount of $300,000. Danam Health, Inc. prepaid $250,000 prior to the execution date. The Danam Note did not accrue interest. The Danam Note was fully paid off in February 2024.

On February 29, 2024, the Company’s wholly owned subsidiary Trxade, Inc. entered into a Subscription Agreement (the “Subscription Agreement”) with Lafayette Energy Corp., a Delaware corporation (“Lafayette”). Pursuant to the Subscription Agreement, Trxade, Inc. will, in two equal tranches, invest a total of up to $5.0 million in Lafayette in exchange for up to 2,000,000 shares of Lafayette’s newly created Series A Convertible Preferred Stock, with the second tranche becoming payable only upon Trxade, Inc.’s receipt of notice that Lafayette has successfully drilled its first oil and gas well and produced at least one hundred (100) barrels of oil.

Review and Approval of Related Party Transactions

Our Audit Committee (which is made up of all independent directors) is tasked with reviewing and approving related party transactions. In reviewing such transactions, the committee will analyze the following factors, in addition to any other factors the committee deems appropriate, in determining whether to approve a related party transaction:

(1)	fairness of the terms for the Company (including fairness from a financial point of view);

(2)	materiality of the transaction;

126

(3)	bids / terms for such transaction from unrelated parties;

(4)	structure of the transaction;

(5)	the policies, rules and regulations of the U.S. federal and state securities laws;

(6)	the policies of the committee; and

(7)	interests of each related party in the transaction.

The committee will only approve a related party transaction if the committee determines that the terms of the related party transaction are beneficial and fair (including fair from a financial point of view) to the Company and are lawful under the laws of the United States. In the event multiple members of the committee are deemed a related party, the related party transaction will be considered by the disinterested members of the Board in place of the committee.

The committee is prohibited from approving or ratifying any related party transaction whereby the Company directly or indirectly, including through any subsidiary, extends or maintains credit, arranges for the extension of credit, or renews an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

In addition, our Code of Ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

DESCRIPTION OF SECURITIES

The following summary describes the common stock of the Company, which common stock is registered pursuant to Section 12 of the Exchange Act. Only the Company’s common stock is registered under Section 12 of the Exchange Act.

The following description of our common stock is a summary and is qualified in its entirety by reference to our Certificate of Incorporation, as amended and our Bylaws, as amended, which are incorporated by reference herein, and by applicable law. For purposes of this description, references to the “Company,” “we,” “our” and “us” refer only to the Company and not to its subsidiaries.

Authorized Capitalization

As of September 20, 2024, the Company has authorized 100,000,000 shares of the Company’s common stock and 10,000,000 shares of preferred stock. As of that same date, the Company had 8,576,795 shares of its common stock issued and outstanding.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Delaware law, our Certificate of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

127

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Listing. Our common stock is listed and traded on Nasdaq under the symbol “MEDS”.

Other Matters. Shares of our Series X Preferred Stock will automatically convert as of the earliest date permitted by the listing rules of Nasdaq because the Majority Stockholders have approved the Preferred Stock Conversion.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law, our Certificate of Incorporation and Bylaws

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or an exchange offer; or

●	on or after such date, the business combination is approved by our Board and authorized at an annual or a special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation or any direct or indirect majority owned subsidiary of the corporation and the interested stockholder or any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the transaction is not excepted as described above;

●	any sale, transfer, pledge, or other disposition (in one transaction or a series) of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

128

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or a person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. Our Certificate of Incorporation provides that we shall not be governed by Section 203 of DGCL and as a result, Section 203 of DGCL does not apply to us.

Our Certificate of Incorporation does not provide that our Board will be classified. As a result, a person can gain control of our board only by successfully engaging in a proxy contest at one annual meeting.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Certificate of Incorporation requires, that unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or Bylaws of the Company; (d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws of the Company; or (e) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein (or such indispensable parties consenting to the personal jurisdiction of the Court of Chancery within 10 days following any determination by the Court of Chancery that an indispensable party is not subject to such personal jurisdiction); provided that, if and only if the Court of Chancery of the State of Delaware dismisses any action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Notwithstanding any other provisions of law, the Certificate of Incorporation or the Bylaws of the Company, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with the exclusive forum requirements in our Certificate of Incorporation. If any provision or provision of the exclusive forum requirements in our Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

As a result of the above, our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act of 1933, as amended (“Securities Act”), creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

129

Special meeting of stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by the chairperson of the Board, the chief executive officer or president (in the absence of a chief executive officer). Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our Board by calling a special meeting of stockholders prior to such time as the chairperson of the Board, the chief executive officer or president (in the absence of a chief executive officer) believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our Board also could be delayed until the next annual meeting.

Advance notice requirements for stockholder proposals and director nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. Separately, pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Action by written consent

Any action required or permitted to be taken by our common stockholders may be effected by written consent of the stockholders having not less than the minimum percentage of the vote required by DGCL for the proposed corporate action.

Vacancies on the Board of Directors

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of preferred stock and unless otherwise required by law or resolution of our Board, vacancies on the Board arising through death, resignation, retirement, disqualification or removal, an increase in the number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum.

Amendment to Bylaws by Stockholders

Subject to certain limitations preventing amendments which decrease or diminish indemnification rights provided for in our Bylaws, our Bylaws provide that any amendment to such Bylaws undertaken solely by our stockholders requires the affirmative vote of at least two-thirds in voting power of the outstanding shares of capital stock of the Company.

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,739,130 Offered Shares on a “best-efforts” basis, at a fixed price of $10.50 to $12.50 per Offered Share (to be fixed by post-qualification supplement). There is no minimum purchase requirement for investors in this offering. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC, or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

130

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section entitled “Use of Proceeds” of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

The shares will also be offered by Aegis Capital Corp., a broker-dealer registered with the SEC and a member of FINRA (the “Placement Agent”), on a “best efforts” basis pursuant to an agreement entered into between us and Aegis Capital Corp. (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, we will pay the Placement Agent, concurrently with each closing of this offering, a cash placement fee equal to 7.0% of the gross proceeds of such closing. In addition, we will also pay the Placement Agent up to $75,000 for reasonable legal fees and disbursements for the Placement Agent’s legal counsel.

We or the Placement Agent may also ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering.

Standstill

We have agreed, for a period of forty-five (45) days after the closing date of this Offering, that we will not, without the prior written consent of the Placement Agent, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares or share equivalents except for (i) the issuance of shares or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company’s stockholders and issued for bona fide services permissible under a registration statement on Form S-8; (ii) the issuance of securities pursuant to agreements and contracts existing as of the date of our engagement agreement; and (iii) the issuance of securities in connection with an acquisition or a strategic transaction pursuant to certain restrictions noted in our engagement agreement.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to IR@scienture.com; all relevant information will be delivered to you by return e-mail. Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described in the subscription agreement included in the delivered information, which are:

●	Electronically execute and deliver to us a subscription agreement; and

●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Conditioned upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

131

An investor will become a shareholder of the Company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards.

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”.

“Qualified purchasers” include any person to whom securities are offered or sold in a Tier 2 offering pursuant to Regulation A under the Securities Act. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Listing of Offered Shares

The Offered Shares will be listed on Nasdaq under the symbol “SCNX”.

LEGAL PROCEEDINGS

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. As of the date of this registration statement, we were not a party to any material legal matters or claims. In the future, we may become party to legal matters and claims in the ordinary course of business, the resolution of which we do not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dykema Gossett PLLC. The Placement Agent is being represented by Kaufman & Canoles, P.C. in connection with this offering.

132

EXPERTS

The consolidated financial statements of TRxADE HEALTH, INC. (n/k/a Scienture Holdings, Inc.) at December 31, 2023 and the consolidated financial statements of TRxADE HEALTH, INC. (n/k/a Scienture Holdings, Inc.) at December 31, 2022 included in this prospectus have been audited by CM3 Advisory and MaloneBailey, LLP, each an independent registered public accounting firm, as set forth in their reports thereon, appearing therein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

CHANGE IN AUDITOR

Dismissal of MaloneBailey, LLP

On September 14, 2023, the Company dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm to audit the Company’s financial statements, effective as of such date. The dismissal of MaloneBailey was approved by the Audit Committee. MaloneBailey’s audit report on the Company’s financial statements for each of the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of MaloneBailey would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Engagement of CM3 Advisory

On September 14, 2023, the Company engaged CM3 Advisory as its new independent registered public accounting firm of the Company. The engagement of CM3 Advisory was approved by Audit Committee.

During the Company’s two most recent fiscal years and the subsequent interim period through June 30, 2023, neither the Company nor anyone on its behalf consulted with CM3 Advisory regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CM3 Advisory concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

information incorporated by reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this Offering Circular, and information that we file later with the SEC will automatically update and supersede this information. We filed an offering statement on Form 1-A under the Securities Act with the SEC with respect to the securities being offered pursuant to this Offering Circular. You should refer to the offering statement, including the exhibits and schedules attached to the offering statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this Offering Circular. The documents we are incorporating by reference into this Offering Circular are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on April 22, 2024, as amended by our Amendment No. 1 to Form 10-K filed on May 3, 2024;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed on June 26, 2024;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed on August 9, 2024; and

●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed on January 17, 2024; February 16, 2024; March 6, 2024; May 23, 2024; May 30, 2024; June 20, 2024; July 9, 2024; and July 31 2024.

133

We also incorporate by reference into this Offering Circular all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial offering statement of which this Offering Circular is a part and prior to the qualification of such offering statement and all documents that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offering Circular but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Offering Circular will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this Offering Circular or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this Offering Circular is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Offering Circular, but not delivered with the Offering Circular, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Offering Circular incorporates. You should direct oral or written requests to our corporate secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.scienture.com/investors. The information found on our website, or that may be accessed by links on our website, is not part of this Offering Circular. We have included our website address solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for this offering. This Offering Circular, which constitutes a part of the offering statement, does not contain all the information that is in the offering statement and its exhibits and schedules. Statements in this Offering Circular that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the offering statement. The offering statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website at www.scienture.com/investors. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 6308 Benjamin Rd, Suite 708, Tampa, Florida 33634 or (800) 261-0281. Our website address is www.scienture.com. Information on, or that may be accessed through, our websites is not incorporated by reference into this Offering Circular and should not be considered a part of this Offering Circular.

134

INDEX TO FINANCIAL INFORMATION

TRxADE HEALTH, INC. (n/k/a Scienture Holdings, Inc.) Financial Statements

Scienture, Inc. (n/k/a Scienture LLC) Financial Statements

F-1

TRxADE HEALTH, INC.

Condensed Consolidated Balance Sheets

June 30, 2024 and December 31, 2023

(Unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$7,719,993	$314
Accounts receivable, net	13,091	-
Inventory	6,439	968
Prepaid expenses	797,383	50,724
Notes receivable, related party	1,300,000	1,300,000
Other receivables	2,230,797	1,224,702
Deferred offering costs	69,444	-
Current assets of discontinued operations	7,297	176,355
Total current assets	12,144,444	2,753,063
Property, plant and equipment, net	6,500	7,500
Deposits	22,039	10,531
Investments	2,500,000	-
Operating lease right-of-use assets	175,550	191,216
Noncurrent assets of discontinued operations	-	9,570,603
Total assets	$14,848,533	$12,532,913

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$726,266	$1,463,014
Accrued liabilities	500,454	160,214
Other current liabilities	5,441	67,831
Contingent funding liabilities	-	1,246,346
Lease liability, current	32,608	32,595
Warrant liability	1,631,974	736,953
Current liabilities of discontinued operations	5,346	7,849,402
Total current liabilities	2,902,089	11,556,355
Lease liability, net of current portion	160,996	176,909
Noncurrent liabilities of discontinued operations	-	257,296
Total liabilities	3,063,085	11,990,560

Commitments and contingencies (Note 16)

Stockholders’ equity (deficit):
Series A preferred stock, $0.00001 par value; 9,211,246 shares authorized; none issued and outstanding as of both June 30, 2024 and December 31, 2023	-	-
Series B preferred stock, $0.00001 par value; 787,754 shares authorized; 15,759 shares issued and outstanding as of both June 30, 2024 and December 31, 2023	-	-
Series C preferred stock, $0.00001 par value; 1,000 shares authorized; 290 shares issued and outstanding as of both June 30, 2024 and December 31, 2023	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 1,406,348 and 905,008 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	14	9
Additional paid-in capital	38,290,315	33,788,284
Accumulated deficit	(26,504,881)	(33,245,940)
Total stockholders’ equity	11,785,448	542,353
Total liabilities and stockholders’ equity	$14,848,533	$12,532,913

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-2

TRxADE HEALTH, INC.

Condensed Consolidated Statements Of Operations

For the Three and Six Months Ended June 30, 2024 and 2023

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues	$18,699	$366,526	$18,699	$842,882
Cost of sales	19,402	299,387	19,402	719,484
Gross (loss) profit	(703)	67,139	(703)	123,398

Operating expenses:
Wage and salary expense	312,049	156,300	534,644	337,893
Professional fees	509,136	188,343	688,689	324,297
Accounting and legal expense	171,708	124,799	510,755	373,015
Technology expense	86,674	27,579	138,289	52,875
General and administrative	415,421	169,900	5,115,582	416,494
Total operating expenses	1,494,988	666,921	6,987,959	1,504,574
Operating loss	(1,495,691)	(599,782)	(6,988,662)	(1,381,176)

Non-operating income (expense):
Change in fair value of warrant liability	(165,132)	(1,448,519)	(895,021)	(1,368,628)
Interest income	41,031	-	103,952	4,198
Loss on disposal of asset	-	-	(374,968)	(352,244)
Interest expense	(4,949)	(180,734)	(103,464)	(243,126)
Total non-operating expense	(129,050)	(1,629,253)	(1,269,501)	(1,959,800)
Net loss from continuing operations	(1,624,741)	(2,229,035)	(8,258,163)	(3,340,976)
Net (loss) income from discontinued operations	(209,161)	254,157	27,670,294	688,145
Net (loss) income	$(1,833,902)	$(1,974,878)	$19,412,131	$(2,652,831)

Net loss per common share from continuing operations
Basic	$(1.16)	$(3.27)	$(6.75)	$(4.95)
Diluted	$(1.16)	$(3.27)	$(6.75)	$(4.95)
Net (loss) income per common share from discontinued operations
Basic	$(0.15)	$0.37	$22.60	$1.02
Diluted	$(0.15)	$0.37	$19.02	$1.02
Net (loss) income per common share
Basic	$(1.30)	$(2.90)	$15.86	$(3.93)
Diluted	$(1.30)	$(2.90)	$13.35	$(3.93)
Weighted average common shares outstanding
Basic	1,406,348	681,199	1,224,337	675,143
Diluted	1,406,348	681,199	1,454,558	675,143

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-3

TRxADE HEALTH, INC.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited)

	Series B		Series C		Common		Additional		Non-controlling	Total
	Preferred Stock		Preferred Stock		Stock		Paid-in	Accumulated	Interests in	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Subsidiaries	Equity
Balances at December 31, 2022	-	$-	-	$-	626,247	$6	$20,482,666	$(19,719,536)	$(420,269)	$342,867
Common stock issued for services	-	-	-	-	14,362	-	63,486	-	-	63,486
Disposition of assets, related party	-	-	-	-	-	-	-	492,030	420,269	912,299
Warrants exercised for cash	-	-	-	-	40,116	1	6	-	-	7
Options expense	-	-	-	-	-	-	14,434	-	-	14,434
Net loss	-	-	-	-	-	-	-	(677,954)	-	(677,953)
Balances at March 31, 2023	-	-	-	-	680,725	7	20,560,592	(19,905,459)	-	655,140
Common stock issued for services	-	-	-	-	-	-	15,813	-	-	15,813
Warrants exercised for cash	-	-	-	-	1,795	-	1,615	-	-	1,615
Options expense	-	-	-	-	-	-	7,783	-	-	7,783
Net loss	-	-	-	-	-	-	-	(1,974,878)	-	(1,974,878)
Balances at June 30, 2023	-	$-	-	$-	682,520	$7	$20,585,803	$(21,880,337)	$-	$(1,294,527)

Balances at December 31, 2023	15,759	$-	290	$-	905,008	$9	$33,788,284	(33,245,940)	$-	$542,353
Cash dividends paid ($8 per share)	-	-	-	-	-	-	-	(12,671,072)	-	(12,671,072)
Common stock issued for services	-	-	-	-	470,482	5	4,450,914	-	-	4,450,919
Options exercised for cash	-	-	-	-	2,371	-	9,840	-	-	9,840
Warrants exercised for cash	-	-	-	-	28,487	-	16,567	-	-	16,567
Options expense	-	-	-	-	-	-	24,266	-	-	24,266
Net income	-	-	-	-	-	-	-	21,246,033	-	21,246,033
Balances at March 31, 2024	15,759	-	290	-	1,406,348	14	38,289,871	(24,670,979)	-	13,618,906
Options expense	-	-	-	-	-	-	444	-	-	444
Net loss	-	-	-	-	-	-	-	(1,833,902)	-	(1,833,902)
Balances at June 30, 2024	15,759	$-	290	$-	1,406,348	$14	$38,290,315	$(26,504,881)	$-	$11,785,448

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-4

TRxADE HEALTH, INC.

Condensed Consolidated Statements of Cash Flows

For The Six Months Ended June 30, 2024 and 2023

(Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Cash flows from operating activities:
Net loss from continuing operations	$(8,258,163)	$(3,340,976)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,000	5,643
Change in fair value of warrant liability	895,021	1,368,628
Options expense	24,710	22,217
Common stock issued for services	4,450,919	79,299
Amortization of right-of-use assets	15,666	100,197
Changes in operating assets and liabilities:
Accounts receivable, net	(13,091)	(38,761)
Prepaid expenses and deposits	(758,167)	(3,766)
Inventory	(5,471)	(41,677)
Other receivables	(1,006,095)	-
Lease liability	(15,900)	(95,915)
Accounts payable	(736,748)	180,926
Accrued liabilities	270,796	(219,853)
Current liabilities	(62,390)	724,561
Net cash used in operating activities from continuing operations	(5,197,913)	(1,259,477)
Net cash (used in) provided by operating activities from discontinued operations	(769,805)	656,512
Net cash used in operating activities	(5,967,718)	(602,965)
Cash flows from investing activities:
Investment in capitalized software	-	(138,875)
Investment in securities	(2,500,000)	-
Net cash used in investing activities from continuing operations	(2,500,000)	(138,875)
Net cash provided by investing activities from discontinued operations	29,931,815	420,269
Net cash provided by investing activities	27,431,815	281,394
Cash flows from financing activities:
Repayment of contingent liability	(1,246,346)	(870,646)
Cash dividends paid	(12,671,072)	-
Proceeds from sale of future revenue	-	825,000
Proceeds from exercise of warrants	16,567	1,622
Proceeds from exercise of options	9,840	-
Net cash used in financing activities from continuing operations	(13,891,011)	(44,024)
Net cash used in financing activities from discontinued operations	(5,000)	-
Net cash used in financing activities	(13,896,011)	(44,024)
Net change in cash	7,568,086	(365,595)
Cash at beginning of period	151,907	1,111,156
Cash at end of period	$7,719,993	$745,561

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$243,126
Cash paid for taxes	$-	$-

Non-Cash Transactions
Insurance premium financed	$198,245	$306,152
Deferred offering costs included in accrued expenses	$69,444	$-
Note issued as SOSRx contribution	$-	$500,000
Disposition of assets, related party	$-	$492,030

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-5

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Overview

TRxADE HEALTH, INC. (“we”, “our”, “Trxade”, and the “Company”) owns, as of June 30, 2024, 100% of Trxade, Inc., Integra Pharma Solutions, LLC and Bonum Health, LLC

During the year ended December 31, 2023 and a portion of the quarter ended March 31, 2024, Trxade, Inc., operated a web-based market platform that enabled commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC (“IPS” d.b.a. Trxade Prime), is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

On January 20, 2023, the Company entered into Membership Interest Purchase Agreements to sell 100% of the outstanding membership interests of the Company’s former subsidiaries, Community Specialty Pharmacy, LLC (“CSP”) and Alliance Pharma Solutions, LLC (“APS” d.b.a DelivMeds). The Company also agreed to enter into a Master Service Agreement to operate the businesses prior to closing. Additional amounts owed to the Company as a result of this Master Service Agreement totaled $1,075,000 as of the closing date of August 22, 2023 (see Note 3 and Note 7).

Bonum Health, LLC (“Bonum Health”), was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward. The Company is in the process of dissolving Bonum Health, Inc. and Bonum Health, LLC and those entities are each dissolved in the second quarter of 2024.

Superlatus Merger

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

On July 31, 2023, the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Superlatus Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Superlatus Merger.

Under the terms of the Merger Agreement, at the closing of the Superlatus Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company, representing 19.99% of the then total issued and outstanding common stock of the Company after the consummation of the Superlatus Merger and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169. Upon consummation of the Superlatus Merger, the Company continued to trade under the current ticker symbol “MEDS.”

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Superlatus Merger and 15,759 shares of Company’s Series B Preferred Stock, with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. As described below, in March 2024 the Company divested of its interest in Superlatus.

Dispositions

On February 16, 2024, the Company, together with Trxade, Inc., and Micro Merchant Systems, Inc. (“MMS”) entered into an asset purchase agreement (the “APA”) under which MMS agreed to purchase for cash substantially all of the assets of Trxade, Inc. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the APA. Trxade, Inc. operated a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. The purchase price paid at closing was $22,660,182. Pursuant to the terms and conditions of the APA, because MMS received $1,600,000 or greater in certain collections from third parties resulting from any products or services sold, or provided, by the business assets and operations acquired from Trxade, Inc. during the period ending on the four-month anniversary of the closing date, Trxade, Inc. was due an additional $7,500,000 payment from MMS. The Company received the $7,500,000 in May 2024.

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the SPA, the Company sold all of the issued and outstanding stock of Superlatus, to the Buyer. The $1.00 purchase price for the stock was delivered to the Company at the closing, which occurred simultaneously with the execution of the SPA. As a result of the transaction Superlatus ceased to be a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of Buyer.

See Note 3 for further detail on the dispositions.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited interim condensed consolidated financial statements of TRxADE HEALTH, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the SEC and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 22, 2024.

F-6

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. All significant intercompany balances and transactions have been eliminated in consolidation. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2023, as reported in the Company’s Annual Report on Form 10-K have been omitted.

Use of Estimates

The preparation of condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for the six months ended June 30, 2024 and 2023 include the valuation of intangible assets, including goodwill, and gain (losses) on dispositions.

Fair Value of Financial Instruments

The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities, and other current liabilities approximate their fair value because of their short-term maturity.

Stock Split

Effective June 21, 2023, the Company executed a 1:15 reverse stock split for stockholders of record on that date. This was executed to comply with the Nasdaq Listing Rule 5550(a)(2) to have the price of the stock above $1.00.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The new guidance requires enhanced disclosure of significant expenses that are regularly reported to the chief operating decision maker and the nature of segment expense information used to manage operations. The new guidance is effective for all public companies for annual reporting periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company will adopt the new standard in annual reporting period beginning after December 15, 2023 and is currently evaluating the impacts of the new guidance on its disclosure within the financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new guidance requires disaggregated information about the effective tax rate reconciliation and additional information on taxes paid that meet a quantitative threshold. The new guidance is effective for public companies for annual reporting periods beginning after December 15, 2024, and for non-public companies for annual reporting periods beginning after December 15, 2025, with early adoption permitted for both. The Company will adopt the new standard in annual reporting period beginning after December 15, 2025, and is currently evaluating the impacts of the new guidance on its disclosures within the consolidated financial statements.

Accounts Receivable, net

On January 1, 2023, the Company adopted ASU 2016-13 “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and its related amendments using the prospective method. The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period.

The Company’s receivables are from customers and are typically collected within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

Other Receivables

As of June 30, 2024 and December 31, 2023, other receivables are $2,230,797 and $1,224,702. As of June 30, 2024, other receivables primarily consist of short-term advances to Danam Health, APS and CSP.

F-7

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to additional paid-in capital or as a discount to debt, as applicable, upon the completion of an offering or to expense if the offering is not completed. As of June 30, 2024, the Company has $69,444 capitalized deferred offering costs.

Acquisitions

The Company accounts for acquisitions and investments in businesses as business combinations if the target meets the definition of a business and (a) the target is a variable interest entity (“VIE”) and the Company is the target’s primary beneficiary, and therefore the Company must consolidate its financial statements, or (b) the Company acquires more than 50% of the voting interest of the target and it was not previously consolidated. The Company records business combinations using the acquisition method of accounting, which requires all the assets acquired and liabilities assumed to be recorded at fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired is recorded as goodwill.

The application of the acquisition method of accounting for business combinations requires management to make significant estimates and assumptions in the determination of the fair value of assets acquired and liabilities assumed in order to properly allocate purchase price consideration between assets that are depreciated and amortized from goodwill. The fair value assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. Significant assumptions and estimates include, but are not limited to, the cash flows that an asset is expected to generate in the future, the appropriate weighted-average cost of capital, and the cost savings expected to be derived from acquiring an asset, if applicable.

If the actual results differ from the estimates and judgments used in these estimates, the amounts recorded in the Company’s financial statements may be exposed to potential impairment of the intangible assets and goodwill.

If the Company’s investment involves the acquisition of an asset or group of assets that does not meet the definition of a business, the transaction is accounted for as an asset acquisition. An asset acquisition is recorded at cost, which includes capitalizing transaction costs, and does not result in the recognition of goodwill.

Intangible Assets and Goodwill

The Company tests indefinite-lived intangible assets for impairment on an annual basis or whenever events or changes occur that would more-likely-than not reduce the fair value of the indefinite-lived intangible asset below its carrying value between annual impairment tests. Any indefinite-lived intangible asset assessment is performed at the Company level.

The Company did not record an indefinite-lived intangible asset impairment charge for the three or six months ended June 30, 2024 and 2023.

Investments

The Company accounts for investments that it does not control using the cost method, equity method or fair value method, as applicable. Investments in companies in which the Company owns less than a 20% equity interest and where it does not exercise significant influence over the operating and financial policies of the investee are accounted for using the cost method of accounting. The Company periodically reviews the carrying value of these investments to determine if there has been an other-than-temporary decline in fair value below carrying value. A variety of factors are considered when determining if a decline in fair value below carrying value is other-than-temporary, including, among others, the financial condition and business prospects of the investee, as well as the Company’s investment intent. Cost method investments are carried at cost, which approximates or is less than fair value. Dividends received by the Company are recognized in equity (losses) earnings of affiliates, net of tax on the consolidated statements of operations.

On February 29, 2024, the Company’s wholly owned subsidiary Trxade, Inc. entered into a Subscription Agreement (the “Subscription Agreement”) with Lafayette Energy Corp., a Delaware corporation (“Lafayette”). Pursuant to the Subscription Agreement, Trxade, Inc. will, in two equal tranches, invest a total of up to $5,000,000 in Lafayette in exchange for up to 2,000,000 shares of Lafayette’s Series A Convertible Preferred Stock, with the second tranche becoming payable only upon Trxade, Inc.’s receipt of notice that Lafayette has successfully drilled its first oil and gas well and produced at least one hundred (100) barrels of oil.

As of June 30, 2024, the Company’s investment in Lafayette was $2,500,000. The Company determined there was no impairment necessary as of June 30, 2024.

Income (loss) Per Common Share

Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive effect of the Company’s options and warrants is computed using the treasury stock method. As of June 30, 2024, we had 190,242 outstanding warrants to purchase shares of common stock, 15,759 shares of Series B preferred stock, 290 shares of Series C preferred stock and 23,930 options to purchase shares of common stock.

The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Numerator:
Net loss from continuing operations	$(1,624,741)	$(2,229,035)	$(8,258,163)	$(3,340,976)
Net (loss) income on discontinued operations	(209,161)	254,157	27,670,294	688,145
Net (loss) income	$(1,833,902)	$(1,974,878)	$19,412,131	$(2,652,831)
Denominator:
Denominator for EPS – weighted average shares
Basic	1,406,348	681,199	1,224,337	675,143
Diluted	1,406,348	681,199	1,454,558	675,143
Net loss per common share from continuing operations
Basic	$(1.16)	$(3.27)	$(6.75)	$(4.95)
Diluted	$(1.16)	$(3.27)	$(6.75)	$(4.95)
Net loss per common share from discontinued operations
Basic	$(0.15)	$0.37	$22.60	$1.02
Diluted	$(0.15)	$0.37	$19.02	$1.02
Net (loss) income per common share
Basic	$(1.30)	$(2.90)	$15.86	$(3.93)
Diluted	$(1.30)	$(2.90)	$13.35	$(3.93)

F-8

Income taxes

The Company’s provision for income taxes was $0 for the three and six months ended June 30, 2024 and 2023. The income tax provisions for these six-month periods are based upon estimates of annual income (loss), annual permanent differences and statutory tax rates in the various jurisdictions in which the Company operates. For all periods presented, the Company utilized net operating loss carryforwards to offset the impact of any taxable income. The Company’s tax rate differs from the applicable statutory rates due primarily to the establishment of a valuation allowance, utilization of deferred and the effect of permanent differences and adjustments.

NOTE 2 – GOING CONCERN

The accompanying interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business within one year after the date the consolidated financial statements are issued. In accordance with Financial Accounting Standards Board, or the FASB, Accounting Standards Update No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40), our management evaluates whether there are conditions or events, considered in aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

As of June 30, 2024, the Company had an accumulated deficit of $26,504,881. As a result of the receipt of consideration from the asset disposition by Trxade, Inc. to MMS completed in February 2024 and the receipt of the Milestone Payment in May, the Company had $7,719,993 in cash as of June 30, 2024. In July 2024, the Company paid a cash dividend of $1.50 per share, or $2,187,759 in the aggregate. As of the issuance date of these consolidated financial statements, the Company has approximately $2,295,000 in cash.

We will need to raise additional capital or secure debt funding to support on-going operations, and to fund the assets and operations of any businesses or assets we acquire. The sources of this capital are expected to be the sale of equity and debt, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If we are unable to access additional capital moving forward, it may hurt our ability to grow and to generate future revenues, our financial position, and liquidity. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unless Management is able to obtain additional financing, it is unlikely that the Company will be able to meet its funding requirements during the next 12 months. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – ACQUISITIONS AND DISPOSITIONS

Acquisitions

Superlatus, Inc.

On July 31, 2023, the Company entered into the Merger Agreement (see Note 1) with Superlatus (“Seller”) whereby the Company acquired 100% of the stock of the Seller (the “Acquisition”). Superlatus includes a wholly-owned subsidiary, Sapientia. Consideration for the Acquisition consisted of (i) 136,441 shares of the Company’s common stock at a fair value of $7.30 per share, representing 19.99% of the total issued and outstanding share of the Company’s common stock at Closing, and (ii) 306,855 shares of the Company’s Series B Preferred Stock, a new class of the Company’s non-voting convertible preferred stock with a conversion ratio of 100 to one. The total fair value of the common stock and Series B Preferred Stock on the Closing Date was $225,000,169 (“Purchase Price”). On January 8, 2024, the Company entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”). Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to an aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Merger and 15,759 shares of Company’s Series B Preferred Stock, par value $0.00001 per share, with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. The total fair value of the common stock and Series B Preferred Stock on the Closing Date was adjusted to $12,500,089 (“Amended Purchase Price”). Additionally, the shareholders of Superlatus agreed to surrender back to the Company 289,731 shares of the Company’s Series B Preferred Stock received before the Amendment.

The acquisition of Superlatus was accounted for as a business combination using the acquisition method pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company had estimated the Purchase Price, assets acquired and liabilities assumed as of the acquisition date, with the excess of the Purchase Price over the fair value of net assets acquired recognized as goodwill. An independent valuation expert assisted the Company in determining these fair values.

Accounting guidance provides that an acquirer must recognize adjustments to provisional amounts that are identified during the measurement period, which runs through July 31, 2024, in the measurement period in which the adjustment amounts are determined. The acquirer must record in the financial statements, the effect on earnings of changes in depreciation, amortization or other income effects, if any, as a result of the changes to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. Items that could be subject to adjustment include credit fair value adjustments on loans, core deposit intangible and the deferred income tax assets resulting from the acquisition.

The Amended Purchase Price allocation as of the acquisition date is presented as follows:

July 31, 2023
Purchase consideration:
Common Stock, at fair value	$996,019
Series B Preferred Stock, at fair value	11,504,070
Total purchase consideration	$12,500,089

Purchase price allocation:
Cash	$5,546
Prepaid expenses	3,705
Inventory	122,792
Intangible assets, net	9,777,479
Goodwill	5,129,115
Assets acquired	15,038,637
Accounts payable and other current liabilities	(283,548)
Purchase price payable	(350,000)
Notes payable	(1,905,000)
Liabilities assumed	(2,538,548)
Net assets acquired	$12,500,089

F-9

The Urgent Company, Inc.

On September 27, 2023, the Company entered into an Asset Purchase Agreement (“APA”) with The Urgent Company, Inc. (“TUC”) and its wholly owned subsidiaries, pursuant to which, the Company was assigned certain inventory and property and equipment and assumed certain operating leases for consideration of $4,400,000 in promissory notes (“Purchase Price”, see Note 11). Subsequent to December 31, 2023, we divested our interest in TUC.

The transaction was accounted for as an asset acquisition pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company allocated the cost of the asset acquisition to the assets acquired and liabilities assumed as of the acquisition date based on their respective relative fair value as of the date of the transaction.

The following summarizes the provisional relative fair values of the assets acquired as of the acquisition date based on the allocation of the cost of the asset acquisition:

September 27, 2023
Purchase consideration:
Promissory note	$4,400,000
Total purchase consideration	$4,400,000

Allocation of cost of assets acquired:
Inventory	$4,168,830
Property and equipment	231,170
Assets acquired	4,400,000
Net assets acquired	$4,400,000

Dispositions and Divestitures

Alliance Pharma Solutions, LLC and Community Specialty Pharmacy, LLC

On August 22, 2023, the Company and Wood Sage, LLC (“Wood Sage”) entered into (i) a Membership Interest Purchase Agreement, pursuant to which the Company sold its 100% membership interest in Alliance Pharma Solutions, LLC (“ASP MIPA”) for consideration of a $125,000 promissory note (“ASP Sale Price”) and (ii) a Membership Interest Purchase Agreement, pursuant to which the Company sold 100% of the membership interest in Community Specialty Pharmacy, LLC (“CSP MIPA”) in exchange for a $100,000 promissory note (“CSP Sale Price”). As a result, the results of APS and CSP were classified as discontinued operations in our condensed statements of operations and excluded from both continuing operations and segment results for the three months ended March 31, 2023.

As part of recognizing the business as held for sale in accordance with U.S. GAAP, the Company was required to measure APS and CSP at the lower of its carrying amount or fair value less cost to sell. As a result of this analysis, during the year ended December 31, 2023, the Company recognized a non-cash, pre-tax loss on disposal of $3,300,225. The loss is included in “Net loss from discontinued operations” in the consolidated statements of operations. The loss was determined by comparing the fair value of the consideration received for the sale of a 100% interest in APS and CSP with the net assets of APS and CSP, respectively, immediately prior to the transaction.

As a result of the transactions, the following assets and liabilities of APS and CSP were transferred to Wood Sage as of August 22, 2023:

	Alliance Pharma Solutions, LLC	Community Specialty Pharmacy, LLC
Cash	$1,050	$61,988
Accounts receivable, net	-	101,901
Inventory	-	123,230
Prepaid assets	-	525
Intangible assets and capitalized software, net	739,337	-
Accounts payable	(23,982)	(231,876)
Accrued liabilities	-	(10,182)
Net assets sold	$716,405	$45,586

Trxade, Inc.

On February 16, 2024, the Company, together with Trxade, Inc., a wholly owned subsidiary of the Company, and MMS entered into an asset purchase agreement (the “APA”) under which MMS agreed to purchase for cash substantially all of the assets of Trxade, Inc. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the APA. The purchase price paid at closing was $22,660,182. Subject to the terms and conditions of the APA, if, during the period beginning on the closing date and ending on the four-month anniversary of the closing date, MMS received $1,600,000 or greater in certain collections from third parties resulting from any products or services sold, or provided, by the business assets and operations acquired from Trxade, Inc., Trxade, Inc. would receive an additional $7,500,000 payment from MMS (the “Milestone Payment”). The Company received the Milestone Payment in May 2024.

F-10

The APA was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of February 16, 2024, the Company no longer consolidated the assets, liabilities, revenues and expenses of Trxade, Inc. The components of the disposition are as follows:

Cash received from MMS	$22,660,182
Other receivable from MMS	7,500,000
Total fair value of consideration received	$30,160,182

Carrying amount of assets and liabilities
Cash	$76,821
Accounts receivable, net	719,876
Prepaid expenses	55,397
Property, plant and equipment, net	45,655
Operating lease right-of-use assets	12,277
Accounts payable	(347,000)
Accrued liabilities	(5,269)
Other current liabilities	(26,244)
Lease liability, current	(1,556)
Notes payable, current portion	(45,000)
Lease liability, net of current portion	(10,720)
Total carrying amount of assets and liabilities	474,236

Gain on disposition of business	$29,685,946

The gain on disposition of business of $29,685,946 was included in income from discontinued operations, net of tax in the consolidated statements of operations.

Superlatus Inc.

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the SPA, the Company sold all of the issued and outstanding stock (the “Stock”) of Superlatus to the Buyer. The purchase price for the stock was $1.00 which was delivered to the Company at the closing, which occurred simultaneously with the execution of the SPA. As a result of the transaction Superlatus is no longer a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of Buyer.

The transaction was accounted for a business disposition in accordance with ASC 810-40-40-3A. As of March 5, 2024, the Company no longer consolidated the assets, liabilities, revenues and expenses of Superlatus. The components of the disposition are as follows:

Fair value of consideration received	$1
Total fair value of consideration received	$1

Carrying amount of assets and liabilities
Cash	$151,546
Property, plant and equipment, net	223,080
Intangible assets, net	8,962,688
Operating lease right-of-use assets	325,995
Purchase price payable	(350,000)
Accounts payable	(224,137)
Accrued liabilities	(173,436)
Notes payable, current portion	(6,480,000)
Lease liability - current	(105,567)
Lease liability - net of current portion	(221,428)
Notes payable	(25,000)
Total carrying amount of assets and liabilities	2,083,743

Loss on disposition of business	$(2,083,742)

The loss of disposition of business of $2,083,742 was included in income from discontinued operations, net of tax in the consolidated statements of operations.

F-11

Discontinued Operations

In accordance with the provisions of ASC 205-20, the Company has excluded the results of discontinued operations from its results of continuing operations in the accompanying consolidated statements of operations for the three and six months ended June 30, 2024 and 2023. The results of the discontinued operations for the three and six months ended June 30, 2024 and 2023 consist of the following:

	TRX		Bonum		Superlatus		SOSRx		CSP		APS		Total
	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$-	$1,556,843	$-	$1,896	$-	$-	$-	$-	$-	$325,811	$-	$-	$-	$1,884,550
Cost of sales	-	-	-	-	-	-	-	-	-	306,962	-	-	-	306,962
Gross profit	-	1,556,843	-	1,896	-	-	-	-	-	18,849	-	-	-	1,577,588

Operating expenses:
Wage and salary expense	161,038	470,002	-	20,300	-	-	-	-	-	174,354	-	-	161,038	664,656
Professional fees	46,775	38,462	-	-	-	-	-	-	-	1,444	-	1,375	46,775	41,281
Technology expense	-	328,373	-	19,795	-	-	-	-	-	65,965	-	68,314	-	482,447
General and administrative	1,348	118,766	-	1,138	-	-	-	-	-	13,303	-	1,839	1,348	135,046
Total operating expenses	209,161	955,603	-	41,234	-	-	-	-	-	255,066	-	71,528	209,161	1,323,431
Operating income (loss)	(209,161)	601,239	-	(39,337)	-	-	-	-	-	(236,217)	-	(71,528)	(209,161)	254,157

Net income (loss) on discontinued operations	$(209,161)	$601,239	$-	$(39,337)	$-	$-	$-	$-	$-	$(236,217)	$-	$(71,528)	$(209,161)	$254,157

	TRX		Bonum		Superlatus		SOSRx		CSP		APS		Total
	Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,		June 30,		June 30,		June 30,		June 30,
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$970,808	$3,000,020	$-	$18,856	$-	$-	$-	$-	$-	$637,068	$-	$-	$970,808	$3,655,944
Cost of sales	-	-	-	-	-	-	-	-	-	577,535	-	-	-	577,535
Gross profit	970,808	3,000,020	-	18,856	-	-	-	-	-	59,533	-	-	970,808	3,078,408

Operating expenses:
Wage and salary expense	713,021	999,329	578	42,109	-	-	-	-	-	347,525	-	-	713,599	1,388,963
Professional fees	62,160	39,695	-	-	-	-	-	-	-	2,168	-	3,125	62,160	44,988
Technology expense	86,660	509,197	2,245	38,216	-	-	-	-	-	69,532	-	73,491	88,905	690,436
General and administrative	37,377	232,008	678	2,564	-	-	-	146	-	27,529	-	3,629	38,055	265,876
Total operating expenses	899,218	1,780,229	3,500	82,889	-	-	-	146	-	446,754	-	80,245	902,719	2,390,264
Operating income (loss)	71,590	1,219,790	(3,500)	(64,033)	-	-	-	(146)	-	(387,221)	-	(80,245)	68,089	688,144

Non-operating income (expense):
Gain (loss) on dispositions	29,685,946	-	-	-	(2,083,742)	-	-	-	-	-	-	-	27,602,204	-
Total non-operating income (expense)	29,685,946	-	-	-	(2,083,742)	-	-	-	-	-	-	-	27,602,204	-
Net income (loss) on discontinued operations	$29,757,536	$1,219,790	$(3,500)	$(64,033)	$(2,083,742)	$-	$-	$(146)	$-	$(387,221)	$-	$(80,245)	$27,670,294	$688,145

In the second quarter of 2024, the Company determined to dissolve the business of Bonum, and have presented the results of operations in net income (loss) from discontinued operations.

F-12

NOTE 4- RELATED PARTY TRANSACTIONS

On November 21, 2023, but effective September 14, 2023, the Company issued a promissory note to Danam Health, Inc. (the “Danam Note”) in the amount of $300,000. Danam Health, Inc. prepaid $250,000 prior to the execution date. The Danam Note did not accrue interest. As of December 31, 2023, the balance of the Danam Note was $50,000. The Danam Note was fully paid off in February 2024.

On February 29, 2024, the Company’s wholly owned subsidiary Trxade, Inc. entered into a Subscription Agreement (the “Subscription Agreement”) with Lafayette. Pursuant to the Subscription Agreement, Trxade, Inc. will, in two equal tranches, invest a total of up to $5,000,000 in Lafayette in exchange for up to 2,000,000 shares of Lafayette’s newly created Series A Convertible Preferred Stock, with the second tranche becoming payable only upon Trxade, Inc.’s receipt of notice that Lafayette has successfully drilled its first oil and gas well and produced at least one hundred (100) barrels of oil.

As of June 30, 2024, other receivables includes a $997,500 receivable from Danam Health Inc. and $1,203,682 receivable from APS and CSP.

See Note 7 for note receivable from Wood Sage, LLC.

NOTE 5 – REVENUE RECOGNITION

The Company derives revenue from two primary sources—product revenue and service revenue.

Product revenue consists of shipments of:

●	Resale of pharmaceutical products to pharmacies; and

●	Revenues for our products are recognized and invoiced when the product is shipped to the customer.

Service revenue consists primarily of:

●	Transaction fees from the facilitation of buyer generated purchase orders to suppliers, billed monthly;

●	Data service fees associated with providing vendors of pharmaceutical products with data analysis of their catalogues and branding of their products or company to the Company’s registered buyers, billed monthly or as a one-time fee; and

●	Software-as-a-Service (“SaaS”) fees for a platform for virtual healthcare provider visits, billed monthly.

Revenues for the Company’s services that are billed monthly are recognized and invoiced at the beginning of the month. Revenues for one-time services are recognized at the point in time when services are rendered.

Payment terms for products and services are generally 0 to 60 days and the Company has no contract assets or liabilities.

The following table presents disaggregated revenue by major product categories during the three and six months ended June 30, 2024 and 2023:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Product revenues
Pharmaceutical product resale	$18,699	$366,526	$18,699	$842,882
Total product revenue	$18,699	$366,526	$18,699	$842,882
Total revenue	$18,699	$366,526	$18,699	$842,882

NOTE 6 – INVENTORY

Inventory value is determined using the weighted average cost method and is stated at the lower of cost or net realizable value. As of June 30, 2024 and December 31, 2023, inventory was comprised of the following:

	June 30,	December 31,
	2024	2023
Raw materials	$-	$-
Finished goods	6,439	968
Inventory	$6,439	$968

NOTE 7 – NOTES RECEIVABLE – RELATED PARTY

On August 22, 2023, the Company received a Promissory Note (the “Wood Sage Note”) in the amount of $1,300,000 from Wood Sage, LLC and entered into the APS MIPA and CSP MIPA for the Company to sell APS and CSP and entered into a Master Service Agreement (“Wood Sage MSA”). The Wood Sage Note bears no interest and is due and payable within thirty days of a change in control, as defined by the Wood Sage Note, of the borrower. As of both June 30, 2024 and December 31, 2023, the outstanding balance of the Wood Sage Note was $1,300,000, respectively.

F-13

NOTE 8 – INTANGIBLE ASSETS

The intangible assets were sold to Superlatus on March 5, 2024 per the Stock Purchase Agreement (see Note 3).

NOTE 9 – OTHER CURRENT LIABILITIES

As of June 30, 2024 and December 31, 2023, other current liabilities consisted of the following:

	June 30,	December 31,
	2024	2023
Insurance refunds payable	$-	$62,390
Other payables	5,441	5,441
Other current liabilities	$5,441	$67,831

NOTE 10 – CONTINGENT FUNDING LIABILITIES

On December 13, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $150,000 to purchase $214,500 of future receivables. The Company also paid $7,500 as a one-time origination fee in connection with the Receivables Agreement. This agreement was fully paid off in February 2024.

On November 22, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $275,000 to purchase $393,250 of future receivables. The Company also paid $13,750 as a one-time origination fee in connection with the Receivables Agreement. This agreement was fully paid off in February 2024.

On October 25, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $1,200,000 to purchase $1,728,000 of future receivables. The Company also paid $60,000 as a one-time origination fee in connection with the Receivables Agreement. This agreement was fully paid off in February 2024.

The Company’s relationship with the funding source meets the criteria in ASC 470-10-25 – Sales of Future Revenues or Various Other Measures of Income (“ASC 470”), which relates to cash received from a funding source in exchange for a specified percentage or amount of revenue or other measure of income of a particular product line, business segment, trademark, patent or contractual right for a defined period. Under this guidance, the Company recognized the fair value of its contingent obligation to the funding source, as of the acquisition date, as a current liability in its consolidated balance sheet.

Under ASC 470, amounts recorded as debt are to be amortized under the interest method. The Company made an accounting policy election to utilize the prospective method when there is a change in the estimated future cash flows, whereby a new effective interest rate is determined based on the revised estimate of remaining cash flows. The new rate is the discount rate that equates the present value of the revised estimate of remaining cash flows with the carrying amount of the debt, and it will be used to recognize interest expense for the remaining period. Under this method, the effective interest rate is not constant, and any change in expected cash flows is recognized prospectively as an adjustment to the effective yield. As of June 30, 2024, and December 31, 2023, the total contingent funding liability was $0 and $1,246,346 respectively, and the effective interest rate was approximately 0% and 31%, respectively. This rate represents the discount rate that equates the estimated future cash flows with the fair value of the debt and is used to compute the amount of interest to be recognized each period. Any future payments made to the funding source will decrease the contingent funding liability balance accordingly.

F-14

NOTE 11 – NOTES PAYABLE

On November 17, 2023, the Company issued promissory notes to Moku Foods, Inc. (the “Moku Foods November 2023 Note”) in the amount of $50,000. The promissory note accrues interest at 11.5% per annum, compounded monthly and is payable upon demand at any time after November 30, 2023. As of December 31, 2023, the balance of the Moku Foods November 2023 Note was $50,000. The Company has accrued interest of $945 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On October 16, 2023, the Company issued promissory notes to Moku Foods, Inc. (the “Moku Foods October 2023 Note”) in the amount of $150,000. The promissory note accrues interest at 11.5% per annum, compounded monthly and is payable upon demand at any time after October 31, 2023. As of December 31, 2023, the balance of the Moku Foods October 2023 Note was $150,000. The Company has accrued interest of $4,300 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On September 27, 2023, the Company issued promissory notes to Perfect Day, Inc. (the “Perfect Day Note”) in the amount of $4,400,000 as consideration for the TUC APA (see Note 3). The promissory notes do not accrue interest and are payable upon demand at any time after October 31, 2023. The entire aggregate, unpaid principal sum of the note is immediately due and payable upon the occurrence of a change in control, as defined in the agreement. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On September 14, 2023, the Company issued a promissory note to Danam Health, Inc. (the “Danam Note”) in the amount of $300,000. The Company received a deposit of $200,000 on September 14, 2023, and an additional deposit of $100,000 on October 13, 2023. The Danam Note accrues interest at 0% per annum and is due and payable no later than 30 days after a change in control of borrower, as defined in the note agreement. As of December 31, 2023, the balance of the Danam Note was $50,000. The Danam Note was fully paid off in February 2024.

On June 16, 2023, the Company issued a secured debenture to Eat Well Investment Group, Inc. (the “Eat Well June 2023 Note”) in the amount of $1,150,000 for the purchase of Sapientia, a wholly-owned subsidiary of Superlatus. The Eat Well June 2023 Note is secured by 100% of the membership interests in Sapientia. The Eat Well June 2023 Note began accruing interest at 12% per annum, compounded monthly, as of October 31, 2023. The Eat Well June 2023 Note matured on December 31, 2023. As of December 31, 2023, the balance of the Eat Well June 2023 Note was $1,150,000. The Company has accrued interest of $23,063 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On February 8, 2023, Sapientia, a wholly-owned subsidiary of Superlatus, entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well February 2023 Note”) in the amount of $25,000. The Eat Well February 2023 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures February 7, 2025. As of December 31, 2023, the balance of the Eat Well February 2023 Note was $25,000. The Company has accrued interest of $418 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On September 14, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well September 2022 Note”) in the amount of $50,000. The Eat Well September 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures September 13, 2024. As of December 31, 2023, the balance of the Eat Well September 2022 Note was $50,000. The Company has accrued interest of $1,212 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On July 26, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well July 26, 2022 Note”) in the amount of $35,000. The Eat Well July 26, 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures July 25, 2024. As of December 31, 2023, the balance of the Eat Well July 26, 2022 Note was $35,000. The Company has accrued interest of $938 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

F-15

On July 12, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well July 12, 2022 Note”) in the amount of $25,000. The Eat Well July 12, 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures July 11, 2024. As of December 31, 2023, the balance of the Eat Well July 12, 2022 Note was $25,000. The Company has accrued interest of $688 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On March 15, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well March 2022 Note”) in the amount of $100,000. The Eat Well March 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures March 14, 2024. As of December 31, 2023, the balance of the Eat Well March 2022 Note was $100,000. The Company has accrued interest of $3,361 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On February 1, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well February 2022 Note”) in the amount of $100,000. The Eat Well February 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures February 1, 2024. As of December 31, 2023, the balance of the Eat Well February 2022 Note was $100,000. The Company has accrued interest of $3,576 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On January 20, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well January 2022 Note”) in the amount of $20,000. The Eat Well January 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures January 20, 2024. As of December 31, 2023, the balance of the Eat Well January 2022 Note was $20,000. The Company has accrued interest of $728 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On December 24, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well December 2021 Note”) in the amount of $100,000. The Eat Well December 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured December 24, 2023. As of December 31, 2023, the balance of the Eat Well December 2021 Note was $100,000. The Company has accrued interest of $3,776 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On November 10, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well November 2021 Note”) in the amount of $50,000. The Eat Well November 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured November 10, 2023. As of December 31, 2023, the balance of the Eat Well November 2021 Note was $50,000. The Company has accrued interest of $2,001 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

On August 18, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well August 2021 Note”) in the amount of $250,000. The Eat Well August 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured August 18, 2023. As of December 31, the balance of the Eat Well August 2021 Note was $250,000. The Company has accrued interest of $11,079 as of December 31, 2023. On March 5, 2024, the Company entered into Stock Purchase Agreement with Superlatus Foods, Inc. whereby the Company sold of its entire interest in Superlatus to Superlatus Foods, Inc. thereby transferring all assets and liabilities.

F-16

NOTE 12 – STOCKHOLDERS’ EQUITY

Designation of Series C Preferred Stock

Effective October 4, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of the Series C Preferred Stock with the Secretary of the State of Delaware which designated 1,000 shares of the Company’s authorized and unissued preferred stock as convertible Series C Preferred Stock at a par value of $0.00001 per share.

Hudson Global Ventures Stock Purchase Agreement

On October 4, 2023, the Company entered into a Securities Purchase Agreement (“Agreement”, or “SPA”) with Hudson Global Ventures, LLC (“Hudson”). Under the terms of the Agreement, the Company agreed to sell, and Hudson agreed to purchase, Two Hundred Ninety (290) shares of Series C Preferred Stock (the “Purchased Shares”) at a price of $1,000 per share and a Warrant to purchase up to 41,193 shares of Common Stock. Additionally, pursuant to the Agreement, 40,000 shares of Common Stock were issued to Hudson upon closing for a commitment fee. The Company received $250,000 in exchange for the Purchased Shares, Common Stock, and Warrants, net of issuance costs.

Designation of Series B Preferred Stock

Effective June 26, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of the State of Delaware which designated 787,754 shares of the Company’s authorized and unissued preferred stock as convertible Series B Preferred Stock at a par value of $0.00001 per share.

2023 1:15 Stock Split

Effective June 21, 2023, the Company executed a 1:15 reverse stock split for stockholders of record on that date. This was executed to comply with the Nasdaq Listing Rule 5550(a)(2) to have the price of the stock above $1.

Common Stock

During the six months ended June 30, 2024, the Company issued 470,482 shares of common stock for services. The fair value of shares issued for services was $4,450,919 and was included in general and administrative expenses in the consolidated statements of operations.

During the six months ended June 30, 2024, a warrants holder exercised a warrant and acquired 28,487 shares of common stock for $16,567 in proceeds (see Note 14).

During the six months ended June 30, 2024, an options holder exercised an option and acquired 2,371 shares of common stock for $9,840 in proceeds (see Note 15).

Special Cash Dividend

On March 6, 2024, the Company announced the declaration of a special cash dividend of eight dollars ($8.00) per share of common stock, payable to stockholders of record as of March 18, 2024, with the dividend being paid on March 22, 2024. The special dividend of $12,671,072 (in the aggregate) was paid using a portion of the proceeds from the closing of the sale of the Trxade assets to MMS.

On July 9, 2024, the Company announced the declaration of a special cash dividend of one dollar and fifty cents ($1.50) per share of common stock, payable to stockholders of record as of July 19, 2024, with the dividend being paid on or about July 24, 2024. The special dividend of $2,187,759 was paid using a portion of the proceeds received in May 2024 in connection with the sale of the Trxade assets to MMS.

Equity Compensation Awards

Each independent member of the Board is to receive an annual grant of restricted common stock of the Company equal to $55,000 in value on April 1st of each year (or such date thereafter as the awards are approved by the Board), and valued on such same date, based on the closing sales price on such date (or the first business day thereafter), which restricted stock awards will vest at the rate of 1/4th of such awards over the following four calendar quarters, subject to such directors continued service to the Company.

Effective on August 13, 2023, the Board approved the issuance of 24,444 shares of common stock of the Company to each of Mr. Fell and Mr. Peterson (who each at the time of issuance were members of the Board of Directors) for services rendered to the Company during fiscal 2023, which shares were valued at $110,000. The Board also approved the issuance of 14,056 shares of common stock of the Company to Jeff Newell (who, at the time of issuance was a member of the Board of Directors) for services rendered during fiscal 2023, which were valued at $63,250 based on the most recent close price of the Company’s common stock on the date approved by the Board. The shares vest at the rate of 1/4th of such shares immediately on the grant date, and 1/4th of such shares on each of October 1, 2023, January 1, 2024 and April 1, 2024, subject to each applicable independent director’s continued service to the Company on such dates. Additionally, the Board approved 10,000 shares with immediate vesting to each Board member to recognize the significant additional work for various financing, sales, acquisitions, operations restructuring.

All of the awards discussed above were issued under the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “Plan”) and all restricted stock awards discussed above were evidenced by Restricted Stock Grant Agreements.

The Company’s board of directors and stockholders approved an amendment to the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”) increasing the available shares under the 2019 EIP to 5,000,000 shares of the Common Stock as such common stock existed on July 24, 2024 (see Note 19).

F-17

NOTE 13 – PREFUNDED AND PRIVATE PLACEMENT WARRANTS

On October 4, 2022 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investor (the “Purchaser”) which provided for the sale and issuance by the Company of (i) the Company’s common stock (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) and (iii) warrants (the “Private Placement Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”).

On January 4, 2023, the investor exercised the Pre-Funded Warrants for a purchase price of $6.02. The investor was issued the shares on this date. Each Private Placement Warrant has an exercise price of $22.50 per share and is exercisable following the Stockholder Approval obtained in December 2022, and will expire on the fifth anniversary of the date on which the Private Placement Warrants became exercisable. The Private Placement Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions, and include full ratchet anti-dilutive rights in the event the Company issues shares of Common Stock or Common Stock equivalents within fifteen months of the initial exercise date, with a value less than the then exercise price of such Private Placement Warrants, subject to certain customary exceptions, and further subject to a minimum exercise price of $3.48 per share. The Private Placement Warrants also include certain rights upon ‘fundamental transactions’ as described in the Private Placement Warrants, including allowing the holders thereof to require that the Company re-purchase such Private Placement Warrants at the Black Scholes Value of such securities.

NOTE 14 – WARRANTS

During the six months ended June 30, 2024, 28,487 warrants to purchase shares of common stock were exercised for a total purchase price of $16,567 (see Note 12).

The Company uses the Black-Scholes pricing model to estimate the fair value of stock-based awards on the date of the grant.

There was no compensation cost related to the warrants for the six months ended June 30, 2024, and 2023, respectively.

As of June 30, 2024, the Company remeasured the fair value of warrants outstanding at $1,631,974. In connection with remeasurement of warrants, a $165,132 and $895,021 expense was recognized during the three and six months ended June 30, 2024, respectively, as the change in fair value of warrant liability.

The Company’s outstanding and exercisable warrants As of June 30, 2024, are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life In Years	Intrinsic Value
Warrants outstanding as of December 31, 2023	218,729	19.62	3.95	-
Warrants granted	-	-	-	-
Warrants forfeited, expired, cancelled	-	-	-	-
Warrants exercised	(28,487)	7.14	-	-
Warrants outstanding as of June 30, 2024	190,242	21.48	3.34	141,926
Warrants exercisable as of June 30, 2024	190,242	21.48	3.34	141,926

F-18

NOTE 15 – OPTIONS

The Company maintains stock option plans under which certain employees are awarded option grants based on a combination of performance and tenure. The stock option plans provide for the grant of up to 155,556 shares, and the Company’s Second Amended and Restated 2019 Equity Incentive Plan provides for automatic increases in the number of shares available under such plan (currently 133,333 shares) on April 1st of each calendar year, beginning in 2021 and ending in 2029 (each a “Date of Determination”), in each case subject to the approval and determination of the administrator of the plan (the Board of Directors or Compensation Committee) on or prior to the applicable Date of Determination, equal to the lesser of (A) ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the administrator. The administrator as a result of the annual meeting shareholder vote increased the number of shares available to grant to employees under the 2019 incentive plan by 2,000,000. The administrator did not approve an increase in the number of shares covered under the plan as of April 1, 2022.

For the six-month period ended June 30, 2024, no options to purchase shares were granted. For the six-month period ended June 30, 2024, 2,371 options to purchase shares of common stock were exercised for $9,840 in cash (see Note 12).

Total compensation cost related to stock options granted was $444 and $7,783 for the three months ended June 30, 2024, and 2023, respectively. Total compensation cost related to stock options granted was $24,710 and $22,217 for the six months ended June 30, 2024 and 2023, respectively.

The following table represents stock option activity for the six-month period ended June 30, 2024:

	Number Outstanding	Weighted- Average Exercise Price	Weighted- Average Contractual Life in Years	Intrinsic Value
Options outstanding as of December 31, 2023	26,229	$43.04	3.70	$-
Options exercisable as of December 31, 2023	16,141	60.75	3.64	-
Options granted	-	-	-	-
Options adjusted	72	-	-	-
Options expired	-	-	-	-
Options exercised	(2,371)	53.29	3.32	-
Options outstanding as of June 30, 2024	23,930	40.78	3.18	46,125
Options exercisable as of June 30, 2024	23,930	42.16	2.28	46,125

NOTE 16 – CONTINGENCIES

Studebaker Defense Group, LLC

In July 2020, the Company’s wholly-owned subsidiary, IPS, entered into an agreement with Studebaker Defense Group, LLC (“Studebaker”) wherein IPS would pay Studebaker a down payment of $550,000 and Studebaker would deliver 180,000 boxes of nitrile gloves by August 14, 2020. IPS wired the $550,000 to Studebaker, but to date, Studebaker has not delivered the gloves or provided a refund of the deposit. In December 2020, the Company filed a complaint against Studebaker in Florida state court, Case No. 20-CA-010118 in the Circuit Court for the Thirteenth Judicial Circuit in Hillsborough County, for among other things, breach of contract. Studebaker did not answer the complaint, nor did counsel for Studebaker file an appearance. Accordingly, in February 2021, the Company filed for a default judgment; however, on March 22, 2021, counsel for Studebaker filed an appearance and shortly thereafter filed a motion to vacate the default judgment and dismiss the complaint on jurisdictional grounds. The court granted Studebaker’s motion to set aside the default judgment but denied the motion to dismiss. At June 30, 2021, the $500,000 was recorded as Loss on Inventory Investment. The Company won this case but has not collected any settlement yet, another lawsuit was filed to collect.

F-19

On April 13, 2023, a settlement was reached in the Studebaker and IPS legal case. The court found in favor of IPS and ordered Studebaker to pay $550,000 to IPS. The payments were to commence on May 1, 2023 and continue monthly in 17 installments until the full amount is paid in full but as of the filing date, no payment has been received by IPS.

GSG PPE, LLC

On November 19, 2021, IPS filed a complaint against GSG PPE, LLC (“GSG”) and Gary Waxman (“Waxman”), the owner, alleging three counts of breach of contract for a purchase agreement, a promissory note, and a personal guaranty. Collectively, the company alleges that GSG and Waxman have materially breached all three contracts. In late 2020, GSG and IPS executed a valid initial contract setting the terms of a business transaction. GSG failed to pay IPS approximately 75% of the amount owed to IPS. GSG acknowledged it owed the money and executed a promissory note in favor of IPS in the amount of $630,000 which matured on September 30, 2021. The note provides for attorney fees and interest in addition to the $630,000. Waxman’s personal guaranty confirmed that GSG owed IPS $630,000. On September 30, 2021, the $630,000 was recorded as Bad Debt Expense. A settlement was entered into between the parties in June 2022, whereby GSG and Waxman agreed to pay $743,000 which included attorney fees and interest, which is required to be paid to the Company in monthly installments over 17 months. The Company received additional monthly installment payments as part of the agreement through January 2023. As of June 30, 2024, and through the date of this filing, the Company has not received the monthly installment payments due to the Company from GSG since January of 2023.

NOTE 17 – LEASES

The Company has one operating lease for a corporate office as of June 30, 2024. The following table outlines the details of the leases:

	Lease 1	Lease 2	Lease 3
Initial lease term	January 2021 to December 2021	October 2018 to November 2023	October 2023 to September 2026
New initial lease term	January 2022 to December 2026	November 2023 to October 2028
Initial recognition of right of use assets at January 1, 2019	$534,140	$313,301	$-
New initial recognition of right of use assets at December 31, 2021	$977,220	$-	$-
New initial recognition of right of use assets at December 31, 2023	$-	$-	$351,581
Incremental borrowing rate	10%	10%	10%

The Company entered into a new corporate office lease (Lease 1) in January 2022. At inception, the Company determined that the new lease required remeasurement of the lease liability resulting in the increase of the right-of-use asset and the associated lease liability by $977,220. The Company and the Lessor agreed to terminate the lease and vacate the premises in November 2023. The termination resulted in the surrender of the Company’s security deposit of $38,500. The related right-of-use assets of $642,887 and lease liabilities of $664,992 were removed from the balance sheet as of December 31, 2023.

F-20

The Company entered into a lease agreement (Lease 2) for the period of October 2018 to November 2023. At inception, management had included the renewal period from November 2023 to November 2028 within the initial recognition of the related right of use assets and lease liabilities, as it was reasonably expected, at the time, that the renewal option would be exercised. The Company determined that the new lease required measurement and recognition of the lease liability and right-of-use assets of $313,301. The lease is classified as an operating lease. No incentives were included in the lease.

The Company entered into a new warehouse lease (Lease 3) October 2023. The Company determined that the new lease required measurement and recognition of the lease liability and right-of-use assets of $351,581. The lease is classified as an operating lease. No incentives were included in the lease.

In the first quarter of 2024, the Company sold assets and liabilities of Trxade, Inc. and Superlatus. including the related right of use assets and liabilities. The Company has only Lease 2 active and continuing in the condensed consolidated balance sheet as of June 30, 2024.

The table below reconciles the fixed component of the undiscounted cash flows for Lease 2 of the first five years and the total remaining years to the lease liabilities recorded in the Consolidated Balance Sheet as of June 30, 2024.

Future lease obligations
2024 remaining	$26,174
2025	53,652
2026	55,261
2027	56,919
2028	48,612
Total minimum lease payments	240,618
Less: effect of discounting	(47,014)
Present value of future minimum lease payments	193,604
Less: current obligation under lease	32,608
Long-term lease obligations	$160,996

For the three months ended June 30, 2024, and 2023, total operating lease expense was $12,840 and $75,496, which is included in general and administrative expenses in the condensed consolidated statements of operations, as well as $62,656 from discontinued operations, respectively.

For the six months ended June 30, 2024, and 2023, total operating lease expense was $25,681 and $150,992, which is included in general and administrative expenses in the condensed consolidated statements of operations, as well as $125,312 from discontinued operations, respectively.

For the three months ended June 30, 2024, and 2023, total short-term lease expense was $2,143 and $8,511, which is included in general and administrative expenses in the condensed consolidated statements of operations, respectively.

For the six months ended June 30, 2024, and 2023, total short-term lease expense was $10,228 and $14,039, which is included in general and administrative expenses in the condensed consolidated statements of operations, respectively.

NOTE 18 – SEGMENT REPORTING

Operating segments are defined as the components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and growth opportunities of each respective segment.

The Company classifies its business interests into reportable segments which are:

●	IPS - Integra Pharma, LLC - Licensed wholesaler of brand, generic and non-drug products – B2B sales
●	Unallocated - Other – corporate overhead expense and discontinued operations.

Three Months Ended June 30, 2024	Integra	Unallocated	Total
Revenue	$18,699	$-	$18,699
Gross Profit	(703)	-	(703)
Segment Assets	9,477,347	5,371,187	14,848,533
Segment Profit/Loss	(346,431)	(1,487,471)	(1,833,902)
Cost of Sales	$19,402	$-	$19,402

Three Months Ended June 30, 2023	Integra	Unallocated	Total
Revenue	$366,526	$-	$366,526
Gross Profit	67,139	-	67,139
Segment Assets	343,873	5,328,587	5,672,460
Segment Profit/Loss	(103,219)	(1,871,659)	(1,974,878)
Cost of Sales	$299,387	$306,962	$606,349

Six Months Ended June 30, 2024	Integra	Unallocated	Total
Revenue	$18,699	$-	$18,699
Gross Profit	(703)	-	(703)
Segment Assets	9,477,347	5,371,187	14,848,533
Segment Profit/Loss	(585,086)	19,997,217	19,412,131
Cost of Sales	$19,402	$-	$19,402

Six Months Ended June 30, 2023	Integra	Unallocated	Total
Revenue	$842,882	$-	$842,882
Gross Profit	123,398	-	123,398
Segment Assets	343,873	5,328,587	5,672,460
Segment Profit/Loss	(208,086)	(2,444,746)	(2,652,831)
Cost of Sales	$719,484	$577,535	$1,297,019

F-21

NOTE 19 – SUBSEQUENT EVENTS

On July 9, 2024, the Company announced the declaration of a special cash dividend of one dollar and fifty cents ($1.50) per share of common stock, payable to stockholders of record as of July 19, 2024, with the dividend being paid on or about July 24, 2024. The special dividend was $2,187,759 paid using a portion of the proceeds received in May 2024 in connection with the prior sale of the Company’s web-based market platform assets.

On July 12, 2024, the Company converted 290 shares of Series C Preferred Stock into 52,158 shares of common stock at the election of the holder.

On July 25, 2024, the Company entered into and closed an Agreement and Plan of Merger (the “Scienture Merger Agreement”) with MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Scienture, Inc., a Delaware corporation (“Scienture”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Scienture (the “First Merger”), with Scienture continuing as the surviving entity and a wholly owned subsidiary of the Company, and (ii) Scienture merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity. In connection with the transactions, the Company will change its name from “TRxADE HEALTH, INC.” to “Scienture Holdings, Inc.” and Merger Sub II, as the surviving entity of the Mergers, will change its name from “MEDS Merger Sub II, LLC” to “Scienture LLC”. Scienture is a pharmaceutical company based in Commack, New York, and focuses on developing unique specialty product concepts and solutions that bring enhanced value to patients and healthcare systems. Scienture is in the process of developing various assets across therapeutics areas, indications and cater to different market segments.

As consideration for the Mergers, at the effective time of the First Merger (the “First Effective Time”), the shares of Scienture common stock issued and outstanding immediately prior to the First Effective Time were converted into the right to receive, in the aggregate, (i) 291,555 shares of the Company’s common stock which represents 19.99% of the number of shares of common stock issued and outstanding immediately prior to the effective time of the First Merger, and (ii) 6,826,713 shares of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.00001 per share (the “Series X Preferred Stock”), each share of which is convertible into one share of common stock. See below for description of the Series X Preferred Stock.

On July 25, 2024, the Company revoked the authorization to issue shares of the Company’s Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”). Concurrently with revoking the Company’s authority to issue Series A Preferred Stock, the Company authorized the issuance of up to 9,211,246 shares of the Series X Preferred Stock, a new class of preferred stock.

All issued and outstanding shares of Scienture, Inc.’s common stock were converted into the right to receive a combination of shares of Series X Preferred Stock and shares of the Common Stock in connection with the Merger. Specifically, former shareholders of Scienture, Inc. collectively have the right to obtain such shareholders’ pro rata share of 291,555 shares of Common Stock and 6,826,713 shares of Series X Preferred Stock. Shares of Common Stock and Series X Preferred Stock will be issued to former stockholders of Scienture, Inc. upon the exchange agent receiving the former stockholder’s executed letter of transmittal and such other documents reasonably required by the exchange agent or the Company.

The Certificate of Designation provides that, subject to any beneficial ownership limitations designated by former Scienture, Inc. stockholders, the shares of Series X Preferred Stock will automatically convert into shares of Common Stock at a 1:1 conversion ratio upon the earliest date permitted by the listing rules of the Nasdaq Stock Market following the date that the Company’s stockholders approve the Preferred Stock Conversion (the “Eligible Conversion Date”). Holders of the Series X Preferred Stock may convert, at any time after the Eligible Conversion Date, shares of the Series X Preferred Stock into shares of the Common Stock.

Holders of the Series X Preferred Stock are entitled to receive dividends on shares of the Series X Preferred Stock on an as-if-converted-to-Common-Stock basis, without regard to any beneficial ownership limitation described in a letter of transmittal, equal to and in the same form and manner as dividends are paid to holders of the shares of Common Stock. Subject to any requirements of the General Corporation Law of the State of Delaware, the Series X Preferred Stock has no voting rights. The Series X Preferred Stock ranks on parity with shares of Common Stock as to distributions of assets upon liquidation, dissolution, or winding up of the Company.

In connection with the consummation of the Mergers, on July 25, 2024, the Company’s Board appointed Shankar Hariharan and Narasimhan Mani to the Board. It has not yet been determined on which committees of the Board either Dr. Hariharan or Dr. Mani will serve.

The Company’s board of directors and stockholders approved an amendment to the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”) increasing the available shares under the 2019 EIP to 5,000,000 shares of the Common Stock as such common stock existed on July 24, 2024.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of TRxADE HEALTH Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of TRxADE Health, Inc. (the Company) as of December 31, 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of a matter – Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Fair value of acquired intangible assets

Description of the matter

As discussed in Note 1 and Note 3 to the consolidated financial statements, on July 31, 2023, the Company acquired Superlatus, Inc. in a transaction accounted for as a business combination. As a result of the transaction, the Company recognized acquired technology associated with the generation of future income. The acquisition-date fair value of the acquired technology was $9.8 million.

F-23

We identified the evaluation of the acquisition-date fair value of the acquired technology as a critical audit matter. A high degree of subjective auditor judgment was required to evaluate the key assumptions within the discounted cash flows model used to estimate the acquisition-date fair value of the acquired technology, specifically the revenue growth rate, margin, and discount rate. There was limited observable market information related to these assumptions and the estimated acquisition-date fair value of the acquired technology was sensitive to minor changes in such assumptions.

How We Addressed the Matter in our Audit

The following are the primary procedures we performed to address this critical audit matter.

●	We evaluated the Company’s revenue growth rate and margin assumptions by comparing them to the pre-acquisition budget and the Company’s historical financial results.

●	We evaluated the discount rate used by comparing it to a discount rate that was developed using publicly available market data for comparable entities.

●	We compared the revenue growth rate, margin, to those of comparable entities

●	We validated the mathematical accuracy of the management’s calculations.

Impairment of Goodwill

Description of the Matter

As reflected in the Company’s consolidated financial statements at December 31, 2023, the Company impaired all goodwill as of December 31, 2023. As disclosed in Notes 1 to the consolidated financial statements, goodwill is tested for impairment at least annually or more frequently if indicators of impairment require the performance of an interim impairment assessment. As a result of these assessments, management concluded that there was an impairment to goodwill for the year ended December 31, 2023, in the amount of $5.1 million.

Auditing management’s impairment tests of goodwill is complex and highly judgmental due to the significant measurement uncertainty in determining the fair values of the reporting units. In particular, the fair value estimates of the reporting units were sensitive to changes in significant assumptions such as discount rates, revenue growth rates, operating margins, estimated spending on capital expenditures, terminal growth rates, and comparable company specific information. These assumptions are affected by current and expected future market or economic conditions.

How We Addressed the Matter in our Audit

Our audit procedures related to the selection of the discount rates used and forecasts of future net sales, operating margins, operating expenses, and other market and economic data of the reporting units, involved:

●	Obtaining an understanding of the Company’s process and related controls to evaluate goodwill for impairment.

●	Evaluating the reasonableness of managements forecasts of future net sales, operating margins, and operating expenses by comparing the forecasts to historical results, marketing plans relevant economic factors, and other comparable company and industry information.

/s/ CM3 Advisory

We have served as the Company’s auditor since 2023

San Diego, California

April 22, 2024

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

TRxADE HEALTH, INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of TRxADE HEALTH, INC. (the “Company”) as of December 31, 2022, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor from 2013 to 2023.

Houston, Texas

March 27, 2023

F-25

TRxADE HEALTH, INC.

Consolidated Balance Sheets

December 31, 2023 and 2022

	December 31,	December 31,
	2023	2022
Assets
Current Assets
Cash	$151,908	$1,094,894
Accounts receivable, net	821,804	629,921
Inventory	968	65,523
Prepaid assets	107,774	104,461
Notes receivable	1,300,000	-
Other receivables	370,608	-
Current assets of discontinued operations	-	198,324
Total Current Assets	2,753,062	2,093,123

Property, plant and equipment, net	277,009	65,214
Intangible assets and capitalized software, net	8,962,688	-
Security deposits	10,531	49,029
Operating lease right-of-use assets	529,623	1,051,815
Noncurrent assets of discontinued operations	-	450,845
Total Assets	$12,532,913	$3,710,026

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	2,082,054	527,984
Accrued liabilities	400,987	271,230
Other current liabilities	70,310	67,517
Contingent funding liabilities	1,246,346	108,036
Lease liabilities – current portion	139,705	196,872
Notes payable – current portion	6,530,000	166,667
Warrant liability	736,953	588,533
Purchase price payable	350,000	-
Current liabilities of discontinued operations	-	219,952
Total Current liabilities	11,556,355	2,146,791

Long Term Liabilities
Lease liabilities – net of current portion	409,205	887,035
Notes payable	25,000	333,333

Total Liabilities	11,990,560	3,367,159

Stockholders’ Equity

Series A preferred stock, $0.00001 par value; 9,211,246 shares authorized; none issued and outstanding as of December 31, 2023 and December 31, 2022	-	-
Series B preferred stock, $0.00001 par value; 787,754 shares authorized; 15,759 outstanding as of December 31, 2023, and none as December 31, 2022	-	-
Series C preferred stock, $0.00001 par value; 1,000 shares authorized; 290 issued and outstanding as of December 31, 2023, and none as of December 31, 2022	-	-
Common stock, $0.00001 par value; 100,000,000 shares authorized; 905,008, and 626,247 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	9	6
Additional paid-in capital	33,788,284	20,482,666
Retained deficit	(33,245,940)	(19,719,536)
Total TRxADE Health, Inc stockholders’ equity	542,353	763,136
Non-controlling interest in subsidiary	-	(420,269)
Total stockholders’ equity	542,353	342,867

Total Liabilities and Stockholders’ Equity	$12,532,913	$3,710,026

The accompanying notes are an integral part of the consolidated financial statements.

F-26

TRxADE HEALTH, INC.

Consolidated Statements of Operations

Years Ended December 31, 2023 and 2022

	Years Ended December 31,
	2023	2022

Revenues	$8,272,214	$10,250,168
Cost of sales	5,673,957	4,730,897
Gross Profit	2,598,257	5,519,271

Operating Expenses:
Loss on inventory investment	-	875,250
Wage and salary expense	2,698,178	3,581,089
Professional fees	1,466,567	466,735
Accounting and legal expense	1,534,377	829,751
Technology expense	1,376,908	993,185
General and administrative	2,785,633	1,689,230
Total operating expenses	9,861,663	8,435,240
Operating Loss	(7,263,406)	(2,915,969)

Nonoperating Income (Expense)
Change in fair value of warrant liability	(148,420)	825,544
Interest income	4,198	20,989
Goodwill impairment	(5,129,115)	-
Gain on disposal of asset	-	2,200
Other income	14,543	-
Interest expense	(1,198,346)	(336,206)
Total nonoperating income (expense)	(6,457,140)	512,527
Net loss from continuing operations	(13,720,546)	(2,403,442)

Net loss on discontinued operations	(4,123,028)	(1,506,426)
Net Loss	(17,843,574)	(3,909,868)

Net loss attributable to TRxADE Health, Inc.	(17,843,574)	(3,472,099)
Net loss attributable to non-controlling interests	-	(437,769)
Net loss per common share from continuing operations
Basic	$(17.96)	$(3.48)
Diluted	$(5.76)	$(3.47)
Net loss per common share from discontinued operations
Basic	$(5.40)	$(2.67)
Diluted	$(1.73)	$(2.66)
Net loss attributable to common stockholders
Basic	$(23.35)	$(6.15)
Diluted	$(7.49)	$(6.13)
Weighted average common shares outstanding
Basic	764,058	564,862
Diluted	2,381,443	566,609

The accompanying notes are an integral part of the consolidated financial statements.

F-27

TRxADE HEALTH, INC.

Consolidated Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2023 and 2022

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional		Non-Controlling	Total
	Shares	$ Amount	Shares	$ Amount	Shares	$ Amount	Paid-in Capital	Accumulated Deficit	Interest in Subsidiary	Stockholders’ Equity
Balance at December 31, 2021	-	$-	-	$-	544,430	$5	$20,017,605	$(16,247,437)	$-	$3,770,173
Capital Contributions	-	-	-	-	-	-	-	-	792,500	792,500
Capital Distribution	-	-	-	-	-	-	-	-	(775,000)	(775,000)
Common stock issued for services	-	-	-	-	19,511	-	254,106	-	-	254,106
Common stock issued for placement, net issuance costs	-		-	-	61,334	1	130,917	-	-	130,918
Warrants exercised for cash	-	-	-	-	972	-	875	-	-	875
Options expense	-	-	-	-	-	-	79,163	-	-	79,163
Net loss	-	-	-	-	-	-	-	(3,472,099)	(437,769)	(3,909,868)
Balance at December 31, 2022	-	$-	-	$-	626,247	$6	$20,482,666	$(19,719,536)	$(420,269)	$342,867
Common stock issued for services	-	-	-	-	38,480	-	257,772	-	-	257,772
Warrants exercised for cash	-	-	-	-	41,911	1	1,621	-	-	1,622
Options expense	-	-	-	-	-	-	29,738	-	-	29,738
Reverse split rounding adjustment	-	-	-	-	21,929	-	-	-	-	-
Disposition of assets	-	-	-	-	-	-	-	4,317,170	420,269	4,737,439
Shares issued pursuant to merger agreement	15,759	-	-	-	136,441	1	12,500,088	-	-	12,500,089
Shares issued pursuant to securities purchase agreement	-	-	290	-	40,000	1	516,399	-	-	516,400
Net loss	-	-	-	-	-	-	-	(17,843,574)	-	(17,843,574)
Balance at December 31, 2023	15,759	$-	290	$-	905,008	$9	$33,788,284	$(33,245,940)	$-	$542,353

The accompanying notes are an integral part of the consolidated financial statements.

F-28

TRxADE HEALTH, INC.

Consolidated Statements of Cash Flows

Years ended December 31, 2023 and 2022

	2023	2022
Cash flows from operating activities:
Net loss	$(13,720,546)	$(2,403,442)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	19,375	13,486
Options expense	29,738	79,163
Common stock issued for services	257,772	254,106
Bad debt expense	-	(246,683)
Loss on write-off of intangible asset	-	792,500
Loss on inventory investment	-	875,250
Goodwill impairment	5,129,115	-
Loss on inventory investments	-	-
Gain on sale of asset	-	(2,200)
Amortization of right-of-use assets	215,665	181,218
Amortization of intangible assets	814,790	-
Changes in operating assets and liabilities:
Accounts receivable, net	(293,784)	369,932
Prepaid assets and deposits	38,367	335,066
Inventory	4,232,947	(51,737)
Other receivables	(254,924)	(875,250)
Right-of-use assets	306,527	-
Lease liability	(534,997)	(164,618)
Accounts payable	1,607,625	199,833
Accrued liabilities	58,692	(211,694)
Purchase price payable	350,000	-
Current liabilities	2,794	67,517
Warrant liability	148,420	588,533
Net cash used in operating activities from continuing operations	(1,592,424)	(199,020)
Net cash used in operating activities from discontinued operations	(481,177)	(1,365,648)

Cash flows from investing activities:
Funds acquired through acquisitions	(344,454)	-
Proceeds from sale of fixed assets	-	749
Investment in capitalized software	-	-
Net cash (used in) investing activities from continuing operations	(344,454)	749
Net cash provided by investing activities from discontinued operations	68,737	(428,594)

Cash flows from financing activities:
Proceeds from the issuance of debt	400,000	-
Repayment of debt	(150,000)	-
Repayment of contingent liability	(1,043,107)	(716,964)
Proceeds from sale of future revenue	2,181,417	825,000
Proceeds from exercise of stock options	-	-
Proceeds from exercise of warrants	1,622	875
Proceeds from securities purchase agreement	516,400	-
Proceeds from issuance of common stock, net of issuance costs	-	130,918
Net cash provided by (used in) financing activities from continuing operations	1,906,332	239,829
Net cash (used in) financing activities from discontinued operations	(500,000)	(275,000)

Net decrease in cash	(942,986)	(2,027,684)
Cash at beginning of the year	1,094,894	3,122,578
Cash at end of the period	$151,908	$1,094,894

Supplemental disclosure of cash flow information
Cash paid for interest, net	$733,694	$336,206
Cash paid for income taxes	$-	$-
Non-Cash Transactions
Insurance premium financed	$306,152	$220,354
Note issued as SOSRx contribution	-	$500,000
Not cancelled from SORx agreement termination	$500,000	-
Intangible asset contribution from non-controlling interest	$-	$792,500
Disposition of assets, related party	$492,030	-
Issuance of note receivable	$1,300,000	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-29

TRxADE HEALTH, INC.

Notes to Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Overview

TRxADE HEALTH, INC. (“we”, “our”, “Trxade”, and the “Company”) owns as of December 31, 2023, 100% of Trxade, Inc. and Integra Pharma Solutions, LLC, Bonum Health, LLC, Superlatus, Inc. and its wholly-owned subsidiaries, Sapientia Technologies, LLC (“Sapientia”), Superlatus Food Service Holding Company, Superlatus PD Holding Company, and The Urgent Company, Inc. On July 31, 2023, the Company completed a merger transaction that resulted in with Superlatus, Inc. becoming a wholly owned subsidiary of the Company (see “Merger”, below). On September 27, 2023, the Company acquired The Urgent Company, Inc. and its related subsidiaries (see Note 3).

During the year ended December 31, 2023, Trxade, Inc., operated a web-based market platform that enables commerce among healthcare buyers and sellers of pharmaceuticals, accessories and services.

Integra Pharma Solutions, LLC (“IPS”, d.b.a. Trxade Prime), is a licensed pharmaceutical wholesaler and sells brand, generic and non-drug products to customers. IPS customers include all healthcare markets including government organizations, hospitals, clinics and independent pharmacies nationwide.

Community Specialty Pharmacy, LLC, (“CSP”) is an accredited independent retail pharmacy with a focus on a community-based model offering home delivery services to patients.

Alliance Pharma Solutions, LLC (“APS”, d.b.a. DelivMeds) is currently being rebranded and the consumer-based app is still being developed. To date, the Company has not generated any revenue from this product.

On January 20, 2023, the Company entered into Membership Interest Purchase Agreements to sell 100% of the outstanding membership interests of the Company’s subsidiaries, CSP and APS. The Company will receive consideration in the amount of $125,000 for APS and $100,000 for CSP. The Company also agreed to enter into a Master Service Agreement to operate the businesses prior to closing. Additional amounts owed to the Company as a result of this Master Service Agreement totaled $1,075,000 as of the closing date of August 22, 2023 (see Note 3 and Note 7).

Bonum Health, LLC (“Bonum Health”), was formed to hold certain telehealth assets acquired in October 2019. The “Bonum Health Hub” was launched in February 2020; however, the Company does not anticipate installations moving forward. The Bonum Health mobile application is available on a subscription basis, primarily as a stand-alone telehealth software application that can be licensed on a business-to-business (B2B) model to clients as an employment health benefit for the clients’ employees.

SOSRx, LLC (“SOSRx”) was formed on February 15, 2022. The Company entered into a relationship with Exchange Health, LLC (“Exchange Health”), a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. SOSRx, a Delaware limited liability company, was formed, which was owned 51% by the Company and 49% by Exchange Health. SOSRx did not generate material revenue and in February of 2023, the Company voluntarily withdrew from the joint venture agreement. As part of the voluntary withdrawal the Company has recorded a loss of $352,244 from disposal of assets, which is included in net loss on discontinued operations in the audited consolidated statement of operations in the amount of for the year ended December 31, 2023.

Merger

On July 14, 2023, the Company entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Superlatus, Inc., a U.S.-based holding company of food products and distribution capabilities (“Superlatus”) and Foods Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”).

Superlatus is a diversified food technology company with distribution capabilities and systems to optimize food security and population health via innovative Consumer Packaged Goods (“CPG”) products, agritech, foodtech, plant-based proteins and alt-protein and includes wholly-owned subsidiary, Sapientia, Inc. (“Sapientia”), a food tech business.

On July 31, 2023 (the “Closing Date”), the Company completed its acquisition of Superlatus in accordance with the terms and conditions of the Merger Agreement (the “Merger”), pursuant to which the Company acquired Superlatus by way of a merger of the Merger Sub with and into Superlatus, with Superlatus being a wholly owned subsidiary of the Company and the surviving entity in the Merger.

Under the terms of the Merger Agreement, at the closing of the Merger (the “Closing”), shareholders of Superlatus received in aggregate 136,441 shares of common stock of the Company, representing 19.99% of the then total issued and outstanding common stock of the Company after the consummation of the Merger and 306,855 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $225,000,169. Upon consummation of the Merger, the Company continued to trade under the current ticker symbol “MEDS.”

F-30

As a condition and inducement to Superlatus’ willingness to enter into the Merger Agreement, on June 28, 2023, Suren Ajjarapu and Prashant Patel (the “Principal Stockholders”) entered into an agreement with TRxADE (the “Stock Swap Agreement”), pursuant to which, TRxADE was to transfer all of the shares or membership interest of the operating subsidiaries currently owned by TRxADE to Principal Stockholders, in exchange for Suran Ajjarapu to surrender 85,000 share of common stock of TRxADE and Prashant Patel to surrender 81,666 shares of the common stock of TRxADE (the “Stock Swap Transaction”). The closing of the Stock Swap Transaction was to take place simultaneously with the approval of TRxADE stockholders of the conversion of the Series B preferred stock into common stock. As of the date of this filing, TRxADE stockholders have not approved the conversion.

In connection with the Merger, effective one (1) business day immediately prior to the Closing Date (the “MEDS Rights Record Date”), the Company issued to the shareholders of the Company as of the MEDS Rights Record Date, including the independent directors who are entitled to certain amount of common stock of the Company in connection with their 2023 annual compensation and regardless of whether the common stock has been issued or vest before the MEDS Rights Records Date (collectively, the “MEDS Rights Shareholders”) a non-transferrable right to receive one share of common stock of the Company at no cost (the “MEDS Rights”), with seven (7) MEDS Rights issued per share of common stock of the Company held as of the MEDS Rights Record Date, conditioned upon their execution of a Registration Rights Agreement. Such issuances will be made in reliance on the exemption from registration pursuant to Section 3(a)(9) or Section 4(a)(2) of the Securities Act, Regulation D under the Securities Act promulgated thereunder, and corresponding provisions of state securities or “blue sky” laws. The MEDS Rights are not actionable or transferable until registration; provided they become transferable one year after the date of the Merger if no registration has occurred. As of the date of this filing, no MEDS Rights shares have been issued.

Not all of the closing conditions of the Merger Agreement were met. As a result, the Company entered into Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger (the “Amendment”) on January 8, 2024. Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to the aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Merger and 15,759 shares of Company’s Series B Preferred Stock, par value $0.00001 per share (the “Series B Preferred Stock”), with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. At Closing, the value of the common stock was $7.30 per share, resulting in a total value of $12,500,089. Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock. In March 2024 the Company divested of its interest in Superlatus and, among other things, the Stock Swap Transaction in not expected to occur.

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements include the accounts of TRxADE HEALTH, INC., Trxade, Inc., Integra Pharma Solutions, Inc., Bonum Health, LLC, Superlatus, Inc., Sapientia Technologies, LLC and The Urgent Company, Inc. The accompanying consolidated financial statements of TRxADE HEALTH, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules of the SEC. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from its estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected. Significant estimates for the years ended December 31, 2023 and 2022 include the valuation of intangible assets, including goodwill.

F-31

Fair value of financial instruments

The carrying amounts for cash, accounts receivable, accounts payable, accrued liabilities, and other current liabilities approximate their fair value because of their short-term maturity.

Stock Split

Effective June 21, 2023, the Company executed a 1:15 reverse stock split for stockholders of record on that date. This was executed to comply with the Nasdaq Listing Rule 5550(a)(2) to have the price of the stock above $1.00.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023. The Company determined that the update applied to trade receivables, but that there was no material impact to the consolidated financial statements from the adoption of ASU 2016-13.

In August 2020, the FASB issued ASU 2020-06, “Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40)”. This ASU reduces the number of accounting models for convertible debt instruments and convertible preferred stock and amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. In addition, this ASU improves and amends the related earnings per share guidance. This standard is effective for us on January 1, 2022, including interim periods within those fiscal years. Adoption is either a modified retrospective method or a fully retrospective method of transition. The adoption of ASU 2020-06 did not have a material impact on the consolidated financial statements.

Accounts Receivable, net

On January 1, 2023, the Company adopted ASU 2016-13 “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” and its related amendments using the prospective method. The new standard requires the use of a current expected credit loss impairment model to develop and recognize credit losses for financial instruments at amortized cost when the asset is first originated or acquired, and each subsequent reporting period.

The Company’s receivables are from customers and are typically collected within 90 days. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence.

The Company had an account receivable with a single customer, GSG PPE, LLC (“GSG”), for the amount of $630,000, which was past due. The Company had obtained a Note Receivable which was due on September 30, 2021 and remained unpaid. The Company did not believe the amount to be collectible without legal actions, and therefore, recorded bad debt expense reflected on the consolidated statement of operations during the year ended December 31, 2021. The note was not paid pursuant to its terms and the Company had filed a suit to collect on the note and the personal guaranty securing the note. The Company settled the lawsuit in June of 2022. During the years ended December 31, 2023, and 2022, there was a bad debt recovery from the GSG lawsuit of $32,074 and $98,841 respectively.

Other Receivables, net

The Company’s other receivables balance is from one vendor. On May 20, 2022, effective as of May 18, 2022, Community Specialty Pharmacy, LLC (“CSP”) entered into an agreement to acquire COVID-19 testing kits from a third-party vendor for an aggregate of $1,200,000, of which $875,000 was paid on May 23, 2022. The Company received the COVID-19 testing kits in July 2022. On August 18, 2022, the Company was informed by the vendor that the vendor had received a letter from the U.S. Food and Drug Administration (“FDA”) that the COVID-19 test kits were misbranded under Section 502(o) of the Federal Food, Drug, and Cosmetic Act (“FDC Act”) (21 USC 352(o)) and adulterated under Section 501(f) of the FDC Act (21 USC 351(f)). Furthermore, the vendor informed the Company that the letter from the FDA also stated that because of the FDA’s prohibition on the distribution of adulterated and/or misbranded devices applies to all parties along the distribution chain, the FDA was advising the vendor against furthering the distribution of the COVID-19 test kits in interstate commerce. The company wrote the amount off as a loss of inventory as of December 31, 2022. As of December 31, 2023, and December 31, 2022, the balance of this receivable was $0.

F-32

On August 22, 2023, the Company completed the sale of CSP and APS (see Note 3). The net balance due to the Company from these entities, in excess of the Note Receivable (see Note 6), was $370,608 as of December 31, 2023.

Acquisitions

The Company accounts for acquisitions and investments in businesses as business combinations if the target meets the definition of a business and (a) the target is a variable interest entity (“VIE”) and the Company is the target’s primary beneficiary, and therefore the Company must consolidate its financial statements, or (b) the Company acquires more than 50% of the voting interest of the target and it was not previously consolidated. The Company records business combinations using the acquisition method of accounting, which requires all the assets acquired and liabilities assumed to be recorded at fair value as of the acquisition date. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets acquired is recorded as goodwill.

The application of the acquisition method of accounting for business combinations requires management to make significant estimates and assumptions in the determination of the fair value of assets acquired and liabilities assumed in order to properly allocate purchase price consideration between assets that are depreciated and amortized from goodwill. The fair value assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions, as well as other information compiled by management, including valuations that utilize customary valuation procedures and techniques. Significant assumptions and estimates include, but are not limited to, the cash flows that an asset is expected to generate in the future, the appropriate weighted-average cost of capital, and the cost savings expected to be derived from acquiring an asset, if applicable.

If the actual results differ from the estimates and judgments used in these estimates, the amounts recorded in the Company’s financial statements may be exposed to potential impairment of the intangible assets and goodwill.

If the Company’s investment involves the acquisition of an asset or group of assets that does not meet the definition of a business, the transaction is accounted for as an asset acquisition. An asset acquisition is recorded at cost, which includes capitalizing transaction costs, and does not result in the recognition of goodwill.

Intangible Assets and Goodwill

The Company tests indefinite-lived intangible assets for impairment on an annual basis or whenever events or changes occur that would more-likely-than not reduce the fair value of the indefinite-lived intangible asset below its carrying value between annual impairment tests. Any indefinite-lived intangible asset assessment is performed at the Company level.

The Company recognized a goodwill impairment loss of $5,129,115 for the year ended December 31, 2023. The goodwill resulted from the acquisition of Superlatus and was subsequently determined to be impaired based on the facts and circumstances surrounding the sale of Superlatus on March 5, 2024. See Note 20.

Income (loss) Per Common Share

Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding. Diluted net income per common share is computed similar to basic net income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The dilutive effect of the Company’s options and warrants is computed using the treasury stock method. As of December 31, 2023, we had 218,729 outstanding warrants to purchase shares of common stock and 26,229 options to purchase shares of common stock. As part of the termination of the White Lion deal, White Lion was issued 50,000 shares of stock per the agreement on March 1, 2023. Armistice Capital executed its pre-funded warrants on January 4, 2023, and purchased 601,740 shares (40,116 shares after the effect of the 1:15 reverse stock split on June 21, 2023, see Note 13) of stock with a purchase price of $6.02.

F-33

The following table sets forth the computation of basic and diluted loss per share:

	For the Years Ended December 31,
	2023	2022
Numerator:
Net loss from continuing operations	$(13,720,546)	$(2,403,442)
Net loss attributable to noncontrolling interest	-	(437,769)
Net loss from continuing operations available to common stockholders	(13,720,546)	(1,965,673)
Net loss from discontinued operations	(4,123,028)	$(1,506,426)
Numerator for basic and diluted EPS - income available to common stockholders	(17,843,574)	$(3,472,099)
Denominator:
Denominator for EPS – weighted average shares
Basic	764,058	564,862
Diluted	2,381,443	566,609
Net loss per common share attributable to common stockholders
Basic	$(23.35)	$(6.15)
Diluted	$(7.49)	$(6.13)
Net loss per common share from continuing operations
Basic	$(17.96)	$(3.48)
Diluted	$(5.76)	$(3.47)
Net loss per common share from discontinued operations
Basic	$(5.40)	$(2.67)
Diluted	$(1.73)	$(2.66)

Income taxes

The Company’s provision for income taxes was $0 for the year ended December 31, 2023, and $0 for the year ended December 31, 2022, respectively. The income tax provisions for the twelve-month periods are based upon estimates of annual income (loss), annual permanent differences and statutory tax rates in the various jurisdictions in which the Company operates. For all periods presented, the Company utilized net operating loss carryforwards to offset the impact of any taxable income. The Company’s tax rate differs from the applicable statutory rates due primarily to the establishment of a valuation allowance, utilization of deferred and the effect of permanent differences and adjustments.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business within one year after the date the consolidated financial statements are issued. In accordance with Financial Accounting Standards Board, or the FASB, Accounting Standards Update No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40), our management evaluates whether there are conditions or events, considered in aggregate, that raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

As of December 31, 2023, the Company had an accumulated deficit of $33,245,940. The Company has limited financial resources. As of December 31, 2023, the Company had a working capital deficit of $8,803,293 and a cash balance of $151,908. The Company will need to raise additional capital or secure debt funding to support on-going operations. The sources of this capital are expected to be the sale of equity and debt, which may not be available on favorable terms, if at all, and may, if sold, cause significant dilution to existing stockholders. If the Company is unable to access additional capital moving forward, it may hurt the Company’s ability to grow and to generate future revenues, financial position, and liquidity. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Unless Management is able to obtain additional financing, it is unlikely that the Company will be able to meet its funding requirements during the next 12 months. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – ACQUISITIONS AND DISPOSITIONS

Acquisitions

Superlatus, Inc.

On July 31, 2023, the Company entered into the Merger Agreement (see Note 1) with Superlatus (“Seller”) whereby the Company acquired 100% of the stock of the Seller (the “Acquisition”). Superlatus includes a wholly-owned subsidiary, Sapientia. Consideration for the Acquisition consisted of (i) 136,441 shares of the Company’s common stock at a fair value of $7.30 per share, representing 19.99% of the total issued and outstanding share of the Company’s common stock at Closing, and (ii) 306,855 shares of the Company’s Series B Preferred Stock, a new class of the Company’s non-voting convertible preferred stock with a conversion ratio of 100 to one. The total fair value of the common stock and Series B Preferred Stock on the Closing Date was $225,000,169 (“Purchase Price”). On January 8, 2024, the Company entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”). Under the terms of the Amendment, the merger consideration to the shareholders of Superlatus was adjusted to an aggregate of 136,441 shares of common stock of the Company, representing 19.99% of the total issued and outstanding common stock of the Company after the consummation of the Merger and 15,759 shares of Company’s Series B Preferred Stock, par value $0.00001 per share, with a conversion ratio of 100 shares of Series B Preferred Stock to one share of common stock. The total fair value of the common stock and Series B Preferred Stock on the Closing Date was adjusted to $12,500,089 (“Amended Purchase Price”). Additionally, the shareholders of Superlatus agreed to surrender back to the Company 291,096 shares of the Company’s Series B Preferred Stock previously received before the Amendment.

F-34

The acquisition of Superlatus was accounted for as a business combination using the acquisition method pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company had estimated the Purchase Price, assets acquired and liabilities assumed as of the acquisition date, with the excess of the Purchase Price over the fair value of net assets acquired recognized as goodwill. An independent valuation expert assisted the Company in determining these fair values.

The Amended Purchase Price allocation as of the acquisition date is presented as follows:

July 31, 2023
Purchase consideration:
Common Stock, at fair value	$996,019
Series B Preferred Stock, at fair value	11,504,070
Total purchase consideration	$12,500,089

Purchase price allocation:
Cash	$5,546
Prepaid expenses	3,705
Inventory	122,792
Intangible assets, net	9,777,479
Goodwill	5,129,115
Assets acquired	15,038,637
Accounts payable and other current liabilities	(283,548)
Purchase price payable	(350,000)
Notes payable	(1,905,000)
Liabilities assumed	(2,538,548)
Net assets acquired	$12,500,089

The Urgent Company, Inc.

On September 27, 2023, the Company entered into an Asset Purchase Agreement (“APA”) with The Urgent Company, Inc. (“TUC”) and its wholly owned subsidiaries, pursuant to which, the Company was assigned certain inventory and property and equipment and assumed certain operating leases for consideration of $4,400,000 in promissory notes (“Purchase Price”, see Note 11). This acquisition is expected to enhance the Company’s production of sustainable food products and enable the expansion of market share.

F-35

The transaction was accounted for as an asset acquisition pursuant to FASB ASC Topic 805. As the acquirer for accounting purposes, the Company allocated the cost of the asset acquisition to the assets acquired and liabilities assumed as of the acquisition date based on their respective relative fair value as of the date of the transaction.

The following summarizes the relative fair values of the assets acquired as of the acquisition date based on the allocation of the cost of the asset acquisition:

September 27, 2023
Purchase consideration:
Promissory note	$4,400,000
Total purchase consideration	$4,400,000

Allocation of cost of assets acquired:
Inventory	$4,168,830
Property and equipment	231,170
Assets acquired	4,400,000
Net assets acquired	$4,400,000

Dispositions and Divestitures

SOSRx, LLC

Effective on, February 1, 2023, the Company, Exchange Health and SOSRx, entered into a Voluntary Withdrawal and Release Agreement, which was replaced in its entirety, corrected, and became effective on February 4, 2023 (as replaced and corrected, the “Release Agreement”).

As part of the Release Agreement, a note payable to Exchange Health was forgiven in the amount of $500,000 and $15,000 in accounts payable was waived. Effective February 4, 2023, the operations of SOSRx were discontinued and operations were shut down. As a result of this, the assets and liabilities of SOSRx have been reflected as assets and liabilities of discontinued operations in the Company’s consolidated balance sheets. As of December 31, 2023 and December 31, 2022 as follows:

	December 31, 2023	December 31, 2022

Cash	$-	$22,474
Accounts receivable	-	363
Total assets of discontinued operations	$-	$22,837

Accounts payable	$-	$46,500
Total liabilities of discontinued operations	$-	$46,500

The terms of the Release Agreement qualify the transaction as a discontinued operation in accordance with U.S. GAAP. As a result, operating results and cash flows related to the SOSRx operations have been reflected as discontinued operations in the Company’s consolidated statements of operations, consolidated statements of cash flows and consolidated statements of shareholders’ equity.

F-36

Alliance Pharma Solutions, LLC and Community Specialty Pharmacy, LLC

On August 22, 2023, the Company and Wood Sage, LCC (“Wood Sage”) entered into a Membership Interest Purchase Agreement, pursuant to which the Company sold 100% of the membership interest in Alliance Pharma Solutions, LLC (“ASP MIPA”) for consideration of a $125,000 promissory note (“ASP Sale Price”) and a Membership Interest Purchase Agreement, pursuant to which the Company sold 100% of the membership interest in Community Specialty Pharmacy, LLC (“CSP MIPA”) in exchange for a $100,000 promissory note (“CSP Sale Price”).

The divestiture of APS and CSP represented an intended strategic shift in the Company’s operations and will allow the Company to become focused on food technology As a result, the results of APS and CSP were classified as discontinued operations in our condensed statements of operations and excluded from both continuing operations and segment results for the years ended December 31, 2023 and 2022.

As part of recognizing the business as held for sale in accordance with U.S. GAAP, the Company was required to measure APS and CSP at the lower of its carrying amount or fair value less cost to sell. As a result of this analysis, during the year ended December 31, 2023, the Company recognized a non-cash, pre-tax loss on disposal of $3,300,225.42. The loss is included in “Net loss from discontinued operations” in the consolidated statements of operations. The loss was determined by comparing the fair value of the consideration received for the sale of a 100% interest in APS and CSP with the net assets of APS and CSP, respectively, immediately prior to the transaction.

As a result of the transactions, the following assets and liabilities of APS and CSP were transferred to Wood Sage as of August 22, 2023:

	Alliance Pharma Solutions, LLC	Community Specialty Pharmacy, LLC
Cash	$1,050	$61,988
Accounts receivable, net	-	101,901
Inventory	-	123,230
Prepaid assets	-	525
Intangible assets and capitalized software, net	739,337	-
Accounts payable	(23,982)	(231,876)
Accrued liabilities	-	(10,182)
Net assets sold	$716,405	$45,586

Discontinued Operations

The results of operations from discontinued operations for the years ended December 31, 2023 and 2022, have been reflected as discontinued operations in the consolidated statements of operations and consist of the following:

	SOSRx		APS		CPS		Total
	Years ended December 31,		Years ended December 31,		Years ended December 31,		Years ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022

Revenue	$-	$22,623	$-	$-	$851,755	$1,175,474	$851,755	$1,198,097
Cost of sales	-	-	-	-	705,206	1,266,152	705,206	1,266,152
Gross Profit	-	22,623	-	-	146,549	(90,678)	146,549	(68,055)

Operating Expenses
Impairment of intangible asset		792,500		-		-	-	792,500
Wage and salary expense	-	55,439	-	-	456,297	304,947	456,297	360,386
Professional fees	-	-	3,125	46,787	20,246	6,120	23,371	52,907
Accounting and legal expense	-	-	7,773	104	63,000	500	70,773	604
Technology expense	-	63,160	20,611	86,688	9,464	17,823	30,075	167,671
General and Administrative	-	4,931	3,762	11,562	32,830	49,710	36,592	66,203
Total operating expense	-	916,030	35,271	145,141	581,837	379,100	617,108	1,440,271

Operating income (loss) from discontinued operations	-	(893,407)	(35,271)	(145,141)	(435,288)	(469,778)	(470,559)	(1,508,326)

Other income (expense)	-
Gain (loss) on asset sale	-	-	-	1,900	-	-	-	1,900
Total other income (expense)	-	-	-	1,900	-	-	-	1,900

Net income (loss) from discontinued operations	$-	$(893,407)	$(35,271)	$(143,241)	$(435,288)	$(469,778)	$(470,559)	$(1,506,426)

F-37

NOTE 4 - RELATED PARTY TRANSACTIONS

On April 1, 2023 and July 1, 2023 the Company entered into a relationship with Scietech, LLC (“Scietech”) in an independent contractor agreement to consult on increasing sales on the IPS and Trxade Inc. platforms. The agreement was for an annual fee of $400,000 to be split equally between IPS and Trxade Inc. A 31% investor in Scietech is the spouse of the interim CFO, Prashant Patel, which qualifies as a related party. The company was chosen because they were the most qualified to perform the desired qualifications.

On February 15, 2022, the Company entered into a relationship with Exchange Health, a technology company providing an online platform for manufacturers and suppliers to sell and purchase pharmaceuticals. In connection therewith, SOSRx was formed in February 2022, which is owned 51% by the Company and 49% by Exchange Health. On February 15, 2022, the Company contributed cash to SOSRx in the amount of $325,000, issued a promissory note to SOSRx in the amount of $500,000, which was immediately assigned to Exchange Health (the “Promissory Note”), and agreed to make an earn out payment of up to $400,000, payable, at the Company’s discretion, in cash or common stock of the Company, based on SOSRx achieving certain revenue targets of SOSRx (the “Earn Out Payments”); and entered into a Distribution Services Agreement with SOSRx (the “Distribution Agreement”). Exchange Health contributed $792,000 in software and contracts which was recorded as an intangible asset on the balance sheet of SOSRx. The intangible asset was determined to be impaired and was written off on December 31, 2022.

At December 31, 2023, total related party debt was $0.

On and effective on, February 1, 2023, the Company, Exchange Health and SOSRx, entered into a Voluntary Withdrawal and Release Agreement, which was replaced in its entirety and corrected on February 4, 2023, and effective February 4, 2023 (as replaced and corrected, the “Release Agreement”). Pursuant to the Release Agreement, the Company voluntarily withdrew as a member of SOSRx pursuant to the terms of the Operating Agreement of SOSRx, which provided that the Company would withdraw from SOSRx if certain revenue targets were not met, which targets have not been met.

Also pursuant to the Release Agreement, (a) the Company agreed to the termination of its interests in SOSRx and its withdrawal as a member thereof for no consideration (the “Withdrawal”); (b) the Promissory Note, and all of the Company’s obligations under such Promissory Note were terminated; and (c) the parties agreed that no Earn Out Payments will be due. The Release Agreement also (i) provides that all accumulated losses of SOSRx through December 20, 2022, will be allocated 51% to the Company and 49% to Exchange Health; (ii) provides for a total of approximately $15,000 in outstanding invoices owed by the Company to SOSRx to be waived; (iii) includes certain indemnification obligations of SOSRx and Exchange Health; (iv) requires SOSRx to pay certain pre-agreed outstanding invoices of SOSRx; (v) includes mutual releases of the Company and SOSRx and Exchange Health; and (vi) includes customary representations and warranties of the parties.

NOTE 5 – REVENUE RECOGNITION

The Company derives revenue from two primary sources—product revenue and service revenue.

Product revenue consists of shipments of:

●	Resale of pharmaceutical products to pharmacies; and
●	Revenues for our products are recognized and invoiced when the product is shipped to the customer.

Service revenue consists primarily of:

●	Transaction fees from the facilitation of buyer generated purchase orders to suppliers, billed monthly;
●	Data service fees associated with providing vendors of pharmaceutical products with data analysis of their catalogues and branding of their products or company to the Company’s registered buyers, billed monthly or as a one-time fee; and
●	Software-as-a-Service (“SaaS”) fees for a platform for virtual healthcare provider visits, billed monthly.

Revenues for the Company’s services that are billed monthly are recognized and invoiced when the at the beginning of the month. Revenues for one-time services are recognized at the point in time when services are rendered.

Payment terms for products and services are generally 0 to 60 days and the Company has no contract assets or liabilities.

The following table presents disaggregated revenue by major product and service categories during the years ended December 31, 2023, and 2022:

Years ended December 31,	2023	2022
Product revenues
Pharmaceutical product resale	$1,363,830	$4,754,067
Packaged food resale	487,021	-
Total product revenue	$1,850,851	$4,754,067

Service revenues
Transaction fee income	$6,200,334	$5,347,401
Data service fee income	201,825	88,413
SaaS fee income	19,204	60,287
Total service revenue	$6,421,363	5,496,101

Total revenues	$8,272,214	$10,250,168

F-38

NOTE 6 – INVENTORY

Inventory value is determined using the weighted average cost method and is stated at the lower cost or net realizable value. As of December 31, 2023, and 2022, inventory was comprised of the following:

As of December 31,	2023	2022
Raw materials	$-	$65,523
Finished goods	968	-
Inventory	$968	$65,523

NOTE 7 – NOTES RECEIVABLE

On August 22, 2023, the Company received a Promissory Note (the “Wood Sage Note”) in the amount of $1,300,000 from Wood Sage, LLC and entered into the APS MIPA and CSP MIPA for the Company to sell APS and CSP and entered into a Master Service Agreement (“Wood Sage MSA”). The Wood Sage Note bears no interest and is due and payable within thirty days of a change in control, as defined by the Wood Sage Note, of the borrower. As of December 31, 2023, the outstanding balance of the Wood Sage Note was $1,300,000.

NOTE 8 – INTANGIBLE ASSETS

As of December 31, 2023, intangible assets, net consisted of the following:

	Weighted Average
	Useful Life		Accumulated
	(years)	Cost	Amortization	Net
Developed technology	5.0	$9,777,478	$(814,790)	$8,962,688

	December 31, 2023	December 31, 2022
Amortization expense	$814,790	$-
Total Amortization Expense	$814,790	$-

NOTE 9 – OTHER CURRENT LIABILITIES

As of December 31, 2023 and December 31, 2022, other current liabilities consisted of the following:

	December 31, 2023	December 31, 2022
Insurance refunds payable	$62,390	$62,390
Deferred revenue	-	5,127
Other payables	7,920	-
Other current liabilities	$70,310	$67,517

F-39

NOTE 10 – CONTINGENT FUNDING LIABILITIES

On December 13, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $150,000 to purchase $214,500 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $7,500 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. As of December 31, 2023, the balance of the payable balance is $144,231.

On November 22, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $275,000 to purchase $393,250 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $13,750 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. As of December 31, 2023, the balance of the payable balance is $222,115.

On October 25, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $1,200,000 to purchase $1,728,000 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $60,000 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. As of December 31, 2023, the balance of the payable balance is $880,000.

On June 27, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $1,250,000 to purchase $1,800,000 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $62,500 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. This agreement was fully paid off in October 2023.

On March 14, 2023, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $875,000 to purchase $1,224,000 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $42,500 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. This agreement was fully paid off in June 2023.

On September 14, 2022, the Company entered into a non-recourse funding agreement with a third-party for the purchase and sale of future receivables (the “Receivables Agreement”). Pursuant to the Receivables Agreement, the third party agreed to fund the Company $275,000 to purchase $396,000 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $15,000 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. This agreement was fully paid off in January 2023.

On June 27, 2022, the Company entered into a non-recourse funding agreement with a third-party funder for the purchase and sale of future receivables. Pursuant to the Receivables Agreement, the third party agreed to fund the Company $550,000 to purchase $792,000 of future receivables. Under the funding agreement, the third-party receives a priority interest in the receivables of Trxade Inc. The Company also paid $27,500 as a one-time origination fee in connection with the Receivables Agreement. The Receivables Agreement also allows for the third-party funder to file UCCs securing their interest in the receivables and includes customary events of default. This agreement was fully paid off in January 2023.

F-40

The Company’s relationship with the funding source meets the criteria in ASC 470-10-25 – Sales of Future Revenues or Various Other Measures of Income (“ASC 470”), which relates to cash received from a funding source in exchange for a specified percentage or amount of revenue or other measure of income of a particular product line, business segment, trademark, patent or contractual right for a defined period. Under this guidance, the Company recognized the fair value of its contingent obligation to the funding source, as of the acquisition date, as a current liability in its consolidated balance sheet.

Under ASC 470, amounts recorded as debt are to be amortized under the interest method. The Company made an accounting policy election to utilize the prospective method when there is a change in the estimated future cash flows, whereby a new effective interest rate is determined based on the revised estimate of remaining cash flows. The new rate is the discount rate that equates the present value of the revised estimate of remaining cash flows with the carrying amount of the debt, and it will be used to recognize interest expense for the remaining period. Under this method, the effective interest rate is not constant, and any change in expected cash flows is recognized prospectively as an adjustment to the effective yield. As of December 31, 2023, and December 31, 2022, the total contingent funding liability was $1,246,346 and $108,036, respectively, and the effective interest rate was approximately 31% and 31%, respectively. This rate represents the discount rate that equates the estimated future cash flows with the fair value of the debt and is used to compute the amount of interest to be recognized each period. Any future payments made to the funding source will decrease the contingent funding liability balance accordingly.

NOTE 11 – NOTES PAYABLE

On November 17, 2023, the Company issued promissory notes to Moku Foods, Inc. (the “Moku Foods November 2023 Note”) in the amount of $50,000. The promissory note accrues interest at 11.5% per annum, compounded monthly and is payable upon demand at any time after November 30, 2023. As of December 31, 2023, the balance of the Moku Foods October 2023 Note is $50,000. The Company has accrued interest of $945 as of December 31, 2023.

On October 16, 2023, the Company issued promissory notes to Moku Foods, Inc. (the “Moku Foods October 2023 Note”) in the amount of $150,000. The promissory note accrues interest at 11.5% per annum, compounded monthly and is payable upon demand at any time after October 31, 2023. As of December 31, 2023, the balance of the Moku Foods October 2023 Note is $150,000. The Company has accrued interest of $4,300 as of December 31, 2023.

On September 27, 2023, the Company issued promissory notes to Perfect Day, Inc. (the “Perfect Day Note”) in the amount of $4,400,000 as consideration for the TUC APA (see Note 3). The promissory notes do not accrue interest and are payable upon demand at any time after October 31, 2023. The entire aggregate, unpaid principal sum of the note is immediately due and payable upon the occurrence of a change in control, as defined in the agreement.

On September 14, 2023, the Company issued a promissory note to Danam Health, Inc. (the “Danam Note”) in the amount of $300,000. The Company received a deposit of $200,000 on September 14, 2023, and an additional deposit of $100,000 on October 13, 2023. The Danam Note accrues interest at 0% per annum and is due and payable no later than 30 days after a change in control of borrower, as defined in the note agreement. As of December 31, 2023, the balance of the Danam Note is $50,000.

On June 16, 2023, the Company issued a secured debenture to Eat Well Investment Group, Inc. (the “Eat Well June 2023 Note”) in the amount of $1,150,000 for the purchase of Sapientia, a wholly-owned subsidiary of Superlatus. The Eat Well June 2023 Note is secured by 100% of the membership interests in Sapientia. The Eat Well June 2023 Note began accruing interest at 12% per annum, compounded monthly, as of October 31, 2023. The Eat Well June 2023 matured on December 31, 2023. As of December 31, 2023, the balance of the Eat Well June 2023 Note is $1,150,000. The Company has accrued interest of $23,063 as of December 31, 2023. As of the date of this filing, the parties are working on an amendment for an extension.

F-41

On February 8, 2023, Sapientia, a wholly-owned subsidiary of Superlatus, entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well February 2023 Note”) in the amount of $25,000. The Eat Well February 2023 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures February 7, 2025. As of December 31, 2023, the balance of the Eat Well February 2023 Note is $25,000. The Company has accrued interest of $418 as of December 31, 2023.

On September 14, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well September 2022 Note”) in the amount of $50,000. The Eat Well September 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures September 13, 2024. As of December 31, 2023, the balance of the Eat Well September 2022 Note is $50,000. The Company has accrued interest of $1,212 as of December 31, 2023.

On July 26, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well July 26, 2022 Note”) in the amount of $35,000. The Eat Well July 26, 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures July 25, 2024. As of December 31, 2023, the balance of the Eat Well July 26, 2022 Note is $35,000. The Company has accrued interest of $938 as of December 31, 2023.

On July 12, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well July 12, 2022 Note”) in the amount of $25,000. The Eat Well July 12, 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures July 11, 2024. As of December 31, 2023, the balance of the Eat Well July 12, 2022 Note is $25,000. The Company has accrued interest of $688 as of December 31, 2023.

On March 15, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well March 2022 Note”) in the amount of $100,000. The Eat Well March 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures March 14, 2024. As of December 31, 2023, the balance of the Eat Well March 2022 Note is $100,000. The Company has accrued interest of $3,361 as of December 31, 2023.

On February 1, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well February 2022 Note”) in the amount of $100,000. The Eat Well February 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures February 1, 2024. As of December 31, 2023, the balance of the Eat Well February 2022 Note is $100,000. The Company has accrued interest of $3,576 as of December 31, 2023.

On January 20, 2022, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well January 2022 Note”) in the amount of $20,000. The Eat Well January 2022 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matures January 20, 2024. As of December 31, 2023, the balance of the Eat Well January 2022 Note is $20,000. The Company has accrued interest of $728 as of December 31, 2023.

On December 24, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well December 2021 Note”) in the amount of $100,000. The Eat Well December 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured December 24, 2023. As of December 31, 2023, the balance of the Eat Well December 2021 Note is $100,000. The Company has accrued interest of $3,776 as of December 31, 2023. As of the date of this filing, the parties are working on an amendment for an extension.

On November 10, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well November 2021 Note”) in the amount of $50,000. The Eat Well November 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured November 10, 2023. As of December 31, 2023, the balance of the Eat Well November 2021 Note is $50,000. The Company has accrued interest of $2,001 as of December 31, 2023. As of the date of this filing, the parties are working on an amendment for an extension.

On August 18, 2021, Sapientia entered into a Loan Agreement with Eat Well Investment Group, Inc. (the “Eat Well August 2021 Note”) in the amount of $250,000. The Eat Well August 2021 Note is unsecured, accrues interest at a rate of 1.87% per annum, and matured August 18, 2023. As of December 31, the balance of the Eat Well August 2021 Note is $250,000. The Company has accrued interest of $11,079 as of December 31, 2023. As of the date of this filing, the parties are working on an amendment for an extension.

The following table summarizes notes payable balances as of December 31, 2023:

	Current	Noncurrent		Accrued
	Portion	Portion	Total	Interest
Perfect Day Notes	$4,400,000	$-	$4,400,000	$-
Danam Note	50,000	-	50,000	-
Moku Foods November 2023 Note	50,000	-	50,000	945
Moku Foods October 2023 Note	150,000	-	150,000	4,300
Eat Well June 2023 Note	1,150,000	-	1,150,000	57,847
Eat Well February 2023 Note	-	25,000	25,000	418
Eat Well September 2022 Note	50,000	-	50,000	1,212
Eat Well July 26, 2022 Note	35,000	-	35,000	938
Eat Well July 12, 2022 Note	25,000	-	25,000	688
Eat Well March 2022 Note	100,000	-	100,000	3,361
Eat Well February 2022 Note	100,000	-	100,000	3,576
Eat Well January 2022 Note	20,000	-	20,000	728
Eat Well December 2021 Note	100,000	-	100,000	3,776
Eat Well November 2021 Note	50,000	-	50,000	2,001
Eat Well August 2021 Note	250,000	-	250,000	11,079
	$6,530,000	$25,000	$6,555,000	$90,869

F-42

NOTE 12 – INCOME TAXES

The provision for income taxes on income from operations for fiscal 2023 and 2022 consists of the following:

	2023	2022
Federal:
Current	-	-
Deferred	-	-

State
Current	-	-
Deferred	-	-

Total	-	-

Income (loss) before income taxes for the years ended December 31, 2023 and 2022 consisted of the following:

For the year ended December 31,	2023	2022

US	(17,843,574)	(3,909,868)

As a result of the full net valuation allowance position, the Company did not recognize any U.S. federal income tax expense or tax benefit on any components of continuing or discontinued operations.

	2023	2022
Deferred Tax Assets
Net operating Losses	5,800,214	4,030,755
Purchased Intangibles	151,877	-
Lease Liability	127,896	-

Total Deferred Tax Assets	6,079,987	4,030,755

Deferred Tax Liabilities
Purchased Goodwill	(15,534)	-
Right to Use Assets	(127,896)	-

Total Deferred Tax Liabilities	(143,430)	-

Valuation Allowance	(5,936,557)	(4,030,755)

Net Deferred Taxes	-	-

The Company has established a valuation allowance equal to the full amount of the deferred tax asset primarily due to uncertainty in the utilization of the net operating loss carry forwards.

The estimated net operating loss carry forwards of approximately $24,893,624 will be available based on the new carryover rules in section 172(a) passed with the Tax Cuts and Jobs Acts.

NOTE 13 – STOCKHOLDERS’ EQUITY

Designation of Series C Preferred Stock

Effective October 4, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of the Series C Preferred Stock with the Secretary of the State of Delaware which designated 1,000 shares of the Company’s authorized and unissued preferred stock as convertible Series C Preferred Stock at a par value of $0.00001 per share.

Hudson Global Ventures Stock Purchase Agreement

On October 4, 2023, the Company entered into a Securities Purchase Agreement (“Agreement”, or “SPA”) with Hudson Global Ventures, LLC (“Hudson”). Under the terms of the Agreement, the Company agreed to sell, and Hudson agreed to purchase, Two Hundred Ninety (290) shares of Series C Preferred Stock (the “Purchased Shares”) at a price of $1,000 per share and a Warrant to purchase up to 41,193 shares of Common Stock. Additionally, pursuant to the Agreement, 40,000 shares of Common Stock were issued to Hudson upon closing for a commitment fee. The Company received $250,000 in exchange for the Purchased Shares, Common Stock, and Warrants, net of issuance costs.

Designation of Series B Preferred Stock

Effective June 26, 2023, the Company filed a Certificate of Designation, Preferences, Rights and Limitations of the Series B Preferred Stock with the Secretary of the State of Delaware which designated 787,754 shares of the Company’s authorized and unissued preferred stock as convertible Series B Preferred Stock at a par value of $0.00001 per share.

2023 1:15 Stock Split

Effective June 21, 2023, the Company executed a 1:15 reverse stock split for stockholders of record on that date. This was executed to comply with the Nasdaq Listing Rule 5550(a)(2) to have the price of the stock above $1.

2022 Equity Compensation Awards

Effective September 1, 2022, the Board of Directors and Compensation Committee of the Company, with the approval of each of the following officers, agreed to reduce the annual cash compensation payable to Suren Ajjarapu, the Company’s Chief Executive Officer; Prashant Patel, the Company’s President and Chief Operating Officer and Janet Huffman, the Company’s former Chief Financial Officer, in an effort to conserve cash.

In lieu of the reduced cash salary payable to each officer, the Board and Compensation Committee agreed to issue such officers shares of the Company’s common stock equal to the amount of reduced cash salary, divided by the closing sales price of the Company’s common stock on the NASDAQ Capital Market on August 31, 2022, the date approved by the Board of Directors. The total amount of shares of common stock issued on August 31, 2022, to the officers was 5,460.

F-43

The shares of common stock issuable to the officers vested at the rate of 1/4th of such shares on each of September 30, 2022, October 31, 2022, November 30, 2022, and December 31, 2022, subject to each applicable Officer’s continued service to the Company on such dates and subject to the restricted stock award agreements entered into as evidence of such awards.

Separately, certain employees of the Company agreed to reduce their cash salaries by an aggregate of $37,000 in consideration for an aggregate of 2,126 shares of the Company’s restricted common stock, with the same vesting terms as the officer shares discussed above.

Effective on August 31, 2022, the Board of Directors approved the issuance of 3,635 shares of common stock of the Company to each independent member of the Board of Directors, for services rendered to the Company during fiscal 2022, which shares were valued at $63,250, based on the closing sales price of the Company’s common stock on the date approved by the Board of Directors. The shares vested at the rate of 1/4th of such shares immediately on the grant date, and 1/4th of such shares on each of October 1, 2022, January 1, 2023, and April 1, 2023, subject to each applicable independent director’s continued service to the Company on such dates.

All of the awards discussed above were issued under the Company’s Second Amended and Restated 2019 Equity Incentive Plan (the “Plan”) and all restricted stock awards discussed above were evidenced by Restricted Stock Grant Agreements.

NOTE 14 – PREFUNDED AND PRIVATE PLACEMENT WARRANTS

On October 4, 2022 the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a certain institutional investor (the “Purchaser”) which provided for the sale and issuance by the Company of (i) the Company’s common stock (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) and (iii) warrants (the “Private Placement Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). The Private Placement Warrants were sold in a concurrent private placement (the “Private Placement”).

Simultaneously with the closing of the stock placement, the investor pre-purchased 40,116 Private Warrants at a purchase price of $17.25 per warrant. The Pre-Funded Warrants are immediately exercisable into one share of common stock per warrant, have an exercise price of $0.00015 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. On January 4, 2023, the investor exercised the 40,116 warrants for a purchase price of $6.02. The investor was issued the shares on this date. Each Private Warrant has an exercise price of $22.50 per share, will be exercisable following Stockholder Approval, which was obtained in December 2022, and will expire on the fifth anniversary of the date on which the Private Warrants become exercisable. The Private Warrants contain standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions, and include full ratchet anti-dilutive rights in the event the Company issues shares of Common Stock or Common Stock equivalents within fifteen months of the initial exercise date, with a value less than the then exercise price of such Private Warrants, subject to certain customary exceptions, and further subject to a minimum exercise price of $3.48 per share. The Private Warrants also include certain rights upon ‘fundamental transactions’ as described in the Private Warrants, including allowing the holders thereof to require that the Company re-purchase such Private Warrants at the Black Scholes Value of such securities.

NOTE 15 – WARRANTS

During the year ended December 31, 2023, 41,193 warrants were granted, and none expired. During the year ended December 31, 2023, 40,116 prefunded warrants and 1,795 granted warrants to purchase shares of common stock were exercised for a total purchase price of $1,621. See Note 13 for further description.

The Company uses the Black-Scholes pricing model to estimate the fair value of stock-based awards on the date of the grant.

There was no compensation cost related to the warrants for the years ended December 31, 2023, and 2022, respectively.

F-44

The following table summarizes the assumptions used to estimate the fair value of the outstanding warrants during the years ended December 31, 2023, and 2022.

	2023	2022
Expected dividend yield	0%	0%
Weighted-average expected volatility	165%	86%
Weighted-average risk-free interest rate	3.9%	4.3%
Expected life of warrants	3.8 years	5 years

The Company’s outstanding and exercisable warrants as of December 31, 2023 and 2022 are presented below:

	Number Outstanding	Weighted Average Exercise Price	Contractual Life In Years	Intrinsic Value
Warrants outstanding as of December 31, 2021	2,969	$4.82	0.95	$11,135
Warrants granted	177,536	22.50	4.77	-
Warrants forfeited, expired, cancelled	(202)	3.90	-	-
Warrants exercised	(972)	0.06	-	-
Warrants outstanding as of December 31, 2022	179,331	22.50	4.72	6,731
Warrants granted	41,193	7.20	4.76	-
Warrants forfeited, expired, cancelled	-	-	-	-
Warrants exercised	(1,795)	0.90	-	-
Warrants outstanding as of December 31, 2023	218,729	19.62	3.95	$-
Warrants exercisable as of December 31, 2023	218,279	19.62	3.95	$-

NOTE 16 – OPTIONS

The Company maintains stock option plans under which certain employees are awarded option grants based on a combination of performance and tenure. The stock option plans provide for the grant of up to 155,556 shares, and the Company’s Second Amended and Restated 2019 Equity Incentive Plan provides for automatic increases in the number of shares available under such plan (currently 133,333 shares) on April 1st of each calendar year, beginning in 2021 and ending in 2029 (each a “Date of Determination”), in each case subject to the approval and determination of the administrator of the plan (the Board of Directors or Compensation Committee) on or prior to the applicable Date of Determination, equal to the lesser of (A) ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the administrator. The administrator as a result of the annual meeting shareholder vote increased the number of shares available to grant to employees under the 2019 incentive plan by 2 million. The administrator did not approve an increase in the number of shares covered under the plan as of April 1, 2022.

For the year ended December 31, 2023, 9,053 options to purchase shares were granted, 140 options to purchase shares were forfeited and 2,393 options expired. For the year ended December 31, 2023, no options to purchase shares of common stock were exercised.

F-45

Total compensation cost related to stock options granted was $29,738 and $79,163 for the years ended December 31, 2023, and 2022, respectively.

The following table represents stock option activity for the year ended December 31, 2023:

	Number Outstanding	Weighted-Average Exercise Price	Weighted-Average Contractual Life in Years	Intrinsic Value

Options outstanding as of December 31, 2021	27,398	$4.78	4.67	$368,417
Options exercisable as of December 31, 2021	20,146	4.88	4.38	257,186
Options granted	-	-	-	-
Options forfeited	(1,234)	87.37	4.91	-
Options expired	(6,456)	86.03	2.66	-
Options exercised	-	-	-	-
Options outstanding as of December 31, 2022	19,708	66.00	3.92	-
Options exercisable as of December 31, 2022	17,167	66.30	3.89	-
Options granted	9,053	6.08	4.25	-
Options forfeited	(140)	82.33	1.75	-
Options expired	(2,392)	89.89	0.06	-
Options exercised	-	-	-	-
Options outstanding as of December 31, 2023	26,229	$43.04	3.70	$-
Options exercisable as of December 31, 2023	16,141	$60.75	3.64	$-

NOTE 17 – CONTINGENCIES

Studebaker Defense Group, LLC

In July 2020, the Company’s wholly-owned subsidiary, IPS, entered into an agreement with Studebaker Defense Group, LLC (“Studebaker”) wherein IPS would pay Studebaker a down payment of $500,000 and Studebaker would deliver 180,000 boxes of nitrile gloves by August 14, 2020. IPS wired the $500,000 to Studebaker, but to date, Studebaker has not delivered the gloves or provided a refund of the deposit. In December 2020, the Company filed a complaint against Studebaker in Florida state court, Case No. 20-CA-010118 in the Circuit Court for the Thirteenth Judicial Circuit in Hillsborough County, for among other things, breach of contract. Studebaker did not answer the complaint, nor did counsel for Studebaker file an appearance. Accordingly, in February 2021, the Company filed for a default judgment; however, on March 22, 2021, counsel for Studebaker filed an appearance and shortly thereafter filed a motion to vacate the default judgment and dismiss the complaint on jurisdictional grounds. The court granted Studebaker’s motion to set aside the default judgment but denied the motion to dismiss. At June 30, 2021, the $500,000 was recorded as Loss on Inventory Investment. The Company won this case but has not collected any settlement yet, another lawsuit was filed to collect.

On April 13, 2023, a settlement was reached in the Studebaker and IPS legal case. The court found in favor of IPS and ordered Studebaker to pay $550,000 to IPS. The payments were to commence on May 1, 2023 and continue monthly in 17 installments until the full amount is paid in full but as of the filing date, no payment has been received by IPS.

F-46

Sandwave Group Dsn Bhd and Crecom Burj Group SDN BHD

In August 2020, IPS entered into an agreement with Sandwave Group Dsn Bhd (“Sandwave”), wherein IPS would pay Sandwave a down payment of $581,250 and Sandwave’s supplier, Crecom Burj Group SDN BHD (“Crecom”), would deliver 150,000 boxes of nitrile gloves within 45 days. IPS wired the $581,250 to Sandwave, which in turn wired the purchase price to Crecom, which Crecom accepted; however, to date, Crecom has not delivered the nitrile gloves. IPS demanded return of its $581,250 and Crecom acknowledged that IPS was entitled to a refund. As of February 2021, Crecom had not returned any funds and IPS filed a complaint against Crecom in Malaysia: Case No. WA-22NCC-55-02/2021 in the High Court of Malaysia at Kuala Lumpur in the Federal Territory, Malaysia for the Malaysian equivalent of breach of contract. On September 1, 2022 counsel for Crecom informed the court that Crecom had been wound up on August 23, 2022; under Section 471 of the Malaysian Companies Act 2016, the suit filed by IPS was stayed until leave of the court is obtained to proceed. Given this new information regarding Crecom the Company has decided at this time to stop its pursuit of this lawsuit until or unless additional information is obtained by counsel for IPS. At June 30, 2021, the $581,250 was recorded as Loss on Inventory Investment.

GSG PPE, LLC

On November 19, 2021, IPS filed a complaint against GSG PPE, LLC (“GSG”) and Gary Waxman (“Waxman”), the owner, alleging three counts of breach of contract for a purchase agreement, a promissory note, and a personal guaranty. Collectively, the company alleges that GSG and Waxman have materially breached all three contracts. In late 2020, GSG and IPS executed a valid initial contract setting the terms of a business transaction. GSG failed to pay IPS approximately 75% of the amount owed to IPS. GSG acknowledged it owed the money and executed a promissory note in favor of IPS in the amount of $630,000 which matured on September 30, 2021. The note provides for attorney fees and interest in addition to the $630,000. Waxman’s personal guaranty confirmed that GSG owed IPS $630,000. On September 30, 2021, the $630,000 was recorded as Bad Debt Expense. A settlement was entered into between the parties in June 2022, whereby GSG and Waxman agreed to pay $743,000 which included attorney fees and interest, which is required to be paid to the Company in monthly installments over 17 months. The Company received additional monthly installment payments as part of the agreement through January 2023. As of December 31, 2023, and through the date of this filing, the Company has not received the monthly installment payments due to the Company from GSG since January of 2023.

NOTE 18 – LEASES

The Company has two operating leases for corporate offices as of December 31, 2023. The following table outlines the details of the leases:

	Lease 1	Lease 2	Lease 3
Initial Lease Term	January 2021 to December 2021	October 2018 to November 2023	October 2023 to September 2026
New Initial Lease Term	January 2022 to December 2026	November 2023 to October 2028	-
Initial Recognition of Right of use assets at January 1, 2019	$534,140	$313,301	-
New Initial Recognition of Right of use Assets at December 31, 2021	$977,220	$-	-
New Initial Recognition of Right of use Assets at December 31, 2023			351,581
Incremental Borrowing Rate	10%	10%	10%

F-47

The Company entered into a new corporate office lease (Lease 1) in January 2022. At inception, the Company determined that the new lease required remeasurement of the lease liability resulting in the increase of the right-of-use asset and the associated lease liability by $977,220. The Company and the Lessor agreed to terminate the lease and vacate the premises in November 2023. The termination resulted in the surrender of the Company’s security deposit of $38,500. The related right-of-use assets of $642,887 and lease liabilities of $664,992 were removed from the balance sheet as of December 31, 2023.

The Company entered into a lease agreement (Lease 2) for the period of October 2018 to November 2023. At inception, management had included the renewal period from November 2023 to November 2028 within the initial recognition of the related right of use assets and lease liabilities, as it was reasonably expected, at the time, that the renewal option would be exercised. The Company determined that the new lease required measurement and recognition of the lease liability and right-of-use assets of $313,301. The lease is classified as an operating lease. No incentives were included in the lease.

The Company entered into a new warehouse lease (Lease 3) October 2023. The Company determined that the new lease required measurement and recognition of the lease liability and right-of-use assets of $351,581. The lease is classified as an operating lease. No incentives were included in the lease.

The table below reconciles the fixed component of the undiscounted cash flows for each of the first five years and the total remaining years to the lease liabilities recorded in the Consolidated Balance Sheet as of December 31, 2023.

Future lease obligations
2024	187,935
2025	193,487
2026	163,146
2027	58,347
2028	48,612
Thereafter	-
Total minimum lease payments	651,527
Less: effect of discounting	(102,617)
Present value of future minimum lease payments	548,910
Less: current obligations under leases	139,705
Long-term lease obligations	$409,205

Weighted Average Discount Rate	10%
Weighted Average Term Remaining	3.6 Years
Short-Term Lease Expense Remaining	$187,361

For the years ended December 31, 2023, and 2022, total lease expense was $385,977 and $344,525, respectively.

For the years ended December 31, 2023, and 2022, amortization of right-of-use assets was $215,665 and $181,218, respectively.

For the years ended December 31, 2023, and 2022, net operating lease liabilities settled was $195,475 and $164,618, respectively.

NOTE 19 – SEGMENT REPORTING

Operating segments are defined as the components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability, cash flows, and growth opportunities of each respective segment.

The Company classifies its business interests into reportable segments which are:

●	Trxade, Inc. - Web based pharmaceutical marketplace platform – B2B sales

F-48

●	IPS - Integra Pharma, LLC - Licensed wholesaler of brand, generic and non-drug products – B2B sales
●	Superlatus – holds Sapientia’s intellectual property for advanced food extrusion technology and The Urgent Company – Manufacturer of ice cream that is animal product-free, vegan, lactose-free, and made with plants – B2B sales
●	Unallocated - Other – corporate overhead expense, discontinued operations and Bonum Health, LLC.

Years Ended December 31, 2023	Trxade, Inc.	Integra	Superlatus	Unallocated	Total
Revenue	6,402,159	1,363,830	487,021	19,204	8,272,214
Gross Profit	6,402,159	49,030	(3,872,136)	19,204	2,598,257
Segment Assets	1,375,109	220,634	9,663,310	1,273,860	12,532,913
Segment Profit/Loss	2,325,175	(668,625)	(10,416,347)	(9,083,777)	(17,843,574)
Cost of Sales	-	1,314,800	4,359,157	-	5,673,957

Years Ended December 31, 2022	Trxade, Inc.	Integra	Superlatus	Unallocated	Total
Revenue	5,435,814	4,754,067	-	60,287	10,250,168
Gross Profit	5,433,641	25,343	-	60,287	5,519,271
Segment Assets	1,877,881	445,264	-	1,386,881	3,710,026
Segment Profit (Loss)	1,924,355	(545,557)	-	(5,288,666)	(3,909,868)
Cost of Sales	2,173	4,728,724	-	-	4,730,897

NOTE 20 – SUBSEQUENT EVENTS

Asset Purchase Agreement

On February 16, 2024, the Company, together with Trxade, Inc., a wholly owned subsidiary of the Company, and Micro Merchant Systems, Inc. (“MMS”) entered into an asset purchase agreement (the “APA”) under which MMS agreed to purchase for cash substantially all of the assets of Trxade, Inc. On February 16, 2024, the parties consummated the closing of the transactions contemplated by the APA. Trxade, Inc. operated a web-based market platform designed to enable trading among healthcare buyers and sellers of pharmaceuticals, accessories and services. The purchase price paid at closing was $22.5 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses. Subject to the terms and conditions of the APA, if, during the period beginning on the closing date and ending on the four-month anniversary of the closing date, MMS receives $1.6 million or greater in certain collections from third parties resulting from any products or services sold, or provided, by the business assets and operations acquired from Trxade, Inc., Trxade, Inc. will be due an additional $7.5 million payment from MMS.

Subscription Agreement

On February 29, 2024, the Company’s wholly owned subsidiary Trxade, Inc. entered into a Subscription Agreement (the “Subscription Agreement”) with Lafayette Energy Corp., a Delaware corporation (“Lafayette”). Pursuant to the Subscription Agreement, Trxade, Inc. will, in two equal tranches, invest a total of up to $5.0 million in Lafayette in exchange for up to 2,000,000 shares of Lafayette’s newly created Series A Convertible Preferred Stock, with the second tranche becoming payable only upon Trxade, Inc.’s receipt of notice that Lafayette has successfully drilled its first oil and gas well and produced at least one hundred (100) barrels of oil. Mr. Michael Peterson is a director of the Company as well as the CEO of Lafayette and a member of Lafayette’s board of directors.  This relationship was disclosed to the Company’s Board of Directors and the audit committee of the Board of Directors prior to, and at the time that the terms of the Subscription Agreement and the transaction effected thereby were approved by the Board of Directors as a whole and the members of the audit committee.

Stock Purchase Agreement

On March 5, 2024, the Company entered in a Stock Purchase Agreement (“SPA”) with Superlatus Foods Inc. (the “Buyer”). Pursuant to the SPA, the Company sold all of the issued and outstanding stock (the “Stock”) of Superlatus Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Superlatus”), to the Buyer. The purchase price for the Stock was $1.00 which was delivered to the Company at the closing, which occurred simultaneously with the execution of the SPA. As a result of the transaction Superlatus is no longer a subsidiary of the Company, and the rights and assets of Superlatus together with various liabilities and obligations that were specific to Superlatus became rights and obligations of Buyer.

Special Cash Dividend

On March 6, 2024, the Company announced the declaration of a special cash dividend of eight dollars ($8.00) per share of common stock, payable to stockholders of record as of March 18, 2024, with the dividend being paid on or about March 22, 2024. The special dividend was paid using a portion of the proceeds from the closing of the sale of the Company’s web-based market platform assets.

F-49

Scienture Inc.

Balance Sheets

Unaudited

	June 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$114,210	$1,123,878
Accounts receivable	-	66,414
Other receivables	485	485
Total Current Assets	114,695	1,190,777
Operating lease, right of use asset	61,579	64,091
Total Assets	$176,273	$1,254,868

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$884,581	$107,175
Accrued expenses and other liabilities	1,198,822	332,212
Convertible notes	-	3,665,220
Operating lease liability	22,567	21,403
Total Current Liabilities	2,105,970	4,126,010
Long-term convertible notes, net of debt discount	1,734,661	1,625,117
Operating Lease Liability, non current	39,319	42,893
Development agreement liability	1,285,000	-
Total Liabilities	5,164,950	5,794,020

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 3,365,657 authorized, issued and outstanding	337	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	10,835,257	6,849,064
Accumulated deficit	(15,824,770)	(11,388,956)
Total stockholders’ deficit	(4,988,676)	(4,539,152)
Total Liabilities and Stockholders’ Deficit	$176,273	$1,254,868

F-50

Scienture Inc.

Statements of Operations and Comprehensive Loss

Unaudited

	Six Months Ended June 30,
	2024	2023
Revenue	$-	$800,000

Operating Expenses:
Research and development	1,520,947	946,435
General and administrative	1,413,893	267,236
Termination fee	1,285,000	-
Total operating expenses	4,219,841	1,213,670

Loss from Operations	(4,219,841)	(413,670)

Other Income (Expense)
Other income	11,931	18,304
Interest expense	(227,905)	(76,203)
Total other expense	(215,974)	(57,900)

Net Loss	$(4,435,814)	$(471,570)

Net loss per share - basic and diluted	$(0.89)	$(0.09)
Weighted-average shares used to compute net loss per share - diluted	5,000,000	5,000,000

F-51

Scienture Inc.

Statements of Stockholders’ Deficit

Unaudited

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,920
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	$240	5,000,000	$500	$6,325,355	$(9,147,967)	$(2,821,872)
Stock-based compensation expense	-	-	-	-	39,724	-	39,724
Net loss	-	-	-	-	-	(471,570)	(471,570)
Balance at June 30, 2023	2,400,000	$240	5,000,000	$500	$6,365,079	$(9,619,537)	$(3,253,718)

Balance at December 31, 2023	2,400,000	$240	5,000,000	$500	$6,849,064	$(11,388,956)	$(4,539,152)
Conversion of notes into preferred stock	965,657	97	-	-	3,941,356	-	3,941,453
Stock-based compensation expense	-	-	-	-	44,837	-	44,837
Net loss	-	-	-	-	-	(4,435,814)	(4,435,814)
Balance at June 30, 2024	3,365,657	$337	5,000,000	$500	$10,835,257	$(15,824,770)	$(4,988,676)

F-52

Scienture Inc.

Statements of Cash Flows

Unaudited

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(4,435,814)	$(471,570)
Adjustments to reconcile Net loss to net cash used in operating activities:
Amortization of debt discount	109,544	-
Stock-based compensation expense	44,837	39,724
Changes in operating assets and liabilities:
Accounts receivable	66,414	(300,000)
Accounts payable	777,406	29,729
Accrued expenses and other liabilities	1,142,843	76,212
Development agreement liability	1,285,000	-
Operating lease liability, Net	103	-
Net cash used in operating activities	(1,009,668)	(625,905)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes		400,000
Net cash used in financing activities	-	400,000

Net change in cash and cash equivalents	(1,009,668)	(225,905)
Cash and cash equivalents at beginning of period	1,123,878	604,813
Cash and cash equivalents at end of period	$114,210	$378,908

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Conversion of notes and accrued interest into preferred stock	$3,941,453	$-

F-53

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the periods ending June 30, 2024 and 2023 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Unaudited Interim Financial Information

The unaudited condensed consolidated interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year.

F-54

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2023.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the six months ended June 30, 2024 and 2023.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of June 30, 2024 and December 31, 2023, respectively.

F-55

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 for the six months ended June 30, 2023, at the point when the development milestone events occurred.

In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,00 has not been repaid within two years of the early of i) commercial launch or ii) 120 from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. Accordingly, the Company recorded a $1,285,000 termination fee liability. As of the date of issue of financial statements, the entire amount is outstanding.

F-56

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the six months ended June 30, 2024, the Company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

F-57

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

F-58

Note 3 Going Concern

The Company has a net loss of ($4,435,814) for the six months ended June 30, 2024 and stockholders’ deficit of ($4,988,676) as of June 30, 2024. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	June 30,	December 31,
	2024	2023
Balances with banks	$116,107	$31,943
Money market securities(Highly liquid investments)	-	1,091,935
Total Cash and Cash Equivalents	$116,106	$1,123,879

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023, there $3,665,220 in outstanding principal. All the short-term convertible notes matured during the period of December 2023. In March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest through the date of conversion amounting to $276,233 into an aggregate of 965,567 shares of preferred stock of the Company.

F-59

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of June 30, 2024 and December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the six months ended June 30, 2024, the Company amortized $109,544 of the debt discount to interest expense.

Long-term convertible debt, net of debt discount, consisted of the following:

	June 30,	December 31,
	2024	2023
Principal	$2,000,000	$2,000,000
Less: Unamortized debt discount	265,339	374,883
Long-term convertible notes, net of debt discount	$1,734,661	$1,625,117

Maturities of the outstanding notes are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

F-60

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

In August 2024, Kesin demanded immediate payment of the full amount under the Kesin Termination Agreement, alleging the full amount is payable in connection with the consummation Scienture’s business combination with the Company. Scienture has disputed that the amount is now payable, and the parties are in discussions to resolve the issue. There can be no assurance that an amicable resolution will be obtained. If Kesin brings a legal action, Scienture will vigorously defend it.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the six months ended June 30, 2024 and 2023 were $0 and $800,000, respectively. The Company terminated the agreement with Kesin in March 2024, and recorded a termination fee and related liability of $1,285,000 as of June 30, 2024.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the six months ended June 30, 2024 and 2023 are $14,440 and $0, respectively. The Company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the six months ended June 30, 2024 and 2023 amounted to $106,539 and $189,027, respectively.

During the six months ended June 30, 2023, a related party to a director issued a convertible note to the Company for $250,000.

In July 2024, officers of the company provided a short term promissory note to the Company for $265,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

F-61

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2023	655,000	$0.90	7.56
Granted	142,199	1.13
Exercised	-	-
Cancelled and forfeited	-	-
Balance as of June 20, 2024	797,199	$0.94	6.21

Vested and exercisable as of June 30, 2024	499,089	$0.84	5.62

The weighted-average grant date fair value of options granted during the six months ended June 30, 2024 was $0.76 per share.

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	June 30,
	2024	2023
General and Administrative Expenses	$44,837	$39,724
Total stock-based compensation expense	$44,837	$39,724

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	June 30,
	2024	2023
Expected volatility	72%	65% - 75%
Risk-free interest rate	4.1% - 4.4%	0.5% - 3.5%
Expected term	5.7 - 6.1 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of June 30, 2024, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

F-62

Note 12 Net Loss per Share

Stock options to purchase 799,199 and 655,000 shares of common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 0 and 3,350,000 shares common stock were outstanding at June 30, 2024 and 2023, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	June 30,
	2024	2023
Operating lease costs
Amortization of ROU Assets	$2,152	$-
Interest on Lease Liabilities	$1,190	$-
Short term lease costs	$17,010	$-

F-63

Supplemental balance sheet information related to leases was as follows:

	June 30,	December 31,
	2024	2023
Operating Leases
Right of Use Assets	$61,579	$64,091

Short term Lease liabilities	$22,567	$21,403
Long term Lease liabilities	$39,319	$42,893
	$61,886	$64,296

Weighted Average Remaining Lease Term (in years)	2.33	-

Weighted Average Discount Rate	15.50%	-

Note 14 Subsequent Events

In July 2024, the executives of the Company issued a short-term loan to Company for an aggregate amount of $250,000.

In July 2024, all of the unvested options per the Company’s Stock Option and Grant Plan became vested.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Management has evaluated subsequent events through August 15, 2024, the date the financial statements were available to be issued.

F-64

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Scienture Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scienture Inc. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations and comprehensive loss, statements of stockholders’ deficit and statements of cash flows, and the related notes collectively referred to as the “financial statements” for each of the two years in the period ended December 31, 2023. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with Generally Accepted Accounting Principles of United States of America. We were appointed as the independent auditors of Scienture Inc. since 2022.

Matters related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs, it may be required to reduce the scope of its planned development. The company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Responsibilities of the Management for the Financial Statements

These financial statements are the responsibility of the Company’s management. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the applicable rules and regulations of PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The company is not required to have, nor we have engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that:

(1)	relate to accounts or disclosures that are material to the financial statements and

(2)	involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

We have served as the Company’s auditors since 2022.

/s/ Suri & Co., Chartered Accountants

Date: July 31,2024

Place: Chennai, India

F-65

Scienture Inc.

Balance Sheets

	December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$1,123,878	$604,813
Accounts receivable	66,414	-
Other receivables	485	485
Total Current Assets	1,190,777	605,298
Operating lease, right of use asset	64,091	-
Total Assets	$1,254,868	$605,298

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	107,175	393,676
Accrued expenses and other liabilities	332,211	83,494
Convertible notes	3,665,220	2,950,000
Operating lease liability	21,404	-
Total Current Liabilities	4,126,010	3,427,170
Long-term convertible debt, net of debt discount	1,625,117	-
Operating lease liability, non current	42,893	-
Total Liabilities	5,794,020	3,427,170

Commitments and contingencies (Refer Note 8)
Stockholders’ Deficit:
Preferred stock, $.0001 par value, 2,400,000 authorized, issued and outstanding	240	240
Common stock, $0.0001 par value, 10,000,000 authorized, 5,000,000 issued and outstanding	500	500
Additional paid-in capital	6,849,064	6,325,355
Accumulated deficit	(11,388,956)	(9,147,967)
Total stockholders’ deficit	(4,539,152)	(2,821,872)
Total Liabilities and Stockholders’ Deficit	$1,254,868	$605,298

F-66

Scienture Inc.

Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2023	2022

Net revenue	$800,000	$300,000

Operating Expenses:
Research and development	2,029,812	3,061,492
General and administrative expenses	719,318	880,110
Total operating expenses	2,749,210	3,941,602

Loss from Operations	(1,949,210)	(3,641,602)

Other Income (Expense)
Dividend income	2,401	-
Interest income (expense), net	(312,577)	(76,351)
Miscellaneous income	18,397	9,574
Total other expense	(291,779)	(66,777)

Net Loss	$(2,240,989)	$(3,708,378)

Net loss per share - basic and diluted	(0.45)	(0.74)
Weighted-average shares used to compute net loss per share - basic and diluted	5,000,000	5,000,000

F-67

Scienture Inc.

Statements of Stockholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at December 31, 2021	2,400,000	$240	4,850,000	$485	$6,111,783	$(5,439,589)	$672,919
Common stock issued for services	-	-	150,000	15	145,485	-	145,500
Stock-based compensation expenses	-	-	-	-	68,087	-	68,087
Net loss	-	-	-	-	-	(3,708,378)	(3,708,378)
Balance at December 31, 2022	2,400,000	240	5,000,000	500	6,325,355	(9,147,967)	(2,821,872)
Warrants issued in connection with long-term convertible debt	-	-	-	-	444,260	-	444,260
Stock-based compensation expenses	-	-	-	-	79,449	-	79,449
Net loss	-	-	-	-	-	(2,240,989)	(2,240,989)
Balance at December 31, 2023	2,400,000	$240	5,000,000.00	$500	$6,849,064	$(11,388,956)	$(4,539,152)

F-68

Scienture Inc.

Statements of Cash Flows

	Year Ended December 31,
	2023	2022

Cash flows from operating activities:
Net loss	$(2,240,989)	$(3,708,378)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	-	145,500
Amortization of debt discount	69,378	-
Stock-based compensation expenses	79,449	68,087
Changes in operating assets and liabilities:
Accounts payable	(286,501)	65,394
Accrued expenses and other liabilities	248,716	76,705
Operating lease liability, net	206	-
Accounts receivable	(66,414)	-
Net cash used in operating activities	(2,196,155)	(3,352,693)

Cash flows from financing activities:
Proceeds from the issuance of convertible notes	715,220	850,000
Proceeds from the issuance of long-term convertible debt	2,000,000	-
Net cash used in financing activities	2,715,220	850,000

Net change in cash and cash equivalents	519,065	(2,502,693)
Cash and cash equivalents at beginning of year	604,813	3,107,506
Cash and cash equivalents at end of year	$1,123,878	$604,813

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Supplemental disclosure of non-cash financing activities:
Warrants issued in connection with long-term convertible debt	$444,260	$-

F-69

Note 1 Organization Overview and Basis of Presentation

Nature of Operations

Scienture Inc. (“the Company”) is a pharmaceutical research company which is engaged in the research and development of branded pharmaceutical products. The IP application process of the company initiated in November 2019 and commenced the product development activities from January 2020. The Company also plans to foray into commercialization of innovative and branded pharmaceutical products in the US market.

The Company was incorporated in the state of Delaware in June 2019. The Company is headquartered in Hauppauge, New York, United States of America.

Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements for the period ending December 31, 2023 and 2022 have been prepared in accordance with accounting principles generally accepted in the United States (“U.S.GAAP”).

Note 2 Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with U.S.GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets and liabilities; the reported amounts of revenues and expenses for the periods covered and certain amounts disclosed in the notes to the financial statements. These estimates are based on information available through the date of the issuance of the financial statements and actual results could differ from those estimates. To the extent there are material differences between the Company’s estimates and the actual results, the Company’s future consolidated results of operation may be affected. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

●	fair value of long-term convertible debt and warrants issued in connection with such debt;
●	accruals for estimated liabilities;
●	lease term
●	the valuation of stock-based compensation awards ; and
●	provisions for income taxes and related valuation allowances and tax uncertainties.

Liquidity

The entity has just commenced operations and is expected to be funded by the stockholders for liquidity purposes. The liquidity position of the entity is also dependent on the fundings by the additional development partners.

F-70

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholder’s equity that result from transactions and economic events other than those with stockholders. There was no difference between net loss and comprehensive loss presented in the financial statements for the years ended December 31, 2023 and 2022.

Segment Reporting

The Company’s chief operating decision-maker is its Chief Executive Officer, who makes resource allocation decisions and assesses performance based on financial information presented on an aggregate basis. There are no segment managers who are held accountable by the chief operating decision-maker, or anyone else, for any planning, strategy and key decision-making regarding operations. Accordingly, the Company has a single reportable segment and operating segment structure.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist of amounts invested in money market funds and are stated at fair value.

Accounts Receivable

Accounts receivable consist of milestone payments due from development partners as a consideration for the rights granted for the commercialization of the products to be developed. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific collection issues. The allowance for doubtful accounts was $0 as of December 31, 2023 and 2022, respectively.

(Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Revenue Recognition

Revenue is recognized when control of the promised services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those services.

The Company adopted FASB ASU No. 2014-09, Revenue from Contracts with Customers and the related amendments, which are codified into ASC 606, which establishes a broad principle that requires entities to assess the products or services promised in contracts with customers at contract inception to determine the appropriate unit at which to record revenues, which is referred to as a performance obligation. Revenue is recognized when control of the promised products or services is transferred to customers, at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services.

F-71

To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract was determined to be within the scope of ASC 606, the Company assessed the goods or services promised within each contract and determined those that were performance obligations, and assessed whether each promised good or service was distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in ASC 606. The Company recognizes revenue at the point of sale of service.

Exclusive License and Commercial Agreements

The Company entered into an exclusive license and commercial agreement with Kesin Pharma Corporation, a related party where the Company granted the exclusive license rights to commercialize SCN-102 in 2022 and SCN-104 in 2023 to Kesin (SCN-102 and SCN-104 are together referred to as “the Products”) for use in the United States of America. In consideration of the rights granted, the Company is in receipt of milestone payments and reimbursement of costs actually incurred related to the products. Revenue has been recognized when such development milestone events take place and the amounts are due to be received. The Company recognized $800,000 and $300,000, respectively, during the years ended December 31, 2023 and 2022 at the point when the development milestone events occurred. (Refer – Note 14– Subsequent Events – Termination of Exclusive License and Commercial Agreement).

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. A hierarchy has been established for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The financial and nonfinancial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The hierarchy is presented down into three levels based on the reliability of the inputs.

Level 1	Quoted prices are available in active markets for identical assets or liabilities.

Level 2	Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

F-72

The carrying amounts of cash, accounts receivable, accounts payable, accrued liabilities and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term convertible debt approximate the fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Concentration of Credit Risks and Major Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. During the years ended December 31, 2023, and 2022, the company had one development partner that accounted for the entire revenue recognized in the Statement of Comprehensive Loss.

Research & Development Expenses

Research and development costs are expensed in the period incurred in accordance with ASC 730. Research and development expenses consist of independent contractor costs , costs for outsourced analytical research and development activities, batch manufacturing cost and, advisory costs as a part of research, market research costs and other regulatory consulting costs.

Stock-Based Compensation

The Company’s stock-based compensation expense relates to stock options. Stock-based compensation expense for its stock-based awards is based on their grant date fair value. The fair values of stock-based compensations are recognized as compensation expense on a straight-line basis over the requisite service period in which the awards are expected to vest. The Company estimates the fair value of stock option awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include the per share fair value of the underlying common stock, exercise price, expected term, risk-free interest rate, expected annual dividend yield and the expected stock price volatility over the expected term. The Company has estimated volatility by reference to the historical volatilities of the Company and that of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Warrant Valuation

Stock warrant valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards is estimated using the Black-Scholes option model with a volatility figure derived from an average of historical stock prices for comparable entities. The Company accounts for the expected life based on the contractual life of the warrants. The risk-free interest rate is determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the warrants.

F-73

Income Taxes

State Income Tax:

The Company is incorporated in Delaware and headquartered in New York where the state tax is 8.70% and 7.25% respectively. However, due to losses for the years ended December 31, 2023 and 2022, no provision on state income tax has been recognized.

Federal Income Tax:

The Company is a C Corporation for tax purposes, filing Form 1120 annually. Profits are not being passed through to owners. The company records income taxes pursuant to the liability method. The Company has a loss before tax of ($2,240,989) and ($3,708,378) for years ended December 31, 2023 and 2022 respectively. Therefore, no provision for federal income tax has been recognized.

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities. Realization of the future tax benefits related to the net deferred tax assets is dependent on many factors including the Company’s ability to generate taxable income. Management believes that, at a minimum, it is more likely than not that future taxable income may not be sufficient to realize the recorded assets.

The Company has recorded a deferred tax asset related to its net operating loss carryforwards, timing difference between written down value of assets, and unutilized R&D credit, which are expected to reduce future taxable income. The company has assessed the likelihood of realizing the deferred tax assets and determined that it is more likely than not that a portion of the assets may not be realized. Therefore, a valuation allowance has been created to account for 100% of the deferred tax assets to its expected realizable value.

The impact of the deferred tax assets and related valuation allowance on the Company’s financial statements is as follows:

	Year Ended December 31,
	2023	2022
Deferred Tax Assets
Net operating loss carryforwards	$3,173,840	$2,491,667
Research and development tax credits	6,635	2,705
Property and equipment and operating lease liability	49,220	53,960
Valuation allowance	(3,229,695)	(2,548,331)
Net deferred tax assets	$-	$-

F-74

Net Loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, adjusted for outstanding shares that are subject to repurchase.

For the calculation of diluted net loss per share, basic net loss per share is adjusted by the effect of dilutive securities if any. Diluted net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding and potential common stock outstanding, if dilutive. For periods in which the Company reports net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive shares of common stock are not assumed to have been issued if their effect is anti-dilutive.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. The pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (ASC 326), which provides guidance on measurement of credit losses on financial instruments. This ASU adds a current expected credit loss impairment model to U.S.GAAP that is based on expected losses rather than incurred losses whereby a broader range of reasonable and supportable information is required to be utilized in order to derive credit loss estimates. The effective date of the new guidance as amended by ASU No. 2019-10 is fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 the company determined that the update applied to trade receivables, but that there no material impact to the financial statements from the adoption of ASU 2016-13.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2016-2, Leases, to provide guidance for the accounting for leasing transactions. The standard requires the lessee to recognize a lease liability along with a right-of-use asset for all leases with a term longer than one year. A lessee is permitted to make an accounting policy election by class of underlying asset to not recognize the lease liability and related right-of-use asset for leases with a term of one year or less. The provisions of this standard also apply to situations where the Company is the lessor. In March 2019, the FASB issued ASU 2019-01, “Lease (842): Codification improvements.” This updated clarified that entities were exempt from disclosing the effect of the change on income from continuing operations, net income, and related per-share amounts, if applicable, for interim periods after the adoption of Accounting Standards Codification (“ASC”) 842.

The standard was initially effective for annual and interim reporting periods beginning after December 15, 2019. However, in November 2019, the FASB issued ASU 2019-10, “Financial Instruments Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates”, which deferred the effective date of ASU 2016-02 by an additional year. At its April 8, 2020, meeting, the FASB voted to defer the effective date for ASC 842 another year. As such, the Company is required to adopt the new leases standard for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company adopted this new guidance effective January 1, 2022.

F-75

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which requires additional operating segment disclosures in annual and interim consolidated financial statements. ASU 2023-07 is effective for annual periods beginning after December 15, 2023 and for interim periods beginning after December 15, 2024 on a retrospective basis, with early adoption permitted. The Company is evaluating the effect of adopting ASU 2023-07.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation and modifies other income tax-related disclosures. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a retrospective or prospective basis. The Company is evaluating the effect of adopting ASU 2023-09.

Note 3 Going Concern

The Company has a net loss of ($2,240,989) for the year ended December 31,2023 and stockholders’ deficit of ($4,539,152) as of December 31, 2023. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing.

There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain sufficient amount of additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

F-76

Note 4 Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	December 31,
	2023	2022
Balances with banks	$31,943	$604,813
Money market securities (Highly liquid investments)	1,091,935	-
Total Cash and Cash Equivalents	$1,123,878	$604,813

Money market securities were considered a Level 1 financial instrument.

Note 5 Convertible Notes

The carrying value of the convertible notes approximate their fair value because of the short-term nature of these instruments. The convertible notes issued bear an interest at a rate of 8% per annum and certain notes issued prior to 2022 bear an interest at a rate of 2% per annum. As of December 31, 2023 and 2022, there were $3,665,220 and $2,950,000 in outstanding principal. All such notes have matured on December 31,2023. Interest expenses recognized for the years ended December 31, 2023 and 2022 amounted to $152,423 and $76,705 respectively. (Refer – Note 14– Subsequent Events – Short-Term Convertible Notes)

Note 6 Long-Term Convertible Debt, net of debt discount

In September 2023, the Company entered into a loan agreement with NVK Finance LLC, a Nebraska Limited Liability Company (‘NVK”) for $2,000,000. The Board Member of the Company has significant influence in the decision making in NVK and hence considered as a related party. The debt shall accrue interest at a per annum rate equal to Prime Rate plus 7 percent and the prime rates shall be adjusted quarterly commencing on December 2023. As of December 31, 2023, the interest rate was 15.50%. The debt is collateralized by all of the Company’s receivables, cash and cash equivalents and the title in Intellectual Property Rights and all proceeds thereof. The principal is entirely repayable on the maturity date i.e. September 2025 and interest shall be paid monthly upon a Qualified Financing as defined in the Loan Agreement. Interest expense related to the debt amounted to $95,583 for the year ended December 31, 2023 and the principal amount is entirely outstanding as at December 31,2023. The outstanding balance under the NVK debt is convertible into common stock of the Company at a fully-diluted Company valuation of $60,000,000.

In connection with the NVK debt, the Company granted 509,014 warrants to purchase common stock. The fair value of the warrants was $444,260 using Black-Scholes option pricing model, which will be amortized to interest expense over the life of the notes. During the year ended December 31, 2023, the Company amortized $69,377 of the debt discount to interest expense. (Refer – Note 11– Warrants)

F-77

Long-term convertible debt, net of debt discount, consisted of the following:

	December 31,
	2023	2022
Principal	$2,000,000	$-
Less: Unamortized debt discount	374,883	-
Long-term convertible debt, net of debt discount	$1,625,117	$-

Maturities of the outstanding debt are as follows:

Years Ending December 31
2024	$-
2025	2,000,000
$2,000,000

Note 7 Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and short-term convertible notes approximate their fair value because of the short-term nature of these instruments. The carrying amount of long-term debt approximates fair value because the debt is based on current rates at which the Company could borrow funds with similar maturities.

Note 8 Commitment and Contingencies

The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in the aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 9 Related Party Transactions

The Company had entered into an Exclusive and Commercial agreement with Kesin Pharma Corporation (“Kesin”), in which one of the company’s board member is the President and CEO, and had a significant influence in the decision making, which makes it a related party. Sales made to Kesin as a part of milestone structure for the years ended December 31,2023 and 2022 amounted to $800,000 and $300,000 respectively.

The Company has leased its office from Saptalis Pharmaceuticals LLC (“Saptalis”) , in which one of the Company’s Director is the President and CEO. Lease payments made during the year ended December 31, 2023 and 2022 are $ 7200 and $0 respectively. The company has also engaged Saptalis to provide development services and conduct testing and studies for the products under development by the Company. Expenses incurred towards such testing and studies which is included in the Research and Development Expenses in the Statement of Comprehensive Loss for the year ended December 31, 2023 and December 31,2022 amounted to $355,124 and $647,566 respectively.

F-78

Relatives or related parties to directors purchased securities from the Company on the same terms as unrelated parties as set forth below:

Name of the Related Party	Nature of transaction	Transactions during the year ended December 31		Balances as at December 31
		2023	2022	2022	2023
Ms. Pushpa Shankar	Issue of Preferred Stock	$-	$-	$750,000	$750,000
Ms. Pushpa Shankar	Issue of Convertible notes	400,000	150,000	550,000	400,000
Ms. Yogita Desai	Issue of Preferred Stock	-	-	500,000	500,000
Ms. Yogita Desai	Issue of Convertible notes	-	-	100,000	100,000
Mr. Sandeep Gupta	Issue of Convertible notes	-	50,000	50,000	-
Total		$400,000	$200,000	$1,950,000	$1,750,000

Note 10 Scienture Inc. 2020 Stock Option and Grant Plan

The Stock Option and Grant Plan allows for the issuance of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”). ISOs may be granted only to the Company’s employees (including officers and directors who are also considered employees) and ex-employees. NSOs may be granted to the Company’s employees and service providers such as advisors etc. Options under the Stock Option and Grant Plan have a contractual term of not more than 10 years.

A summary of the Company’s stock option activity under the Plans is as follows:

	Outstanding Options	Weighted- Average Exercise Price	Weighted- Average Remaining Term (Years)
Balance as of December 31, 2022	560,000	$0.83	7.95
Granted	185,000	1.13
Exercised	-	-
Cancelled and forfeited	(90,000)	-
Balance as of December 31, 2023	655,000	$0.90	7.56

Vested and exercisable as of December 31, 2023	410,065	$0.84	6.84

The weighted-average grant date fair value of options granted during the years ended December 31, 2023 and 2022 are $ 0.55 and $ 0.52 per share respectively.

F-79

The Company recorded stock-based compensation expense in the Statement of Operations and Comprehensive Loss for the periods presented as follows:

	December 31,
	2023	2022
General and Administrative Expenses	$79,449	$68,087
Total stock-based compensation expense	$79,449	$68,087

Stock Option Valuation Assumptions

The fair value of each employee option grant was estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions for the periods indicated:

	December 31,
	2023	2022
Expected volatility	65% - 75%	65% - 75%
Risk-free interest rate	0.5% - 3.5%	0.5% - 2.8%
Expected term	5.9 - 6.0 years	5.9 - 6.0 years
Expected dividend	0%	0%

Note 11 Warrants

As of December 31, 2023, there were 509,014 warrants outstanding and exercisable with an exercise price of $0.01 per share. The warrants were granted in connection with the NVK debt (Refer - Note 6 - Long-Term Convertible Debt, net of debt discount).

The following table summarizes the assumptions used to estimate the fair value of the outstanding warrants during the years ended December 31, 2023, and 2022:

	December 31,
	2023	2022
Expected dividend yield	0%	-
Weighted-average expected volatility	70.52%	-
Weighted-average risk-free interest rate	4.50%	-
Expected life of warrants	5 years	-

Note 12 Net Loss per Share

Stock options to purchase 655,000 and 560,000 common stock, warrants to purchase 509,014 and 0 common stock, convertible preferred stock and convertible notes to purchase 3,365,669 and 3,195,911 common stock and long-term convertible debt to purchase 9,529,683 and 0 common stock were outstanding at December 31, 2023 and 2022, respectively, that were not included in the computation of diluted weighted average common shares outstanding because their effect would have been anti-dilutive.

F-80

Note 13 Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in Operating lease, Right of Use asset, Operating Lease Liability (Current and Non-Current) in the Company’s balance sheets. The ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, the Company generally uses its incremental borrowing rate at commencement date. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. As a practical expedient, the Company elected, for all office and facility leases, not to separate non-lease components from lease components and instead to account for each separate lease component and its associated non-lease components as a single lease component. The Company made an accounting policy election by class of underlying asset not to recognize the lease liability and related right-of-use asset for leases with a term of one year or less.

The Company has an operating lease for administrative office. The lease has remaining lease term around three years.

The components of lease expense were as follows:

	December 31,
	2023	2022
Operating lease costs
Amortization of ROU Assets	$5,025	$-
Interest on Lease Liabilities	$2,380	$-
Short term lease costs	$34,021	$32,677

Supplemental cash flow information related to leases was as follows:

	December 31,
	2023	2022
Cash paid for accounts included in the measurements of lease liabilities
Operating cash flows for Operating leases	$7,200	$-
Right of Use Assets obtained in exchange for new Lease Liabilities	$205	$-

F-81

Supplemental balance sheet information related to leases was as follows:

	December 31,
	2023	2022
Operating Leases
Right of Use Assets	$64,091	$-

Short term Lease liabilities	$21,403	$-
Long term Lease liabilities	$42,893	$-
Total Lease Liabilities	$64,296	$-

Weighted Average Remaining Lease Term (in years)	2.83	-

Weighted Average Discount Rate	15.50%	-

Maturities of lease liabilities were as follows at December 31, 2023:

December 31, 2023
2024	$29,017
2025	29,887
2026	17,823
Total lease payments	76,727
Less: Imputed interest	12,430
Total	$64,297

Note 14 Subsequent Events

Short-Term Convertible Notes

All the short-term convertible notes matured during the period of December 2023. The Company has not paid the amounts due including the principal and the accrued interest. However, in March 2024, the Company had converted the outstanding principal of $3,665,220 and the accrued interest till the date of conversion amounting to $276,233 into an aggregate of 965,568 preferred stock of the company.

Business Combination

On July 25, 2024, Scienture, Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) with MEDS, MEDS Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”) and MEDS Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of MEDS, and (ii) the Company merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity.

Termination of Exclusive License and Commercial Agreement:

Scienture Inc. (Scienture) and Kesin had entered into two exclusive license commercial agreements where Scienture had granted Kesin the rights to commercialize the products. In March 2024, the parties have terminated the agreement, and the parties agreed that, Scienture shall pay Kesin a total gross amount of $1,285,000 upon commercialization of product via a royalty arrangement.

This agreement also requires that if the full $1,285,000 has not been repaid within two years of the early of i) commercial launch or ii) 120 days from FDA approval, then interest will accrue prospectively at a rate of 8% annually on unpaid balance. As of the date of issue of financial statements, the entire amount is outstanding.

Management has evaluated subsequent events through July 31, 2024, the date the financial statements were available to be issued.

F-82

EXHIBITS

Exhibit Number	Description
1.1	Placement Agent Agreement dated [●], 2024, by and between TRxADE HEALTH, Inc. and Aegis Capital Corp.
2.1	Second Amended and Restated Certificate of Incorporation of Trxade Group, Inc. (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form S-1, filed with the SEC on October 15, 2019).
2.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (1-for-6 Reverse Stock Split of Common Stock) filed with the Delaware Secretary of State on February 12, 2020, and effective February 13, 2020 (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on February 13, 2020).
2.3	Certificate of Amendment of Certificate of Incorporation (changing name TRxADE HEALTH, INC.) (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 15, 2023).
2.4	Form of Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on May 28, 2021).
2.5	Limited Liability Company Agreement of SOSRx LLC effective February 15, 2022 (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, as filed February 16, 2022).
2.6	Amended and Restated Bylaws of Trxade Group, Inc. (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 10-12G/A, filed with the SEC on July 24, 2014).
2.7	Amendment to Amended and Restated Bylaws effective March 24, 2022 (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K filed with the SEC on March 28, 2022).
3.1	Form of Investment Warrant Agreement (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, as filed July 13, 2018).
3.2	Form of Warrant Agreement (incorporated by reference to Exhibit 10.2 TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on September 26, 2014).
3.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC September 26, 2014).
3.4	Certificate of Designation of Series B Preferred Stock (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 26, 2023).
3.5	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on October 7, 2022).
3.6	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on October 7, 2022).
3.7	Description of Registered Securities (incorporated by reference to Exhibit 4.1 of TRxADE HEALTH, Inc.’s Form 10-K, filed with the SEC on March 27, 2023).
3.8	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2023).
3.9	Form of MEDS Shareholder Registration Rights Agreement for MEDS Rights (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2023).
3.10	Certificate of Designation of Preference, Rights and Limitations of Series X Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
3.11	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
3.12	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
4.1*	Form Subscription Agreement
6.1	Indemnification Agreement dated February 6, 2019 with Prashant Patel and Suren Ajjarapu (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 10-K, filed with the SEC on March 22, 2019).

135

6.3	Form of Indemnification Agreement entered into between Trxade Group, Inc. and its directors and certain officers (incorporated by reference to Exhibit 10.4 of TRxADE HEALTH, Inc.’s Form 10-12G, filed with the SEC on June 11, 2014).
6.4	Employment Agreement between Trxade, Inc. and Prashant Patel dated May 24, 2013 (incorporated by reference to Exhibit 10.6 of TRxADE HEALTH, Inc.’s Form 10-12G/A, filed with the SEC on July 24, 2014).
6.5	First Amendment to Employment Agreement with Mr. Patel (incorporated by reference to Exhibit 10.5 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on September 1, 2022).
6.6	Second Amendment to Employment Agreement between Trxade, Inc. and Prashant Patel dated January 17, 2023 and effective September 1, 2022 (incorporated by reference to Exhibit 10.7 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on January 20, 2023).
6.7	April 14, 2020 Executive Employment Agreement with Suren Ajjarapu (incorporated by reference to Exhibit 10.4 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on April 16, 2020).
6.8	First Amendment to Executive Employment Agreement with Suren Ajjarapu dated May 5, 2020 (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on May 7, 2020).
6.9	Second Amendment to Employment Agreement with Mr. Ajjarapu (incorporated by reference to Exhibit 10.3 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on September 1, 2022).
6.10	Third Amendment to Employment Agreement between TRxADE HEALTH, Inc. and Suren Ajjarapu dated January 17, 2023 and effective September 1, 2022 (incorporated by reference to Exhibit 10.4 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on January 20, 2023).
6.11	2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of TRxADE HEALTH, Inc.’s Form 10-12G, filed with the SEC on June 11, 2014).
6.12	Second Amended and Restated Trxade Group, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on May 28, 2021).
6.13	Form of Stock Option Agreement (April 2020 Grants to Employees) April 14, 2020 (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on April 16, 2020).
6.14	Form of Restricted Stock Grant Agreement (Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel) April 14, 2020 (incorporated by reference to Exhibit 10.3 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on April 16, 2020).
6.15	Restricted Stock Grant Agreement (Mr. Ajjarapu 2020 Performance Bonus)(Updated) May 5, 2020 (incorporated by reference to Exhibit 10.3 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on May 7, 2020).
6.16	Form of First Amendment to Trxade Group, Inc. 2019 Equity Incentive Plan Restricted Stock Grant Agreement (April 2020 Grants to Employees; Independent Directors 2020 Award, 2020 CFO Award and 2020 Legal Counsel Award) (incorporated by reference to Exhibit 10.4 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on August 4, 2020).
6.17	Form of Stock Option Agreement Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of TRxADE HEALTH, Inc.’s Form S-8, filed with the SEC on August 14, 2020).
6.18	Form of Restricted Stock Grant Agreement Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of TRxADE HEALTH, Inc.’s Form S-8, filed with the SEC on August 14, 2020).
6.19	Form of Restricted Stock Grant Agreement Trxade Group, Inc. Amended and Restated 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 of TRxADE HEALTH, Inc.’s Form S-8, filed with the SEC on August 14, 2020).
6.20	Trxade Group, Inc. Independent Director Compensation Policy adopted April 14, 2020 (incorporated by reference to Exhibit 10.8 of TRxADE HEALTH, Inc.’s Form 10-Q, filed with the SEC on July 27, 2020).
6.21	Binding Letter of Intent, dated June 22, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc. (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 23, 2023).

136

6.22	Amendment to Acquisition Letter, dated June 23, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc. (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 23, 2023).
6.23	Stock Swap Agreement dated June 28, 2023, by and among TRxADE Health, Inc., Suren Ajjarapu and Prashant Patel (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 30, 2023).
6.24	Supplier Agreement, dated October 9, 2023, by and among Superlatus PD Holding Company and Rainforest Distribution Corp. (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on October 13, 2023).
6.25	Subscription Agreement, dated February 29, 2024 between Trxade, Inc. and Lafayette Energy Corp. (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on March 6, 2024).
6.26	Consulting Agreement, dated July 25, 2024, by and between TRxADE HEALTH, INC. and Surendra K. Ajjarapu (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
6.27	Consulting Agreement, dated July 25, 2024, by and between TRxADE HEALTH, INC. and Prashant Patel (incorporated by reference to Exhibit 10.3 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
6.28	Placement Agency Agreement dated October 4, 2022, between TRxADE HEALTH, INC. and Maxim Group LLC (incorporated by reference to Exhibit 1.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on October 7, 2022).
7.1††	Membership Interest Purchase Agreement dated January 20, 2023, by and among Alliance Pharma Solutions, LLC, Wood Sage, LLC, as buyer, and TRxADE HEALTH, Inc., as seller (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on January 23, 2023).
7.2††	Membership Interest Purchase Agreement dated January 20, 2023, by and among Community Specialty Pharmacy, LLC, Wood Sage, LLC, as buyer, and TRxADE HEALTH, Inc., as seller (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on January 23, 2023).
7.3	Voluntary Withdrawal and Release Agreement effective February 4, 2023, by and between TRxADE HEALTH, INC., SOSRx, LLC and Exchange Health, LLC (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on February 7, 2023).
7.4††	Agreement and Plan of Merger dated as of June 30, 2023, by and among TRxADE Health, Inc., Foods Merger Sub, Inc., and Superlatus Inc. (incorporated by reference to Exhibit 2.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on June 30, 2023).
7.5††	Amended and Restated Agreement and Plan of Merger, dated July 14, 2023 by and between TRxADE Health, Inc. and Superlatus, Inc. (incorporated by reference to Exhibit 2.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 14, 2023).
7.6††	Asset Purchase Agreement, dated August 21, 2023, by and among Superlatus Inc., Perfect Day, Inc., and The Urgent Company, Inc. (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on August 24, 2023).
7.7	Amendment No. 1 to the Amended and Restated Agreement and Plan of Merger by and between the Company, Superlatus Inc. and Foods Merger Sub Inc., dated January 8, 2024 (incorporated by reference to Exhibit 10.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on January 11, 2024).
7.8††	Asset Purchase Agreement between Trxade, Inc., Micro Merchant Systems, Inc. and TRxADE HEALTH Inc. (for the limited purposes identified therein), dated February 16, 2024 (incorporated by reference to Exhibit 2.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on February 16, 2024).
7.9††	Stock Purchase Agreement, dated March 5, 2024 between TRxADE HEALTH Inc. and Superlatus Foods Inc. (incorporated by reference to Exhibit 10.2 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on March 6, 2024).
7.10††	Agreement and Plan of Merger, dated July 25, 2024, by and among TRxADE HEALTH, INC., MEDS Merger Sub I, Inc., MEDS Merger Sub II, LLC, and Scienture, Inc. (incorporated by reference to Exhibit 2.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on July 31, 2024).
9.1	Letter from MaloneBailey, LLP to the Securities and Exchange Commission dated September 14, 2023 (incorporated by reference to Exhibit 16.1 of TRxADE HEALTH, Inc.’s Form 8-K, filed with the SEC on September 14, 2023).
10.1	Power of Attorney (reference is made to the signature page to the Offering Circular)
11.1	Consent of CM3 Advisory, independent registered public accounting firm for TRxADE HEALTH, Inc.
12.1*	Opinion of Dykema Gossett PLLC

*	To be filed by amendment.
††	Schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit.

137

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on the twenty-fifth day of September 2024.

SCIENTURE HOLDINGS, INC.

By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Surendra Ajjarapu and Prashant Patel, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this offering statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Surendra Ajjarapu	Chief Executive Officer	September 25, 2024
Surendra Ajjarapu	(Principal Executive Officer)

/s/ Prashant Patel	Interim Chief Financial Officer	September 25, 2024
Prashant Patel	(Principal Financial and Accounting Officer)

/s/ Donald G. Fell	Director	September 25, 2024
Donald G. Fell

/s/ Mayur Doshi	Director	September 25, 2024
Mayur Doshi

/s/ Subbarao Jayanthi	Director	September 25, 2024
Subbarao Jayanthi

/s/ Shankar Hariharan	Director	September 25, 2024
Shankar Hariharan

/s/ Narasimhan Mani	Director	September 25, 2024
Narasimhan Mani

138